FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-184376-08

Prospectus Supplement
(to Prospectus dated September 23, 2013)

$1,079,345,000 (Approximate)
COMM 2013-CCRE11 Mortgage Trust

Commercial Mortgage Pass-Through Certificates

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
COMM 2013-CCRE11 Mortgage Trust
Issuing Entity

The COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2013-CCRE11 Mortgage Trust.  The issuing entity’s assets will primarily be 46 fixed-rate mortgage loans, secured by first liens on 82 commercial, multifamily and manufactured housing community properties.  The COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in November 2013.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the offered certificates include:

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)
Class A-1	$42,296,000		1.468%(3)	January 2019
Class A-2	$90,000,000		3.047%(3)	January 2019
Class A-SB	$70,309,000		3.660%(3)	July 2023
Class A-3	$275,000,000		3.983%(3)	August 2023
Class A-4	$411,267,000		4.258%(3)	September 2023
Class X-A	$1,003,156,000	(4)	1.374%(4)	September 2023
Class A-M	$114,284,000		4.715%(3)	September 2023
Class B	$76,189,000		5.333%(3)	September 2023

(Footnotes to table to begin on page xiii)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks.  See “Risk Factors” beginning on page S-41 of this prospectus supplement and page 10 of the prospectus.

With respect to this offering, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as the joint bookrunning managers and co-lead managers in the following manner:  Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 100% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to 0% of each class of offered certificates. CastleOak Securities, L.P., RBS Securities Inc. and Guggenheim Securities, LLC are acting as co-managers.  The underwriters will offer the offered certificates in the amounts set forth in this prospectus supplement, to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., RBS Securities Inc. and Guggenheim Securities, LLC will be required to purchase the offered certificates (in the amounts set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 109.9726067536% of the initial aggregate certificate balance of the offered certificates with a principal balance, plus accrued interest, before deducting expenses payable by it.  The underwriters expect to deliver the offered certificates to purchasers on or about October 8, 2013.

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

CastleOak Securities, L.P.	RBS	Guggenheim Securities

Co-Managers

October 2, 2013

COMM 2013-CCRE11 Mortgage Trust

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
1 property
$26,900,000
2.1% of total
Nevada
1 property
$145,000,000
11.4% of total
California
6 properties
$239,407,890
18.9% of total
Illinois
7 properties
$65,075,000
5.1% of total
Indiana
1 property
$8,200,000
0.6% of total
Michigan
1 property
$30,000,000
2.4% of total
Pennsylvania
4 properties
$167,659,331
13.2% of total
New York
7 properties
$81,361,366
6.4% of total
Massachusetts
1 property
$6,713,198
0.5% of total
Connecticut
3 properties
$19,219,694
1.5% of total
Ohio
1 property
$9,500,000
0.7% of total
Rhode Island
1 property
$4,786,802
0.4% of total
New Jersey
1 property
$36,600,000
2.9% of total
Maryland
1 property
$11,300,000
0.9% of total
Virginia
1 property
$5,084,376
0.4% of total
North Carolina
1 property
$7,985,516
0.6% of total
South Carolina
2 properties
$26,961,254
2.1% of total
Georgia
11 properties
$123,686,784
9.7% of total
Hawaii
1 property
$5,500,000
0.4% of total
Colorado
2 properties
$9,337,176
0.7% of total
New Mexico
1 property
$6,486,419
0.5% of total
Texas
2 properties
$20,686,073
1.6% of total
Arkansas
1 property
$15,450,000
1.2% of total
Mississippi
1 property
$8,581,603
0.7% of total
Tennessee
2 properties
$14,859,382
1.2% of total
Florida
20 properties
$83,476,604
6.6% of total
Mexico
1 property
$90,000,000
7.1% of total
Mortgaged Properties by Property Type
Manufactured Housing Community 5.2%
Mixed Use 4.5%
Other 3.2%
Retail 29.2%
Multifamily 7.7%
Self Storage 10.1%
Hospitality 10.5%
Industrial 10.7%
Office 19.1%
0.4 – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 18.9% of Initial Outstanding Pool Balance

EXECUTIVE SUMMARY	Xiii	Property Value May Be Adversely
SUMMARY	S-1	Affected Even When Current
RISK FACTORS	S-41	Operating Income Is Not	S-49
General Risks	S-41	Risks Related to Tenants	S-49
The Offered Certificates May Not		Risks Related to Mortgage Loan
Be a Suitable Investment for		Concentration	S-56
You	S-41	Risks Related to Borrower
Risks Related to Market Conditions	S-41	Concentration	S-56
The Credit Crisis and Downturn in		Risks Relating to Property Type
the Real Estate Market Have		Concentration	S-56
Adversely Affected the Value of		Geographic Concentration Exposes
Commercial Mortgage-Backed		Investors to Greater Risk of
Securities	S-41	Default and Loss	S-57
The Volatile Economy and Credit		Retail Properties Have Special
Crisis May Increase Loan		Risks	S-59
Defaults and Affect the Value		Leased Fee Properties Entail Risks
and Liquidity of Your		that May Adversely Affect
Investment	S-42	Payments on Your Certificates	S-62
General Conditions in the		Office Properties Have Special
Commercial Real Estate		Risks	S-63
Mortgage Markets May		Hospitality Properties Have Special
Adversely Affect the		Risks	S-64
Performance of the Offered		Industrial Properties Have Special
Certificates	S-43	Risks	S-66
Risks Related to the Mortgage Loans	S-44	Self Storage Properties Have
Mortgage Loans Are Non-recourse		Special Risks	S-67
and Are Not Insured or		Multifamily Properties Have Special
Guaranteed	S-44	Risks	S-68
The Offered Certificates Are Limited		Manufactured Housing Community
Obligations and Payments Will		Properties Have Special Risks	S-69
Be Primarily Derived from the		Mixed Use Properties Have Special
Mortgage Loans	S-44	Risks	S-70
Commercial Lending Is Dependent		Condominium Properties Have
upon Net Operating Income	S-45	Special Risks	S-71
Mortgage Loans Have Not Been		Risks Related to Construction,
Reunderwritten Since		Development, Redevelopment,
Origination	S-47	Renovation and Repairs at
The Prospective Performance of		Mortgaged Properties	S-72
the Commercial, Multifamily		Competition May Adversely Affect
and Manufactured Housing		the Performance of the
Community Mortgage Loans		Mortgaged Property	S-73
Included in the Issuing Entity		Options and Other Purchase Rights
Should Be Evaluated		May Affect Value or Hinder
Separately from the		Recovery with Respect to the
Performance of the Mortgage		Mortgaged Properties	S-73
Loans in Any of the Depositor’s		The Sellers of the Mortgage Loans
Other Trusts	S-47	Are Subject to Bankruptcy or
Some Mortgaged Properties May		Insolvency Laws That May
Not Be Readily Convertible to		Affect the Issuing Entity’s
Alternative Uses	S-48	Ownership of the Mortgage
Limitations of Appraisals	S-48	Loans	S-74
Environmental Issues at the
Mortgaged Properties May

Adversely Affect Payments on		upon the Default and/or
Your Certificates	S-74	Bankruptcy of a Borrower	S-88
Potential Issuing Entity Liability		Risks Related to Mortgage Loans
Related to a Materially Adverse		Secured by Multiple Properties	S-88
Environmental Condition	S-75	State Law Limitations Entail Certain
Borrower May Be Unable To Repay		Risks	S-89
the Remaining Principal		Mortgage Loans Secured by
Balance on the Maturity Date or		Leasehold Interests May
Anticipated Repayment Date		Expose Investors to Greater
and Longer Amortization		Risks of Default and Loss	S-90
Schedules and Interest-Only		Potential Absence of Attornment
Provisions May Increase Risk	S-77	Provisions Entails Risks	S-91
Risks Relating to Borrower		Risks Related to Zoning Laws	S-91
Organization or Structure	S-78	Risks Related to Litigation and
Tenancies in Common May Hinder		Condemnation	S-92
Recovery	S-78	Prior Bankruptcies, Defaults or
Risks Related to Additional Debt	S-79	Other Proceedings May Be
Bankruptcy Proceedings Entail		Relevant to Future
Certain Risks	S-80	Performance	S-93
Risks Related to Loan Sponsor		Risks Relating to Costs of
Guaranties	S-81	Compliance with Applicable
Lack of Skillful Property		Laws and Regulations	S-94
Management Entails Risks	S-82	Risks Related to Conflicts of Interest	S-94
Risks of Inspections Relating to		Potential Conflicts of Interest of the
Property	S-82	Master Servicer and the Special
World Events and Natural (or		Servicer	S-94
Other) Disasters Could Have an		Special Servicer May Be Directed
Adverse Impact on the		To Take Actions	S-94
Mortgaged Properties and		The Servicing of the Miracle Mile
Could Reduce the Cash Flow		Shops Loan Combination May
Available To Make Payments		Shift to Others	S-95
on the Certificates	S-83	Potential Conflicts of Interest of the
Inadequate Property Insurance		Operating Advisor	S-96
Coverage Could Have an		Potential Conflicts of Interest of the
Adverse Impact on the		Underwriters and Their
Mortgaged Properties	S-83	Affiliates	S-97
Risks Associated with Blanket		Potential Conflicts of Interest in the
Insurance Policies or		Selection of the Underlying
Self-Insurance	S-85	Mortgage Loans	S-98
Availability of Terrorism Insurance	S-85	Related Parties May Acquire
Appraisals and Market Studies		Certificates or Experience
Have Certain Limitations	S-87	Other Conflicts	S-99
Increases in Real Estate Taxes Due		Conflicts Between Property
to Termination of a PILOT		Managers and the Borrowers	S-100
Program or Other Tax		Conflicts Between
Abatement Arrangements May		Certificateholders and Holders
Reduce Payments to		of Companion Loans	S-101
Certificateholders	S-87	Other Potential Conflicts of Interest	S-102
Risks Related to Enforceability	S-88	Risks Related to the Offered Certificates	S-103
Risks Related to Enforceability of		Legal and Regulatory Provisions
Prepayment Premiums, Yield		Affecting Investors Could
Maintenance Charges and		Adversely Affect the Liquidity of
Defeasance Provisions	S-88	the Offered Certificates	S-103
The Master Servicer or the Special		Risks Related to Prepayments and
Servicer May Experience		Repurchases of Mortgage
Difficulty in Collecting Rents		Loans	S-105

Limited Obligations	S-107	Different Timing of Mortgage Loan
Yield Considerations	S-107	Amortization Poses Certain
Optional Early Termination of the		Risks	S-117
Issuing Entity May Result in an		Ratings of the Offered Certificates	S-118
Adverse Impact on Your Yield		Combination or “Layering” of
or May Result in a Loss	S-108	Multiple Risks May Significantly
A Mortgage Loan Seller May Not		Increase Risk of Loss	S-119
Be Able To Make a Required		THE SPONSORS, MORTGAGE LOAN
Repurchase or Substitution of a		SELLERS AND ORIGINATORS	S-119
Defective Mortgage Loan	S-108	Cantor Commercial Real Estate
Any Loss of Value Payment Made		Lending, L.P.	S-119
by a Mortgage Loan Seller May		General	S-119
Prove To Be Insufficient to		CCRE Lending’s Loan Origination
Cover All Losses on a Defective		and Acquisition History	S-120
Mortgage Loan	S-109	Review of CCRE Mortgage Loans	S-120
Risks Related to Borrower Default	S-109	CCRE Lending’s Underwriting
Risks Related to Modification of		Standards	S-122
Mortgage Loans with Balloon		Assessments of Property Condition	S-123
Payments	S-110	Compliance with Rule 15Ga-1
Risks Related to Certain Payments	S-110	under the Exchange Act	S-127
Risks of Limited Liquidity and		German American Capital Corporation	S-127
Market Value	S-111	General	S-127
The Limited Nature of Ongoing		GACC’s Securitization Program	S-128
Information May Make It		Review of GACC Mortgage Loans	S-129
Difficult for You To Resell Your		GACC’s Underwriting Standards	S-130
Certificates	S-111	Compliance with Rule 15Ga-1
Risks Related to Factors Unrelated		under the Exchange Act	S-133
to the Performance of the		THE DEPOSITOR	S-134
Certificates and the Mortgage		THE ISSUING ENTITY	S-134
Loans, Such as Fluctuations in		THE SERVICERS	S-136
Interest Rates and the Supply		Generally	S-136
and Demand of CMBS		The Master Servicer	S-136
Generally	S-111	The Special Servicer	S-138
Credit Support May Not Cover All		Replacement of the Special Servicer	S-140
Types of Losses	S-112	THE TRUSTEE	S-142
Disproportionate Benefits May Be		Certain Matters Regarding the Trustee	S-143
Given to Certain Classes	S-112	Resignation and Removal of the Trustee	S-144
The Amount of Credit Support Will		THE CERTIFICATE ADMINISTRATOR
Be Limited	S-112	AND CUSTODIAN	S-145
REMIC Status	S-112	Certain Matters Regarding the
State and Local Tax Considerations	S-113	Certificate Administrator	S-146
Risks Related to the One & Only		Trustee and Certificate Administrator
Palmilla Mortgage Loan	S-113	Fee	S-147
Certain Federal Tax Consideration		PAYING AGENT, CERTIFICATE
Regarding Original Issue		REGISTRAR, CUSTODIAN AND
Discount	S-116	AUTHENTICATING AGENT	S-147
Tax Considerations Related to		THE OPERATING ADVISOR	S-148
Foreclosure	S-116	CERTAIN RELATIONSHIPS AND
Changes to REMIC Restrictions on		RELATED TRANSACTIONS	S-149
Loan Modifications May Impact		DESCRIPTION OF THE MORTGAGE
an Investment in the		POOL	S-150
Certificates	S-116	General	S-150
Risks Relating to Lack of		Security for the Mortgage Loans	S-153
Certificateholder Control over		Significant Obligor	S-154
the Issuing Entity	S-117	Significant Mortgage Loans	S-154
		Sale of the Mortgage Loans	S-154

v

Certain Underwriting Matters	S-155	Servicing of the Mortgage Loans and
Loan Combinations/Split Loan		Serviced Loan Combinations;
Structures	S-160	Collection of Payments	S-233
The Miracle Mile Shops Loan		The Directing Holder	S-235
Combination	S-160	Limitation on Liability of Directing Holder	S-242
The Oglethorpe Mall Loan		The Operating Advisor	S-242
Combination	S-163	General	S-242
The One Wilshire Loan		Role of Operating Advisor While No
Combination	S-164	Control Termination Event Has
The One & Only Palmilla Loan		Occurred and Is Continuing	S-243
Combination	S-166	Role of Operating Advisor While a
Additional Mortgage Loan Information	S-174	Control Termination Event Has
Certain Terms and Conditions of the		Occurred and Is Continuing	S-243
Mortgage Loans	S-180	Annual Report	S-245
Changes in Mortgage Pool		Replacement of the Special
Characteristics	S-194	Servicer	S-246
DESCRIPTION OF THE OFFERED		Termination of the Operating
CERTIFICATES	S-195	Advisor For Cause	S-246
General	S-195	Rights upon Operating Advisor
Distributions	S-196	Termination Event	S-247
Fees and Expenses	S-203	Termination of the Operating
Distribution of Excess Interest	S-211	Advisor Without Cause	S-248
Class A-SB Planned Principal		Resignation of the Operating
Balance	S-211	Advisor	S-248
Prepayment Premiums and Yield		Operating Advisor Compensation	S-248
Maintenance Charges	S-211	Advances	S-249
Application Priority of Mortgage		Accounts	S-254
Loan Collections or Loan		Enforcement of “Due-On-Sale” and
Combination Collections	S-212	“Due-On-Encumbrance” Clauses	S-256
Assumed Final Distribution Date	S-214	Inspections	S-258
Realized Losses	S-215	Insurance Policies	S-259
Prepayment Interest Shortfalls	S-216	Assignment of the Mortgage Loans	S-261
Subordination	S-218	Representations and Warranties;
Appraisal Reductions	S-218	Repurchase; Substitution	S-261
Delivery, Form and Denomination	S-222	Certain Matters Regarding the
Book-Entry Registration	S-223	Depositor, the Master Servicer, the
Definitive Certificates	S-225	Special Servicer and the Operating
Certificateholder Communication	S-226	Advisor	S-263
Access to Certificateholders’		Servicer Termination Events	S-266
Names and Addresses	S-226	Rights upon a Servicer Termination
Special Notices	S-226	Event	S-267
Retention of Certain Certificates by		Waivers of Servicer Termination Events
Affiliates of Transaction Parties	S-226	and Operating Advisor Termination
YIELD AND MATURITY		Events	S-270
CONSIDERATIONS	S-226	Amendment	S-270
Yield Considerations	S-226	No Downgrade Confirmation	S-272
Weighted Average Life	S-229	Evidence of Compliance	S-274
Certain Price/Yield Tables	S-231	Voting Rights	S-274
Yield Sensitivity of the Class X-A		Realization Upon Mortgage Loans	S-274
Certificates	S-231	Sale of Defaulted Mortgage Loans and
THE POOLING AND SERVICING		Serviced REO Properties	S-276
AGREEMENT	S-232	Modifications	S-278
General	S-232	Optional Termination	S-281
Special Note Regarding the Miracle		Servicing Compensation and Payment
Mile Shops Loan Combination	S-232	of Expenses	S-282
		Special Servicing	S-283

Master Servicer and Special				TAX DOCUMENTATION
Servicer Permitted To Buy				PROCEDURES	C-1
Certificates	S-291	ANNEX D	–	DECREMENT TABLES	D-1
Servicing of the Non-Serviced Mortgage		ANNEX E	–	PRICE/YIELD TABLES	E-1
Loans	S-291	ANNEX F	–	MORTGAGE LOAN
Reports to Certificateholders; Available				SELLER
Information	S-292			REPRESENTATIONS
Certificate Administrator Reports	S-292			AND WARRANTIES	F-1
Information Available Electronically	S-295	ANNEX G	–	EXCEPTIONS TO
Other Information	S-297			MORTGAGE LOAN
Master Servicer’s Reports	S-298			SELLER
Exchange Act Filings	S-299			REPRESENTATIONS
Governing Law; Waiver of Jury Trial;				AND WARRANTIES	G-1
and Consent to Jurisdiction	S-299
USE OF PROCEEDS	S-300
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-300
General	S-300
Tax Status of Offered Certificates	S-301
Taxation of Offered Certificates	S-301
Further Information; Taxation of Foreign
Investors	S-303
CERTAIN STATE AND LOCAL TAX
CONSIDERATIONS	S-303
ERISA CONSIDERATIONS	S-303
METHOD OF DISTRIBUTION
(UNDERWRITER CONFLICTS OF
INTEREST)	S-305
LEGAL INVESTMENT	S-307
LEGAL MATTERS	S-307
RATINGS	S-307
LEGAL ASPECTS OF MORTGAGE
LOANS IN CALIFORNIA,
PENNSYLVANIA, NEVADA AND
MEXICO	S-309
INDEX OF DEFINED TERMS	S-315

ANNEX A-1	–	CERTAIN
CHARACTERISTICS
OF THE MORTGAGE
		LOANS	A-1-1
ANNEX A-2	–	CERTAIN POOL
CHARACTERISTICS
OF THE MORTGAGE
LOANS AND
MORTGAGED
		PROPERTIES	A-2-1
ANNEX A-3	–	CLASS A-SB PLANNED
PRINCIPAL BALANCE
		SCHEDULE	A-3-1
ANNEX B	–	DESCRIPTION OF THE
TOP 20 MORTGAGE
		LOANS	B-1
ANNEX C	–	GLOBAL CLEARANCE,
SETTLEMENT AND

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus supplement and the accompanying prospectus form a part of that registration statement.  However, this prospectus supplement does not contain all of the information contained in our registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.

In this prospectus supplement:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE

LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR (II) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a)           in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA“)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EUROPEAN UNION’S DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU) AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (THE “EU PROSPECTUS DIRECTIVE”).  THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS.

x

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, AND NONE OF SUCH ENTITIES AUTHORIZES, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE OFFERED CERTIFICATES CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)           to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c)           in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision (i), the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL“), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED PRIVATE CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC“) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IN THE PRC.  ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT OR ANY OTHER DOCUMENT.  NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

EXECUTIVE SUMMARY

          This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered by this prospectus supplement and the underlying mortgage loans.

CERTIFICATES

	Initial Certificate				Approximate
	Balance or	Approximate		Assumed Final	Initial	Weighted	Principal
	Notional	Initial Credit	Description of	Distribution	Pass-Through	Average Life	Window
Class	Balance(1)	Support	Pass-Through Rate	Date(2)	Rate	(Yrs.)(5)	(Mos.)(5)
Offered Certificates
A-1	$42,296,000	30.000% (6)	Fixed(3)	January 2019	1.468%	3.13	1 – 63
A-2	$90,000,000	30.000% (6)	Fixed(3)	January 2019	3.047%	5.26	63 - 63
A-SB	$70,309,000	30.000% (6)	Fixed(3)	July 2023	3.660%	7.62	63 - 117
A-3	$275,000,000	30.000% (6)	Fixed(3)	August 2023	3.983%	9.81	117 - 118
A-4	$411,267,000	30.000%	Fixed(3)	September 2023	4.258%	9.88	118 - 119
X-A	$1,003,156,000 (4)	N/A	Variable(4)	September 2023	1.374%	N/A	N/A
A-M	$114,284,000	21.000%	WAC CAP(3)	September 2023	4.715%	9.92	119 - 119
B	$76,189,000	15.000%	WAC – 0.0075%(3)	September 2023	5.333%	9.92	119 - 119
Non-Offered Certificates(7)
X-B	$186,130,000 (4)	N/A	Variable(4)	September 2023	0.003%	N/A	N/A
X-C	$80,532,466 (4)	N/A	Variable(4)	October 2023	1.044%	N/A	N/A
C	$46,031,000	11.375%	WAC(3)	September 2023	5.340%	9.92	119 - 119
D	$63,910,000	6.342%	WAC(3)	September 2023	5.340%	9.92	119 - 119
E	$20,216,000	4.750%	WAC CAP(3)	October 2023	4.370%	9.93	119 - 120
F	$17,460,000	3.375%	WAC CAP(3)	October 2023	4.270%	10.01	120 - 120
G	$42,856,466	0.000%	WAC CAP(3)	October 2023	4.270%	10.01	120 - 120
V(8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
R(8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
LR(8)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement.

(3)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be fixed at their initial pass-through rate of 1.468%, 3.047%, 3.660%, 3.983% and 4.258%, respectively, per annum. For any distribution date, the pass-through rates on the Class A-M certificates will be a per annum rate equal to the lesser of the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and 4.715%. For any distribution date, the pass-through rate on the Class B certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs minus 0.0075%. For any distribution date, the pass-through rates on the Class C and Class D certificates will each be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs. For any distribution date, the pass-through rates on the Class E, Class F and Class G certificates will be a per annum rate equal to the lesser of the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and 4.370%, 4.270% and 4.270%, respectively.

(4)
The Class X-A, Class X-B and Class X-C certificates will not have certificate balances. None of the Class X-A, Class X-B or Class X-C certificates will be entitled to distributions of principal. The Class X-A, Class X-B and Class X-C certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this prospectus supplement.

(5)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(6)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A SB, Class A-3, and Class A-4 certificates, in the aggregate.

(7)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus supplement.

(8)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus supplement. The Class V certificates will not be entitled to distributions in respect of interest other than excess interest. The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this prospectus supplement. The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

          The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$1,269,818,466
Number of Mortgage Loans	46
Number of Mortgaged Properties	82
Average Cut-off Date Mortgage Loan Balance	$27,604,749
Weighted Average Mortgage Rate	5.2052%
Weighted Average Cut-off Date Remaining Term to Maturity or ARD (in months)(2)	115
Weighted Average U/W NCF Debt Service Coverage Ratio (3)(4)	1.69x
Weighted Average Cut-off Date Loan-to-Value Ratio(3)(4)(5)(6)	60.3%
Weighted Average Cut-off Date U/W NOI Debt Yield(3)(4)	11.1%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Calculated with respect to an anticipated repayment date for 1 mortgage loans, representing approximately 2.8% of the outstanding pool balance as of the cut-off date.

(3)
In the case of 3 mortgage loans, collectively representing approximately 24.8% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan not included in the issuing entity.

(4)
In the case of 1 mortgage loan, representing 7.1% of the outstanding pool balance as of the cut-off date, with one subordinate companion loan that is not included in the issuing entity, the debt service coverage rations, loan-to-value ratios and debt yields for such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and without regard to the related subordinate companion loan not included in the issuing entity.

(5)
In the case of 1 mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the loan-to value ratios for such mortgage loans have been calculated based on an “as-stabilized” appraised value of $47,000,000.

(6)
In the case of 1 mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the loan to value ratio for such mortgage loan was calculated using a capitalization rate reduction of 0.60% to account for the fact that the collateral is a portfolio of mortgaged properties. Using this method, the cut-off date loan to value ratio is 58.5%. The cut-off date loan to value ratio based on all of the mortgaged properties individually is 64.1%.

SUMMARY

          This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
COMM 2013-CCRE11 Mortgage Trust, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors
Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership and German American Capital Corporation, a Maryland corporation each have acted as a sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

Mortgage Loan Sellers	Cantor Commercial Real Estate Lending, L.P., a sponsor and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters.

German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, Deutsche Mortgage & Asset Receiving Corporation, the depositor and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Number		% of Initial
	of	Total Cut-off	Outstanding
	Mortgage	Date Principal	Pool
Mortgage Loan Seller	Loans	Balance	Balance
Cantor Commercial Real
Estate Lending, L.P.	37	$989,573,012	77.9%
German American Capital
Corporation	8	$190,245,455	15.0%
Cantor Commercial Real
Estate Lending,
L.P./German American
Capital Corporation(1)	1	$90,000,000	7.1%
Total	46	$1,269,818,466	100.0%

(1)
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, which is evidenced by two notes, Cantor Commercial Real Estate Lending, L.P. is transferring one of the two notes to the issuing entity, which note has an outstanding principal balance as of the cut-off date of $45,000,000, and German American Capital Corporation is transferring the other note to the issuing entity, which note has an outstanding principal balance as of the cut-off date of $45,000,000.

Cantor Commercial Real Estate Lending, L.P. and its successors and assigns will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P., other than the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, Bayside Village, Orangefair Marketplace, The Landing at Hawks Prairie and Second Street Studios, representing approximately 7.1%, 4.4%, 3.5%, 2.1% and 0.5%, respectively, of the outstanding pool balance as of the cut- off date. Such amount will not be part of available funds to make distributions on the certificates. See “Description of the Offered Certificates—Distributions” and “—Fees and Expenses” in this prospectus supplement

Originators
Except as indicated below, each mortgage loan seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops representing approximately 11.4% of the outstanding pool balance as of the cut-off date, and as to which mortgage loan Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller, was co-originated by Cantor Commercial Real Estate Lending, L.P., Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, was co-originated by Cantor

Commercial Real Estate Lending, L.P. and German American Capital Corporation.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as master servicer under the pooling and servicing agreement for this transaction. See “The Servicers—The Master Servicer” in this prospectus supplement. The principal servicing office of Midland Loan Services is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers (including any third party servicers who may have servicing obligations with respect to the One & Only Palmilla loan combination, which is secured by a mortgaged property located in Mexico), the mortgage loans (other than with respect to any non-serviced mortgage loans that are part of loan combinations): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances with respect to the mortgage loans and (2) property advances with respect to the mortgage loans (other than the non-serviced mortgage loans) and any serviced companion loans under the pooling and servicing agreement, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans and the serviced companion loans will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The Miracle Mile Shops loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the related pari passu companion loan designated as note A-1, the

Miracle Mile shops loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into connection with that securitization. On the closing date of this transaction Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be appointed to act as the primary servicer of the Miracle Mile Shops loan combination and will therefore be entitled to receive a primary servicing fee with respect to the entire Miracle Mile Shops loan combination pursuant to the terms of the pooling and servicing agreement pursuant to which the Miracle Mile Shops loan combination is being serviced, payable monthly from the related mortgage loan, prior to application of such interest to make payments on the certificates. Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding. If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, the Miracle Mile Shops loan combination will continue to be serviced by the master servicer under, and pursuant to the terms of, the pooling and servicing agreement for this transaction irrespective of the sale of the related pari passu companion loan designated as note A-1 into any future securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Each of the Oglethorpe Mall loan combination and the One & Only Palmilla loan combination will be serviced by the master servicer under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

The One Wilshire loan combination is being serviced by Wells Fargo Bank, National Association, as master servicer, under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust securitization. With respect to the One Wilshire mortgage loan, the COMM 2013-CCRE10 master servicer will be entitled to receive a primary servicing fee under the COMM 2013-CCRE10 pooling and servicing agreement (which fee will accrue at a rate equal to 0.03% per annum on an actual/360 basis), payable monthly from the One Wilshire mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Special Servicer
Situs Holdings, LLC, a Delaware limited liability company, will be responsible for the servicing and administration of the specially serviced loans and REO properties (other than with respect to any non-serviced mortgage loans that are part of loan combinations). See “The Servicers—The Special Servicer” and “The Pooling and

Servicing Agreement—Special Servicing” in this prospectus supplement. Situs Holdings, LLC was appointed to be the special servicer by the initial directing holder. The principal executive office of Situs Holdings, LLC is located at 4665 Southwest Freeway, Houston, Texas 77027, and its telephone number is (713) 328-4400. Situs Holdings, LLC maintains its principal special servicing office at 2 Embarcadero Center, Suite 1300, San Francisco, California 94111.

The Miracle Mile Shops loan combination will initially be specially serviced by the special servicer under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the related pari passu companion loan designated as note A-1, the Miracle Mile Shops loan combination will be specially serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding. If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, the Miracle Mile Shops loan combination will continue to be serviced by the special servicer under, and pursuant to the terms of, the pooling and servicing agreement for this transaction irrespective of the sale of the related pari passu companion loan designated as note A-1 into any future securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

The special servicer will be responsible for the servicing and administration of the Miracle Mile Shops loan combination if it becomes a specially serviced mortgage loan and will be entitled to compensation as described under the pooling and servicing agreement and the related intercreditor agreement, in each case, for so long as the Miracle Mile Shops loan combination is being serviced under the pooling and servicing agreement for this transaction. If the Miracle Mile Shops loan combination is being specially serviced when the related pari passu companion loan designated as note A-1 is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Miracle Mile Shops Loan Combination May Shift to Others” in this prospectus supplement.

Each of the Oglethorpe Mall loan combination and the One & Only Palmilla loan combination will be specially serviced by the special servicer under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

The One Wilshire loan combination will be specially serviced by LNR Partners, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust securitization. See“Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly. The special servicing fee for each specially serviced loan (including any related serviced companion loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced loan (including any serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders. See “The Servicers— The Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

The party acting as special servicer with respect to the One Wilshire loan combination pursuant to the COMM 2013-CCRE10 Mortgage Trust securitization and the party acting as special servicer with respect to the Miracle Mile Shops mortgage loan after the securitization of the pari passu companion loan designated and note A-1 (unless servicing is not transferred to the related other pooling and servicing agreement if the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding) will each be entitled to receive similar, though not identical, special servicing compensation pursuant to the related pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (other than with respect to any non-serviced mortgage loans that are part of loan combinations). In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing. See “The Trustee” in this prospectus supplement.

The initial mortgagee of record with respect to the Miracle Mile Shops mortgage loan will be U.S. Bank National Association, in its capacity as trustee under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the related pari passu companion loan designated as note A-1, the mortgagee of record with respect to the Miracle Mile Shops mortgage loan will be the trustee under the pooling and servicing agreement entered into in connection with such securitization.

Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding. If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, the mortgagee of record with respect to the Miracle Mile Shops mortgage loan will continue to be U.S. Bank National Association, in its capacity as trustee under the pooling and servicing agreement for this transaction irrespective of the sale of the related pari passu companion loan designated as note A-1 into any future securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The mortgagee of record with respect to the One Wilshire mortgage loan is presently U.S. Bank National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust Securitization. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Certificate Administrator and Custodian
Deutsche Bank Trust Company Americas, a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas, are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration DB1311, and its telephone number is (714) 247-6000.

The certificate administrator will be responsible for: (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934. In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar. See “The Certificate Administrator and Custodian” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0015% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the Miracle Mile Shops loan combination unless servicing is not transferred to the related other pooling and servicing agreement because the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding), at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and as set forth under the pooling and servicing agreement;

(ii) the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform level basis; and

(iii)
based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non-serviced mortgage loans) or serviced loan combinations (other than the Miracle Mile Shops loan combination unless servicing is not transferred to the related other pooling and servicing agreement because the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding) were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the Miracle Mile Shops loan combination unless servicing is not transferred to the related other pooling and servicing agreement because the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding), after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (other than any non-serviced mortgage loan and the Miracle Mile Shops mortgage loan (even if the Miracle Mile Shops note A-1 holder exercises the “lead designation option”)) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this prospectus supplement, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class E, Class F, Class G, Class V, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement(other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement— The Operating Advisor,” and “The Operating Advisor” in this prospectus supplement.

Significant Obligor
The mortgaged property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, secures a mortgage loan that represents approximately 11.4% of the outstanding pool balance as of the cut-off date. See “Description of the Mortgage Pool— Significant Obligor” in this prospectus supplement and “Description of the Top 20 Mortgage Loans” in Annex B to this prospectus supplement.

Directing Holder
With respect to each mortgage loan (other than with respect to any non-serviced mortgage loan) or serviced loan combination (other than the Miracle Mile Shops loan combination and the One & Only Palmilla loan combination), the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement. With respect to each mortgage loan that is part of a non-serviced loan combination, the Miracle Mile Shops mortgage loan and the One & Only Palmilla mortgage loan, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement— The Directing Holder” in this prospectus supplement. Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the holder of the Miracle Mile Shops mortgage loan included in this transaction be the directing holder for the Miracle Mile Shops loan combination instead of the holder of the related pari passu companion loan designated as note A-1 at all times while the Miracle Mile Shops loan combination is outstanding. If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, the directing holder of the Miracle Mile Shops loan combination will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class. No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), the consent rights of the directing holder will terminate, and if no consultation termination event has occurred, the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any realized losses (but without regard to appraisal reduction amounts) allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), all of the rights of the directing holder will terminate. See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that affiliated funds of Perella Weinberg Partners Asset Based Value Strategy will purchase 50% of the Class E, Class F, Class G and Class V certificates and an entity controlled by affiliate funds of Square Mile Capital Management LLC will purchase the other 50% of the Class E, Class F, Class G and Class V certificates on the closing date. It is anticipated that an affiliated fund of, or an entity controlled by affiliated funds of, Perella Weinberg Partners Asset Based Value Strategy will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination (other than the Miracle Mile Shops loan combination and the One & Only Palmilla loan combination).

With respect to the Miracle Mile Shops mortgage loan, the holder of the related pari passu companion loan designated as note A-1 is the directing holder of the Miracle Mile Shops loan combination unless, and until such time as, the holder of such note elects that the holder of the Miracle Mile Shops mortgage loan included in this transaction be the directing holder for the Miracle Mile Shops loan combination instead of the holder of such note A-1.

With respect to the Oglethorpe Mall loan combination, the holders of the related companion loan will have certain consultation rights with respect to the servicing of the related loan combination described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Underwriters
Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., RBS Securities Inc. and Guggenheim Securities, LLC are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Mortgage & Asset Receiving Corporation, the depositor and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent. Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller. The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement), subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, and Cantor Fitzgerald & Co. and CastleOak

Securities, L.P., two of the underwriters, are affiliates of each other.

German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, Deutsche Mortgage & Asset Receiving Corporation, the depositor and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., one of the underwriters, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent), and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans (including Cantor Commercial Real Estate Lending, L.P.’s portion of the mortgage loan identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, which mortgage loan was co-originated by Cantor Commercial Real Estate Lending, L.P. and German American Capital Corporation) that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of September 23, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to eight (8) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 39.4% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and, Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, thirty (30) of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 60.1% of the outstanding pool balance as of the cut-off date.

Midland Loan Services, a Division of PNC Bank, National Association may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be the primary servicer of the Miracle Mile Shops loan combination.

Situs Holdings, LLC, which is acting as the special servicer, assisted Cantor Commercial Real Estate Lending, L.P. with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Situs Holdings, LLC, which is acting as the special servicer, assisted German American Capital Corporation with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Situs Holdings, LLC, which is acting as the special servicer, assisted affiliated funds of Perella Weinberg Partners Asset Based Value Strategy and an entity controlled by affiliated funds of Square Mile Capital Management LLC with due diligence relating to the mortgage loans to be included in the mortgage pool.

U.S. Bank National Association, is acting as the trustee and also acts as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust securitization, which includes the One Wilshire pari passu companion loan.

Park Bridge Lender Services LLC, is acting as the operating advisor, and also acts as operating advisor under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust securitization, which includes the One Wilshire pari passu companion loan.

With respect to the Miracle Mile Shops mortgage loan representing approximately 11.4% of the outstanding pool balance as of the cut-off date, Cantor Commercial Real Estate Lending, L.P. or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as note A-1.

With respect to the Oglethorpe Mall mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, German American Capital Corporation or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors— Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in October 2013 and the date of origination of each mortgage loan.

Closing Date	On or about October 8, 2013.

Distribution Date	The fourth business day following the determination date in each month, commencing in November 2013. The initial distribution date will be November 13, 2013.

Record Date
With respect to any distribution date, the close of business on the last business day of the preceding month; provided that with respect to the distribution date occurring in November 2013, the record date will be the closing date.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in November 2013.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class LR and Class R certificates), the calendar month immediately preceding the month in which the distribution date occurs.  Calculations of interest due in respect of each class of certificates (other than the Class V, Class LR and Class R certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2013-CCRE11 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

	●	Class A-1

	●	Class A-2

	●	Class A-SB

	●	Class A-3

	●	Class A-4

	●	Class X-A

	●	Class A-M

	●	Class B

The trust to be created by the depositor will consist of a total of 18 classes, the following of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-B, Class X-C, Class C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR.

	The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 46 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 82 commercial, multifamily and manufactured housing community properties.

Certificate Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$42,296,000
	Class A-2	$90,000,000
	Class A-SB	$70,309,000
	Class A-3	$275,000,000
	Class A-4	$411,267,000
	Class X-A	$1,003,156,000
	Class A-M	$114,284,000
	Class B	$76,189,000

	The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balance, as applicable, as set forth under “Executive Summary—Certificates” in this prospectus supplement.

	The Class X-A, Class X-B and Class X-C certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A, Class X-B and Class X-C certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates outstanding from time to time.  The total initial notional balance of the Class X-A certificates will be approximately $1,003,156,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B, Class C and Class D certificates outstanding from time to time.  The total initial notional balance of the Class X-B certificates will be approximately $186,130,000.

The notional balance of the Class X-C certificates will equal the aggregate certificate balance of the Class E, Class F and Class G certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $80,532,466.

Pass-Through Rates
Each class of certificates (other than the Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

	●	The pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be fixed at their initial pass through rate of 1.468%, 3.047%, 3.660%, 3.983% and 4.258%, respectively, per annum.  The pass-through rates on the Class A-M certificates will be a per annum rate equal to the lesser of the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and 4.715%.  The pass-through rate on the Class B certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs minus 0.0075%.  The pass-through rates on the Class C and Class D certificates will each be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.  The pass-through rates on the Class E, Class F and Class G certificates will be a per annum rate equal to the lesser of the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and 4.370%, 4.270% and 4.270%, respectively.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 1.374% per annum, (ii) Class X-B certificates will equal approximately 0.003% per annum and (iii) Class X-C certificates will equal approximately 1.044% per annum.

●
The pass-through rate for each of the Class X-A, Class X-B and Class X-C certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, Class X-B strip rates and Class X-C strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates, Class X-B certificates and Class X-C certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.  Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates, respectively.  Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B, Class C or Class D certificates, respectively.  Each of the components of the Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class E, Class F or Class G certificates, respectively.  For purposes of the accrual of interest on the Class X-A, Class X-B and Class X-C certificates for each distribution date, the applicable Class X-A strip rate, Class X-B strip rate or Class X-C strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

●
For a more detailed discussion of the Class X-A strip rates, Class X-B strip rates and the Class X-C strip rates and the pass-through rates applicable to the Class X-A, Class X-B and Class X-C certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

●
The Class V, Class R and Class LR certificates will not have pass-through rates.  See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution
Date
The assumed final distribution dates of the offered certificates are set forth below.  Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.”  Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

	Class	Assumed Final Distribution Date
	Class A-1	January 2019
	Class A-2	January 2019
	Class A-SB	July 2023
	Class A-3	August 2023
	Class A-4	September 2023
	Class X-A	September 2023
	Class A-M	September 2023
	Class B	September 2023

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect of each class of certificates, other than the Class V, Class R and Class LR certificates, from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C certificates, which will have the same senior priority, and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Fees and Expenses—Distribution of Available Funds” in this prospectus supplement.

None of the Class X-A, Class X-B and Class X-C certificates will be entitled to any distributions of principal.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

The Class LR and Class R certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations”,”Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of
Losses and Certain Expenses	The chart below illustrates the manner in which the rights of various classes (other than the Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B or Class X-C certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates comprising a component of the notional balance of any of the Class X-A, Class X-B or Class X-C certificates will reduce the notional balances of the Class X-A, Class X-B or Class X-C certificates and, therefore, the amount of interest those classes accrue.

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

	(2)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (exclusive of excess interest and the CCRE Strips) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Mortgage
Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General
The master servicer is required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement (see also “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—the One Wilshire Loan Combination—Advancing” and “Description of the Mortgage

Pool—Loan Combinations/Split Loan Structures—the Miracle Mile Shops Loan Combination—Advancing”)) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. Any determination by the special servicer that an advance proposed to be made is non-recoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and agreement related to this transaction.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of non-recoverability. The trustee will be entitled to conclusively rely on the determination of non-recoverability made by either the master servicer or the special servicer. With respect to any non-serviced loan combination, the master servicer and the trustee will be entitled to conclusively rely on any determination of non-recoverability made by a master servicer or special servicer of a pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such master servicer or special servicer is an “approved master servicer or special servicer” by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the applicable pooling and servicing agreement, under which it is serviced, relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. Generally, the existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

	●	Description of the Mortgage Pool;

	●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

	●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

	●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the Miracle Mile Shops mortgage loan, the Oglethorpe Mall mortgage loan and the One Wilshire mortgage loan, each of which is secured by a mortgaged property that also secures one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loans have been calculated based on such mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity. With respect to the One & Only Palmilla mortgage loan, which is secured by a mortgaged property that also secures a subordinate companion loan that is not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield for such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and without regard to the related subordinate companion loan not included in the issuing entity.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage
Loans
Number of Mortgage Loans	46
Number of Mortgaged Properties	82
Number of Fully Amortizing Mortgage Loans	0
Number of Amortizing Balloon Mortgage Loans(1)	27
Number of Interest-Only Mortgage Loans(2)	7
Number of Partial Interest-Only Mortgage Loans(3)	12
Aggregate Principal Balance	$1,269,818,466
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$797,986
Maximum Mortgage Loan Balance	$145,000,000
Average Mortgage Loan Principal Balance	$27,604,749
Range of Mortgage Rates
Minimum Mortgage Rate	3.9000%
Maximum Mortgage Rate	6.3510%
Weighted Average Mortgage Rate	5.2052%
Range of Remaining Terms to Maturity or ARD(4)
Minimum Remaining Term(4)	63 months
Maximum Remaining Term(4)	120 months
Weighted Average Remaining Terms to Maturity or ARD(4)	115 months
Range of Remaining Amortization Terms(5)
Minimum Remaining Amortization Term(5)	203 months
Maximum Remaining Amortization Term(5)	360 months
Weighted Average Remaining Amortization Term(5)	246 months
Range of Cut-off Date Loan-to-Value Ratios(6)(8)(9)(10)
Minimum Cut-off Date Loan-to-Value Ratio(6)(8)(9)(10)	33.2%
Maximum Cut-off Date Loan-to-Value Ratio(6)(8)(9)(10)	75.0%
Weighted Average Cut-off Date Loan-to-Value
Ratio(6)(7)(9)(10)(11)	60.3%
Range of U/W NCF Debt Service Coverage Ratios(6)(7)(8)
Minimum U/W NCF Debt Service Coverage Ratio(6)(7)(8)	1.05x
Maximum U/W NCF Debt Service Coverage Ratio(6)(7)(8)	3.12x
Weighted Average U/W NCF Debt Service Coverage
Ratio(6)(8)(9)	1.69x
Range of U/W NOI Debt Yields(6)(8)
Minimum U/W NOI Debt Yield(6)(8)	5.0%
Maximum U/W NOI Debt Yield(6)(8)	21.2%
Weighted Average U/W NOI Debt Yield(6)	11.1%

(1)
Does not include interest-only mortgage loans or partial interest-only mortgage loans. Includes 1 anticipated repayment date mortgage loan, representing approximately 2.8% of the outstanding pool balance as of the cut-off date.

(2)
Includes 6 mortgage loans, collectively representing approximately 27.7% of the outstanding pool balance as of the cut-off date, each of which pays interest only through its maturity date or anticipated repayment date. Includes 1 anticipated repayment date mortgage loan, representing approximately 2.8% of the outstanding pool balance as of the cut-off date.

(3)	Includes 12 mortgage loans, collectively representing approximately 41.4% of the outstanding pool balance as of the cut-off date, which pay interest only for a portion of their term. The interest only period for such mortgage loans ranges from 10 months to 71 months following the cut-off date.

	(4)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 2.8% of the outstanding pool balance as of the cut-off date.

(5)
Excludes 7 mortgage loans, collectively representing approximately 30.5% of the outstanding pool balance as of the cut-off date, each of which pays interest-only until its maturity date or anticipated repayment date.

(6)
In the case of 3 mortgage loans, collectively representing approximately 24.8% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity.

(7)
Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans.

(8)
In the case of 1 mortgage loan, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, with one subordinate companion loan that is not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield for such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and without regard to the related subordinate companion loan not included in the issuing entity.

(9)
In the case of 1 mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the loan-to-value ratios for such mortgage loans have been calculated based on the “as stabilized” appraised value of $47,000,000. The “as- is” appraised value of such mortgage loans is $45,000,000.

(10)
In the case of 1 mortgage loan, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the loan to value ratios for such mortgage loan was calculated using a capitalization rate reduction of 0.60% to account for the fact that the collateral is a portfolio of mortgaged properties. Using this method, the cut-off date loan to value ratio is 58.5%. The cut-off date loan to value ratio based on all of the mortgaged properties individually is 64.1%.

B. Loan Combinations/
Split Loan Structures
The mortgage loans secured by the mortgaged properties identified as Miracle Mile Shops, Oglethorpe Mall, One & Only Palmilla and One Wilshire on Annex A-1 to this prospectus supplement also secure one or more companion loans that will not be included in the mortgage pool.

The mortgage loan secured by the mortgaged property identified as Miracle Mile Shops on Annex A-1 to this prospectus supplement is evidenced by (1) a promissory note designated as note A-2 (referred to in this prospectus supplement as the “Miracle Mile Shops mortgage loan”) with an outstanding principal balance as of the cut-off date of $145,000,000, representing approximately 11.4% of the outstanding pool balance as of the cut-off date, (2) a pari passu companion loan evidenced by a promissory note designated as note A-1, which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $145,000,000, which is currently held by Cantor Commercial Real Estate Lending, L.P., (3) a pari passu companion loan evidenced by a promissory note designated as note A-3, which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $145,000,000, which is currently held by Citigroup Global Markets Realty Corp. and (4) a pari passu companion loan evidenced by a promissory note designated as note A-4, which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $145,000,000, which is currently held by JPMorgan Chase Bank, National Association. The Miracle Mile Shops mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “Miracle Mile Shops loan combination,” a “loan combination”, a “serviced loan combination” (prior to the securitization of the Miracle Mile Shops companion loan designated as note A-1) and a “non-serviced loan combination” (after the securitization of the Miracle Mile Shops companion loan designated as note A-1).  The Miracle Mile Shops companion loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).  After the securitization of the Miracle Mile Shops companion loan designated as note A-1, the Miracle Mile Shops loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization and the related intercreditor agreement. Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding.  If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, (i) the Miracle Mile Shops loan combination will continue to be serviced under, and pursuant to the terms of, the pooling and servicing agreement for this transaction irrespective of the sale of the related pari passu companion loan designated as note A-1 into any future securitization and (ii) the Miracle Mile Shops mortgage loan and the related companion loans will collectively be referred to in this prospectus supplement as the “Miracle Mile Shops loan combination,” a “loan combination”, a “serviced loan combination” and not as a “non-serviced loan combination”.  For additional information regarding the Miracle Mile Shops loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination” in this prospectus supplement.

The mortgaged property identified as Oglethorpe Mall on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “Oglethorpe Mall mortgage loan”) with an outstanding principal balance as of the cut-off date of $90,000,000, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, and (2) one companion loan, which is not included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $60,000,000, which is currently held by German American Capital Corporation. The Oglethorpe Mall mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “Oglethorpe Mall loan combination,” a “loan combination” and a “serviced loan combination.” The related companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Oglethorpe Mall loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Oglethorpe Mall Loan Combination” in this prospectus supplement.

The mortgaged property identified as One & Only Palmilla on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “One & Only Palmilla mortgage loan”) with an outstanding principal balance as of the cut-off date of $90,000,000, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, and (2) a subordinate companion loan, which is not included in the issuing entity (referred to in this prospectus supplement as a “subordinate companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $40,000,000.  The subordinate companion loan will be subordinate in right of payment to the One & Only Palmilla mortgage loan.  We believe the One & Only Palmilla subordinate companion loan is currently held by Colfin Cabo Palm Funding, LLC.  The holder of the One & Only Palmilla subordinate companion loan has certain rights with respect to the One & Only Palmilla mortgage loan as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—One & Only Palmilla Loan Combination.”  The pooling and servicing agreement will govern the servicing of the One & Only Palmilla mortgage loan and its corresponding subordinate companion loan. The One & Only Palmilla mortgage loan and the related subordinate companion loan are collectively referred to in this prospectus supplement as the “One & Only Palmilla loan combination,” a “loan combination” and a “serviced loan combination”.

The mortgaged property identified as One Wilshire on Annex A-1 to this prospectus supplement secures (1) a mortgage loan (referred to in this prospectus supplement as the “One Wilshire mortgage loan”) with an outstanding principal balance as of the cut-off date of $80,000,000, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, and (2) a companion loan with an outstanding principal balance as of the cut-off date of $100,000,000, which is currently held by the COMM 2013-CCRE10 Mortgage Trust.  The One Wilshire mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “One Wilshire loan combination,” a “loan combination” and a “non-serviced loan combination”. For additional information regarding the One Wilshire loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—One Wilshire Loan Combination” in this prospectus supplement.

C. ARD Loans
The mortgage loan identified as 200-206 East 87th Street Leased Fee on Annex A-1 to this prospectus supplement, with an outstanding principal balance as of the cut-off date of $35,000,000, representing approximately 2.8% of the outstanding pool balance as of the cut-off date, as an “ARD” loan provides that if the subject mortgage loan is not paid in full as of a specified date, referred to herein as an “anticipated repayment date” or “ARD” then (i) the non default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not in itself constitute an event of default.

D. Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

E. Non-recourse
Substantially all of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income-producing real property, which would include mortgaged properties constituting the borrower’s leasehold interest or interests in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property or (ii) a leasehold estate in the mortgaged property and no mortgage on the related fee estate, as set forth below:

	Number of	Aggregate Cut-	% of Initial
Interest of Borrower	Mortgaged	off Date	Outstanding
Encumbered	Properties	Balance(1)	Pool Balance(1)
Fee Simple(2)	81	$1,239,818,466	97.6%
Leasehold(3)	1	$30,000,000	2.4%
Total	82	$1,269,818,466	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

(3)
Includes 1 mortgage loan, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, that is principally secured by a leasehold interest under long-term ground and sub-ground leases or space leases that expire in 2079.

G. Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

	Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
	Retail	13	$370,187,428	29.2%
	Anchored(2)	9	$353,720,146	27.9%
	Unanchored	4	$16,467,282	1.3%
	Office	8	$242,544,242	19.1%
	Suburban	5	$122,919,846	9.7%
	CBD	3	$119,624,396	9.4%
	Industrial	5	$135,300,000	10.7%
	Hospitality	7	$133,393,464	10.5%
	Full Service	1	$90,000,000	7.1%
	Limited Service	3	$28,971,912	2.3%
	Extended Stay	3	$14,421,552	1.1%
	Self Storage	31	$127,700,000	10.1%
	Multifamily	11	$97,486,805	7.7%
	Manufactured Housing Community	2	$65,400,000	5.2%
	Mixed Use	3	$57,022,145	4.5%
	Hospitality/Retail	1	$41,954,124	3.3%
	Retail/Office	2	$15,068,022	1.2%
	Other	2	$40,784,382	3.2%
	Total/Weighted Average	82	$1,269,818,466	100.0%

	(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)		Includes anchored, shadow anchored and single tenant properties.

H. Property Locations
The mortgaged properties are located in 26 separate states and Mexico. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	6	$239,407,890	18.9%
Southern	4	$190,768,470	15.0%
Northern	2	$48,639,420	3.8%
Pennsylvania	4	$167,659,331	13.2%
Nevada	1	$145,000,000	11.4%
Georgia	11	$123,686,784	9.7%
Mexico.	1	$90,000,000	7.1%
Florida	20	$83,476,604	6.6%
New York	7	$81,361,366	6.4%
Illinois	7	$65,075,000	5.1%

(1)		Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one (1) mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

I. Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	6th	0	43	$1,019,818,466	80.3%
	6th	3(1)	2	$ 160,000,000	12.6%
	1st	0	1	$ 90,000,000	7.1%

	(1)
In the case of 2 mortgage loans, collectively representing approximately 12.6% of the outstanding pool balance as of the cut-off date, the related borrower is permitted to use the 3-day grace period only once a year.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each mortgage loan.

J. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

	Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	Interest-Only, then Amortizing (1)	12	$ 525,700,000	41.4%
	Amortizing Balloon(2)	27	$ 356,918,466	28.1%
	Interest-Only	6	$ 352,200,000	27.7%
	Interest-Only, ARD	1	$ 35,000,000	2.8%
	Total	46	$ 1,269,818,466	100.0%

	(1)
Includes 12 mortgage loans that pay interest-only for the first 10 to 71 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

	(2)	Does not include mortgage loans that are interest-only through the related maturity date or partial interest-only mortgage loans.

K. Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Staybridge Suites Newport News/Yorktown, representing approximately 0.4% of the initial outstanding pool balance as of the cut-off date, the mortgage loan refinanced a prior loan secured by the related mortgaged property that was the subject of a discounted payoff in connection with a maturity default. Two of the loan sponsors of the prior loan are also investors with respect to the mortgaged property; however, the non-recourse carveout guarantor for the Staybridge Suites Newport News/Yorktown mortgage loan was not directly involved with the prior loan and provided new equity in connection with the discounted payoff as part of the acquisition of the related mortgaged property.

L. Properties Underwritten Based on Projections of Future Income

Two (2) of the mortgage loans, representing approximately 2.9% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history or (ii) the borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property.

M. Voluntary Prepayment Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Lockout/Defeasance(1)(3)	44	$1,251,756,293	98.6%
Lockout/Yield Maintenance(2)	2	$ 18,062,173	1.4%
Total	46	$1,269,818,466	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.

(2)	All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 2 years following the related mortgage loan’s first payment date.

(3)
Certain of the mortgage loans may permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance). See “Description of the Mortgage Pool─Certain Terms and Conditions of the Mortgage Loans─Property Releases” in this prospectus supplement.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Except as described in the footnotes below, each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is, in some cases, at least 1% of the prepaid amount), in certain circumstances, following a lock-out period as indicated in the following table:

Mortgage Loan	Aggregate Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)
Columbiana on Park	$ 9,480,570	0.7%	26
Township at Colony Park	$ 8,581,603	0.7%	26

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 3 to 4 scheduled payment dates (through and including the maturity date or the anticipated repayment date).

N. Certain Variances from Underwriting Standards
The mortgage loans that Cantor Commercial Real Estate Lending, L.P. will be selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this prospectus supplement, except as described under “—CCRE Lending’s Underwriting Standards—Exceptions” in this prospectus supplement.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, as to which Cantor Commercial Real Estate Lending, L.P. is a mortgage loan seller and the related loan combination was co-originated by Cantor Commercial Real Estate Lending, L.P., Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association, the mortgage loan was originated in accordance with, or in a manner consistent with, Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as described under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this prospectus supplement.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, as to which Cantor Commercial Real Estate Lending, L.P. and German American Capital Corporation are each a mortgage loan seller, the One & Only Palmilla mortgage loan was originated in accordance with, or in a manner consistent with, Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as described under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this prospectus supplement.

The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this prospectus supplement, except as described under “—GACC’s Underwriting Standards—Exceptions” in this prospectus supplement.

O. Mortgage Loans with Related Borrowers
Four (4) groups of mortgage loans have related borrowers, that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 12.6%, 9.2%, and 0.9%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P. Significant Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)	Cut-off Date LTV(1)	LTV Ratio at Maturity or ARD(1)	Cut-off Date U/W NOI Debt Yield(1)
Miracle Mile Shops(1)(2)	$145,000,000	11.4%	5.2500%	119	1.24x	62.7%	58.0%	8.4%
Equity Industrial Partners Portfolio	$111,000,000	8.7%	5.5215%	118	1.25x	69.6%	62.3%	9.3%
One & Only Palmilla(1)	$ 90,000,000	7.1%	5.7415%	63	3.12x	33.9%	33.9%	21.2%
Metro 22 Portfolio(3)	$ 90,000,000	7.1%	5.1375%	118	1.86x	58.5%	58.5%	9.9%
Oglethorpe Mall(1)	$ 90,000,000	7.1%	3.9000%	117	1.75x	63.4%	57.5%	10.5%
One Wilshire(1)	$ 80,000,000	6.3%	4.6850%	118	2.93x	41.1%	41.1%	14.5%
Airport Business Center	$ 59,600,000	4.7%	5.1140%	119	1.76x	66.9%	59.3%	12.3%
Bayside Village	$ 56,000,000	4.4%	5.3375%	119	1.62x	56.0%	56.0%	8.8%
Orangefair Marketplace	$ 44,768,470	3.5%	5.2375%	119	1.25x	68.3%	56.7%	8.7%
The Vintage Estate	$ 41,954,124	3.3%	5.5110%	119	1.68x	41.8%	35.0%	13.9%
Total/Wtd. Avg.	$808,322,593	63.7%	5.1321%	112	1.83x	57.0%	52.9%	11.6%

(1)
In the case of Miracle Mile Shops mortgage loan, the Oglethorpe Mall mortgage loan and the One Wilshire mortgage loan, representing approximately 11.4%, 7.1% and 6.3%, respectively, of the outstanding pool balance as of the cut-off date, each which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for each such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan not included in the issuing entity. In the case of the One & Only Palmilla mortgage loan, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, with one subordinate loan that is not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield for such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and without regard to the related subordinate companion loan not included in the issuing entity.

(2)
The Miracle Mile Shops mortgage loan and the 380 Lafayette Street mortgage loan, representing approximately 11.4% and 1.2%, respectively, of the outstanding pool balance as of the cut-off date, are under common sponsorship.

(3)
In the case of one (1) mortgage loan, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the loan to value ratio for such mortgage loan was calculated using a capitalization rate reduction of 0.60% to account for the fact that the collateral is a portfolio of mortgaged properties. Using this method, the cut-off date loan to value ratio is 58.5%. The cut-off date loan to value ratio based on all of the Mortgaged properties individually is 64.1%.

For a brief summary of the twenty (20) largest mortgage loans (including the ten (10) such mortgage loans described above) in the pool of mortgage loans, see Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement.

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. If the Class A-1 through Class D certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-C certificates, the Class X-C certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment, including the “master servicer make whole amount”, to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make the representations and warranties set forth on Annex F to this prospectus supplement with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, as to which Cantor Commercial Real Estate Lending, L.P. and German American Capital Corporation are each a mortgage loan seller with respect to its respective note, each mortgage loan seller will only be obligated to repurchase the specific note as to which it is acting as mortgage loan seller.

Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this prospectus supplement under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures.”

The holder of a mezzanine loan secured by direct or indirect equity interests in the borrower under a mortgage loan and the holder of a subordinate companion loan generally has the right to purchase the related mortgage loan under certain default scenarios as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Loan Combinations/Split Loan Structures” in this prospectus supplement.

In addition, with respect to the Miracle Mile Shops loan combination, if such loan combination becomes a defaulted mortgage loan, the special servicer (or, after the securitization of the Miracle Mile Shops companion loan designated as note A-1, the special servicer with respect to such securitization unless servicing is not transferred to the related other pooling and servicing agreement because the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding) will be entitled to sell such loan combination, and if it elects to sell such loan combination, will be required to sell the Miracle Mile shops mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

In addition, with respect to the Oglethorpe Mall mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer will be entitled (but not required) to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

In addition, with respect to the One & Only Palmilla mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer will be entitled to sell such mortgage loan subject to the purchase and cure rights of the holder of the related subordinate companion loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.

In addition, with respect to the One Wilshire mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the applicable other special servicer will be entitled (but not required) to sell the mortgage loan together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates with each other or with any borrower, borrower sponsor or loan guarantor;

● the obligation of the special servicer to take actions at the direction of any directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

●
the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Material Federal Income Tax Consequences

Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i) the excess interest and the related distribution account and (ii) the CCRE Strips) as two separate REMICs, known as the

“Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Lower-Tier REMIC will issue regular interests, all of which will be held by the Upper-Tier REMIC, and a residual interest. The Upper-Tier REMIC will issue regular interests and a residual interest.

In addition, in the opinion of counsel, the portion of the issuing entity consisting of excess interest, which is beneficially owned by the holders of the Class V certificates, and related amounts in the Class V Distribution Account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

	●	Each class of offered certificates will constitute a class of “regular interest” in the Upper-Tier REMIC.

	●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class C, Class D, Class E, Class F, Class G, Class X-A, Class X-B and Class X-C certificates will be issued with original issue discount for federal income tax purposes and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of the offered certificates receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding. It is expected that fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A rating assigned to any class of certificates by a rating agency that has not been engaged by the depositor to do so may be lower than the rating assigned by the rating agencies engaged by the depositor.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this prospectus supplement and “Rating” in the prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and the prospectus.

Denominations; Clearance and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1,

Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B Certificates and (ii) $100,000 with respect to the Class X-A Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly more restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity.  In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt recently underwent a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these events will have in such countries or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

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such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

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notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

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if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

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if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

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even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

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the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

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some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

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trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

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even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any person or entity.

All of the mortgage loans are or should be considered to be non-recourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants at the mortgaged property in a particular business or industry;

●	a decline in the financial condition of a major tenant at the mortgaged property;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Two (2) of the mortgage loans, representing approximately 2.9% of the outstanding pool balance as of the cut off date, are secured in whole or in part by mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history or (ii) the borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

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the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

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the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this prospectus supplement is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See, however, Annex G to this prospectus supplement for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this prospectus supplement.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as  an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.  For example, restaurants are not easily convertible to alternative uses.  See “—Risks Related to Tenants—Tenant Concentration Entails Risk”.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  For example, the mortgaged property identified on Annex A-1 to this prospectus supplement as 380 Lafayette Street, which secures a mortgage loan representing approximately 1.2% of the outstanding pool balance as of the cut-off date, is designated a historic landmark by the New York City Landmarks Preservation Commission subject to restricted use under New York City local laws.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity.  In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination.  As of the closing date, all of the mortgage loans will have appraisals dated within the prior 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise indicated on Annex A-1 to this prospectus supplement and the footnotes thereto.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  For example, in the case of the Metro 22 Portfolio mortgage loan, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the appraised value used to calculate the loan to value ratio for such mortgage loan was calculated using a capitalization rate reduction of 0.60% to account for the fact that the collateral is a portfolio of mortgaged properties.  Using this method, the cut-off date loan to value ratio is 58.5% (based on an appraised value of $ 153,900,000).  The cut-off date loan to value ratio based on all of the mortgaged properties individually is 64.1% (based on an appraised value of $140,360,000).

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  There are 2 mortgaged properties, securing approximately 3.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a single tenant.  There are 4 mortgaged properties, securing approximately 7.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property.  See Annex A-1 to this prospectus supplement for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period.  For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain single tenants may not occupy the entire leased space and may sublet all or a portion of the unoccupied space.  In such cases, the tenant may not be able to pay its rent if a subtenants vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.  For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Oglethorpe Mall, which secures a mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, JC Penney is the second largest tenant at the mortgaged property.  On May 16, 2013, JC Penney reported a net loss of $348 million for the first fiscal quarter ending May 4, 2013.  We cannot assure you that JC Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business.  In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Orangefair Marketplace, which secures a mortgage loan representing approximately 3.5% of the outstanding pool balance as of the cut-off date, Best Buy is the second largest tenant at the mortgaged property.  On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015.  The Best Buy store at Orangefair Marketplace mortgaged property is not on the store closing list.  However, we cannot assure you that this store will remain open for business or that the closing of any other Best Buy store will not impact other mortgaged properties in the mortgage pool.  In addition, Best Buy or JC Penney may be a shadow anchor for, or a significant tenant at mortgaged properties securing other mortgage loans in the mortgage pool.  For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Where an income producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time.  If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Set forth below are examples of mortgaged properties at which at least 20% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower:

●
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as The Vintage Estate, representing approximately 3.3% of the outstanding pool balance as of the cut-off date, the borrower leases the retail portion of the mortgaged property to an affiliate (for tax and internal accounting purposes).

In some cases involving a manufactured housing community mortgaged property, an affiliate of the related borrower may own one or more of the homes at such mortgaged property, which it rents out like apartments, and may master lease the underlying pads.  Only the rental income from the pads (but not from the homes) will be payable to the related borrower.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●
space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the borrower from leasing other space to certain types of tenants);

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

For example, if a borrower agreed with a particular tenant that it would not lease space at the mortgaged property to a competitor of that tenant, the borrower may be precluded from leasing vacant space to a viable tenant if that tenant is deemed to be a competitor of the current tenant.

There are also risks associated with unique types of tenants.  For example, certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

In addition, certain of the mortgaged properties may be occupied by a tenant operating a school.  For example, with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Parkview Tower, representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the second largest tenant, Arcadia University, uses the space as a university.  The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans.  Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●	reductions in education spending as a result of changes in economic conditions in the area of the school; and

●	poor performance by teachers, administrative staff or students; or mismanagement at the private school.

Certain tenants currently may be in a “free rent” or rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  For example, with respect to the top 20 mortgage loans and tenants listed on Annex A-1, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as The Landing at Hawks Prairie, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the second largest tenant, Kiddie Academy, occupying approximately 8.6% of the net rentable area at the mortgaged property, took possession of its premises but is not required to pay full base rent until June 1, 2014. A rent abatement reserve in the amount of $50,625, which amount covers rent due each month and not paid by the tenant from the closing date of the mortgage loan through and including May 2014, was established on the closing date of the mortgage loan.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date.  In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease.  For example, (with respect to the top 20 mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement), the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

●
In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Equity Industrial Partners Portfolio, which secure a mortgage loan representing approximately 8.7% of the outstanding pool balance as of the cut-off date, Fannie May, the fourth largest tenant in the portfolio, representing approximately 7.4% of net rentable area at the mortgaged properties, may terminate its lease at any time upon six months prior notice and payment of a termination fee equal to certain tenant improvement costs and any remaining leasing commissions.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One Wilshire, which secures a mortgage loan representing approximately 6.3% of the outstanding pool balance as of the cut-off date, Crowell, Weedon & Company, the third largest tenant representing 6.8% of net rentable area leased at the mortgaged property, has a one-time option to terminate up to 19,419 square feet (43.3% of Crowell, Weedon & Company’s total sq.ft.) located on either or both of the 25th and 29th floors, effective December 31, 2020 upon no less than 180 days prior notice and payment of two months of base rent for the terminated space and any remaining unamortized tenant improvements and leasing commissions.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Parkview Tower, which secures a mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the second largest tenant, Arcadia University, occupying approximately 5.6% of the net rentable area at the mortgaged property, has a one-time right to terminate its lease effective August 31, 2016 so long as the tenant provides the borrower with notice no later than August 31, 2015 and a termination fee equal to $62,000.  In addition, the fourth largest tenant, GSA, occupying approximately 5.2% of the net rentable area at the Mortgaged Property, has a right to terminate its lease, at any time after April 2, 2014, upon 90 days prior written notice to the borrower.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as The Landing at Hawks Prairie, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, the U.S. Government, occupying approximately 4.6% of the net rentable area at the mortgaged property, may terminate its lease in whole or in part at any time after September 30, 2014, by giving at least 90 days prior written notice.  There is no penalty associated with the early termination of the lease.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as iPark Hudson Buildings 4 & 5, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the largest tenant, Kawasaki Rail Car, representing approximately 38.4% of net rentable area at the mortgaged property, has the right to terminate its lease on February 25 of each year for the term of the lease, upon 12 months prior written notice and no termination fee.  In addition, the third largest tenant, Mindspark, representing approximately 20.6% of the net rentable area at the mortgaged property, has a one-time right to terminate its lease on the fifth anniversary of the date the tenant begins paying rent, so long as the tenant provides the borrower with notice no later than 12 months prior to and no earlier than 18 months prior to the termination date and a termination fee equal to $1,500,000.

The footnotes to Annex A-1 to this prospectus supplement identify certain of the non-contingent early termination provisions related to the five (5) largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the ten (10) largest mortgage loans.

There are risks associated with leases with the government or a government agency.  Appropriations clauses exist in most leases with the government or a governmental agency.  These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons.  Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government.  Solely with respect to the top twenty (20) mortgage loans, except as indicated below, we are not aware of any government tenants listed on Annex A-1 to this prospectus supplement, that have an appropriations clause in its lease.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Parkview Tower, which secures a mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, GSA, occupying approximately 5.2% of the net rentable area at the mortgaged property, may terminate its lease at any time if the federal government fails to appropriate sufficient funds to continue its obligations under the lease.

In addition, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as The Landing at Hawks Prairie, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, the U.S. Government, occupying approximately 4.6% of the net rentable area at the mortgaged property, may terminate its lease at any time if the federal government fails to appropriate sufficient funds to continue its obligations under the lease.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  For example, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Packard Building, representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the largest tenant based on the net rentable area, Defender Association of Philadelphia occupying approximately 81.7% of the net rentable area, is a non-profit organization that leases space at the mortgaged property and relies on, among other things, funding from the City of Philadephia and the federal government to make monthly lease payments.  There may be other mortgaged properties that are leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Annex A-1 to this prospectus supplement.  There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

There are risks associated with leases with tenants that are not yet in occupancy.  With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises.  If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease.  This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.  For example, solely with respect to the five largest tenants (by net rentable area leased) at the mortgaged properties securing the twenty (20) largest mortgage loans:

●
With respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Equity Industrial Partners Portfolio, which secure a mortgage loan representing approximately 8.7% of the outstanding pool balance as of the cut-off date, Harley Davidson, the third largest tenant in the portfolio, occupying approximately 28.1% of the net rentable area at the York mortgaged property, signed a lease to expand its leased space by approximately 277,400 square feet, but is not yet in occupancy of this additional leased space.  The tenant is expected to take occupancy by October 2013.  The borrower reserved $5,082,794, which covers, among other things, tenant improvements and leasing costs associated with this expansion space.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as iPark Hudson Buildings 4 & 5, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the third largest tenant, Mindspark, occupying approximately 20.6% of the net rentable area at the mortgaged property, is not yet in occupancy but its lease term has commenced.  The tenant is expected to take physical occupancy upon completion of certain tenant improvement work. A tenant improvement reserve in the amount of $418,000 and a free rent reserve in the amount of $217,500 were established on the closing date of the mortgage loan, which amounts cover the estimated cost to complete the tenant improvement work and base rent due each month through and including November 2013, respectively.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The 10 largest mortgage loans represent approximately 63.7% of the outstanding pool balance as of the cut-off date.  The 20 largest mortgage loans represent approximately 83.6% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The 20 largest mortgage loans are described in Annex B to this prospectus supplement.  Each of the mortgage loans other than the 10 largest mortgage loans represents no more than 2.8% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Four (4) groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 12.6%, 9.2%, and 0.9%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 to this prospectus supplement for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Thirteen (13) retail properties, representing approximately 29.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Eight (8) office properties, representing approximately 19.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Five (5) industrial properties, representing approximately 10.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Seven (7) hospitality properties, representing approximately 10.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Thirty one (31) self storage properties, representing approximately 10.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Eleven (11) multifamily properties, representing approximately 7.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Two (2) manufactured housing community properties, representing approximately 5.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Three (3) mixed use properties, representing approximately 4.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●	Two (2) other properties, representing approximately 3.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in twenty six (26) separate states and Mexico.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	6	$239,407,890	18.9%
Southern	4	$190,768,470	15.0%
Northern	2	$48,639,420	3.8%
Pennsylvania	4	$167,659,331	13.2%
Nevada	1	$145,000,000	11.4%
Georgia	11	$123,686,784	9.7%
Mexico	1	$90,000,000	7.1%
Florida	20	$83,476,604	6.6%
New York	7	$81,361,366	6.4%
Illinois	7	$65,075,000	5.1%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement.  Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in California, Georgia, New York, Nevada and Mexico, see “Legal Aspects of Mortgage Loans in California, Pennsylvania, Nevada and Mexico” in this prospectus supplement.  Except as set forth in the chart above, no state or location contains more than 2.9% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, North Carolina, Texas and Mexico may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, North Carolina, Texas and Mexico, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available.  Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

With respect to the state concentration levels shown in the chart above, certain areas within a state may have a particularly high concentration of mortgaged properties.  For example, with respect to the 7 mortgaged properties located in New York State, 6 of those mortgaged properties, representing approximately 4.6% of the outstanding pool balance as of the cut-off date, are located in New York City.  With respect to the related mortgage loans, repayments by the related borrower and the market value of the related mortgaged properties could be affected by economic conditions general or specific to New York City.  Performance of the related mortgaged properties could be adversely affected by conditions in the New York City real estate market, changes in city and state governmental rules and fiscal policies, acts of nature, including earthquakes, windstorms, hurricanes and floods (which may result in uninsured losses), and other factors which are beyond the control of the related borrowers and the related property managers.  In addition, the economy of New York City may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in the city. The strength of the New York City economy and the office and retail leasing market is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services, and the strength of the tourism industry in New York City. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office and retail space and increases in office and retail rental rates. A weakening of the New York City office and retail leasing market generally and the midtown New York City office and retail leasing market in particular may adversely affect the operation of the related mortgaged property and lessen its market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of the mortgaged properties located in New York City could adversely affect the amount and timing of payments on the related mortgage loan and consequently the amount and timing of distributions on the certificates.

Retail Properties Have Special Risks

There are thirteen (13) mortgaged properties that are retail properties, securing approximately 29.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  For a list of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office and medical office tenants.  For risks related to office tenants, see “—Office Properties Have Special Risks” above in this prospectus supplement.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement.  However, there can be no assurance that a shadow anchor will satisfy its obligations under any such agreement.

Nine (9) of the retail mortgaged properties, representing approximately 27.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or are leased to a single tenant. For identification of retail properties with a single tenant, see-Annex A-1 to this prospectus supplement.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.

Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property.  Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants.  Nine (9) of the mortgaged properties, securing approximately 17.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and included on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  Three (3) of the mortgaged properties, securing approximately 5.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), includes a health club, fitness center or exercise studio tenant as one of the five largest tenants at the mortgaged property.  For additional information regarding these tenants, see Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater and other Specialty Entertainment Tenants.  One (1) of the mortgaged properties, representing approximately 11.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), includes significant movie theater tenants or other specialty entertainment tenants such as a live theater tenants or gaming tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property.  For additional information regarding these significant tenants, see Annex A-1 to this prospectus supplement.

Properties with movie theater tenants, or other specialty entertainment tenants such as live theater tenants or gaming tenants, are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater or such other specialty entertainment venue, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Leased Fee Properties Entail Risks that May Adversely Affect Payments on Your Certificates

One (1) mortgaged property, securing a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, is comprised of a fee interest in land subject to a leasehold interest granted by the borrower to another party, which party owns the improvements.  The related leasehold estate is not included in the issuing entity.

Land subject to a leasehold interest presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income related to the leasehold interest and not from the operation of any related improvements.  Any default by the lessee under the leasehold estate would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases or other leasehold documents may contain certain restrictions on the use and operation of the related mortgaged property, the lessee under the leasehold estate generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such lessee under the leasehold estate defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease or other leasehold document and, in certain cases, certain subtenants are allowed to self-insure.  The lessee under the leasehold estate is commonly permitted to mortgage its leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, the space lease or air rights lease).  In addition, leased fee interests are less frequently purchased and sold than other interest in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the lessee’s use of the premises because that use is a source of revenue for the payment of rent under the leasehold interest.

Office Properties Have Special Risks

There are eight (8) office properties, representing approximately 19.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Certain of the office properties may be occupied by one or more tenants that utilize a portion of the mortgaged property as a restaurant.  For information regarding certain risks associated with restaurant tenants, see “—Retail Properties Have Special Risks—Certain Risks of Restaurant Tenants” in this prospectus supplement.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Hospitality Properties Have Special Risks

There are seven (7) hospitality properties, representing approximately 10.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Three (3) hospitality properties, securing approximately 2.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service.  Three (3) hospitality properties, securing approximately 1.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered extended stay.  One (1) hospitality property, securing approximately 7.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is considered full service.
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Hospitality	7	$133,393,464	10.5%
Full Service	1	$90,000,000	7.1%
Limited Service	3	$28,971,912	2.3%
Extended Stay	3	$14,421,552	1.1%

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	management ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	leases with restaurant or club operators that may be a draw to a hospitality property;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods.  There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.  Certain of the mortgage loans secured by hospitality properties provide for such seasonality reserves.  For example, with respect to the top 20 mortgage loans:

●
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as One & Only Palmilla, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the borrower reserved $2,500,000 in the seasonality reserve on the mortgage loan closing date.  In addition, during the December through May and July (such months, the “High Season”), the borrowers are required to deposit 1/5 of the Seasonality Amount, plus any excess cash until the entire Seasonality Amount has been deposited. “Seasonality Amount” means an amount equal to 115.0% of the aggregate amount of shortfalls projected by the lender during the applicable months following the High Season, less the amount remaining in the seasonality reserve at the beginning of such High Season.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Franchisor or Management Company.  Three (3) of the hospitality properties, securing approximately 2.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement.  Certain of the hospitality properties may be subject to a management or marketing arrangement with a regional or national brand.  A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan.

No assurance can be given that such agreements will be renewed.  In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Some hospitality properties however, may not be subject to franchise agreements, and therefore may not be required to maintain certain standards and satisfy certain criteria that are typically required by a franchisor or a hotel chain.  For example, the hospitality property identified on Annex A-1 to this prospectus supplement as The Vintage Estate, which secures a mortgage loan that represents approximately 3.3% of the outstanding pool balance as of the cut-off date, is an unflagged, full service hotel.  Accordingly, it lacks the benefits of a strong franchise or brand affiliation.

Industrial Properties Have Special Risks

There are five (5) industrial properties, representing approximately 10.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities.  Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses have tenants that are subject to risks unique to their business, which may include cold storage facilities.  Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.  In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Fresh Express Food Processing Center, representing approximately 1.9% of the outstanding pool balance as of the cut-off date, a portion of the mortgaged property is used as a cold storage facility. While a single tenant leases the mortgaged property in its entirety, in the event the tenant does not renew its lease, the borrower will be subject to the risks described above related to the cold storage facility portion of the mortgaged property in connection with leases to new tenants.

Self Storage Properties Have Special Risks

There are thirty one (31) self storage properties, representing approximately 10.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units).  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Multifamily Properties Have Special Risks

There are eleven (11) multifamily properties, securing approximately 7.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In other states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control.  These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this prospectus supplement.

Manufactured Housing Community Properties Have Special Risks

There are two (2) manufactured housing community properties, representing approximately 5.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site built single family homes.

Other factors may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the type of services or amenities it provides;

●	the property’s reputation;

●	restrictions on the age of tenants that may reside at the property; and

●	state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool.  The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Mixed Use Properties Have Special Risks

There are three (3) mixed use properties, representing approximately 4.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Each of these mixed use properties contains two or more of the following property types: retail, office or hospitality.  To the extent a mixed use property has retail or office components, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks.”  See Annex A-1 to this prospectus supplement for the 5 largest office and/or retail tenants (by net rentable area leased) at each of the mixed use properties.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant.  Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Condominium Properties Have Special Risks

In the case of 5 of the mortgaged properties, representing approximately 11.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the related mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  For example, with respect to the top 20 mortgage loans the related borrower does not have a majority of votes on the condominium board:

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, which secures a mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a condominium regime.  The borrowers control 27.4% of the condominium units in the condominium structure and a vote of 75% of the units is required for major decisions. As such, the borrowers may block any vote on major decisions.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Packard Building, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the mortgaged property is one of the units in a four unit condominium regime.  Through its ownership of this unit, the borrower owns approximately a 40% interest and the ability to appoint 3 out of 7 members to the executive board.  The borrower does not control the executive board.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  In certain cases, the related borrower does not have a majority of votes on the condominium board.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) may have a purchase option, a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises if the sale of the borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Equity Industrial Partners Portfolio, which secure a mortgage loan representing approximately 8.7% of the outstanding pool balance as of the cut-off date, the largest tenant in the portfolio, Ironbound Intermodal, occupying approximately 100.0% of the net rentable area at the related mortgaged property, has a right of first offer to purchase its leased premises within 10 days of receipt of notice of the borrower’s intent to sell the related mortgaged property.  The right of first offer will not apply to or prohibit any sale of the related mortgaged property pursuant to foreclosure or deed in lieu of foreclosure of the mortgage loan.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of the related mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)          take investigative and/or remedial action;

(b)          carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)          monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)          obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)          obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)           the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 12 months preceding the origination date of the related mortgage loan.  The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions.  In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space.  The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us that they are not aware of any potential environmental concerns (other than certain potential concerns for which environmental insurance was purchased).

With respect to the mortgaged properties identified in the bullets below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II Environmental Site Assessment or providing an indemnity or guaranty from a sponsor in connection with the breach of environmental covenants in the related mortgage loan documents.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Equity Industrial Partners Portfolio, which secures a mortgage loan representing approximately 8.7% of the outstanding pool balance as of the cut-off date, the borrower obtained an environmental insurance policy from Steadfast Insurance Company with a term of 13 years, a limit of $15,000,000 ($5,000,000 per claim) and a deductible of $50,000.  The environmental insurance policy was obtained in connection with potential subsurface and ground water contamination at the York Mortgaged Property, the Newark Mortgaged Property and the Indianapolis Mortgaged Property.  The policy covers cleanup costs associated with such contamination.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as iPark Hudson Buildings 4 & 5, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date, a lender environmental insurance policy was obtained from Great American Insurance Group with a term of 13 years, a limit of $1,000,000 and a deductible of $25,000.  The policy covers cleanup costs associated with suspected soil contamination related to an underground storage tank located at the mortgaged property.

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In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, which secures a mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, a lender environmental insurance policy was obtained from Steadfast Insurance Company with a term of approximately seven years, a limit of $2,000,000 and a deductible of $25,000.  The policy covers cleanup costs associated with suspected soil and groundwater contamination.

There can be no assurance that the reserve or policy amounts will be sufficient to obtain “no further action” status, remediate any environmental conditions or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

With limited exception, all of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by an anticipated repayment date.  Accordingly, all of the mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and all of the mortgage loans that amortize have amortization schedules that are significantly longer than their respective terms.  Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully-amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, Oglethorpe Mall, One & Only Palmilla and One Wilshire, representing approximately 11.4%, 7.1%, 7.1% and 6.3%, respectively, of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  Most or all of the mortgage loans with original principal balances below $25 million do not require the related borrowers to currently have independent directors.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Tenancies in Common May Hinder Recovery

One (1) mortgage loan, representing approximately 8.7% of the outstanding pool balance as of the cut-off date, has borrowers that own the related mortgaged property as tenants-in-common.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property.  If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things. In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time.  It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks.  Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.  See “—Risks Related to Litigation and Condemnation” below.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.  For example:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as One Wilshire, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, the non-recourse carveout guarantor has no recourse liability for (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards or (iii) intentional material physical waste of the Mortgaged Property.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Parkview Tower, representing approximately 2.8% of the outstanding pool balance as of the cut-off date, each of the four non-recourse carveout guarantors is liable only up to its percentage ownership interest in the general partner of the limited liability company borrower.  The percentages are as follows: 47.9165%, 43.7495% (percentage for 2 joint and several guarantors) and 8.334%.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In some cases a mortgaged property may be “self-managed” by the related borrower.  No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “Risk Factors—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this prospectus supplement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies” in this prospectus supplement.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to 25 of the mortgage loans, which collectively represent approximately 66.5% of the outstanding pool balance as of the cut-off date, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  The mortgaged property identified on Appendix A-1 to this prospectus supplement as One & Only Palmilla, securing a mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, is located in Mexico and is therefore not covered by the program.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Eight (8) mortgage loans, representing approximately 21.5% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state or country (including Mexico), it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

One (1) mortgage loan, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, is secured by a mortgage on (i) the borrower’s leasehold or subleasehold interest or interests, which may be a space lease or air rights lease, in the mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest or interests in a portion of the mortgaged property and the borrower’s fee simple interest in the remainder of the mortgaged property.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

●
A ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

●
The ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property.  Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.

●
The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may provide that the rent payable under the related ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

●
The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to transfer a mortgaged property or operate certain types of businesses or facilities within a prescribed radius.  For example, the mortgaged property identified on Annex A-1 to this prospectus supplement as Bayside Village, which secures a mortgage loan representing approximately 4.4% of the outstanding pool balance as of the cut-off date, is subject to land use restrictions that require the mortgaged property, until December 31, 2040, to be used for the rental of mobile home sites to the residents of homes on such sites.  Upon the occurrence of either a change of use or transfer by sale of any portion of the mortgaged property, the borrower is required to pay a prior owner of the mortgaged property (pursuant to the land use restriction) an amount equal to $1,950,000 for parcel 1 and/or $2,270,000 for parcel 2.  Upon payment of such required amount, all lots in the applicable parcel will be released from the restriction. The use restrictions and payment obligations run with the land are binding on subsequent owners of the mortgaged property, except that such restrictions and obligations terminate if a lender acquires the mortgaged property by foreclosure, unless (a) the lender paid a credit bid in excess of the amount equal to the outstanding amount due on the loan plus $25,000 or (b) a conversion and transfer occurred prior to the foreclosure sale and the lender consented in writing to such conversion, in which case, the restrictions continue to apply.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this prospectus supplement.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past.  For example, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were, a party to bankruptcy proceedings in the past 10 years:

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Oglethorpe Mall, which secures a mortgage loan representing approximately 7.1% of the outstanding pool balance as of the cut-off date, GGP Limited Partnership (“GGP”), an affiliate of the sponsor, was party to the In re General Growth Properties, Inc. bankruptcy case, which case GGP exited in November 2011 after raising equity.  In addition, the Oglethorpe Mall borrower was included in the bankruptcy and emerged on January 20, 2010. The bankruptcy cases did not involve the Oglethorpe Mall mortgage loan and the Chapter 11 plans have been confirmed in relation to such bankruptcy cases.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last ten years.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that were either in default at the time the related mortgage loan refinanced such defaulted loan or were restructured in connection with the refinancing of that prior loan with the related mortgage loan or the related mortgage loan was originated in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure.  For example:

●
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Staybridge Suites Newport News/Yorktown, representing approximately 0.4% of the initial outstanding pool balance as of the cut-off date, the mortgage loan refinanced a prior loan secured by the related mortgaged property that was the subject of a discounted payoff in connection with a maturity default.  Two of the loan sponsors of the prior loan are also investors with respect to the mortgaged property; however, the non-recourse carveout guarantor for the Staybridge Suites Newport News/Yorktown mortgage loan was not directly involved with the prior loan and provided new equity in connection with the discounted payoff as part of the acquisition of the related mortgaged property.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder (except, with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) will be controlled by the controlling class certificateholders.  The directing holder may have interests in conflict with those of all of some of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the

Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR certificates) evidencing 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of all those certificates or evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.  It is expected that an affiliated fund of or, an entity controlled by affiliated funds of, Perella Weinberg Partners Asset Based Value Strategy will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination (other than the Miracle Mile Shops loan combination (unless prior to the securitization of the related pari passu companion loan designated as note A-1 the holder of such note elects that the holder of the Miracle Mile Shops mortgage loan included in this transaction be the directing holder for the Miracle Mile Shops loan combination instead of the holder of such note A-1) and the One & Only Palmilla loan combination).

In addition, in certain circumstances with respect to each mortgage loan, following the occurrence, and during the continuance, of a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the Pooling and Servicing Agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

The Servicing of the Miracle Mile Shops Loan Combination May Shift to Others

It is expected that the servicing of the Miracle Mile Shops loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the Miracle Mile Shops companion loan designated as note A-1 is securitized in a separate securitization.  At that time, it is expected that servicing responsibilities for the Miracle Mile Shops loan combination will shift to the master servicer and special servicer under such securitization and will be governed exclusively by the pooling and servicing agreement related to such securitization and the Miracle Mile Shops loan combination intercreditor agreement.  Neither the closing date of such securitization nor the identity of such other master servicer or special servicer have been determined.  In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the Miracle Mile Shops loan combination intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination” in this prospectus supplement.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such securitization except to the extent of compliance with the requirements referred to in the previous sentence.  Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding.  If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, the Miracle Mile Shops loan combination will continue to be serviced by the master servicer and special servicer for this transaction under, and pursuant to the terms of, the pooling and servicing agreement for this transaction irrespective of the sale of the related pari passu companion loan designated as note A-1 into any future securitization.  Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate pooling and servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the Miracle Mile Shops loan combination, and the holder of the pari passu companion loan designated as note A-1 or the controlling party in the related securitization of such pari passu companion loan designated as note A-1 or such other party specified in the related intercreditor agreement will have rights similar to those granted to the controlling class representative in this transaction.  Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the holder of the Miracle Mile Shops mortgage loan included in this transaction be the directing holder for the Miracle Mile Shops loan combination instead of the holder of the related pari passu companion loan designated as note A-1 at all times while the Miracle Mile Shops loan combination is outstanding.  If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, the directing holder of the Miracle Mile Shops loan combination will be the directing holder selected under the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination” in this prospectus supplement.

If any of the Miracle Mile Shops mortgage loan or the related pari passu companion loans become specially serviced prior to the securitization of the pari passu companion loan designated as note A-1, the special servicer will be required to service and administer the Miracle Mile Shops loan combination and any related REO property in the same manner as any other specially serviced loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such loan combination as set forth under the pooling and servicing agreement.  Prior to the securitization of the pari passu companion loan designated as note A-1, no other special servicer will be entitled to any such compensation or have such rights and obligations.  After such securitization, the Miracle Mile Shops loan combination will no longer be serviced pursuant to the pooling and servicing agreement, unless servicing is not transferred to the related other pooling and servicing agreement because the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding.  If the Miracle Mile Shops loan combination is being specially serviced when the related pari passu companion loan designated as note A-1 is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor.   See “The Operating Advisor” in this prospectus supplement.  With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the Miracle Mile Shops loan combination, unless servicing is not transferred to the related other pooling and servicing agreement because the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding), if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the Miracle Mile Shops loan combination, unless servicing is not transferred to the related other pooling and servicing agreement because the holder of the related pari passu companion loan designated as note A-1 elects that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding), if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including Situs Holdings, LLC) where Park Bridge Lender Services LLC is not the operating advisor.  Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates may, in the future, perform contract underwriting services and advisory services as well as service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans held by the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans held by the issuing entity.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  German American Capital Corporation and its affiliates are playing several roles in this transaction.  Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a mortgage loan seller and a sponsor, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller and sponsor.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement and “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

Affiliated funds of Perella Weinberg Partners Asset Based Value Strategy (“Perella”) and an entity controlled by affiliated funds of Square Mile Capital Management LLC (collectively, the “B-Piece Buyer”), the anticipated investors in the Class E, Class F, Class G and Class V certificates, were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.  In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

Perella or its designee will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan) and serviced loan combinations (other than the Miracle Mile Shops loan combination (unless prior to the securitization of the related pari passu companion loan designated as note A-1 the holder of such note elects that the holder of the Miracle Mile Shops mortgage loan included in this transaction be the directing holder for the Miracle Mile Shops loan combination instead of the holder of such note A-1) and the One & Only Palmilla loan combination) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the Miracle Mile Shops mortgage loan, representing approximately 11.4% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures four pari passu companion loans.  Cantor Commercial Real Estate Lending, L.P., one of the mortgage loan sellers, will hold the related companion loan designated as note A-1 as of the date of initial issuance of the offered certificates (and which as of the date of the initial issuance of the offered certificates will be the controlling note).  Citigroup Global Markets Realty Corp. will hold the pari passu companion loan designated as note A-3, and JPMorgan Chase Bank, National Association will hold the pari passu companion loan designated as note A-4, which are each a non-controlling pari passu companion loan.  The Miracle Mile Shops mortgage loan and its related pari passu companion loans will initially be serviced pursuant to the pooling and servicing agreement related to this transaction.  Pursuant to the related intercreditor agreement, for so long as the Miracle Mile Shops mortgage loan and its related pari passu companion loans are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to the Miracle Mile Shops mortgage loan will require the approval of the holders of the related pari passu companion loans.  It is expected that after the securitization of the Miracle Mile Shops companion loan designated as note A-1, the Miracle Mile Shops loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to the Miracle Mile Shops mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement.  As a result, it is expected that you will have less control over the servicing of the Miracle Mile Shops mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  Until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the Miracle Mile Shops loan combination continue to be serviced under the pooling and servicing agreement for this transaction at all times while the Miracle Mile Shops loan combination is outstanding.  If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops intercreditor agreement, the Miracle Mile Shops loan combination will continue to be serviced by the master servicer and special servicer for this transaction under, and pursuant to the terms of, the pooling and servicing agreement for this transaction irrespective of the sale of the related pari passu companion loan designated as note A-1 into any future securitization.  In addition, until the related pari passu companion loan designated as note A-1 has been securitized (and subject to certain other conditions), the holder of such note may elect that the holder of the Miracle Mile Shops mortgage loan included in this transaction be the directing holder for the Miracle Mile Shops loan combination instead of the holder of the related pari passu companion loan designated as note A-1 at all times while the Miracle Mile Shops loan combination is outstanding.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

With respect to the Oglethorpe Mall mortgage loan, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan.  German American Capital Corporation, one of the mortgage loan sellers, will hold the related companion loan as of the date of initial issuance of the offered certificates.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

With respect to the One & Only Palmilla mortgage loan, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one subordinate companion loan.  We believe the One & Only Palmilla subordinate companion loan is currently held by Colfin Cabo Palm Funding, LLC.  The holder of the One & Only Palmilla subordinate companion loan has certain rights with respect to the One & Only Palmilla mortgage loan.  See

“Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

With respect to the One Wilshire mortgage loan, representing approximately 6.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan.  The One Wilshire mortgage loan and its related pari passu companion loan will be serviced pursuant to the pooling and servicing agreement related to the COMM 2013-CCRE10 Mortgage Trust securitization.  This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction.  Certain decisions to be made with respect to the One Wilshire mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement.  As a result, you will have less control over the servicing of the One Wilshire mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., one of the underwriters, and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent, and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans (including Cantor Commercial Real Estate Lending, L.P.’s portion of the mortgage loan identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the outstanding pool balance as of the cut off date, which mortgage loan was co-originated by Cantor Commercial Real Estate Lending, L.P. and German American Capital Corporation) that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then Cantor Commercial Real Estate Lending, L.P. will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.  As of September 20, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to eight (8) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 39.4% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of CCRE Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank,

National Association on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, thirty (30) of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 60.1% of the outstanding pool balance as of the cut-off date.

Midland Loan Services, a Division of PNC Bank, National Association may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliates the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be the primary servicer of the Miracle Mile Shops loan combination.

Situs Holdings, LLC, which is acting as the special servicer, assisted Cantor Commercial Real Estate Lending, L.P. with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Situs Holdings, LLC, which is acting as the special servicer, assisted German American Capital Corporation with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Situs Holdings, LLC, which is acting as the special servicer, assisted affiliated funds of Perella Weinberg Partners Asset Based Value Strategy and an entity controlled by affiliated funds of Square Mile Capital Management LLC with due diligence relating to the mortgage loans to be included in the mortgage pool.

U.S. Bank National Association is acting as the trustee, and also acts as trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust securitization, which includes the One Wilshire pari passu companion loan.

Park Bridge Lender Services LLC is acting as the operating advisor, and also acts as operating advisor under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust securitization, which includes the One Wilshire pari passu companion loan.

With respect to the Miracle Mile Shops mortgage loan representing approximately 11.4% of the outstanding pool balance as of the cut-off date, Cantor Commercial Real Estate Lending, L.P. or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as note A-1.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
New Article 122a of European Union Directive 2006/48/EC (“Article 122a”) (as implemented by the member states of the European Economic Area) applies, in general, to newly issued securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a restricts a European Economic Area regulated credit institution and consolidated group affiliates thereof from investing in a securitization  unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant European Economic Area member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area investment firms, insurance and reinsurance undertakings UCITS funds and by investment funds managed by European Economic Area alternative investment fund managers. Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a 5% net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations.  New regulations have been proposed, some of which have been adopted as final rules while others remain pending.  Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage-backed securities) and derivatives by banking entities if conducted on a proprietary trading basis.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates.  The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans.   See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance.  Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield to maturity on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield.  If you purchase your certificates at a premium (or if you purchase the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans.  Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates.  Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase.  Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan.  See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this prospectus supplement.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so; provided, that with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, which was co-originated by Cantor Commercial Real Estate Lending, L.P. and German American Capital Corporation, each of such mortgage loan sellers will be obligated to take those remedial actions only with respect to its 50% interest in such mortgage loan that it sold to the issuing entity.  We cannot provide assurances that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans will be allocated to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-M certificates, in that order, reducing amounts otherwise payable to each class.  Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, and, with respect to interest losses only, the Class X-A, Class X-B and Class X-C certificates based on their respective entitlements pro rata.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B, Class C and Class D certificates and the notional balance of the Class X-C certificates is based on the certificate balances of Class E, Class F and Class G certificates, any losses allocated to such classes of certificates will have the effect of reducing the amount of interest to which the Class X-B and Class X-C certificates are entitled, respectively, notwithstanding that the Class X-B and Class X-C certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-M certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates.

Each class of certificates (other than the Class G. Class V, Class R and Class LR certificates) are senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are being serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Neither the master servicer nor the special servicer will have the ability to extend or modify the non-serviced mortgage loans, because the related non-serviced loan combinations will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement.  Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the non-serviced mortgage loans by the master servicer or special servicer servicing such non-serviced mortgage loans, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this prospectus supplement and in the accompanying prospectus.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this prospectus supplement.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

Under the Internal Revenue Code of 1986, as amended, if during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, then such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter.  In that event, the issuing entity, including the Trust REMICs could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt instruments.  The Internal Revenue Code of 1986, as amended, authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of either allowing the entity to continue as REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely.  Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements.  The Treasury Department and the IRS are authorized to issue regulations under these relief provisions but no regulations have been proposed.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction and (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Risks Related to the One & Only Palmilla Mortgage Loan

With respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property is located in Mexico.  A mortgaged property located in Mexico poses additional risks not associated with United States domestic obligors or mortgaged properties located in the United States, as further described below. The One & Only Palmilla borrowers have obtained political risk insurance to cover certain risks unique to mortgaged properties outside of the United States, but such policy is not intended to cover all such risks and there can be no assurance that payments due under such policy will prevent a default under the related mortgage loan documents.  See “Political Developments in Mexico May Adversely Affect the One & Only Palmilla Borrowers” below.  Furthermore, in making a determination as to whether an advance may be a nonrecoverable advance, the master servicer and the special servicer may, to the extent consistent with the servicing standard, assume that the amount of any recovery with respect to the One & Only Palmilla mortgaged property will be lower than the amount that would be recoverable with respect to a comparable property located in the United States, and that the time of such recovery will be longer than the time it would take to make a recovery with respect to a comparable property located in the United States.  In addition, the master servicer and the special servicer may perform certain calculations regarding nonrecoverable advances using pesos as the applicable currency.

Payments of Judgments Against the One & Only Palmilla Borrowers Would be in Mexican Currency

In the event that proceedings are brought against the One & Only Palmilla borrowers in Mexico, either to enforce a judgment or as a result of an action brought in Mexico, such borrowers may be entitled to discharge those obligations in Mexican currency.  Under the Ley Monetaria de los Estados Unidos Mexicanos (Monetary Law of the United Mexican States), an obligation, whether resulting from a judgment or by agreement, denominated in a currency other than Mexican currency, which is payable in Mexico, may be satisfied in Mexican currency at the rate of exchange in effect on the date on which payment is made.  Such rate is currently determined and published by the Banco de Mexico every banking day in the Diario Oficial de la Federacion.  As a result of the judgment conversion to Mexican currency, the issuing entity may suffer a U.S. dollars shortfall if there is a judgment or distribution in bankruptcy.  No separate action exists or is enforceable in Mexico for compensation for any shortfall.

Insolvency or Bankruptcy of the One & Only Palmilla Borrowers

Although assets contributed to the related Mexican trust (including the One & Only Palmilla mortgaged property) are not considered to be assets of the One & Only Palmilla borrowers and therefore not a part of their bankruptcy estates (see “Certain Legal Aspects of the Mortgage Loans—Mexican Foreclosure Laws”), if the One & Only Palmilla borrowers were to become subject to an insolvency or bankruptcy proceeding (concurso mercantil or quiebra) in a Mexican court, the exercise of the rights of the lender under the related mortgage loan may be delayed until the conclusion of such case.  In addition, any deficiency in the payment by the One & Only Palmilla borrowers of amounts due under the related mortgage notes after a sale of the related mortgaged property would be considered an unsecured claim against such borrowers.  In such case, any amounts payable by the One & Only Palmilla borrowers (i) with respect to such mortgage loan in a currency other than the lawful currency of Mexico will be converted into Mexican currency and then into inflation indexed units (UDIS) at the rates applicable on the date of declaration of concurso mercantil; (ii) would be dependent upon the outcome of the reorganization proceeding and payment, if any, would occur at the time claims of all the unsecured creditors are satisfied if and to the extent funds are sufficient; and (iii) would cease to accrue interest.

Under Mexico’s bankruptcy law (Ley de Concursos Mercantiles) the rights of the holder of the mortgage notes to receive payments of such deficiency will be subordinated to claims of workers, of tax authorities (including without limitation social security quotas, housing fund and retirement fund quotas) for unpaid taxes and of secured creditors, if any, to the extent of the collateral received.

Downturns in the Mexican Economy May Adversely Affect the One & Only Palmilla Borrowers

Some of the clients of the One & Only Palmilla borrowers are Mexican residents and all of the operations and assets of the One & Only Palmilla borrowers are located in Mexico.  For these reasons, the operations, results and financial condition of the One & Only Palmilla borrowers are dependent upon the level of economic activity in Mexico and upon the political, social and economic stability of Mexico.

Mexican Law and Regulations May Impair the Ability of Creditors to Enforce in Mexico Certain Rights in Connection with the One & Only Palmilla Mortgaged Property

Under Mexican law, the rights of creditors of the One & Only Palmilla borrowers may be limited to the extent that (i) an obligation to pay interest on interest is not enforceable under Mexican law; and (ii) service of process by mail does not constitute effective service of process under Mexican law, and if a final judgment is based on non-personal service of process (such as by mail) made on the One & Only Palmilla borrowers, it may not be enforceable in Mexico.

Exchange Controls May Impair the Ability of the One & Only Palmilla Borrowers to Obtain Dollars to Make Dollar Denominated Payments

While a significant portion of the revenues of the One & Only Palmilla borrowers are either denominated in, or linked to, U.S. dollars, the One & Only Palmilla borrowers receive a portion of their revenues in Mexican currency.  While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert Mexican currency into U.S. dollars or other currencies or to transfer such amounts outside of Mexico, exchange control rules have been in effect in the past and there can be no assurance that Banco de Mexico will continue to make foreign currency available to private sector companies or that foreign currency needed by the One & Only Palmilla borrowers to service foreign currency obligations could be purchased in the open market without substantial additional cost.  Moreover, there can be no assurance that the Mexican government will not institute a restrictive exchange control policy in the future.  The imposition of such a policy in the future could impair the ability of the One & Only Palmilla borrowers to meet their U.S. dollar denominated monetary liabilities and could also have a material adverse effect on the business, results of operations, financial condition and liquidity of the One & Only Palmilla borrowers.

An Increase in Inflation May Increase the Operating Costs of the One & Only Palmilla Borrowers

High levels of inflation would cause some of the operating costs of the One & Only Palmilla borrowers to increase while the prices charged for services, due to the competitive environment and their linkage to the U.S. dollar, might not.  During most of the 1980s and during 1995, Mexico experienced periods of very high levels of inflation.  Inflation had led to high interest rates, devaluation of Mexican currency and, during the 1980s, substantial government controls over exchange rates and prices.

Changes in Mexican Federal Government Policies Could Adversely Affect the One & Only Palmilla Borrowers’ Results of Operations and Financial Condition

The One & Only Palmilla borrowers are organized in Mexico, and substantially all of their assets and operations are located in Mexico.  As a result, the One & Only Palmilla borrowers are subject to political, economic, legal and regulatory risks specific to Mexico.  Accordingly, Mexican federal governmental actions and policies concerning the economy could have a significant impact on private sector entities in general and on the One & Only Palmilla borrowers in particular.  There can be no assurance that the Mexican federal governmental policies will not adversely affect the One & Only Palmilla borrowers’ business, financial condition or results of operations.

Political Developments in Mexico May Adversely Affect the One & Only Palmilla Borrowers

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy.  Mexican governmental action concerning the economy, state-owned enterprises and many of the Mexican industries, including the lodging industry, could have a significant impact on the One & Only Palmilla borrowers.  Adverse economic and political conditions may limit the amount that may be charged for a hotel room and may result in a reduction of occupancy levels.  Although the government of Mexico has pursued policies of economic liberalization and deregulation in the Mexican economy and in various Mexican industries in the past decade, a significant change in those policies may hurt business and economic conditions in Mexico in general and the lodging business in particular.

The One & Only Palmilla borrowers will be required to maintain political risk insurance in an amount equal to the loan amount of the One & Only Palmilla mortgage loan, but the coverage of such policy is subject to significant limitations.  Such policy generally covers the amount of any delinquent scheduled mortgage payment where the delinquency is either caused by (i) one of certain defined expropriatory acts by the government of Mexico or (ii) an act by the government of Mexico that prevents the mortgagee or the One & Only Palmilla borrowers from converting Mexican currency into U.S. dollars or from transferring amounts outside of Mexico.  The policy does not cover currency fluctuations or devaluation.  In addition, the insurer under the policy is obligated only to make payments in accordance with the original scheduled mortgage payments, not any accelerated amounts due as a result of an event of default.

Developments in Other Countries Could Adversely Affect the Mexican Economy and the One & Only Palmilla Borrowers’ Results of Operations

The Mexican economy may, to varying degrees, be affected by economic and market conditions in other countries, particularly in emerging market countries.  In the past, economic crises in Asia, Russia, Brazil, Argentina and other emerging market countries adversely affected the Mexican economy.  In addition, in recent years, economic conditions in Mexico have become increasingly correlated to economic conditions in the United States.  Therefore, adverse economic conditions in the United States could have a significant adverse effect on the Mexican economy.  There can be no assurance that events in other emerging market countries, in the United States or elsewhere will not adversely affect the One & Only Palmilla borrowers’ business, financial condition or results of operations.

Certain Factors May Limit the Enforcement of the Security Interest Created on the One & Only Palmilla Mortgaged Property

Although the security trust created to secure the payment of the mortgage notes contemplates a non-judicial foreclosure procedure, the One & Only Palmilla borrowers may challenge such procedure before a Mexican court; if such is the case, foreclosure would be delayed.  In addition, the pledge on the assets used in connection with the security trust requires judicial intervention, which would also result in delays.

Enforcement of Foreign Judgments in Mexico

Under Mexican law, the enforcement of a foreign judgment against the One & Only Palmilla borrowers will require compliance with several substantive and procedural requirements.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.  Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received.  Accordingly, investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount.  See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the accompanying prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property”.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage.  A REMIC may avoid such consequences, however, if the default of such mortgage is “reasonable foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.”  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the Special Servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release.  This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration”

and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because, subject to the payment of the Class A-SB Certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on each class of the offered certificates from three nationally recognized statistical rating organizations.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus supplement.  CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., and CastleOak Securities, L.P., two of the Underwriters.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial

Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of June 30, 2013, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.4 billion total liabilities of approximately $638.0 million and total partners’ equity of approximately $735.0 million.  As of June 30, 2013, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $1.025 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters and Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent, and certain third party lenders provide these various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities.  Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of September 20, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to eight (8) CCRE Mortgage Loans, representing approximately 39.4% of the Initial Outstanding Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 506 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $9.0 billion and has acted as a sponsor and mortgage loan seller on 14 fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of CCRE Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”).  The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE

Mortgage Loan.  The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team.  The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans.  Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this prospectus supplement.

Other Review Procedures.  In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage

Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus supplement is accurate in all material respects.  CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria.  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending.  Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus supplement.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Servicing.  Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)    Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)   Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:

additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)   Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)   Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.  Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Assessments of Property Condition—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

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Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including January 1, 2009 to and including December 31, 2011, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.  CCRE Lending most recently filed a Form ABS-15G on July 30, 2013.  CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including January 1, 2012 to and including December 31 , 2012, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor”  or “Mortgage Loan Seller” ).  GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction, GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of the Depositor, Deutsche Bank Securities Inc., one of the Underwriters, and Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.  GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC, through its wholly owned subsidiary, DB Mortgage Services, LLC (“DBMS”), is one of the leading servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBMS is one of the largest servicers, in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans into securitizations including (i) the “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC during the past 4 years ending June 30, 2013, is approximately $30.8 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future.  In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization.  It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs.  Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, as to which CCRE Lending and GACC are each a Mortgage Loan Seller with respect to its respective Note, GACC will only be obligated to repurchase the Note as to which it is acting as Mortgage Loan Seller.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of GACC Mortgage Loans

Overview.  GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus supplement.  GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”).  The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan.  The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process.  After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team.  The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus supplement regarding the GACC Mortgage Loans.  These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape” above;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents.  In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy.  If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.”  GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit.  Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.  A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.  Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies.  The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:
Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.30x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	70%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event.  In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.  In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period.  With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types.  Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors.  See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In most cases where the property is covered by blanket insurance, insurance reserves will not be required.  In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements.  In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.  Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.25 per square foot
Retail	$0.20 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term.  To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.  In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.  In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions.  Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 200-206 East 87th Street Leased Fee, representing approximately 2.8% of the Initial Outstanding Pool Balance, the U/W NCF DSCR is 1.05x in comparison to a DSCR 1.20x provided for in GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on contractual ground rent receipts through June 30, 2019 (approximately $1.75 million per year through June 30, 2019 with ground rent reset on July 1, 2019 to the greater of (i) the current ground rent and (ii) 7% of the appraised value of the unencumbered premises, which is the highest and best use which may reasonably be made of premises as then improved, as of the date six months prior to the end of the original term). Further, the Cut-off Date LTV ratio of the Mortgage Loan is 33.3%, in comparison to an LTV ratio of 75.0% provided for in GACC’s underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2013.  GACC’s “Central Index Key” number is 0001541294.  The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including January 1, 2011 to and including December 31, 2012:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date.  The repurchase demand was rejected.  In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending June 30, 2013, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $69.9 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under that certain Underwriting Agreement between the Depositor, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., RBS Securities Inc. and Guggenheim Securities, LLC (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2013-CCRE11 Mortgage Trust (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the settlement date set for the offered certificates (the “Closing Date”) pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Trustee, Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer,” “The Servicers—The Special Servicer” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i)        Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)       If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this prospectus supplement.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans and Serviced Loan Combinations for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer (the “Master Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans (other than any non-serviced mortgage loans).  Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.  Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s, Fitch and Morningstar.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P, Fitch and Morningstar.  For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans.  The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans.  Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.  Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.  Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2013, Midland was servicing approximately 32,086 commercial and multifamily mortgage loans with a principal balance of approximately $298 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,337 of such loans, with a total principal balance of approximately $129 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income producing properties.  As of June 30, 2013, Midland was named the special servicer in approximately 129 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $76 billion.  With respect to such transactions as of such date, Midland was administering approximately 144 assets with an outstanding principal balance of approximately $1.0 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2010 to 2012.
		Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2010	2011	2012
CMBS	$136	$130	$115
Other	$133	$137	$167

Total	$269	$267	$282

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2010 to 2012.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2010	2011	2012

Total	$63	$75	$82

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

The Master Servicer may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited subservicing duties in the future with respect to the CCRE Strip Pool.

Midland is expected to be the primary servicer of the Miracle Mile Shops Loan Combination.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the issuing entity by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the closing date.  The “excess servicing strip” means a portion of the master servicing fee payable to Midland that accrues at a per annum rate initially equal to the master servicing fee rate minus 0.005%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

The foregoing information regarding Midland under the heading “—The Master Servicer” has been provided by Midland.

The Special Servicer

Situs Holdings LLC, a Delaware limited liability company (“Situs”) will be appointed as Special Servicer (the “Special Servicer”), and in such capacity, will be responsible for the servicing and administration of the Specially Serviced Loans and Serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement.

The principal executive offices of Situs are located at 4665 Southwest Freeway, Houston, Texas 77027 and its telephone number (713) 328-4400.  Situs maintains its principal special servicing office at 2 Embarcadero Center, Suite 1300, San Francisco, California 94111.

Situs has a current Special Servicer rating for CSS2 from Fitch, MOR CS2/Stable from Morningstar and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.”  Situs is approved by Moody’s as a special servicer for CMBS transactions.  Situs is also the named operating advisor for eleven (11) CMBS transactions an aggregate outstanding principal balance of approximately $13.5 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”). Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC.  SAM has a primary servicer rating of “CPS3+” from Fitch, MOR CS2/Stable from Morningstar and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average.”  As of July 31, 2013, SAM was the primary servicer for 1,003 loans with an approximate aggregate outstanding principal balance of $12.56 billion.  Situs Serv L.P., an affiliate of SAM, was appointed the operating advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a CMBS securitization with an approximate outstanding principal balance of $400 million.

Situs is involved in the commercial real estate advisory business and engages principally in:

•      Real estate consulting

•      Primary Servicing

•      CMBS Special Servicing

•      Asset Management

•      Due Diligence and Underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries.  Situs has major offices located across the U.S. country in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt.  Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:
CMBS Pools	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 06/30/2013
By Approximate Number	13	13	12	12
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(1)	$28,071,631,000	$25,975,435,000	$22,993,057,250	$19,991,060,618
Actively Specially Serviced Portfolio By Approximate Number of Loans(2)	228	188	147	120
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$3,760,268,000	$2,810,923,000	$2,238,278,000	$1,713,801,215

(1)	Includes all loans in Situs’s portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of June 30, 2013, Situs had 49 personnel involved in the special servicing of commercial real estate assets, of which 36 were dedicated to the special servicing business unit. As of December 31, 2012, Situs specially services a portfolio which included approximately 147 loans throughout the United States with a then-current face value in excess of $2.2 billion, all of which are commercial or multifamily real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets that Situs services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower.  Situs has recognized that technology can greatly improve its performance as a special servicer, and Situs’s Intranet based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

Situs occasionally engages consultants to perform property inspections and to provide asset management and/or loan workout services on certain properties. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the certificateholders. Situs is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicer, the trustee or any originator of any of the mortgage loans identified in this prospectus supplement.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Situs or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between Situs or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.  Situs may have provided underwriting services to certain of the mortgage loan sellers in the origination of some of the mortgage loans as part of its ordinary course of business.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.  Situs is not an affiliate of the entity that is anticipated to be acquiring the Class E, Class F and Class G certificates and to be, or to appoint, the initial Directing Certificateholder.  Situs did provide underwriting and due diligence services to the entity that is anticipated to acquiring the Class E, Class F and Class G certificates.

The foregoing information has been provided by Situs.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to any Mortgage Loan serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a)           if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)           if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates; and

(c)           if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of the Sequential Pay Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote).  The Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Sequential Pay Certificates on an aggregate basis or (ii) holders of Sequential Pay Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (provided, that the Operating Advisor will not be permitted to recommend the replacement of the Special Servicer for any Loan Combination so long as the holder of the related Companion Loan is the Loan-Specific Directing Holder under the related Intercreditor Agreement; detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer; provided, that in no event should the information or any other content in such written recommendation contravene any provision of the Pooling and Servicing Agreement).  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Realized Losses and Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website.  If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the issuing entity.  The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor

Special Servicer in connection with: (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).  In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation.  In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  U.S. Bancorp, with total assets exceeding $353 billion as of June 30, 2013, is the parent company of U.S. Bank, the fifth-largest commercial bank in the United States.  As of June 30, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and three international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2013, U.S. Bank was acting as trustee with respect to over 84,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2013, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 581 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $455,019,200,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the

Pooling and Servicing Agreement.  In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the Master Servicer or Special Servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee.  The Trustee does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS (or “A” by DBRS if the Trustee has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if the Trustee is not rated by DBRS, “A” or higher by any two other NRSROs), “A” by Fitch and “A2” by Moody’s, and (b) whose short-term unsecured debt is rated at least “F-1” by Fitch and “P-1” by Moody’s, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor and the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder (if known to the Trustee) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee, which successor will be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder.  If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), a New York Banking Corporation, will act as the certificate administrator (in such capacity, the “Certificate Administrator”), the custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement.  DBTCA is a New York banking corporation  with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–DB1311, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011 through 2013, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 58 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $51,292,012,728.  To the best of its knowledge, DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Certificate Administrator on behalf of the Certificateholders.

DBTCA will act as Custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the Mortgage Loan files in secure, fire-resistant facilities. DBTCA will not physically segregate the Mortgage Loan files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each Mortgage Loan file and will show that the Mortgage Loan Documents are held on behalf of the Issuing Entity.

DBTCA is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., an Underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the Depositor.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by the Certificate Administrator.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least “AA (low)” by DBRS (or “A” by DBRS if the Certificate Administrator has a short-term debt rating of at least “R-1 (middle)” from DBRS; provided that if the Certificate Administrator is not rated by DBRS, “A” or higher by any two other NRSROs), “A” by Fitch and “A2” by Moody’s, and (b) whose short-term unsecured debt is rated at least “F-1” by Fitch and “P-1” by Moody’s, or such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0015% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage

Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.  The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to any Non-Serviced Mortgage Loan, for which custodial arrangements will be governed by the related pooling and servicing agreement).  The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Park Bridge Lender Services LLC (the “Operating Advisor“), a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge” ), will act as operating advisor under the Pooling and Servicing Agreement.  The principal offices of Park Bridge Lender Services LLC are located at 560 Lexington Avenue, 17th floor, New York, New York 10022 and its telephone number is (212) 310-9821.

Park Bridge is a privately held commercial real estate finance advisory firm headquartered in New York, New York.  Since its founding in 2009, Park Bridge and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments.  These engagements have included:  mortgage brokerage, loan syndication, equity private placements, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

All private placements, merger and acquisition transactions and fairness opinions are executed through Park Bridge Securities LLC, a direct, wholly-owned, broker-dealer subsidiary of Park Bridge.  Park Bridge Securities LLC is a member of FINRA and SIPC.

Park Bridge Lender Services LLC has acted as operating advisor or trust advisor for approximately $20.9 billion of commercial mortgage-backed securities securitizations issued in 19 transactions (excluding this series COMM 2013-CCRE11 Mortgage Trust transaction) since January 2012.

Park Bridge’s technology platform is server-based with back-up, disaster-recovery, encryption and archival services performed by vendors and data centers that comply with industry and regulatory standards.

There are no legal proceedings pending against the Operating Advisor, or to which any property of the Operating Advisor is subject, that are material to the Certificateholders, nor does the Operating Advisor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, the Depositor, and Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar are affiliates of each other.

CCRE Lending, a Sponsor and Mortgage Loan Seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, and Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent) and certain other third party lenders provide warehouse financing to the Cantor Financing Affiliates through various repurchase facilities.  Some or all of the CCRE Mortgage Loans (including CCRE Lending’s portion of the Mortgage Loan identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the Initial Outstanding Pool Balance, which Mortgage Loan was co-originated by CCRE Lending and GACC) are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, acquire the warehoused CCRE Mortgage Loans from the Cantor Financing Affiliates, and the Cantor Financing Affiliates will, in turn, use the funds that they receive from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of September 20, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to eight (8) CCRE Mortgage Loans, which represents approximately 39.4% of the Initial Outstanding Pool Balance (except that the number and dollar amount of CCRE Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the Certificates).

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, thirty (30) of the Mortgage Loans to be contributed to this securitization by CCRE Lending, representing approximately 60.1% of the Initial Outstanding Pool Balance.

Midland may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Midland is expected to be the primary servicer of the Miracle Mile Shops Loan Combination.

Situs assisted CCRE Lending with due diligence and underwriting relating to certain of the Mortgage Loans to be included in the Mortgage Pool.

Situs assisted GACC with due diligence and underwriting relating to certain of the Mortgage Loans to be included in the Mortgage Pool.

Situs assisted the B-Piece Buyer with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

U.S. Bank National Association is acting as the Trustee, and also acts as trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust Securitization, which includes the One Wilshire pari passu Companion Loan.

Park Bridge is acting as the Operating Advisor, and also acts as operating advisor under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE10 Mortgage Trust Securitization, which includes the One Wilshire pari passu Companion Loan.

With respect to the Miracle Mile Shops Mortgage Loan representing approximately 11.4% of the Initial Outstanding Pool Balance, CCRE Lending or certain of its affiliates will, as of the date of initial issuance of the Offered Certificates, hold the related Companion Loan designated as Note A-1.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 46 fixed-rate mortgage loans, which does not include any Companion Loan (each such mortgage loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 82 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,269,818,466 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%.  The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in October 2013 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $797,986 to $145,000,000 and the average Cut-off Date Balance will be $27,604,749 subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during October 2013 are timely made.  All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Miracle Mile Shops Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.  On and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related Intercreditor Agreement.  Notwithstanding the foregoing, prior to the Miracle Mile Shops Note A-1 Securitization Date and subject to certain other conditions, the holder of the Miracle Mile Shops note A-1 may exercise the Lead Designation Option.  If that election is made pursuant to and in accordance with the terms of the Miracle Mile Shops Intercreditor Agreement, the Miracle Mile Shops Loan Combination will continue to be serviced by the Master Servicer and Special Servicer for this transaction under, and pursuant to the terms of, the Pooling and Servicing Agreement irrespective of the sale of the Miracle Mile Shops note A-1 into any future securitization.

Each of the Oglethorpe Mall Loan Combination and the One & Only Palmilla Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The One Wilshire Loan Combination will be serviced pursuant to the pooling and servicing agreement related to the COMM 2013-CCRE10 Mortgage Trust securitization and the related Intercreditor Agreement.

“Companion Loan“ means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Intercreditor Agreement“ means with respect to any Loan Combination, the related intercreditor, co-lender or similar agreement in effect from time to time by and between (a) the holder of the related Mortgage Loan(s) and the holder of the related Subordinate Companion Loan(s) relating to the relative rights of such holders or (b) the holders of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) or Non-Serviced Pari Passu Companion Loan(s) relating to the relative rights of such holders.  The Miracle Mile Shops intercreditor agreement, the Oglethorpe Mall intercreditor agreement, the One & Only Palmilla intercreditor agreement and the One Wilshire intercreditor agreement will be an Intercreditor Agreement, as the context may require.

“Loan Combination“ means each of the Miracle Mile Shops Loan Combination, the Oglethorpe Mall Loan Combination, the One & Only Palmilla Loan Combination and the One Wilshire Loan Combination, as the context may require and as applicable.

“Non-Serviced Companion Loan“ means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The One Wilshire Companion Loan and, on and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Companion Loans will be the only Non-Serviced Companion Loans.  Prior to the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Companion Loans will be Serviced Companion Loans.  If the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Companion Loans will not be Non-Serviced Companion Loans.

“Non-Serviced Loan Combination“ means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement.  References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The One Wilshire Loan Combination and, on and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Loan Combination will be the only Non-Serviced Loan Combinations.  Prior to the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Loan Combination will be a Serviced Loan Combination.  If the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Loan Combination will not be a Non-Serviced Loan Combination but will continue to be a Serviced Loan Combination.

“Non-Serviced Mortgage Loan“ means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement.  The One Wilshire Mortgage Loan and, on and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Mortgage Loan will be the only Non-Serviced Mortgage Loan.  If the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Mortgage Loan will not become a Non-Serviced Mortgage Loan but will continue to be serviced pursuant to the Pooling and Servicing Agreement.

“Serviced Companion Loan“ means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (ii) subordinated in right of payment to the related Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The Oglethorpe Mall Companion Loan, the One & Only Palmilla Companion Loan and, prior to the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Companion Loans will be the only Serviced Companion Loans related to the Issuing Entity.  On and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Companion Loans will be Non-Serviced Companion Loans.  If the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Companion Loans will not be Non-Serviced Companion Loans but will continue to be a Serviced Companion Loans.

“Serviced Loan Combination“  means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and (a) one or more Subordinate Companion Loans not included in the Issuing Entity and/or (b) one or more pari passu mortgage notes not included in the Issuing Entity.  References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The Oglethorpe Mall Loan Combination, the One & Only Palmilla Loan Combination and, prior to the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Loan Combination will be the only Serviced Loan Combinations related to the Issuing Entity.  On and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Loan Combination will be a Non-Serviced Loan Combination.  If the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Loan Combination will not become a Non-Serviced Loan Combination but will continue to be a Serviced Loan Combination.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The Oglethorpe Mall Companion Loan is a Serviced Pari Passu Companion Loan.  Prior to the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Companion Loans will be Serviced Pari Passu Companion Loans.  On and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Companion Loans will be Non-Serviced Companion Loans.  If the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Companion Loans will not become Non-Serviced Companion Loans but will continue to be Serviced Pari Passu Companion Loans.

“Subordinate Companion Loan“ means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.  The One & Only Palmilla Subordinate Companion Loan is the only Subordinate Companion Loan related to the Issuing Entity.

“Pari Passu Companion Loan” means with respect to any Loan Combination, any related mortgage note not included in the Issuing Entity, which is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The Miracle Mile Shops Companion Loans, the Oglethorpe Mall Companion Loan and the One Wilshire Companion Loan are the Pari Passu Companion Loans related to the Issuing Entity.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each Mortgage Loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, which would include Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property or (ii) a leasehold estate in the Mortgaged Property and no Mortgage on the related fee estate, as set forth below:

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	81	$1,239,818,466	97.6%
Leasehold(3)	1	$30,000,000	2.4%
Total	82	$1,269,818,466	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

(3)
Includes 1 Mortgage Loan, representing approximately 2.4% of the Initial Outstanding Pool Balance, that is principally secured by leasehold interests under long-term ground and sub-ground leases or space leases that expire in 2079.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days		Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6th	0		43	$1,019,818,466	80.3%
6th	3	(1)	2	$160,000,000	12.6%
1st	0		1	$90,000,000	7.1%

(1)
In the case of 2 Mortgage Loans, collectively representing approximately 12.6% of the Initial Outstanding Pool Balance, the related borrower is permitted to use the 3-day grace period only once a year.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the foregoing table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be non-recourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee or leasehold or combination fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement.

Significant Obligor

The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, securing a Mortgage Loan that represents approximately 11.4% of the Initial Outstanding Pool Balance.

Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans, which represent, in the aggregate, approximately 63.7% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR(1)		Cut-off Date LTV(1)	LTV Ratio at Maturity(1)	Cut-off Date U/W NOI Debt Yield(1)
Miracle Mile Shops(1)(2)	$145,000,000	11.4%	5.2500%	119	1.24	x	62.7%	58.0%	8.4%
Equity Industrial Partners Portfolio	$111,000,000	8.7%	5.5215%	118	1.25	x	69.6%	62.3%	9.3%
One & Only Palmilla(1)	$90,000,000	7.1%	5.7415%	63	3.12	x	33.9%	33.9%	21.2%
Metro 22 Portfolio(3)	$90,000,000	7.1%	5.1375%	118	1.86	x	58.5%	58.5%	9.9%
Oglethorpe Mall(1)	$90,000,000	7.1%	3.9000%	117	1.75	x	63.4%	57.5%	10.5%
One Wilshire(1)	$80,000,000	6.3%	4.6850%	118	2.93	x	41.1%	41.1%	14.5%
Airport Business Center	$59,600,000	4.7%	5.1140%	119	1.76	x	66.9%	59.3%	12.3%
Bayside Village	$56,000,000	4.4%	5.3375%	119	1.62	x	56.0%	56.0%	8.8%
Orangefair Marketplace	$44,768,470	3.5%	5.2375%	119	1.25	x	68.3%	56.7%	8.7%
The Vintage Estate	$41,954,124	3.3%	5.5110%	119	1.68	x	41.8%	35.0%	13.9%
Total/Wtd. Avg.	$808,322,593	63.7%	5.1321%	112	1.83	x	57.0%	52.9%	11.6%

(1)
In the case of the Miracle Mile Shops Mortgage Loan, the Oglethorpe Mall Mortgage Loan and the One Wilshire Mortgage Loan,  representing approximately 11.4%, 7.1% and 6.3%, respectively, of the Initial Outstanding Pool Balance, each with one or more pari passu Companion Loan(s) that are not included in the Issuing Entity, the DSCR, LTV and debt yields for each Mortgage Loan have been calculated based on the Mortgage Loan included in the Issuing Entity and any related pari passu Companion Loans not included in the Issuing Entity.  In the case of the One & Only Palmilla Mortgage Loan, representing approximately 7.1% of the Initial Outstanding Pool Balance, with one Subordinate Loan that is not included in the Issuing Entity, the DSCR, LTV and debt yield for such Mortgage Loan have been calculated based on the Mortgage Loan included in the Issuing Entity and without regard to the related Subordinate Companion Loan not included in the Issuing Entity.

(2)
The Miracle Mile Shops Mortgage Loan and the 380 Lafayette Street Mortgage Loan, representing approximately 11.4% and 1.2%, respectively, of the Initial Outstanding Pool Balance, are under common sponsorship.

(3)
In the case of one (1) Mortgage Loan, representing approximately 7.1% of the Initial Outstanding Pool Balance, the LTV ratio for such Mortgage Loan was calculated using a capitalization rate reduction of 0.60% to account for the fact that the collateral is a portfolio of Mortgaged Properties.  Using this method, the Cut-off Date LTV ratio is 58.5%.  The Cut-off Date LTV ratio based on all of the Mortgaged Properties individually is 64.1%.

No other Mortgage Loan had an outstanding principal balance as of the Cut-off Date which exceeds 2.8% of the Initial Outstanding Pool Balance.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from CCRE Lending and GACC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to two separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Cantor Commercial Real Estate Lending, L.P.	37	$989,573,012	77.9%
German American Capital Corporation	8	$190,245,455	15.0%
Cantor Commercial Real Estate Lending, L.P./German American Capital Corporation(1)	1	$90,000,000	7.1%
Total	46	$1,269,818,466	100.0%

(1)
In the case of the One & Only Palmilla Mortgage Loan, representing approximately 7.1% of the Initial Outstanding Pool Balance, which is evidenced by two Notes, CCRE Lending is transferring one of the Notes to the Issuing Entity, which Note has an outstanding principal balance as of the Cut-off Date of $45,000,000, and GACC is transferring the other Note to the Issuing Entity, which Note has an outstanding principal balance as of the Cut-off Date of $45,000,000.

Except as indicated in the following sentences, each Mortgage Loan Seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.  The Miracle Mile Shops Mortgage Loan representing 11.4% of the Initial Outstanding Pool Balance and as to which CCRE Lending is acting as Mortgage Loan Seller, is a Mortgage Loan that was co-originated by CCRE Lending, Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association.

In the case of the mortgage loan identified on Annex A-1 to this prospectus supplement as One & Only Palmilla Mortgage Loan, CCRE and GACC co-originated the loan are each acting as a Mortgage Loan Seller with respect to its portion of the loan.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York.  Each party to a Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 12-month period prior to the Cut-off Date.  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

●	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

●
with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

●
the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

●	environmental insurance with respect to such condition has been obtained;

●
a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

●	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, Equity Industrial Partners Portfolio Mortgaged Properties: York, Newark and Indianapolis, and iPark Hudson Buildings 4 & 5, which secure mortgage loans representing approximately 7.1%, 4.5%, 2.9%, 0.6% and 1.8%, respectively, of the Initial Outstanding Pool Balance by Allocated Loan Amount, an environmental insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining indemnification from the related borrower sponsor, in lieu of obtaining a Phase II Environmental Site Assessment, or to address environmental conditions or concerns.  For additional information regarding mortgaged properties covered by an environmental insurance policy, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this prospectus supplement.  Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period.  Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the

Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Some Mortgage Loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 12-month period prior to the Cut-off Date.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that, an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 12-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a  tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance.  Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than two times the amount of insurance premium payable at the time of the origination of the Mortgage Loan in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  Certain Mortgage Loans provide that the borrower is only required to maintain terrorism insurance so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

For example, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Oglethorpe Mall, which secures a Mortgage Loan representing approximately 7.1% of the Initial Outstanding Pool Balance, the Mortgage Loan Documents provide that if the TRIPRA is no longer in effect, the borrower will only be required to obtain terrorism insurance to the extent obtainable for an annual premium not to exceed $92,000.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  See Representations and Warranties 16 and 29 on Annex F to this prospectus supplement and the exceptions thereto on Annex G to this prospectus supplement.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization.  For example, with respect to twenty-five (25) of the Mortgage Loans, which collectively represent approximately 66.5% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.  Some Mortgaged Properties included in the Mortgage Pool may be insured pursuant to a blanket policy covering such Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Certain Variances from the Underwriting Guidelines.  Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” or “—German American Capital Corporation—GACC’s Underwriting Standards”, as applicable, in this prospectus supplement.

Loan Combinations/Split Loan Structures

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan U/W NCF DSCR	Loan Combination U/W NCF DSCR	Mortgage Loan Cut-off Date LTV Ratio	Loan Combination Cut-off Date LTV Ratio	Mortgage Loan Cut-off Date U/W NOI Debt Yield	Loan Combination Cut-off Date U/W NOI Debt Yield	Additional Mezzanine Debt
Miracle Mile Shops	$145,000,000	$435,000,000	$580,000,000	1.24x	1.24x	62.7%	62.7%	8.4%	8.4%	Yes
One & Only Palmilla	$ 90,000,000	$ 40,000,000	$130,000,000	3.12x	1.65x	33.9%	49.0%	21.2%	14.7%	No
Oglethorpe Mall	$ 90,000,000	$ 60,000,000	$150,000,000	1.75x	1.75x	63.4%	63.4%	10.5%	10.5%	Yes
One Wilshire	$ 80,000,000	$100,000,000	$180,000,000	2.93x	2.93x	41.1%	41.1%	14.5%	14.5%	No

The Miracle Mile Shops Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, representing approximately 11.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $145,000,000 (the “Miracle Mile Shops Mortgage Loan”), is part of a loan combination comprised of four promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Miracle Mile Shops Mortgaged Property”).  The Miracle Mile Shops Mortgage Loan is evidenced by promissory note A-2.  The mortgage loan evidenced by (i) promissory note A-1, with an original principal balance of $145,000,000, which is currently held by CCRE Lending, (ii) promissory note A-3, with an original principal balance of $145,000,000, which is currently held by Citigroup Global Markets Realty Corp., and (iii) promissory note note A-4, with an original principal balance of $145,000,000, which is currently held by JPMorgan Chase Bank, National Association, are collectively referred to in this prospectus supplement as the “Miracle Mile Shops Companion Loans” and are pari passu in right of payment with the Miracle Mile Shops Mortgage Loan.  The Miracle Mile Shops Mortgage Loan and the Miracle Mile Shops Companion Loans are collectively referred to in this prospectus supplement as the “Miracle Mile Shops Loan Combination.”  The Miracle Mile Shops Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Miracle Mile Shops Loan Combination (the “Miracle Mile Shops Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Miracle Mile Shops Noteholder (the “Miracle Mile Shops Intercreditor Agreement”).

Servicing.  The Miracle Mile Shops Loan Combination will be serviced as follows:

(a)
from and after the Closing Date, but prior to the date that the Miracle Mile Shops note A-1 is included in a securitization trust (the “Miracle Mile Shops Note A-1 Securitization Date”), unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(b)
from and after the Miracle Mile Shops Note A-1 Securitization Date, unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the Miracle Mile Shops Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Miracle Mile Shops note A-1 (the “Miracle Mile Shops Pooling and Servicing Agreement”) and, subject to the terms of the Miracle Mile Shops Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Miracle Mile Shops Noteholder will be effected in accordance with the Miracle Mile Shops Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the Miracle Mile Shops Pooling and Servicing Agreement;

provided, however, that under certain circumstances, the holder of the Miracle Mile Shops note A-1 has the right to, in its sole discretion, designate the Miracle Mile Shops Mortgage Loan as the lead securitization and cause the Miracle Mile Shops Loan Combination to continue to be serviced by the

Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement after the Miracle Mile Shops Note A-1 Securitization Date (the “Lead Designation Option”).

Advancing.  The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the Miracle Mile Shops Mortgage Loan (but not on the Miracle Mile Shops Companion Loans) and prior to the Miracle Mile Shops Note A-1 Securitization Date (and if the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, after the Miracle Mile Shops Note A-1 Securitization Date), the Master Servicer or the Trustee, as applicable, will be obligated to make Property Advances with respect to the Miracle Mile Shops Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

After the Miracle Mile Shops Note A-1 Securitization Date:

(a)
the Master Servicer or the Trustee, as applicable, will continue to be responsible for making P&I Advances on the Miracle Mile Shops Mortgage Loan (but not on the Miracle Mile Shops Companion Loans) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance;

(b)
the master servicer or the trustee, as applicable, under the Miracle Mile Shops Pooling and Servicing Agreement will be obligated to make (i) any required principal and interest advances on the Miracle Mile Shops note A-1 as required under the terms of the Miracle Mile Shops Pooling and Servicing Agreement (but not on the Miracle Mile Shops Mortgage Loan) and (ii) provided that the Lead Designation Option has not been exercised, property advances with respect to the Miracle Mile Shops Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Miracle Mile Shops Pooling and Servicing Agreement; and

(c)
if the Miracle Mile Shops note A-3 or note A-4 is securitized, the master servicer or the trustee, as applicable, under the related securitization will be obligated to make any required principal and interest advances on the related Miracle Mile Shops Companion Loan as required under the terms of the related pooling and servicing agreement.

With respect to the Miracle Mile Shops Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of any Miracle Mile Shops Companion Loan.  If the Master Servicer determines that a proposed P&I Advance with respect to the Miracle Mile Shops Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the related Miracle Mile Shops Companion Loans written notice of such determination, promptly and in any event within the time permitted by the applicable Intercreditor Agreement.

Distributions.  The Miracle Mile Shops Intercreditor Agreement sets forth the respective rights of each of the Miracle Mile Shops Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Miracle Mile Shops Loan Combination will be applied to the Miracle Mile Shops Mortgage Loan and the Miracle Mile Shops Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the Pooling and Servicing Agreement and the Miracle Mile Shops Pooling and Servicing Agreement, as applicable).

Consultation and Control.  The directing holder under the Miracle Mile Shops Intercreditor Agreement with respect to the Miracle Mile Shops Loan Combination (such party, the “Miracle Mile Shops Directing Holder”) will initially be the holder of the Miracle Mile Shops note A-1, and from and after the Miracle Mile Shops Note A-1 Securitization Date, will be the controlling class representative or such other party specified in the Miracle Mile Shops Pooling and Servicing Agreement; provided, however, that under certain circumstances, the Miracle Mile Shops note A-1 holder has the right to, in its sole discretion, elect that the holder of the Miracle Mile Shops Mortgage Loan be the directing holder of the Miracle Mile Shops Loan Combination.  Certain decisions to be made with respect to the Miracle Mile Shops Loan Combination, including any major decisions, will require the approval of the Miracle Mile Shops Directing Holder.

Pursuant to the terms of the Miracle Mile Shops Intercreditor Agreement, the Controlling Class Representative, unless the Miracle Mile Shops note A-1 holder has elected that the holder of the Miracle Mile Shops Mortgage Loan be the directing holder of the Miracle Mile Shops Loan Combination, as a non-controlling noteholder (a “Miracle Mile Shops Non-Controlling Note Holder”) will have the right to (i) to receive copies of all notices, information and reports that the Special Servicer or, from and after the Miracle Mile Shops Note A-1 Securitization Date, the special servicer under the Miracle Mile Shops Pooling and Servicing Agreement is required to provide to the Miracle Mile Shops Directing Holder under such agreement within the same time frame it is required to provide such notices, information and reports to the Miracle Mile Shops Directing Holder and (ii) to be consulted by the applicable special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Miracle Mile Shops Intercreditor Agreement and the implementation by the applicable special servicer of any recommended actions outlined in an asset status report.  The consultation right of a Miracle Mile Shops Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the Miracle Mile Shops Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Miracle Mile Shops Non-Controlling Note Holder’s consultation rights described above, the Special Servicer or the special servicer under the Miracle Mile Shops Pooling and Servicing Agreement, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Miracle Mile Shops Loan Combination.

Notwithstanding anything herein or in the Miracle Mile Shops Intercreditor Agreement to the contrary, no direction or objection by the Miracle Mile Shops Non-Controlling Note Holder may require or cause the Master Servicer or the Special Servicer, as applicable, or the master servicer or the special servicer, as applicable, under the Miracle Mile Shops Pooling and Servicing Agreement, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement or the Miracle Mile Shops Pooling and Servicing Agreement, as applicable, any Intercreditor Agreement or the REMIC Provisions, including without limitation such master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose such master servicer, the special servicer, the paying agent, the trust fund, the certificate administrator or the trustee to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement or the Miracle Mile Shops Pooling and Servicing Agreement.

In addition to the consultation rights of the Miracle Mile Shops Non-Controlling Note Holder described above, the Miracle Mile Shops Non-Controlling Note Holders will have the right to annual conference calls with the Master Servicer or the Special Servicer or, from and after the Miracle Mile Shops Note A-1 Securitization Date if the Lead Designation Option is not exercised, the master servicer or special servicer, as applicable, under the Miracle Mile Shops Pooling and Servicing Agreement, upon reasonable notice and at times reasonably acceptable to such Master Servicer, Special Servicer, master servicer or special servicer, as applicable, in which servicing issues related to the Miracle Mile Shops Loan Combination are discussed.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Miracle Mile Shops Intercreditor Agreement, if the Miracle Mile Shops Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the applicable pooling and servicing agreement, the applicable special servicer will be entitled to sell the Miracle Mile Shops Mortgage Loan, and if it elects to sell any note of the Miracle Mile Shops Loan Combination, will be required to sell the Miracle Mile Shops Mortgage Loan together with the

Miracle Mile Shops Companion Loans as a single whole loan.  The Miracle Mile Shops Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The directing holder with respect to the Miracle Mile Shops Loan Combination will have the right, with or without cause, to replace the applicable special servicer and appoint a replacement special servicer in lieu thereof without the consent of any Miracle Mile Shops Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Miracle Mile Shops Intercreditor Agreement) and satisfies the other conditions set forth in the applicable pooling and servicing agreement.

The Oglethorpe Mall Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Oglethorpe Mall, representing approximately 7.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $90,000,000 (the “Oglethorpe Mall Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “Oglethorpe Mall Mortgaged Property”).  The Oglethorpe Mall Mortgage Loan is evidenced by promissory note A-1.  The mortgage loan evidenced by promissory note A-2, with an original principal balance of $60,000,000, which is currently held by GACC, is referred to in this prospectus supplement as the “Oglethorpe Mall Companion Loan” and is pari passu in right of payment with the Oglethorpe Mall Mortgage Loan.  The Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall Companion Loan are collectively referred to in this prospectus supplement as the “Oglethorpe Mall Loan Combination.”  The Oglethorpe Mall Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Oglethorpe Mall Loan Combination (the “Oglethorpe Mall Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Oglethorpe Mall Noteholder (the “Oglethorpe Mall Intercreditor Agreement”).

Servicing.  The Oglethorpe Mall Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement and, subject to the terms of the Oglethorpe Mall Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Oglethorpe Mall Noteholder will be effected in accordance with the Pooling and Servicing Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making:  (i) P&I Advances on the Oglethorpe Mall Mortgage Loan (but not on the Oglethorpe Mall Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the Oglethorpe Mall Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions.  The Oglethorpe Mall Intercreditor Agreement sets forth the respective rights of each of the Oglethorpe Mall Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Oglethorpe Mall Loan Combination will be applied to the Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control.  The directing holder under the Oglethorpe Mall Intercreditor Agreement with respect to the Oglethorpe Mall Loan Combination will be the Controlling Class Representative.  Certain decisions to be made with respect to the Oglethorpe Mall Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Oglethorpe Mall Intercreditor Agreement, the Oglethorpe Mall Non-Controlling Note Holder will have the right to (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative and (ii) to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the Oglethorpe Mall Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the Oglethorpe Mall Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Oglethorpe Mall Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Oglethorpe Mall Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Oglethorpe Mall Mortgage Loan and the Oglethorpe Mall Companion Loan.

In addition to the consultation rights of the Oglethorpe Mall Non-Controlling Note Holder described above, the Oglethorpe Mall Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Oglethorpe Mall Loan Combination are discussed.

The “Oglethorpe Mall Non-Controlling Note Holder” means, with respect to the Oglethorpe Mall Companion Loan, (i) until the Oglethorpe Mall Companion Loan is included in a securitization, the holder of the Oglethorpe Mall Companion Loan and (ii) if the Oglethorpe Mall Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Oglethorpe Mall Companion Loan under the Oglethorpe Mall Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Oglethorpe Mall Intercreditor Agreement, if the Oglethorpe Mall Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be entitled (but not required) to sell the Oglethorpe Mall Mortgage Loan together with the Oglethorpe Mall Companion Loan as a single whole loan.  The Oglethorpe Mall Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Oglethorpe Mall Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Oglethorpe Mall Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

The One Wilshire Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as One Wilshire, representing approximately 6.3% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $80,000,000 (the “One Wilshire Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “One Wilshire Mortgaged Property”).  The One Wilshire Mortgage Loan is evidenced by promissory note A-2 with an original principal balance of $80,000,000.  The mortgage loan evidenced by promissory note A-1, with an original principal balance of $100,000,000, which is included in the COMM 2013-CCRE10 securitization, is referred to in this prospectus supplement as the “One Wilshire Companion Loan” and is pari passu in right of payment with the One Wilshire Mortgage Loan.  The One Wilshire Mortgage Loan and the One Wilshire Companion Loan are collectively referred to in this prospectus supplement as the “One Wilshire Loan Combination.”  The One Wilshire Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the One Wilshire Loan Combination (the “One Wilshire Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each One Wilshire Noteholder (the “One Wilshire Intercreditor Agreement”).

Servicing.  The One Wilshire Loan Combination is primary serviced by Wells Fargo Bank, National Association, as master servicer (the “COMM 2013-CCRE10 Master Servicer”), and specially serviced by LNR Partners, LLC, as special servicer (the “COMM 2013-CCRE10 Special Servicer”), pursuant to the pooling and servicing agreement entered into among the Depositor, the COMM 2013-CCRE10 Master Servicer, the COMM 2013-CCRE10 Special Servicer, US Bank, National Association, as trustee (the “COMM 2013-CCRE10 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “COMM 2013-CCRE10 Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2013-CCRE10 Operating Advisor”), in connection with the COMM 2013-CCRE10 securitization (into which the One Wilshire Companion Loan has been deposited) (the “COMM 2013-CCRE10 Pooling and Servicing Agreement”), and, subject to the terms of the One Wilshire Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any One Wilshire Noteholder will be effected in accordance with the COMM 2013-CCRE10 Pooling and Servicing Agreement and the One Wilshire Intercreditor Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making:   P&I Advances on the One Wilshire Mortgage Loan (but not on the One Wilshire Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2013-CCRE10 Master Servicer or the COMM 2013-CCRE10 Trustee, as applicable, will be obligated to make property advances with respect to the One Wilshire Loan Combination, in each case unless a similar determination of nonrecoverability is made under such agreement.

Distributions.  The One Wilshire Intercreditor Agreement sets forth the respective rights of each of the One Wilshire Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the One Wilshire Loan Combination will be applied to the One Wilshire Mortgage Loan and the One Wilshire Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2013-CCRE10 master servicer and the COMM 2013-CCRE10 special servicer in accordance with the terms of the COMM 2013-CCRE10 pooling and servicing agreement).

Consultation and Control.  The directing holder under the One Wilshire Intercreditor Agreement with respect to the One Wilshire Loan Combination will be the controlling class representative or such other party specified in the COMM 2013-CCRE10 Pooling and Servicing Agreement (such party, the “COMM 2013-CCRE10 Directing Holder”).  Certain decisions to be made with respect to the One Wilshire Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2013-CCRE10 Pooling and Servicing Agreement, will require the approval of the COMM 2013-CCRE10 Directing Holder.

Pursuant to the terms of the One Wilshire Intercreditor Agreement, the Controlling Class Representative, as the non-controlling noteholder (the “One Wilshire Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the COMM 2013-CCRE10 Special Servicer is required to provide to the COMM 2013-CCRE10 Directing Holder within the same time frame it is required to provide such notices, information and reports to the COMM 2013-CCRE10 Directing Holder and (ii) be consulted by the COMM 2013-CCRE10 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the One Wilshire Intercreditor Agreement and the implementation by the COMM 2013-CCRE10 Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of the One Wilshire Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2013-CCRE10 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the One Wilshire Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the One Wilshire Non-Controlling Note Holder’s

consultation rights described above, the COMM 2013-CCRE10 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One Wilshire Mortgage Loan and the One Wilshire Companion Loan.

In addition to the consultation rights of the One Wilshire Non-Controlling Note Holder described above, the One Wilshire Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2013-CCRE10 Master Servicer or COMM 2013-CCRE10 Special Servicer, as applicable, under the COMM 2013-CCRE10 Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to the COMM 2013-CCRE10 Master Servicer or COMM 2013-CCRE10 Special Servicer, as applicable, in which servicing issues related to the One Wilshire Loan Combination are discussed.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the One Wilshire Intercreditor Agreement, if the One Wilshire Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the COMM 2013-CCRE10 Pooling and Servicing Agreement, the COMM 2013-CCRE10 Special Servicer will be entitled (but not required) to sell the One Wilshire Mortgage Loan together with the One Wilshire Companion Loan as a single whole loan.  The One Wilshire Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The COMM 2013-CCRE10 Directing Holder will have the right, with or without cause, to replace the COMM 2013-CCRE10 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the One Wilshire Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the One Wilshire Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2013-CCRE10 Pooling and Servicing Agreement.

The One & Only Palmilla Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $90,000,000 (the “One & Only Palmilla Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “One & Only Palmilla Mortgaged Property”).  The One & Only Palmilla Mortgage Loan is evidenced by a promissory note A-1, with an original principal balance of $45,000,000 and a promissory note A-2, with an original principal balance of $45,000,000.  The subordinate companion loan evidenced by promissory note B, with an original principal balance of $40,000,000, which is currently held by Colfin Cabo Palm Funding, LLC, is referred to in this prospectus supplement as the “One & Only Palmilla Subordinate Companion Loan” and is subordinate in right of payment to the One & Only Palmilla Mortgage Loan.  The One & Only Palmilla Mortgage Loan and the One & Only Palmilla Subordinate Companion Loan are collectively referred to in this prospectus supplement as the “One & Only Palmilla Loan Combination”.  The One & Only Palmilla Subordinate Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The One & Only Palmilla Mortgage Loan has an interest rate of 5.7415% per annum and the One & Only Palmilla Subordinate Companion Loan has an interest rate of 11.5% per annum.  For the purpose of the information presented in this prospectus supplement with respect to the One & Only Palmilla Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the One & Only Palmilla Mortgage Loan, but excludes the One & Only Palmilla Subordinate Companion Loan.

The holders of the One & Only Palmilla Mortgage Loan (the “One & Only Palmilla Mortgage Loan Holder”) and the holders of the One & Only Palmilla Subordinate Companion Loan (the “One & Only Palmilla Subordinate Companion Loan Holder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the One & Only Palmilla Loan Combination (the “One & Only Palmilla Intercreditor Agreement”).

Servicing.  The One & Only Palmilla Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement and the One & Only Palmilla Intercreditor Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be obligated to make P&I Advances on the One & Only Palmilla Mortgage Loan (but not on the One & Only Palmilla Subordinate Companion Loan) and Property Advances with respect to the One & Only Palmilla Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The Master Servicer will not advance any principal and/or interest amounts with respect to the One & Only Palmilla Subordinate Companion Loan.

Distributions.  The One & Only Palmilla Intercreditor Agreement sets forth the respective rights of the One & Only Palmilla Mortgage Loan Holder and the One & Only Palmilla Subordinate Companion Loan Holder and provides, in general, that the rights of the One & Only Palmilla Subordinate Companion Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of the One & Only Palmilla Mortgage Loan Holder to receive such amounts.

Pursuant to the terms of the One & Only Palmilla Intercreditor Agreement, for so long as (a) no event of default with respect to an obligation of the borrower to pay money due under the One & Only Palmilla Loan Combination has occurred and is continuing under the One & Only Palmilla Loan Combination and (b) no non-monetary event of default as to which the One & Only Palmilla Loan Combination becomes a Specially Serviced Loan has occurred and is continuing, or in each case has been cured by the One & Only Palmilla Subordinate Companion Loan Holder (or the cure period granted to the One & Only Palmilla Subordinate Companion Loan Holder has not expired), all amounts available for payments on the One & Only Palmilla Loan Combination (other than any amounts for required reserves or escrows required by the related Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the One & Only Palmilla Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the related Mortgage Loan Documents) including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following manner, to the extent of available funds:

●
first, to each of the Master Servicer, the Special Servicer and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the One & Only Palmilla Mortgage Loan or the related Mortgaged Property, including unreimbursed Advances and interest thereon;

●
second, to the Master Servicer, any accrued and unpaid Servicing Fees earned by it with respect to the One & Only Palmilla Loan Combination under the One & Only Palmilla Intercreditor Agreement or the Pooling and Servicing Agreement, and then to the Special Servicer, any accrued and unpaid Special Servicing Fees and any Workout Fees or Liquidation Fees earned by it with respect to the One & Only Palmilla Loan Combination under the One & Only Palmilla Intercreditor Agreement or the Pooling and Servicing Agreement;

●
third, to the One & Only Palmilla Mortgage Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the One & Only Palmilla Mortgage Loan (at a per annum rate equal to the interest rate on the One & Only Palmilla Mortgage Loan minus the applicable Servicing Fee Rate);

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fourth, to the One & Only Palmilla Mortgage Loan Holder, an amount equal to (i) its pro rata portion (based on the outstanding principal balances of the One & Only Palmilla Mortgage Loan and the One & Only Palmilla Subordinate Companion Loan) of any scheduled principal payment (including any balloon payment) on the One & Only Palmilla Loan Combination and (ii) its pro rata portion (based on the outstanding principal balances of the One & Only Palmilla Mortgage Loan and the One & Only Palmilla Subordinate Companion Loan) of any prepayment (including any partial prepayment) on the One & Only Palmilla Loan Combination, in each case to be applied in reduction of the principal balance of the One & Only Palmilla Mortgage Loan;

●
fifth, to the One & Only Palmilla Mortgage Loan Holder, (A) interest at the interest rate on the One & Only Palmilla Mortgage Loan on any realized principal loss allocated to the principal balance of the One & Only Palmilla Mortgage Loan and (B) any such realized principal losses allocated to the principal balance of the One & Only Palmilla Mortgage Loan;

●
sixth, to the One & Only Palmilla Subordinate Companion Loan Holder, up to the amount of any unreimbursed advances (including any cure payments) made by the One & Only Palmilla Subordinate Companion Loan Holder, and the amount of any costs incurred by the One & Only Palmilla Subordinate Companion Loan Holder, in each case with respect to the One & Only Palmilla Loan Combination or the One & Only Palmilla Mortgaged Property pursuant to the Pooling and Servicing Agreement and the One & Only Palmilla Intercreditor Agreement;

●
seventh, to the One & Only Palmilla Subordinate Companion Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the One & Only Palmilla Subordinate Companion Loan (at a per annum rate equal to the interest rate on the One & Only Palmilla Subordinate Companion Loan minus the applicable Servicing Fee Rate);

●
eighth, to the One & Only Palmilla Subordinate Companion Loan Holder, an amount equal to (i) its pro rata portion (based on the outstanding principal balances of the One & Only Palmilla MortgageLoan and the One & Only Palmilla Subordinate Companion Loan) of any scheduled principal payment (including any balloon payment) on the One & Only Palmilla Loan Combination and (ii) its pro rata portion (based on the outstanding principal balances of the One & Only Palmilla Mortgage Loan and the One & Only Palmilla Subordinate Companion Loan) of any prepayment (including any partial prepayment) on the One & Only Palmilla Mortgage Loan Combination, in each case to be applied in reduction of the principal balance of the One & Only Palmilla Subordinate Companion Loan;

●
ninth, to the One & Only Palmilla Subordinate Companion Loan Holder, (A) interest at the interest rate on the One & Only Palmilla Mortgage Loan on any realized principal loss allocated to the principal balance of the One & Only Palmilla Subordinate Companion Loan and (B) any such realized principal losses allocated to the principal balance of the One & Only Palmilla Subordinate Companion Loan;

●
tenth, any interest accrued at the mortgage default rate on the One & Only Palmilla Loan Combination to the extent such default interest amount actually paid by the One & Only Palmilla Mortgage Loan borrower is not required to be paid to any of the Master Servicer, Special Servicer or Trustee under the Pooling and Servicing Agreement or the One & Only Palmilla Intercreditor Agreement, pro rata and pari passu (A) to the One & Only Palmilla Mortgage Loan Holder in an amount calculated on the principal balance of the One & Only Palmilla Mortgage Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the One & Only Palmilla Mortgage Loan and (B) to the One & Only Palmilla Subordinate Companion Loan Holder in an amount calculated on the principal balance of the One & Only Palmilla Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the One & Only Palmilla Subordinate Companion Loan;

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eleventh, to the extent of any prepayment premiums actually received pro rata (based on the amounts described in clauses (x) and (y) that follow) and pari passu, to: (x) the One & Only Palmilla Mortgage Loan Holder, an amount equal to the prepayment premium payable in respect of the One & Only Palmilla Mortgage Loan based on the amount of any prepayment actually received and allocated to the One & Only Palmilla Mortgage Loan as provided above, such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the One & Only Palmilla Mortgage Loan being prepaid and (ii) if the prepayment premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the prepayment premium for the One &

Only Palmilla Mortgage Loan based on the formula provided in the Mortgage Loan Documents and the amount of the One & Only Palmilla Mortgage Loan principal balance being prepaid, and (y) the One & Only Palmilla Subordinate Companion Loan Holder, an amount equal to any prepayment premium payable in respect of the One & Only Palmilla Subordinate Companion Loan based on the amount of any prepayment actually received and allocated to the One & Only Palmilla Subordinate Companion Loan as provided above, such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the One & Only Palmilla Subordinate Companion Loan being prepaid and (ii) if the prepayment premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the prepayment premium for the One & Only Palmilla Subordinate Companion Loan based on the formula provided in the Mortgage Loan Documents and the amount of the One & Only Palmilla Subordinate Companion Loan principal balance being prepaid; in each case, to the extent actually paid by the One & Only Palmilla Mortgage Loan borrower and not payable to the Master Servicer, Special Servicer or the Trustee pursuant to the Pooling and Servicing Agreement and the One & Only Palmilla Intercreditor Agreement; and

●
twelfth, to the One & Only Palmilla Mortgage Loan Holder and the One & Only Palmilla Subordinate Companion Loan Holder, pro rata (based on the relative initial principal balances of the One & Only Palmilla Mortgage Loan and the One & Only Palmilla Subordinate Companion Loan), any excess amounts paid by the related Mortgage Loan borrower.

Generally, for so long as (a) an event of default with respect to an obligation of the One & Only Palmilla Mortgage Loan borrower to pay money due under the One & Only Palmilla Loan Combination has occurred and is continuing or (b) a non-monetary event of default as to which the One & Only Palmilla Loan Combination becomes a Specially Serviced Loan has occurred and is continuing, and in each case has not been cured by the holder of the One & Only Palmilla Subordinate Companion Loan (and the related cure period has expired), all amounts available for payments on the One & Only Palmilla Loan Combination (other than any amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the One & Only Palmilla Mortgaged Property or released to the related borrower in accordance with the Servicing Standard or the One & Only Palmilla Mortgage Loan documents), including, without limitations, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following manner, to the extent of available funds:

●
first, to each of the Master Servicer, the Special Servicer and the Trustee, all unreimbursed costs and expenses paid by such entity with respect to the One & Only Palmilla Mortgage Loan or the One & Only Palmilla Mortgaged Property, including unreimbursed Advances and interest thereon;

●
second, to the Master Servicer, any accrued and unpaid Servicing Fees earned by it with respect to the One & Only Palmilla Loan Combination under the One & Only Palmilla Intercreditor Agreement or the Pooling and Servicing Agreement, and then to the Special Servicer, any accrued and unpaid Special Servicing Fees and any Workout Fees or Liquidation Fees earned by it with respect to the One & Only Palmilla Loan Combination under the One & Only Palmilla Intercreditor Agreement or the Pooling and Servicing Agreement;

●
third, to the One & Only Palmilla Mortgage Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the One & Only Palmilla Mortgage Loan (at a per annum rate equal to the interest rate on the One & Only Palmilla Mortgage Loan minus the applicable Servicing Fee Rate);

●
fourth, to the One & Only Palmilla Mortgage Loan Holder, in an amount equal to the outstanding principal balance of the One & Only Palmilla Mortgage Loan, until such principal balance has been reduced to zero;

●	fifth, to the One & Only Palmilla Mortgage Loan Holder, (A) interest at its applicable interest rate on any realized principal loss allocated to the principal balance of the One & Only Palmilla

Mortgage Loan and (B) any such realized principal losses allocated to the principal balance of the One & Only Palmilla Mortgage Loan;

●
sixth, to the One & Only Palmilla Subordinate Companion Loan Holder, up to the amount of any unreimbursed advances (including any cure payments) made by the One & Only Palmilla Subordinate Companion Loan Holder, and the amount of any costs incurred by the One & Only Palmilla Subordinate Companion Loan Holder with respect to the One & Only Palmilla Loan Combination or the One & Only Palmilla Mortgaged Property pursuant to the Pooling and Agreement and the One & Only Palmilla Intercreditor Agreement;

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seventh, to the One & Only Palmilla Subordinate Companion Loan Holder, an amount equal to all accrued and unpaid interest on the principal balance of the One & Only Palmilla Subordinate Companion Loan (at a per annum rate equal to the interest rate on the One & Only Palmilla Subordinate Companion Loan);

●
eighth, to the One & Only Palmilla Subordinate Companion Loan Holder, in an amount equal to the outstanding principal balance of the One & Only Palmilla Subordinate Companion Loan, until such principal balance has been reduced to zero;

●
ninth, to the One & Only Palmilla Subordinate Companion Loan, (A) interest at the interest rate on the One & Only Palmilla Subordinate Companion Loan on any realized principal loss allocated to the principal balance of the One & Only Palmilla Subordinate Companion Loan and (B) any such realized principal losses allocated to the principal balance of the One & Only Palmilla Subordinate Companion Loan;

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tenth, any interest accrued at the mortgage default rate on the One & Only Palmilla Loan Combination to the extent such default interest amount actually paid by the One & Only Palmilla Mortgage Loan borrower is not required to be paid to any of the Master Servicer, Special Servicer or Trustee under the Pooling and Servicing Agreement, pro rata and pari passu (A) to the One & Only Palmilla Mortgage Loan Holder in an amount calculated on the principal balance of the One & Only Palmilla Mortgage Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the One & Only Palmilla Mortgage Loan and (B) to the One & Only Palmilla Subordinate Companion Loan Holder in an amount calculated on the principal balance of the One & Only Palmilla Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the One & Only Palmilla Subordinate Companion Loan;

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eleventh, to the extent of any prepayment premium actually received, to pay such prepayment premium pro rata (based on the amounts described in clauses (x) and (y) that follow) and pari passu, to: (x) the One & Only Palmilla Mortgage Loan Holder, an amount equal to the prepayment premium payable in respect of the One & Only Palmilla Mortgage Loan based on the amount of any prepayment actually received and allocated to the One & Only Palmilla Mortgage Loan as provided above, such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the One & Only Palmilla Mortgage Loan being prepaid and (ii) if the prepayment premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the prepayment premium for the One & Only Palmilla Mortgage Loan based on the formula provided in the Mortgage Loan Documents and the amount of the One & Only Palmilla Mortgage Loan principal balance being prepaid, and (y) the One & Only Palmilla Subordinate Companion Loan Holder, an amount equal to any One & Only Palmilla Yield Maintenance Premium payable in respect of the One & Only Palmilla Subordinate Companion Loan based on the amount of any prepayment actually received and allocated to the One & Only Palmilla Subordinate Companion Loan as provided above, such amount to be determined (i) if such prepayment is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the One & Only Palmilla Subordinate Companion Loan being prepaid and (ii) if the prepayment premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the prepayment premium for the One & Only Palmilla Subordinate Companion Loan based on the formula provided in the Mortgage Loan Documents and the amount of the One & Only Palmilla Subordinate Companion Loan principal balance being prepaid; in each case, to the extent actually paid by the Mortgage Loan borrower and not payable to the Master Servicer, Special Servicer or the Trustee pursuant to the Pooling and Servicing Agreement and the One & Only Palmilla Intercreditor Agreement; and

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twelfth, to the One & Only Palmilla Mortgage Loan Holder and the One & Only Palmilla Subordinate Companion Loan Holder, pro rata (based on the relative initial principal balances of the One & Only Palmilla Mortgage Loan and the One & Only Palmilla Subordinate Companion Loan), any excess amounts paid by the One & Only Palmilla Mortgage Loan borrower.

Consent Rights.  So long as the One & Only Palmilla Subordinate Companion Loan Holder is the Directing Holder with respect to the One & Only Palmilla Mortgage Loan, then the One & Only Palmilla Subordinate Companion Loan Holder may exercise the rights and powers granted to the Directing Holder under the Pooling and Servicing Agreement.  In addition, pursuant to the One & Only Palmilla Intercreditor agreement, for so long as the One & Only Palmilla Subordinate Companion Loan Holder is the Directing Holder with respect to the One & Only Palmilla Mortgage Loan, then the Master Servicer or the Special Servicer, as applicable, will be required to provide written notice to, and receive the written approval of, the One & Only Palmilla Subordinate Companion Loan Holder (which approval may be withheld in its sole discretion) with respect to the following items rather than the Major Decisions described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement; provided that prior to taking any of the following actions, the Master Servicer or the Special Servicer, as applicable, shall provide the One & Only Palmilla Subordinate Companion Loan Holder a written notice of such proposed action and if the One & Only Palmilla Subordinate Companion Loan Holder fails to notify the Master Servicer or the Special Servicer, as applicable, of its approval or disapproval within such five (5) business day period after receiving such notice, then the applicable servicer may deliver a second notice of such proposed action and upon expiration of such five (5) business day period, consent shall be deemed to have been approved by the One & Only Palmilla Subordinate Companion Loan Holder:

●	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the Mortgaged Property;

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any modification, consent to a modification or waiver of a monetary term or material non-monetary term (including, without limitation, the timing of payments, any prohibition on additional debt, and acceptance of discounted payoffs but excluding late payment charges or default interest) of the One & Only Palmilla Loan Combination or any extension of the maturity date of the One & Only Palmilla Loan Combination;

●	any determination to bring an REO Property into compliance with applicable environmental laws or otherwise address hazardous materials located at an REO Property;

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any release of collateral or any acceptance of substitute or additional collateral for the One & Only Palmilla Loan Combination, or any consent to either of the foregoing, other than as required pursuant to the specific terms of the One & Only Palmilla Mortgage Loan and for which there is no material lender discretion;

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any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the One & Only Palmilla Mortgage Loan or any consent to such waiver or consent to transfer of the Mortgaged Property or interests in the related Mortgage Loan borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the Mortgage Loan Documents;

●
any changes to the franchise affiliation, or amendment or modification of any franchise agreement with respect to the Mortgaged Property for which the lender is required to consent or approve under the Mortgage Loan Documents;

●
releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the One & Only Palmilla Mortgage Loan and for which there is no material lender discretion;

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any acceptance of an assumption agreement releasing the related Mortgage Loan borrower from liability under the One & Only Palmilla Mortgage Loan, and any acceptance of a release of a guarantor from liability under the One & Only Palmilla Mortgage Loan other than pursuant to the specific terms of the One & Only Palmilla Mortgage Loan and for which there is no lender discretion;

●	any determination of an Acceptable Insurance Default;

●	the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

●	any determination to apply casualty proceeds or condemnation awards toward repayment of the One & Only Palmilla Mortgage Loan rather than toward restoration of the Mortgaged Property;

●	any material alteration to the Mortgaged Property, to the extent the lender is required to consent or approve under the Mortgage Loan Documents;

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following a default or an event of default with respect to the One & Only Palmilla Mortgage Loan, any initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to the related Mortgage Loan borrower or the Mortgaged Property; or

●	any amendment or modification of any Management agreement with respect to the Mortgaged Property with respect to which the lender is required to consent or approve under the Mortgage Loan Documents.

Notwithstanding the foregoing, (a) no advice, direction, objection or failure to consent given or made by the One & Only Palmilla Subordinate Companion Loan Holder, as contemplated by the preceding paragraph, may require or cause the Master Servicer or the Special Servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code, violate any provisions of the One & Only Palmilla Intercreditor Agreement or violate any provisions of the Pooling and Servicing Agreement and (b) if the Master Servicer or the Special Servicer determines that emergency action is necessary to protect the Mortgaged Property or the interests of One & Only Palmilla Loan Holder and the One & Only Palmilla Subordinate Companion Loan Holder (as a collective whole as if the Certificateholders and the One & Only Palmilla Subordinate Companion Loan Holder constituted a single lender), it may take such action without waiting for a response from the One & Only Palmilla Subordinate Companion Loan Holder.

Purchase Option.  In the event (a) a monetary event of default has occurred and is continuing under the One & Only Palmilla Loan Combination or (b) a non-monetary event of default as to which the One & Only Palmilla Loan Combination becomes a Specially Serviced Mortgage Loan has occurred and is continuing, the One & Only Palmilla Subordinate Companion Loan Holder will have an option to purchase the One & Only Palmilla Mortgage Loan from the Issuing Entity at a price generally equal to the unpaid principal balance of the One & Only Palmilla Mortgage Loan, plus accrued and unpaid interest on such balance (up to the end of the related loan interest accrual period), all related unreimbursed Advances together with accrued and unpaid interest on all Advances, all accrued and unpaid servicing fees, special servicing fees and workout fees (but excluding any liquidation fees unless the purchase option is exercised more than 90 days after first being exercisable) and all unreimbursed costs incurred by the Master Servicer, the Special Servicer or the Trustee relating to the One & Only Palmilla Loan Combination.  The purchase option will expire upon the earliest to occur of (i) the cure of the event of default by or on behalf of the related borrower (excluding a cure by the One & Only Palmilla Subordinate Companion Loan Holder), (ii) the conversion of the One & Only Palmilla Loan Combination into an REO Loan (except that, if the Special Servicer intends to accept a deed in lieu of foreclosure, the One & Only Palmilla Subordinate Companion Loan Holder will have the option to purchase the One & Only Palmilla

Mortgage Loan) and (iii) the expiration of 180 days following receipt by the One & Only Palmilla Subordinate Companion Loan Holder of the purchase option notice.

Cure Rights.  In the event that a monetary event of default or non-monetary event of default beyond applicable notice and grace periods exists under the One & Only Palmilla Loan Combination, the One & Only Palmilla Subordinate Companion Loan Holder will generally have the right to cure such event of default.  In the event of a monetary event of default under the One & Only Palmilla Loan Combination, the One & Only Palmilla Subordinate Companion Loan Holder will have five business days from the date of receipt of notice of the subject default to cure the default.  In event of a non-monetary default, the One & Only Palmilla Subordinate Companion Loan Holder will have 30 days from the date of receipt of notice of the subject default to cure the default (which cure period may be extended for an additional 45 days for so long as (i) the One & Only Palmilla Subordinate Companion Loan Holder is diligently and expeditiously proceeding to cure such non-monetary default, (ii) the One & Only Palmilla Subordinate Companion Loan Holder makes all cure payments that it is permitted to make, (iii) such non-monetary default is not the result of a bankruptcy of the related borrower or other insolvency related event, and no bankruptcy commences or other insolvency related event occurs during the period that the One & Only Palmilla Subordinate Companion Loan Holder is otherwise permitted to cure a nonmonetary default and (iv) there is no material impairment to the value, use or operation of the related Mortgaged Property taken as a whole as reasonably determined by the One & Only Palmilla Loan Holder in good faith as a result to such non-monetary default).

The One & Only Palmilla Subordinate Companion Loan Holder will not have the right to cure more than six cure events during the term of the One & Only Palmilla Loan Combination and no single cure event may exceed four consecutive months.

So long as a default exists under the One & Only Palmilla Loan Combination that is being cured by the One & Only Palmilla Subordinate Companion Loan Holder and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee may not (unless directed otherwise by the One & Only Palmilla Subordinate Companion Loan Holder) treat such default as a default or an event of default under the One & Only Palmilla Loan Combination for purposes of allocation of collections on the One & Only Palmilla Loan Combination described under “—Distributions” above, treating the One & Only Palmilla Loan Combination as a Specially Serviced Mortgage Loan or exercising remedies with respect to the One & Only Palmilla Loan Combination.

Termination of the Special Servicer.  So long as the One & Only Palmilla Subordinate Companion Loan Holder is the Directing Holder with respect to the One & Only Palmilla Mortgage Loan, the One & Only Palmilla Subordinate Companion Loan Holder will be entitled to terminate the Special Servicer with respect to the special servicing of the One & Only Palmilla Loan Combination at any time, with or without cause, and to appoint a replacement Special Servicer from any one of the entities listed on the schedule to the One & Only Palmilla Intercreditor Agreement, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the One & Only Palmilla Intercreditor Agreement; provided, in no event may the Special Servicer so appointed be an affiliate of the One & Only Palmilla Subordinate Companion Loan Holder.

Servicing Standard.  Pursuant to the terms of the One & Only Palmilla Intercreditor Agreement, each of the Master Servicer and the Special Servicer, acting within the meaning of the term “Servicing Standard,” will have the right to discount the advice, direction or withholding of consent of the Directing Holder with respect to the One & Only Palmilla Loan Combination, if (a)(i) such Directing Holder holds a material economic or ownership interest in the property manager for the related Mortgaged Property or (ii) such Directing Holder owns a material economic or ownership interest in the borrower, (b) the Master Servicer or the Special Servicer, as applicable, concludes, in good faith, and in the commercially reasonable judgment of the Master Servicer or the Special Servicer, as applicable, that the advice, direction, or withholding of consent of such Directing Holder is being made predominantly to further such Directing Holder’s interest in the property manager or in the borrower, as applicable, and such advice, direction or withholding of consent differs, in a material respect, from the actions that such Directing Holder would take absent such conflict of interest, and (c) the Master Servicer or the Special Servicer, as

applicable, provides notice to such Directing Holder of such decision, which notice includes a reasonably detailed explanation of the basis therefor.

The initial One & Only Palmilla Subordinate Companion Loan Holder has represented in the One & Only Palmilla Intercreditor Agreement that: (A) as of the date of the One & Only Palmilla Intercreditor Agreement, (a) one or more separate and distinct funds which are managed by affiliates of the members of the initial One & Only Palmilla Subordinate Companion Loan Holder hold an approximately 13% indirect interest in the property manager for the related Mortgaged Property, (b) one or more separate and distinct funds which are managed by affiliates of the members of the initial One & Only Palmilla Subordinate Companion Loan Holder hold an approximately 6.5% indirect interest in the borrower, and (c) the affiliates of the members of the initial One & Only Palmilla Subordinate Companion Loan Holder that hold such indirect interests in the property manager for the related Mortgaged Property and/or the borrower do not hold a direct or indirect interest in the initial One & Only Palmilla Subordinate Companion Loan Holder or the One & Only Palmilla Subordinate Companion Loan; and (B) the members of the initial One & Only Palmilla Subordinate Companion Loan Holder, as well the affiliates of the members of the initial One & Only Palmilla Subordinate Companion Loan Holder that hold indirect ownership interests in the property manager for the related Mortgaged Property as well as the borrower, are independent vehicles with separate general partners or boards of directors that act solely in the interest of their respective company and the investments made by such company.  From time to time, in connection with the exercise by the initial One & Only Palmilla Subordinate Companion Loan Holder of its rights as the One & Only Palmilla Directing Holder, the Master Servicer and the Special Servicer will have the obligation to determine, in good faith, and in its commercially reasonably judgment, as to whether the initial One & Only Palmilla Subordinate Companion Loan Holder holds a “material economic or ownership interest” in the property manager for the related Mortgaged Property or the borrower for the purposes of clause (a)(i) in the immediately preceding paragraph, based on facts and circumstances existing at the time of such determination with respect to the ownership structure of the initial One & Only Palmilla Subordinate Companion Loan Holder, the property manager for the related Mortgaged Property and the borrower.

Additional Mortgage Loan Information

General.  The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loan.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 200-206 East 87th Street Leased Fee (the “ARD Loan”), representing approximately 2.8% of the Initial Outstanding Pool Balance, provides that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). While interest at the Initial Rate will continue to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent not actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrower will pay the ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of the ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of the ARD Loan.

Definitions.  For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings:

(a)           “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this prospectus supplement for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any).

(b)           “ADR” means, for any hospitality property, average daily rate.

(c)           “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)           “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or , in the case of an ARD Loan, it’s Anticipated Repayment Date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.  Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence.  In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan including any Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Annual Debt Service is calculated without regard to any related Subordinate Companion Loan).

(e)           “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller.  In certain cases, the appraisals state an “as stabilized” value as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property.  The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified.  In the case of one Mortgage Loan, representing approximately 2.8% of the Initial Outstanding Pool Balance, the loan-to-value ratio for each such Mortgage Loan has been calculated based on the “as stabilized” appraised value of $47 million.  The “as-is” appraised value is $45 million.  In addition, in the case of one (1) Mortgage Loan, representing approximately 7.1% of the Initial Outstanding Pool Balance, the appraiser used a capitalization rate reduction of 0.60% to account for the fact that the collateral is a portfolio of Mortgaged Properties to determine Appraised Value of the Mortgaged Properties.  Using this method, the Appraised Value is $153,900,000.  The Appraised Value based on all of the Mortgaged Properties in the portfolio individually is $140,360,000.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(f)            “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of the ARD Loan, at the Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)           “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)           “CREFC® License Fee Rate” means 0.0005% per annum.

(i)            “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regards to any related Subordinate Companion Loan).  For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split Loan Structures” above.

(j)            “Cut-off Date U/W NCF Debt Yield” ”, “Underwritten NCF Debt Yield ” or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split Loan Structures” above.

(k)           “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split Loan Structures” above.

(l)            “GLA” means gross leasable area.

(m)          “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of the ARD Loan, the Revised Rate.

(n)           “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease).  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(o)           “LTV Ratio at Maturity or ARD,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of the ARD Loan, the LTV Ratio at Maturity or the Anticipated Repayment Date is calculated with respect to the Balloon Balance on the Anticipated Repayment Date.  In the case of a Mortgage Loan that is part of a Loan Combination (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regard to any related Subordinate Companion Loan), unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan.  For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split Loan Structures” above.

(p)           “MSA” means metropolitan statistical area.

(q)           “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(r)            “NRA” means net rentable area.

(s)           “Occupancy” means the percentage of Square Feet, Units, Rooms, Pads or Beds, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation and “dark” space as to which the related tenant continues to pay rent.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(t)            “Pads” means, in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

(u)           “RevPar” means, for any hospitality property, revenues per available room.

(v)           “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office, multifamily/retail or industrial/self storage or other special purpose property, the square footage of the net rentable or leasable area.

(w)           “T-12” and “TTM” each means trailing 12 months.

(x)           “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 to this prospectus supplement indicates which Mortgage Loan is an ARD Loan.

(y)           “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(z)           “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self-storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control.  In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject mortgaged property prior to the end of its lease.  In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(aa)         “Units” or “Rooms or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes

(bb)         “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split Loan Structures” above.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(cc)         “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split Loan Structures” above.

The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related

Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability.  See the definition of “U/W NCF DSCR” in this prospectus supplement for more information regarding the evaluation of debt service coverage ratios.

(dd)         “U/W Revenue” with respect to any Mortgage Loan, means the gross potential rent (or, in the case of a hospitality mortgaged property, room rent, food and beverage revenues and other hotel income), subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

(ee)         “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  Forty-five (45) of the Mortgage Loans, representing approximately 97.2% of the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.  One (1) of the Mortgage Loan, representing approximately 2.8% of the initial Outstanding Pool Balance, accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

Except in the case of Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Twenty-seven (27) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 28.1% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date or Anticipated Repayment Date.

Seven (7) Mortgage Loans, representing approximately 30.5% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date or Anticipated Repayment Date.

Twelve (12) Mortgage Loans, representing approximately 41.4% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 10 months to 71 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan to maturity or Anticipated Repayment Date and therefore each has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

The ARD Loan provides for an increase in the related interest rate after the applicable Anticipated Repayment Date.  The Excess Interest with respect to the ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below.  In addition, after the Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the ARD Loan until such balance is reduced to zero.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable).  All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium assets prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”, provided that under certain circumstances as noted in paragraph (a) below, a Defeasance Loan may permit prepayment with yield maintenance prior to the Defeasance Lock-out Period, all of the Defeasance or Yield Maintenance Loans prohibit (except as noted in paragraph (c) below) voluntary prepayment for a specified period from the Closing Date (such lock-out period, a Yield Maintenance Lock-out Period, or Defeasance Lock-out Period, as applicable); any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”).  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)        Forty-four (44) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 98.6% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related open period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties (other than through cross-collateralization) and permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 120% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.  Although the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, which Mortgage Loan represents approximately 11.4% of the Initial Outstanding Pool Balance, permits, subject to a written notice by the borrower, the release of a portion of an individual mortgaged property upon the satisfaction of certain conditions, including the payment of a release price to be applied as a partial prepayment of principal and the payment of a corresponding Yield Maintenance Charge, such Mortgage Loan is treated as a Defeasance Loan and not as a Yield Maintenance Loan in this prospectus supplement.

(b)        Two (2) of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 1.4% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”).  With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.  However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan.

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date, or date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date, or the date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.  In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of the ARD Loan, the Anticipated Repayment Date), as set forth in Annex A-1 to this prospectus supplement.

Furthermore, certain Mortgage Loans may permit prepayments even during a Lock-Out Period in connection with (i) a property release, or (ii) a severance of cross-collateralization including in connection with the sale of a Mortgaged Property and the assumption of the related Mortgage Loan or allocable portion thereof.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance

Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid, (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986, as amended (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or  portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 120% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property (or portion thereof) by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)           The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, which secures a Mortgage Loan representing approximately 11.4% of the Initial Outstanding Pool Balance, the borrower may obtain the release of approximately 52,926 square feet of the Mortgaged Property that was not including in the underwriting of the Mortgage Loan from the lien of the mortgage, provided that, among other conditions, (i) the remaining Mortgaged Property complies with zoning and applicable legal requirements, (ii) the release parcel is a legally subdivided parcel from the Mortgaged Property and is on a separate tax lot, (iii) the borrower continues to be a single purpose entity and (iv) the release complies with the REMIC requirements.

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In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Equity Industrial Partners Portfolio, which secure a Mortgage Loan representing approximately 8.7% of the Initial Outstanding Pool Balance, the related borrower may obtain the release of a non-income producing parcel (containing approximately 35,458 square feet) located at the Newark Mortgaged Property upon satisfaction of specified conditions including, among other things, (i) no event of default or cash trap period has occurred or is continuing, (ii) the individual LTV ratio for the Newark Mortgaged Property (based on the allocated loan amount for such Mortgaged Property), and aggregate portfolio LTV after such release is not more than 85.0%, and (iii) the individual DSCR for the Newark Mortgaged Property (based on the net operating income and allocated loan amount for such Mortgaged Property), and the aggregate portfolio DSCR after such release is greater than or equal to 1.05x.

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Oglethorpe Mall, which secures a Mortgage Loan representing approximately 7.1% of the Initial Outstanding Pool Balance, the related borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more parcels that adjoin the shopping center acquired by the borrower upon satisfaction of specified conditions including, among other things, (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Mortgaged Property to comply with zoning or legal requirements, (iii) the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates and (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines.

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In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Airport Business Center, which secure a Mortgage Loan representing approximately 4.7% of the Initial Outstanding Pool Balance, on any date after September 6, 2014, the borrower may obtain the release of a 556,566 square foot vacant, unimproved portion of the Mortgaged Property from the lien of the mortgage, provided that, among other conditions, (i) the remaining Mortgaged Properties comply with zoning and applicable legal requirements, (ii) the release parcel is a legally subdivided parcel from the Mortgaged Property and is on a separate tax lot, (iii) the borrower continues to be a single purpose entity and (iv) the release complies with the REMIC requirements.

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bayside Village, which secures a Mortgage Loan representing approximately 4.4% of the Initial Outstanding Pool Balance, the borrower may obtain the release from the lien of the

Mortgage of a certain parcel of the Mortgaged Property containing three pads (which pads were excluded from the appraised value and underwriting) provided that, among other conditions, (i) the borrower obtains and provides lender with evidence that the transfer will not trigger any requirement for the payment of additional amounts under a certain land use restriction applicable to the Mortgaged Property (as described above under “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Zoning Laws”) and (ii) the release complies with the REMIC requirements.

(b)           The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge.  See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)           The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan ), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge.  For example:

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, which secures a Mortgage Loan representing approximately 11.4% of the Initial Outstanding Pool Balance, the borrower may obtain the release of approximately 9,663 square feet of the Mortgaged Property from the lien of the mortgage, subject to, among other things: (i) a partial prepayment of the principal balance of the Mortgage Loan by an aggregate amount equal to $6,200,000 together with any accrued and unpaid interest accrued on such amount and the yield maintenance premium with respect to the release price and (ii) the release complies with the REMIC requirements.

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, which secures a Mortgage Loan representing approximately 7.1% of the Initial Outstanding Pool Balance, the borrower may obtain the release of a portion of the golf course located at the Mortgaged Property from the lien of the related mortgage in connection with a sale of such parcel, subject to, among other things, (i) a release price to be determined as follows: (a) if the transferee is an affiliate of the borrower or mortgage loan sponsor, partial prepayment of the principal balance of the Mortgage Loan by an aggregate amount equal to $14,400,000, (b) if the transferee is not an affiliate of the borrower or mortgage loan sponsor, partial prepayment of the principal balance of the Mortgage Loan by an aggregate amount equal to the lesser of (1) $14,400,000 and (2) 100% of the net proceeds of such transfer, which may be no less than $10,000,000 and (c) if the transferee is an affiliate of the mortgage loan sponsor that contributes the release parcel to a joint venture with a third party, the borrower is required to pay noteholders all amounts received by the borrower generated from the joint venture prior to the maturity date of the mortgage loan, subject to a cap of $14,400,000, as well as any unpaid portion of such cap on the maturity date, (ii) satisfaction of REMIC requirements, (iii) after giving effect to such release, the debt yield is no less than 11.5% and (iv) after giving effect to such release, the LTV ratio is no greater than 55%.

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bayside Village, which secures a Mortgage Loan representing approximately 4.4% of the Initial Outstanding Pool Balance, the borrower may obtain the release of the garage storage facility at the Mortgaged Property from the lien of the mortgage on or after August 29, 2016, subject to, among other things: (i) a partial prepayment of the principal balance of the Mortgage Loan by an aggregate amount equal to $315,000 together with a prepayment premium equal to one percent of such amount ($3,150), (ii) after giving effect to such release, the debt yield is at least 8.25% and (iii) satisfaction of REMIC requirements.

(d)           The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property.  For example:

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Oglethorpe Mall, which secures a Mortgage Loan representing approximately 7.1% of the Initial Outstanding Pool Balance, the borrower may substitute other parcels in place of one or more of the parcels currently securing the Mortgage Loan if the borrower satisfies certain conditions and requirements, including, among other conditions, (i) there is no event of default, (ii) the exchanged parcel is vacant, non-income producing and unimproved and is reasonably equivalent in use, value and condition to the parcel or parcels to be released, (iii)  the LTV of the remaining Mortgaged Property (after giving effect to such substitution) is equal to or less than 125% and (iv) the substitute parcel complies with all REMIC, tax and zoning laws.

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In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Metro 22 Portfolio, which secure a Mortgage Loan representing approximately 7.1% of the Initial Outstanding Pool Balance, the borrower may obtain the release of an individual Mortgaged Property and substitute a new property as collateral for the Mortgage Loan provided, among other things: (i) the substitute property appraised value is at least equal to 110% of the value of the released property (based on the value of the individual property at the Mortgage Loan closing date or the date immediately preceding the substitution, whichever is greater), (ii) after substitution, the DSCR is at least equal to the greater of (a) 95.0% of the DSCR immediately prior to the substitution and (b) the DSCR on the Mortgage Loan closing date, (iii) the net operating income for the substitute property for the three years preceding the substitution is greater than the net operating income of the released property for each of those three years, (iv) the pro forma net operating income for all of the Metro 22 Portfolio Mortgaged Properties (including the substitute property and excluding the released property) is at least equal to the greater of (a) 95.0% of the pro forma net operating income of all of the Metro 22 Portfolio Mortgaged Properties (including the released property and excluding the substitute property) immediately prior to substitution and (b) the net operating income of all of the Metro 22 Portfolio Mortgaged Properties on the Mortgage Loan closing date and (v) the LTV ratio is no greater than the lesser of (a) 105.0% of the LTV ratio immediately prior to substitution and (b) the LTV ratio on the Mortgage Loan closing date.

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In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Metro 7 Portfolio, which secure a Mortgage Loan representing approximately 2.1% of the Initial Outstanding Pool Balance, the borrower may obtain the release of an individual Mortgaged Property and substitute a new property as collateral for the Mortgage Loan provided, among other things: (i) the substitute property appraised value is at least equal to 110% of the value of the released property (based on the value of the individual property at the Mortgage Loan closing date or the date immediately preceding the substitution, whichever is greater), (ii) after substitution, the DSCR is at least equal to the greater of (a) 95.0% of the DSCR immediately prior to the substitution and (b) the DSCR on the Mortgage Loan closing date, (iii) the net operating income for the substitute property for the three years preceding the substitution is greater than the net operating income of the released property for each of those three years, (iv) the pro forma net operating income for all of the Metro 7 Portfolio Mortgaged Properties (including the substitute property and excluding the released property) is at least equal to the greater of (a) 95.0% of the pro forma net operating income of all of the Metro 7 Portfolio Mortgaged Properties (including the released property and excluding the substitute property) immediately prior to substitution and (b) the net operating income of all of the Metro 7 Portfolio Mortgaged Properties on the Mortgage Loan closing date and (v) the LTV ratio is no greater than the lesser of (a) 105.0% of the LTV ratio immediately prior to substitution and (b) the LTV ratio on the Mortgage Loan closing date.

Addition of Real Property to the Mortgaged Property.  Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property.  For example:

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Oglethorpe Mall, which secures a Mortgage Loan representing approximately 7.1% of the Initial Outstanding Pool Balance, the related borrower may add one or more parcels of land that constitutes an integral part of, or adjoins, the shopping center and is not owned by borrower on the date of origination (“Expansion Parcel”) upon satisfaction of specified conditions including, among other things, (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest to the applicable Expansion Parcel, and (iii) the expansion shall not adversely affect the DSCR except in a de minimis manner.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this prospectus supplement.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, representing approximately 11.4% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures three related Pari Passu Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination” in this prospectus supplement.

●
In the case of the Oglethorpe Mall Mortgage Loan, representing approximately 7.1% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Oglethorpe Mall Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Oglethorpe Mall Loan Combination” in this prospectus supplement.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures a $40,000,000 Subordinate Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—One & Only Palmilla Loan Combination” in this prospectus supplement.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One Wilshire, representing approximately 6.3% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures one related Pari Passu Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—One Wilshire Loan Combination” in this prospectus supplement.

Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Subordinate Debt Cut-off Date Balance	Annual Interest Rate on Subordinate Loan	Subordinate Loan Maturity Date	Inter- creditor Agreement	Total Debt Cut-Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
One & Only Palmilla	$90,000,000	7.1%	$40,000,000	11.5%	01/06/2019	Yes	49.0%	1.65x	14.7%

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business,

including for furniture, fixtures and equipment; however, certain Mortgage Loans permit unsecured indebtedness as follows:

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as The Vintage Estate, which secures a Mortgage Loan representing approximately 3.3% of the Initial Outstanding Pool Balance, the borrower is permitted to obtain from the non-recourse guarantor an unsecured, subordinate loan in an amount not to exceed $2.0 million, to be used for property-related expenses, provided that such loan is payable only from excess cash received by the borrower before any distribution is made to any beneficial owners of the borrower.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of an equity holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●
transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.  For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Miracle Mile Shops, representing approximately 11.4% of the Initial Outstanding Pool Balance, the Mortgage Loan Documents permit equity holders to pledge their indirect interests in the borrower provided, among other things, that such pledge does not secure a financing or investment that is not also secured by an interest in substantial properties other than the Mortgaged Property and that does not secure an obligation to any other holder of a direct or indirect interest in the borrower.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following borrower entities (or the direct parent) in which another entity is the holder of a preferred equity investment in the borrower (or direct parent).

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Packard Building, which secures a Mortgage Loan representing approximately 1.3% of the Initial Outstanding Pool Balance, a third party entity has a preferred equity interest in the borrower, with a cumulative preferred return on equity of 12% per annum, compounded monthly.  Starting in the 60th month after loan closing, the preferred equity is also entitled to receive amortization payments, provided that such amortization payments are payable solely from excess cash flow.  Such third party entity has the ability to take control of the borrower upon the occurrence of certain events including failure to pay the preferred return, provided that, among other things, a specified parent entity of the preferred equity holder (the “Preferred Equity Parent”) (i) continues to control and own a majority of the ownership of the holder of the preferred equity, continues to own a specified percentage of the equity in the borrower, and there has been no material adverse change in the financial condition or creditworthiness of the Preferred Equity Parent or the holder of the preferred equity since the origination date of the loan and (ii) the Preferred Equity Parent provides a new guaranty and environmental indemnity that require it to meet ongoing minimum net worth and liquidity conditions.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a borrower will default on the Mortgage Loan.

The Mortgage Loan Sellers have notified the Depositor that they are not aware of any existing mezzanine debt.  However, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 380 Lafayette Street, representing approximately 1.2% of the Initial Outstanding Pool Balance, the parent of borrower’s sole member obtained a loan with a Cut-off Date principal balance of approximately $6.6 million (the “Subordinate Loan”), which is secured by the membership interests in the sole member of borrower.  No payments are required under the  Subordinate Loan until the maturity date under the Subordinate Loan, which is September 30, 2028 (five years after the maturity date under the 380 Lafayette Street Loan).  In addition, the holder of the Subordinate Loan (the “Subordinate Lender”) entered into a Subordination and Standstill agreement which, among other things, prohibits the Subordinate Lender from exercising any rights or remedies while the 380 Lafayette Mortgage Loan is outstanding and a Security Agreement, which pledges as collateral for the 380 Lafayette Street Mortgage Loan all of Subordinate Lender’s rights in and to the Subordinate Loan.  In the event the Subordinate Lender exercises any remedies in violation of the Subordination and Standstill agreement, the Security Agreement permits the holder of the 380 Lafayette Street Mortgage Loan to cancel and terminate the Subordinate Loan.  In addition, any action by the Subordinate Lender that directly causes the mortgaged property or any direct or indirect interest in the mortgaged property or in the borrower to become subject to a bankruptcy or other insolvency proceeding (other than as a result of an action brought by the holder of the 380 Lafayette Street Mortgage Loan) triggers recourse for the outstanding principal balance of the 380 Lafayette Street Mortgage Loan under the nonrecourse carve out guaranty provided in connection with the origination of the 380 Lafayette Street Mortgage Loan.

Generally, any mezzanine loans related to any Mortgage Loans are subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan.  The intercreditor agreements generally may provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt service coverage ratio and minimum combined debt yield as listed below:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR(1)	Combined Maximum LTV(1)	Combined Debt Yield(1)
Miracle Mile Shops	$145,000,000	11.4%	Yes	1.20x(2)	65.0%(2)	7.925%(2)
Equity Industrial Partners Portfolio	$111,000,000	8.7%	Yes	1.20x(3)	75.0%	8.25%(4)
Oglethorpe Mall(5)	$90,000,000	7.1%	Yes	1.90x	60.25%	NAP
Marriott TownePlace Suites Colorado Portfolio(6)	$9,337,176	0.7%	Yes	1.70x	69.0%	NAP

(1)
Combined Minimum DSCR, Combined Maximum LTV and Combined Debt Yield represent calculations based on the Mortgage Loan balance together with any existing mezzanine debt, if any, plus the proposed mezzanine debt.

(2)	Mezzanine loan cannot exceed $100.0 million.
(3)	Mezzanine loan cannot exceed $5.0 million. DSCR condition is 1.15x if mezzanine debt occurs within 90 days of the Mortgage Loan closing date.
(4)	Debt Yield of at least 8.0% is required if the mezzanine debt is incurred within 90 days of the Mortgage Loan closing date.
(5)	Mezzanine debt is permitted beginning February 2014.
(6)	Mezzanine debt is permitted no earlier than 24 months from the first payment date.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.  Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this prospectus supplement.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage

Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans other than any Non-Serviced Mortgage Loans) and the Special Servicer (with respect Specially Serviced Loans other than any Non-Serviced Mortgage Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this prospectus supplement.

For example, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Sawmill Heights Apartments, which secures a mortgage loan representing approximately 0.5% of the Initial Outstanding Pool Balance, 12 units of the 96 unit multifamily property are subject to low income rent restrictions.

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut off Date.

Borrower Concentrations.  Four (4) groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 12.6%, 9.2%, and 0.9%, respectively, of the Initial Outstanding Pool Balance.  With respect to each group of common ownership, the related mortgaged properties are managed by the same property manager.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties.  Two (2) Mortgaged Properties, representing approximately 3.1% of the Initial Outstanding Pool Balance by Allocated Loan Amount, are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 to this prospectus supplement for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 26 states and Mexico, with the largest concentration by Initial Outstanding Pool Balance located in California.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Thirty-eight (38) of the Mortgage Loans, representing approximately 83.9% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.  Seven (7) of the Mortgage Loans, representing approximately 15.4% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  One (1) of the Mortgage Loans, representing approximately 0.7% of the Initial Outstanding Pool Balance, was originated in connection with the borrower’s recapitalization.  In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections.  Two (2) of the Mortgage Loans, representing approximately 2.9% of the Initial Outstanding Pool Balance, are secured in whole or in part by Mortgaged Properties for which (i) construction or major renovation was completed within 12 calendar months prior to the Cut-off Date and the related Mortgaged Property has no prior operating history or (ii) the borrower or an affiliate acquired the related Mortgaged Property within 12 calendar months prior to the Cut off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired property.

Modified Loans.  As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Refinanced Loans.  One (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Staybridge Suites Newport News/Yorktown, representing approximately 0.4% of the Initial Outstanding Pool Balance, are refinancings of other mortgage loans that were previously delinquent and beyond their maturity dates or subject of discounted payoffs.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2 to this prospectus supplement, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES
General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class X-B, Class X-C, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Regular Certificates”), (ii)  the Class V Certificates and (iii) the Class R and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates and the Class V Certificates, the “Certificates”).  Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M and Class B Certificates (the “Offered Certificates”) are offered hereby.  The Class X-B, Class X-C, Class C, Class D, Class E, Class F, Class G, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strips); (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Companion Loans through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi)  all of the lender’s right, title and interest in the Reserve Accounts and lock box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance	Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$42,296,000	3.331%	30.000%	(1)
A-2	$90,000,000	7.088%	30.000%	(1)
A-SB	$70,309,000	5.537%	30.000%	(1)
A-3	$275,000,000	21.657%	30.000%	(1)
A-4	$411,267,000	32.388%	30.000%	(1)
A-M	$114,284,000	9.000%	21.000%
B	$76,189,000	6.000%	15.000%

Non-Offered Certificates(2)
C	$46,031,000	3.625%	11.375%
D	$63,910,000	5.033%	6.342%
E	$20,216,000	1.592%	4.750%
F	$17,460,000	1.375%	3.375%
G	$42,856,466	3.375%	0.000%

(1)	Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate.
(2)	The Classes of Certificates set forth below (the “Non-Offered Certificates”) in the table are not offered by this prospectus supplement.

The Class X-A, Class X-B and Class X-C Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates

outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $1,003,156,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balances of the Class B, Class C and Class D Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $186,130,000.

The Notional Balance of the Class X-C Certificates will equal the aggregate Certificate Balances of the Class E, Class F and Class G Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-C Certificates.  The total initial Notional Balance of the Class X-C Certificates will be approximately $80,532,466.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates.  Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class B, Class C and Class D Certificates, and the Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class E, Class F and Class G Certificates.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in November 2013 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered with respect to each Class of Certificates at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”); provided that with respect to the Distribution Date occurring in November 2013, the Record Date will be the Closing Date.  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR certificates) is equal to the initial certificate or notional balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth on the face of the Certificate.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vi)  for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)           all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b)           the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)           all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)           to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)           all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)           Prepayment Premiums and Yield Maintenance Charges;

(g)          any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)          all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)           the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)           with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”;

(k)          Excess Interest; and

(l)           the CCRE Strips.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”).  Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans.  With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds.  In the event of an interest shortfall on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall (other than any shortfall resulting from (i) a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, prior to the Due Date for such Mortgage Loan in the related Collection Period) will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan (other than the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, Bayside Village, Orangefair Marketplace, The Landing at Hawks Prairie and Second Street Studios, representing approximately 7.1%, 4.4%, 3.5%, 2.1% and 0.5%, respectively, of the Initial Outstanding Pool Balance as of the Cut-off Date).

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make any such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in November 2013.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan at the excess of (i) the related Default Rate over (ii)  the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates (other than the Class V, Class R or Class LR Certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months.

 “Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class V, Class R or Class LR Certificates) for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class V, Class R or Class LR Certificates) is the per annum rate at which interest accrues on such Class during any Interest Accrual Period.  The Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be fixed at 1.468%, 3.047%, 3.660%, 3.983% and 4.258%, respectively, per annum.  The Pass-Through Rates on the Class A-M Certificates will be per annum rate equal to the lesser of the Weighted Average Net Mortgage Pass-Through Rate and 4.715%.  The Pass-Through Rate on the Class B Certificates will be a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.0075%.  The Pass-Through Rates on the Class C and Class D Certificates will each be a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.  The Pass-Through Rates on the Class E, Class F and Class G Certificates will be per annum rate equal to the lesser of the Weighted Average Net Mortgage Pass-Through Rate and 4.370%, 4.270% and 4.270%, respectively.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 1.374% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates, respectively.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately 0.003% per annum.  The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B

Strip Rates”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B, Class C and Class D Certificates, respectively.  The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 1.044% per annum.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-C Strip Rates”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class E, Class F and Class G Certificates, respectively.  The applicable Class X-C Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate.  The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the Administrative Fee Rate, with respect to any Non-Serviced Mortgage Loan, the related Pari Passu Loan Primary Servicing Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class V, Class R or Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in

2014), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.  The Net Mortgage Pass-Through Rate will not be reduced by any Operating Advisor Fee Rate following the termination of the Operating Advisor as described in this prospectus supplement under “The Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause”.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement).

“Pari Passu Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan means the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer).

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)           the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)           the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)           the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)           the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)           the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)           all other Principal Prepayments received in the related Collection Period; and

(g)           any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/Master Servicer
The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.

		Monthly	Interest payment on the related Mortgage Loan or Serviced Companion Loan.
Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/Master Servicer
All late payment fees and Net Default Interest accrued on Mortgage Loans or Serviced Companion Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.

		From time to time	The related fees.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

Type/Recipient	Amount	Frequency	Source of Payment

100% of defeasance fees.

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds.
Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	Monthly	The investment income.
Special Servicing Fee/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan, and will be payable monthly.
Monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		Monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
1.0% of each recovery of Liquidation Proceeds, net of certain expenses  and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Special Servicing Compensation/Special Servicer

All late payment fees and Net Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.

		From time to time	The related fees.
100% of any Modification Fees on Specially Serviced Loans and related Serviced Companion Loans.
50% of any Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.
100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.
50% of any assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

Type/Recipient	Amount	Frequency	Source of Payment
100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.
Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.
Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.

		From time to time	Paid by related borrower.
CREFC® License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.

Expenses
Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general

Type/Recipient	Amount	Frequency	Source of Payment

collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	Per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time
First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.  The Pooling and Servicing Agreement

does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Additionally, under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip on each Mortgage Loan in the CCRE Strip Pool, which is not part of Available Funds, on each Master Servicer Remittance Date.  CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strips at any time.  On a monthly basis, the Master Servicer will be required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strips with respect to the related Collection Period.  The CCRE Strips will be subordinate to the Master Servicing Fee and special servicing compensation.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan that is part of the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall will be carried forward to a future Due Date and any funds available with respect to the Mortgage Loan that created such shortfall shall be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Distribution of Available Funds.  On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero; and

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

(6)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class

Sixth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of

Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) is (or will be) reduced to zero.  None of the Class X-A, Class X-B and Class X-C Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to each ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “Fees and Expenses—Distributions of Available Funds” in this prospectus supplement.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this prospectus supplement.  These balances were calculated using, among other things, the Modeling Assumptions.  Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3.  We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3.  In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates in the following manner:  such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)       first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)       second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B, Class C and Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)       third, to the Class X-C Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan.  In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of Serviced Loan Combinations, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation and Mortgaged Property not assigned any significant value when the Mortgage Loan was originated) at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan, as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	January 2019
Class A-2	January 2019
Class A-SB	July 2023
Class A-3	August 2023
Class A-4	September 2023
Class X-A	September 2023
Class A-M	September 2023
Class B	September 2023

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the

Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date.  As referred to in this prospectus supplement, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:  first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-M Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	additional servicing compensation (including the Special Servicing Fee);

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-B Certificates

will be reduced to the extent of all reductions in the Certificate Balance of the Class B, Class C and Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E, Class F and Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) or Serviced Companion Loan the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or (iv) pursuant to applicable law or a court order) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0050% (one half basis point per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan); provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment or (d) the circumstances covered in clauses (i), (ii), (iii) or (iv) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount.  The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

Net Prepayment Interest Shortfalls with respect to the Mortgage Loans that are part of the CCRE Strip Pool will be allocated pro rata to the CCRE Strip, on the one hand, and to Available Funds (for distribution to the Classes of Regular Certificates, on the other hand, on the basis of the amount accrued on the CCRE Strip, on the one hand, and on the related Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip, on the other hand.

To the extent that the Prepayment Interest Excess for all Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall

Amounts for all Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates.  Each Class of Subordinate Certificates (other than the Class G Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class on such date prior to any distribution being made on such Distribution Date in respect of any Classes subordinate to such Class of Regular Certificates, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii)  receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the

Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; (any of clauses (i), (ii), (iii), (iv) and (v), an “Appraisal Reduction Event”), an Appraisal Reduction Amount will be calculated.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Notwithstanding the foregoing, within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination.  Any appraisal reduction with respect to a Serviced Loan Combination will be allocated first, to the related Subordinate Companion Loan, if any, to notionally reduce the related outstanding principal balance to zero, and then, pro rata, to the related Mortgage Loan and the related Pari Passu Companion Loan, if any.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., in respect of the Mortgage Loans, first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates.

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Certificates, then, to the Class B Certificates, then, to the Class A-M Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  However, in the case of 1 Mortgage Loan, representing approximately 7.1% of the Initial Outstanding Pool Balance, the LTV ratio for such Mortgage Loan was calculated using a capitalization rate reduction of 0.60% to account for the fact that the collateral is a portfolio of Mortgaged Properties.  Using this method, the Cut-off Date LTV ratio is 58.5%.  The Cut-off Date LTV ratio based on all of the Mortgaged Properties individually is 64.1%.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Principal Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity.  In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  If the Master Servicer receives notice of an appraisal reduction event and the related appraisal reduction amount for a Non-Serviced Mortgage Loan, the existence of an appraisal reduction in respect of such Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates.  If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan.  With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement.  With respect to any Non-Serviced Mortgage Loan, the Master Servicer, on behalf of the Trust, will be required to notify the master servicer and the trustee under the other pooling and servicing agreement that governs the servicing of such Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan is included in this trust and (b) upon (i) the existence of an appraisal reduction event and/or (ii) the related calculation of any appraisal reduction amount (or receipt of notice of any such calculation), such master servicer is required to provide to the Master Servicer and the Trustee prompt notice of the existence of any such appraisal reduction event and/or any such appraisal reduction amount once calculated.   The Master Servicer and the Trustee will be deemed to have received notice of any such appraisal reduction event and related appraisal reduction amount if such master servicer under the related other pooling and servicing agreement includes such event and/or amount in its monthly servicer statements provided to the Master Servicer.  With respect to any Serviced Companion Loan, the Master Servicer and the Trustee will be required under the Pooling and Servicing Agreement to notify the master servicer and the trustee under the pooling and servicing agreement governing the trust which holds such Serviced Companion Loan of the existence of an appraisal reduction event and related appraisal reduction amount.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be affiliated with any such party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation  or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this prospectus supplement.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for the ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this prospectus supplement and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

In addition, although the borrowers under each ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents.  See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class G, Class F, Class E, Class D, Class C, Class B and Class A-M Certificates, in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B and Class X-C Certificates based on their respective entitlements pro rata.  Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 11 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent

Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loan, the Anticipated Repayment Date.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(a)       the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this prospectus supplement;

(b)       the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)       all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in November 2013;

(d)       there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)       prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)        all Mortgage Loans accrue interest under the method specified in Annex A-1 to this prospectus supplement.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(g)       no party exercises its right of optional termination described in this prospectus supplement and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)       no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)        no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)        there are no additional expenses of the Issuing Entity;

(k)       distributions on the Certificates are made on the 10th calendar day in each month, commencing in November 2013;

(l)        no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any or Prepayment Premium Lock-Out Period, if any;

(m)      the Closing Date is October 8, 2013;

(n)       each ARD Loan is paid in full on its Anticipated Repayment Date; and

(o)       with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee, the CREFC® License Fee and the CCRE Strip accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances

(and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of October 8, 2013 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including October 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time.  A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates.  There can be no assurance that the Mortgage Loans will prepay at any particular rate.  Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions.  It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest).  Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table.  Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of October 8, 2013 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including October 1, 2013 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this prospectus supplement.  Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of October 1, 2013 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Special Note Regarding the Miracle Mile Shops Loan Combination

As to particular servicing matters, the discussion under this heading ‘‘The Pooling and Servicing Agreement” is applicable with respect to the Miracle Mile Shops Loan Combination only while the Pooling and Servicing Agreement governs the servicing of the Miracle Mile Shops Loan Combination.  As described under ‘‘Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Miracle Mile Shops Loan Combination May Shift to Others” in this prospectus supplement, unless the Miracle Mile

Shops note A-1 holder exercises the Lead Designation Option, on and after the Miracle Mile Shops Note A-1 Securitization Date, the Miracle Mile Shops Loan Combination will be serviced pursuant to the Miracle Mile Shops Pooling and Servicing Agreement, and the provisions of the Miracle Mile Shops Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although the Miracle Mile Shops Loan Combination will still need to be serviced in compliance with the requirements of the related Miracle Mile Shops Intercreditor Agreement, as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination” in this prospectus supplement.  Unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, then the Pooling and Servicing Agreement for this transaction will continue to govern the servicing of the Miracle Mile Shops Loan Combination notwithstanding the inclusion of the Miracle Mile Shops note A-1 into a different securitization.

Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments

The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loans) and REO Loans) (in each case, directly or through one or more sub-servicers, including any third party servicers who may have servicing obligations with respect to the One & Only Palmilla Loan Combination, which is secured by a Mortgaged Property located in Mexico) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loans, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)) in accordance with applicable law (and in the case of the One & Only Palmilla Mortgage Loan, the law of Mexico, either directly or through a designee), the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

●	in accordance with the higher of the following standards of care:

1.
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

2.
the same care, skill, prudence and diligence with which such servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

●	but without regard to any potential conflict of interest arising from:

1.
any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.
any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

In the case of the One & Only Palmilla Loan Combination, the Master Servicer and the Special Servicer may take into account additional considerations when acting within the meaning of “Servicing Standard”, as described under “Description of the Mortgage Pool─Loan Combinations/Split Loan Structures─The One & Only Palmilla Loan Combination─Servicing Standard.”

For descriptions of the servicing of the One Wilshire Mortgage Loan and the Miracle Mile Shops Mortgage Loan, see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited sub-servicing duties in the future with respect to the CCRE Strip Pool.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything herein or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities hereunder.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the

Pooling and Servicing Agreement (including the Servicing Standard), any related Intercreditor Agreements or the REMIC provisions of the Code, (2) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, a Mortgage Loan Seller, the Issuing Entity, the Operating Advisor, the Certificate Administrator or the Trustee or their respective affiliates to any claim, suit or liability, (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Serviced Loan Combinations as come into and continue in default;

(b)       any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan or Serviced Loan Combination;

(c)       any sale of a Defaulted Mortgage Loan or REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(d)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)       any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(f)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)       any property management company changes (with respect to a Mortgage Loan or Serviced Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan or Serviced Loan Combination for which the lender is required to consent or approve under the Mortgage Loan Documents);

(h)       releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(i)        any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(j)        any determination of an Acceptable Insurance Default;

(k)       the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)        any acceleration of a Mortgage Loan or Serviced Loan Combination following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property; and

(m)      any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In the case of the One & Only Palmilla Loan Combination, so long as the One & Only Palmilla Subordinate Companion Loan Holder is the Directing Holder with respect to the One & Only Palmilla Loan Combination, it will have consent rights with respect to the servicing matters set forth under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One & Only Palmilla Loan Combination—Consent Rights” in this prospectus supplement.

For the avoidance of any doubt, the Master Servicer and the Special Servicer (each in such capacity) may not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Controlling Class Representative will have no consent and/or consultation rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans under the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

With respect to the Miracle Mile Shops Loan Combination, the Miracle Mile Shops Non-Controlling Note Holders will have certain non-binding consultation rights with respect to the servicing of such Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the

Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination—Consultation and Control.”  With respect to the Oglethorpe Mall Loan Combination, the Oglethorpe Mall Non-Controlling Note Holders will have certain non-binding consultation rights with respect to the servicing of the related Loan Combination as provided in the related intercreditor agreement and described under “Description of the Mortgage Pool—Loan Combinations—The Oglethorpe Mall Loan Combination—Consultation and Control” in this prospectus supplement.  With respect to the One Wilshire Loan Combination, the Controlling Class Representative, will have certain non-binding consultation rights with respect to the servicing of such Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One Wilshire Loan Combination—Consultation and Control” in this prospectus supplement.

The “Directing Holder” means:

(a)      with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination and the One & Only Palmilla Loan Combination), the Controlling Class Representative; and

(b)      with respect to the Miracle Mile Shops Loan Combination and the One & Only Palmilla Loan Combination, the related Loan-Specific Directing Holder.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Loan Combinations (other than the Miracle Mile Shops Loan Combination and the One & Only Palmilla Loan Combination) is expected to be Perella.  The Directing Holder will be responsible for its own expenses.

“Loan-Specific Directing Holder” means, with respect to any Serviced Loan Combination, the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.  With respect to the Miracle Mile Shops Loan Combination, the Loan-Specific Directing Holder will be the Miracle Mile Shops Directing Holder.  On and after the Miracle Mile Shops Note A-1 Securitization Date, unless the Lead Designation Option for the Miracle Mile Shops Loan Combination has been exercised, there will be no Loan-Specific Directing Holder under the Pooling and Servicing Agreement with respect to the Miracle Mile Shops Loan Combination.  The Loan-Specific Directing Holder with respect to the One & Only Palmilla Loan Combination will be the One & Only Palmilla Directing Holder.

“One & Only Palmilla Directing Holder” means, with respect to the One & Only Palmilla Loan Combination, (i) for so long as (A) no One & Only Palmilla Control Appraisal Event has occurred and is continuing, (B) no One & Only Palmilla Controlling Holder Cure Lapse has occurred and (C) the holder of more than 50% of the principal balance of the One & Only Palmilla Subordinate Companion Loan is not the borrower or an affiliate thereof, the One & Only Palmilla Subordinate Companion Loan Holder, and (ii)  if (A) a One & Only Palmilla Control Appraisal Event has occurred and is continuing, (B) a One & Only Palmilla Controlling Holder Cure Lapse has occurred or (C) the holder of more than 50% of the principal balance of the One & Only Palmilla Subordinate Companion Loan is the borrower or an affiliate thereof, the Controlling Class Representative under the Pooling and Servicing Agreement.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

“One & Only Palmilla Control Appraisal Event” will exist with respect to the One & Only Palmilla Loan Combination, if and for so long as:

(a)      the original principal balance of the One & Only Palmilla Subordinate Companion Loan minus the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to and paid to the One & Only Palmilla Subordinate Companion Loan Holder (but excluding reimbursements of any (i) cure payments or Advances made by the One & Only Palmilla Subordinate Companion Loan Holder and/or (ii) any costs incurred by the One & Only Palmilla Subordinate

Companion Loan Holder), (y) any Appraisal Reduction Amounts allocated to the One & Only Palmilla Subordinate Companion Loan, and (z) without duplication of amounts deducted as a result of clause (y), any realized principal losses with respect to the One & Only Palmilla Loan Combination allocable to the outstanding principal balance of the One & Only Palmilla Subordinate Companion Loan, is less than

(b)      25% of the original principal balance of the One & Only Palmilla Subordinate Companion Loan, minus any payments of principal (whether as principal prepayments or otherwise) allocated to and paid to the One & Only Palmilla Subordinate Companion Loan Holder (but excluding reimbursements of (i) any cure payments or Advances made by the One & Only Palmilla Subordinate Companion Loan Holder and/or (ii) any costs incurred by the One & Only Palmilla Subordinate Companion Loan Holder).

Pursuant to the terms of the One & Only Palmilla Intercreditor Agreement, a One & Only Palmilla Control Appraisal Event may be avoided upon the delivery of by the One & Only Palmilla Subordinate Companion Loan Holder of (a) cash collateral, or (b) an unconditional and irrevocable standby letter of credit issued by a domestic bank or other financial institutions with (i) short-term obligations that are rated at least “A-1” by S&P and “P-1” by Moody’s or (ii) if ratings of the short-term obligations are unavailable, long-term unsecured debt obligations that are rated at least “A+” by S&P and “A1” by Moody’s, in each case in an amount which, when added to the appraised value of the related Mortgaged Property, would cause the One & Only Palmilla Control Appraisal Event to not occur.

“One & Only Palmilla Controlling Holder Cure Lapse” means, the failure of the One & Only Palmilla Subordinate Companion Loan Holder to exercise its cure rights within the time periods permitted under the One & Only Palmilla Intercreditor Agreement with respect to a monetary default or non-monetary default under the One & Only Palmilla Loan Combination; provided, that the One and One Palmilla Controlling Holder Cure Lapse will not occur (i) with respect to any non-monetary default that is not susceptible of being cured by the One & Only Palmilla Subordinate Companion Loan Holder and (ii) with respect to any monetary or non-monetary default after the One & Only Palmilla Subordinate Companion Loan Holder has exercised its cure rights to the fullest extent permitted under the One & Only Palmilla Intercreditor Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class shall be the Controlling Class Representative.

The initial Controlling Class Representative will be an affiliated fund or, an entity controlled by affiliated funds of Perella and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that Perella is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate

Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur under the following circumstances:

(a)       with respect to any Mortgage Loan or Serviced Loan Combination (other than the One & Only Palmilla Loan Combination) at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described below; provided that prior to the Miracle Mile Shops Note A-1 Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Miracle Mile Shops Loan Combination and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the Miracle Mile Shops Loan Combination; and

(b)       with respect to the One & Only Palmilla Loan Combination, at any date on which (i) a One & Only Palmilla Control Appraisal Event exists and (ii) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request.  Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will occur under the following circumstances:

(a)       with respect to any Mortgage Loan or Serviced Loan Combination (other than the One & Only Palmilla Loan Combination) at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described below; provided that prior to the Miracle Mile Shops Note A-1 Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Miracle Mile Shops Loan Combination and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the Miracle Mile Shops Loan Combination; and

(b)       with respect to the One & Only Palmilla Loan Combination, at any date on which (i) the One & Only Palmilla Control Appraisal Event exists and (ii) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates.  During such waiver period a Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).  Following any transfer of more than 50% of the Class E Certificates, the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder.  The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the

Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment.  However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)       may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)       does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)       may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)       will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class V Certificates and the Class R Certificates, or (2) upon termination of the Issuing Entity.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination, unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option), unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)           promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)           promptly reviewing each Final Asset Status Report; and

(c)           reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan or the Miracle Mile Shops Mortgage Loan (unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option).

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option), while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)           the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b)           the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)           the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

(i)      after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)     if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)           the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option) was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination (unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option) and the One & Only Palmilla Loan Combination), for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination (unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option)), if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than any Non-Serviced Mortgage Loans) or any Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination (unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option)) were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of any related Serviced Companion Loan (if applicable) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination (unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option)), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)            the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Service (“S&P”), (including, in the case of Park Bridge Lender Services LLC, this transaction) but has not been special servicer on a transaction for which DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder or an affiliate of the Depositor, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative or the Directing Holder and (iv)  that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates, the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder within one business day of such appointment.  The Operating Advisor may not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of any of them.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  The Certificate Administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class V and the Class R Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.  If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation.  If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.  The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans and the Miracle Mile Shops Mortgage Loan (even if the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option)) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to, with respect to (a) each Mortgage Loan (other than any Non-Serviced Mortgage Loan, the Oglethorpe Mall Mortgage Loan and the Miracle Mile Shops Mortgage Loan), 0.0020% and (b) the Oglethorpe Mall Mortgage Loan, 0.0054%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower pays with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees and servicing fees payable to the securitization that services any Non-Serviced Loan Combination and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the related Servicing Fees and the CCRE Strip) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be permitted to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  Any determination by the Special Servicer that an Advance proposed to be made is non-recoverable will be conclusive and binding on the Master Servicer, subject to the terms of the Pooling and Servicing Agreement.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such

Mortgage Loan independently of any determination made by the servicer of the related Non-Serviced Loan Combination.  If the Master Servicer determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of the related Non-Serviced Loan Combination written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Non-Serviced Companion Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from the proceeds of the related Subordinate Companion Loan, if any, second, from the proceeds of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations.  With respect to any Non-Serviced Loan Combination, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One Wilshire Loan Combination—Advancing,” “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Oglethorpe Mall Loan Combination—Advancing” and “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination—Advancing” in this prospectus supplement.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections of the Issuing Entity, and with respect to any related Non-Serviced Companion Loan, from general collections of each trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from collections on, and proceeds of, the related Subordinate Companion Loan, if any, second, from collections on, and proceeds of, the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of

Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), (A) if with respect to a Serviced Loan Combination which includes a Subordinate Companion Loan, first, only out of principal collections on the Subordinate Companion Loan, then, out of principal collections in the Collection Account, and (B) with respect to a Mortgage Loan or any Serviced Loan Combination which includes a Serviced Pari Passu Companion Loan, first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, with respect to both clauses (A) and (B) above, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

With respect to the Miracle Mile Shops Mortgage Loan and the One Wilshire Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of the related Companion Loan.  If the Master Servicer determines that a proposed P&I Advance with respect to the Miracle Mile Shops Mortgage Loan and the One Wilshire Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of the related Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable Intercreditor Agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class V Certificates).  The

Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to each ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account“  and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) for the benefit of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan, and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Class V Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “R-1 (middle)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “F1” by Fitch and “P-1” by Moody’s, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “A-” by Fitch (or “A” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depositary institution or trust company are rated no less than “F1” by Fitch) and “A2” by Moody’s, (ii) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (iii) an account or accounts maintained with PNC Bank, National Association, so long as such depository’s long-term unsecured debt rating is at least “A” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “A-“ by Fitch and “A2” by Moody’s (if the deposits are to be held in the account for more than 30 days) or such depository’s short-term deposit or short-term unsecured debt rating shall be at least “R-1 (middle) by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “F1” by Fitch and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), (iv) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company has a combined capital and surplus of at least $50,000,000 and is rated at least “Baa3” by Moody’s and which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), and subject to supervision or examination by federal and state authority the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (v) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(iv) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (vi) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency), which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”)) from DBRS or Moody’s with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance or is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, is entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of the applicable Other Securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization).  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related intercreditor agreement).  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from DBRS or Moody’s with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans based on Stated Principal Balance or is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, is entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of the applicable Other Securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization).  To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related intercreditor agreement).  Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2014 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections.  With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.  Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing the Non-Serviced Mortgage Loans.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing, (i) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)      if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)      the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)      except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement);

(v)      to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)      any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A (low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs), “A-” by Fitch and “A2” by Moody’s, and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to two separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan); except that the Mortgage Loan Documents with respect to the Miracle Mile Shops Loan Combination will be delivered to the Custodian on or prior to the Closing Date, and such Mortgage Loan Documents (other than the Note evidencing the Mortgage Loan included in the Issuing Entity) will be transferred to the custodian related to the applicable securitization on the Miracle Mile Shops Note A-1 Securitization Date unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to the exceptions set forth in Annex G to this prospectus supplement (and with such changes in terminology or legal description as necessary to reflect the fact that the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, representing approximately 7.1% of the Initial Outstanding Pool Balance is located in Mexico and certain of the related Mortgage Loan Documents will be governed by Mexican law).

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect), the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “—Servicing Compensation and Payment of Expenses” below in this prospectus supplement.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this prospectus supplement relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach.  Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a material breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan

Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, each Mortgage Loan Seller’s obligation referred to in the immediately preceding sentence will be such Mortgage Loan Seller’s pro rata share based on such Mortgage Loan Seller’s percentage interest in such mortgage loan as of the date of the applicable Mortgage Loan Purchase Agreement.

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).   The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the appointment of a successor as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, certificate administrator and trustee of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the related Non-Serviced Mortgage Loan under the applicable servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable servicing agreement or related Intercreditor Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and  Companion Loan Securities, as applicable, thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the

Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)     with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)     with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)     any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)     any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)      (i) DBRS or Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (B) placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by DBRS or Moody’s within sixty (60) days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B) above, citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; or (ii) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating of at least “CMS3” or “CSS3”, respectively, from Fitch and such rating is not reinstated within sixty (60) days; and

(g)     so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. Upon (i) written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights to conduct a vote to terminate the Master Servicer or the Special Servicer, as applicable, in connection with the occurrence and continuance of a Servicer Termination Event and (ii) payment by such holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates, within 180 days of the posting of such notice, in such regard.  In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special

Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).  Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)     to cure any ambiguity or to correct any error;

(b)     to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)     to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)     to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)     to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)      in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that any amendment pursuant to this clause (f) will be at the sole cost and expense of the Depositor.

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”),  certain lower courts have held that  the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.  It is expected that the Depositor, in consultation with the Trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby, and the holders of the Serviced Companion Loans affected thereby and the holders of any Non-Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the

Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency, (ii) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (iii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any

Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.  With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the NRSROs then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement.  In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any periods during which there was no Relevant Servicing Criteria applicable to it.  See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B and Class X-C Certificates.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class V, Class R or Class LR Certificates.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)     such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)     there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.  Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the Serviced Companion Loan Noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property.  To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price; provided, that with respect to any Non-Serviced Mortgage Loan, the Special Servicer will be entitled to sell such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person.  No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the Miracle Mile Shops Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer (or, on or after the Miracle Mile Shops Note A-1 Securitization Date unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option, the special servicer with respect to such other securitization) will be entitled to sell such Mortgage Loan and if it does sell such Mortgage Loan it will be required to sell it together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

If the Oglethorpe Mall Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the Pooling and Servicing Agreement.

If the One & Only Palmilla Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be entitled to sell such Mortgage Loan subject to the purchase and cure rights of the holder of the related Subordinate Companion Loan, in accordance with the provisions of the related intercreditor agreement.

If the One Wilshire Mortgage Loan becomes a Defaulted Mortgage Loan, the special servicer with respect to the COMM 2013-CCRE10 Mortgage Trust securitization  will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the related pooling and servicing agreement.

With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan.  In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement may have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan.  The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination .

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in August 2050 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any performing Serviced Loan Combination (other than the Miracle Mile Shops Loan Combination unless the Miracle Mile Shops note A-1 holder exercises the Lead Designation Option), and subject to the rights of the Special Servicer, the Directing Holder (as described above under “—The Directing Holder” in this prospectus supplement) and the holders of the Serviced Companion Loans (as described under “—Description of the Mortgage Pool—Loan Combinations/Split Loan Structures”) and after consultation with the Operating Advisor (as described under “—The Operating Advisor” in this prospectus supplement), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)     approving routine leasing activity with respect to any lease for less than the lesser of (A)  30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)     approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)     approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)     subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)     approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and is subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)      approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)     granting waivers of minor covenant defaults (other than financial covenants);

(h)     as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, except (i) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion or (ii) releases of earnout or holdback amount applicable to any Mortgage Loan;

(i)      approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan or Serviced Loan Combination does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(j)      subject to the satisfaction of any conditions precedent set forth in the related Mortgage Loan Documents, approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents with respect to certain Mortgage Loans other than those Mortgage Loans identified in the Pooling and Servicing Agreement; and

(k)     any non-material modifications, waivers or amendments not provided for in clauses (a) through (j) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Loan Combination.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

See also “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity.  The Issuing Entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class X-B, Class C and Class D Certificates are no longer outstanding) if the Sole Certificateholder: compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the Master Servicer an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class V, Class R and Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X-C Certificates, the holders of the Class X-C Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.  Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided, that the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-C Certificates have assigned all of the Voting Rights of the Class X-C Certificates to the Holder of 100% of the then outstanding Class E, Class F and Class G Certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F and Class G Certificates.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account).  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related

Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement.  The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.”  With respect to each of the Non-Serviced Mortgage Loans, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Special Servicer” in this prospectus supplement.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan”, and such term is defined in this prospectus supplement, to include any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)       either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)      any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)     the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)      the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)     the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)     a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)    the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Servicing Transfer Event with respect to the One & Only Palmilla Mortgage Loan will generally be delayed if the holder of the One & Only Palmilla Subordinate Companion Loan is making all cure payments required by the related intercreditor agreement or Pooling and Servicing Agreement, as applicable.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The One & Only Palmilla Loan Combination—Cure Rights” in this prospectus supplement.

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a servicing transfer event under such related servicing agreement will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan.  If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan.  The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative and the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement.  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender).  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

If any of the Miracle Mile Shops Mortgage Loan or the Miracle Mile Shops Companion Loan becomes a Specially Serviced Loan prior to the Miracle Mile Shops Note A-1 Securitization Date, then the Miracle Mile Shops Loan Combination will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the Special Servicer will be entitled to receive the same special servicing compensation for the Miracle Mile Shops Loan Combination as if the Miracle Mile Shops Companion Loan were a mortgage loan under the Pooling and Servicing Agreement. Prior to the Miracle Mile Shops Note A-1 Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations.  On and after the Miracle Mile Shops Note A-1 Securitization Date (unless servicing is not transferred to the Miracle Mile Shops Pooling and Servicing Agreement because the holder of the Miracle Mile Shops note A-1 elects that the Miracle Mile Shops Loan Combination continue to be serviced under the Pooling and Servicing Agreement even after the Miracle Mile Shops Note A-1 Securitization Date), the Miracle Mile Shops Loan Combination will be serviced under the Miracle Mile Shops Pooling and Servicing Agreement.  After such securitization, the Miracle Mile Shops Loan Combination will no longer be serviced pursuant to the Pooling and Servicing Agreement. If the Miracle

Mile Shops Loan Combination is being specially serviced when the Miracle Mile Shops Companion Loan Note A-1 is securitized, the Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Combination, including its pro rata share of any liquidation or workout fees and its pro rata share of any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special

Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to each Specially Serviced Loan, REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity).

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

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the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

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the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

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a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

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in the case of a Serviced Loan Combination, the purchase of the related Mortgage Loan by a related Serviced Companion Loan Noteholder, or the applicable designee, as applicable, pursuant to the related intercreditor agreement prior to the expiration of certain time periods set forth in the related intercreditor agreement (up to 90 days), or if such intercreditor agreement does not specify a time period, within 90 days after the date the purchase option first becomes exercisable,

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with respect to any Mortgage Loan that is subject to mezzanine indebtedness (i) the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable and (ii) if the related intercreditor agreement contains an exclusion of the Liquidation Fee from the purchase price but does not limit such exclusion to the first time that a purchase option becomes exercisable and the purchase of such Mortgage Loan occurred within such number of days as set forth in the related intercreditor agreement (up to 90 days) after each subsequent time that such holder’s option to purchase such Mortgage Loan becomes exercisable; provided, however, that, any Liquidation Fee will be payable to the extent paid by, and collected from, the related borrower or the mezzanine lender,

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with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan,

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a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

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if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 4 months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

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100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

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100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	100% of assumption application fees on Specially Serviced Loans,

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100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

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Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

 “Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).  For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.  Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees, compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan will be serviced and administered pursuant to a separate pooling and servicing agreement, which will contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.  None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to the Non-Serviced Mortgage Loans.  The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described under “The Pooling and Servicing Agreement—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement.  In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)        the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)        the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)        the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)        the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)        the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)         the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)        the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)        the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)          the Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates and with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)          the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)         the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date and the aggregate amount of the CCRE Strips for such Distribution Date;

(l)          the Pass-Through Rate for each Class of Regular Certificates for the Distribution Date;

(m)        the Principal Distribution Amount for the Distribution Date;

(n)         the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)         the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p)         the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)         the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)          the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s)         a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)         a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)         the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)         as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)        the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)        the then-current credit support levels for each Class of Sequential Pay Certificates;

(y)         the original and then-current ratings of each Class of Certificates;

(z)         with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)       the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)       with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)       the amount of the distribution on the Distribution Date to the holders of the Class V and Residual Certificates;

(dd)       material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)       the identity of the Operating Advisor;

(ff)         the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)       an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)       the identity of the Controlling Class;

(ii)         the identity of the Controlling Class Representative; and

(jj)         such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that this prospectus supplement, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)        the following “deal documents”:

●	this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)        the following SEC filings:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)        the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(d)        the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)        the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

●	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)         the “Investor Q&A Forum”; and

(g)        solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than, in the case of the Special Servicer, the Non-Serviced Mortgage Loans or related Mortgaged Properties) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry (in the case of a Non-Serviced Mortgage Loan or related Mortgaged Property, based on reports prepared by such party or received from the applicable service provider), unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 735-7777.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a manager or affiliate or agent thereof be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of this prospectus supplement and the accompanying prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)        any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)        the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)        the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)        any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933 (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning November 2013), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)        Annually, on or before June 30 of each year, commencing in 2014, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan, Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC® Operating Statement Analysis Report; provided, however, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a quarterly analysis or update, such quarterly analysis or update with respect to the first calendar quarter of each year shall not be required to the extent provided in the then current applicable CREFC® guidelines.

(b)        Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year end 2013), with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act.  Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.”  (SEC File No. 333-184376).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement. Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New

York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest and the CCRE Strips) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F and Class G Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the COMM 2013-CCRE10 Pooling and Servicing Agreement, and, on and after the Miracle Mile Shops Note A-1 Securitization Date, compliance with the Miracle Mile Shops Pooling and Servicing Agreement, the pooling and servicing agreement related to the securitization of the Miracle Mile Shops Companion Loan designated as note A-3 and the pooling and servicing agreement related to the securitization of the Miracle Mile Shops Companion Loan designated as note A-4, as applicable, and the applicable Intercreditor Agreements, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class X-C, Class B, Class C, Class D, Class E, Class F and Class G Certificates will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Sidley Austin LLP, (i) the portions of the Issuing Entity consisting of the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Closing Date, eleven (11) of the Mortgaged Properties, representing approximately 7.7% of the Trust REMIC’s basis in the Initial Outstanding Pool Balance by Allocated Loan Amount, are multifamily properties.  Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations or other “government securities” will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent regular interests in the Upper-Tier REMIC.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are encouraged to consult their own tax advisors about the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class C, Class D, Class E, Class F and Class G Certificates will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A, Class X-B and Class X-C Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class X-A, Class X-B and Class X-C Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class X-A, Class X-B and Class X-C Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M and Class B Certificates will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, (collectively, the “Exemption”) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)        the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)        the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)        the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)        the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)        the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(a)        the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)        certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)        certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination (a) as to the availability of the exemptive relief provided by the Exemption, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency, or (b) the availability of any other ERISA prohibited transaction exemptions and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is not subject to ERISA should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general fiduciary duty provided as well as the prohibited transaction provisions of ERISA and the Code, or, as applicable, Similar Law, to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Prospective investors should note that the California Public Employees’ Retirement System “CalPERS””), which is a governmental plan, owns an indirect equity interest in the borrowers under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as One Wilshire, representing approximately 6.3% of the Initial Outstanding Pool Balance.  Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), to be dated October 2, 2013, between the Depositor, German American Capital Corporation, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., RBS Securities Inc. and Guggenheim Securities, LLC (collectively, the “Underwriters”), the Underwriters have agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about October 8, 2013, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance (or, in the case of the Class X-A Certificates, the Notional Balance) of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:

Class	Deutsche Bank Securities Inc.	Cantor Fitzgerald & Co.	CastleOak Securities, L.P.	RBS Securities Inc.	Guggenheim Securities, LLC
Class A-1	$39,296,000	$3,000,000	$0	$0	$0
Class A-2	$77,000,000	$13,000,000	$0	$0	$0
Class A-SB	$68,000,000	$2,309,000	$0	$0	$0
Class A-3	$274,500,000	$500,000	$0	$0	$0
Class A-4	$400,267,000	$11,000,000	$0	$0	$0
Class A-M	$114,284,000	$0	$0	$0	$0
Class B	$76,189,000	$0	$0	$0	$0
Class X-A	$1,003,156,000	$0	$0	$0	$0

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 109.9726067536% of the aggregate Certificate Balance of the Offered Certificates with a principal balance, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”  Except as described in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller and the Depositor.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a Sponsor and Mortgage Loan Seller.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Deutsche Bank Securities Inc., one of the Underwriters and one of the joint bookrunning managers with respect to 100% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (ii) Cantor Fitzgerald & Co., one of the Underwriters and one of the joint bookrunning managers with respect to 0% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (iii) CastleOak Securities, L.P., one of the Underwriters and one of the co-managers, (iv) RBS Securities Inc., one of the Underwriters and one of the co-managers and (v) Guggenheim Securities, LLC, one of the Underwriters and one of the co-managers.  That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to German American

Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans and (ii) the payment by the Depositor to Cantor Commercial Real Estate Lending, L.P., an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans.  In addition, proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of CCRE Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire certain of the financed CCRE Mortgage Loans from, and make payments to, an affiliate of Deutsche Bank Securities Inc., as the repurchase agreement counterparty.  As result of the circumstances described above, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley Austin llp, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Sidley Austin llp, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates will receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (together, the “Rating Agencies”).

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates, and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates and Non-Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.  If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this prospectus supplement.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA, PENNSYLVANIA,
NEVADA AND MEXICO

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 18.9% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), Pennsylvania (representing approximately 13.2% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), and Nevada (representing approximately 11.4% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature.  Further, the collateral package under certain jurisdictions, such as Mexico, may vary in certain respects.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.  This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings.  Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers.  Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction.  The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage.  After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor.  There is no right of redemption after foreclosure sale in Pennsylvania.  In certain circumstances, deficiency judgments may be obtained.  The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

Nevada imposes certain statutory procedures, prohibitions or limitations that limit the exercise of rights by, and the remedies available to, a mortgagee under a mortgage or a beneficiary under a deed of trust. In Nevada, the lien evidenced by a deed of trust may be foreclosed judicially or non-judicially.  Judicial foreclosures are extremely rare, however, as they give rise to a one year right of redemption, and are employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages.  A non-judicial foreclosure is handled by the trustee under the deed of trust, which, subject to the requirements of Nevada law, typically is a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with Nevada law. More specifically, notice and opportunity to cure must be given, a notice of default and election to sell the property must be recorded, and notice must be given to the trustor, any guarantor, indemnitor or surety, and other parties with an interest in the real property or the indebtedness evidenced by a lien on the real property. Then, following the expiration of the required statutory period, a public auction is held. In addition, please note that special notice requirements are required if the real property being foreclosed is a residential property.  With limited exceptions, Nevada law also requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor and, generally and unless and to the extent possible, waived, any indemnitor, surety or guarantor to collect a debt. Further, deficiency judgments following any foreclosure, judicial or nonjudicial, must be brought within six (6) months of the foreclosure, and are limited to the lesser of (i) the amount by which the debt exceeds the fair market value of the real property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the debt, with interest from the date of sale.  The laws of the State of Nevada also provide subrogation rights to a guarantor, surety, or indemnitor who fully satisfies a debt secured by a lien evidenced by a deed of trust, which, in the case of partial satisfaction, is subject only to the lender’s prior right to recover the balance of any indebtedness owed by a borrower, which subrogation rights may be waived only after default.  Finally, in Nevada, certain tax and, as and to the extent allowed by Nevada law, environmental liens may have priority over liens evidenced by previously recorded deeds of trust.

Mexican Trust Agreement

General.  The mortgaged property identified on Annex A-1 to this prospectus supplement as One & Only Palmilla  (the “One & Only Palmilla Mortgaged Property”) is located in Mexico.  The One & Only Palmilla borrowers are the owners of a second-priority beneficiary interest in a fee simple interest owned by a Mexican financial institution, as trustee, in the One & Only Palmilla Mortgaged Property.  The following discussion contains summaries of certain legal aspects of (i) the Mexican Trust Agreement with respect to the related mortgaged property (the “Mexican Trust Agreement”), and certain aspects of Mexican law applicable thereto, and (ii) the Mexican Non-Possessory Pledge Agreement relating to the movable assets and rights used in the operation of the related mortgaged property (the “Mexican Non-Possessory Pledge Agreement”) and certain aspects of Mexican law applicable thereto. The summaries do not purport to be complete and are qualified in their entirety by reference to applicable Mexican laws and the laws of the applicable jurisdictions governing such mortgaged property.

The Mexican Trust Agreement.  The Mexican Trust Agreement is a security trust (fideicomiso de garantia) (the “Mexican Trust”), the main purpose of which is to hold certain assets transferred to the trust and to use those assets as security for the repayment of the related mortgage loan.

Pursuant to a security trust, a third party trustee (normally a Mexican bank) acquires title to certain assets as security of the obligations of the settlors and for the benefit of the beneficiaries.  A key feature of a security trust in Mexico is the ability of the Mexican Trust trustee (at the request of the first beneficiary) to sell the assets of the trust under an ad-hoc out-of-court process.  It is noted that settler could oppose such extra judicial procedure and the foreclosure process would have to be followed before a Mexican court.  Under Mexican law, the assets that form part of the trust are legally conveyed to the Mexican Trust trustee, who becomes the owner of record of the real estate contributed thereto, and are in principle, not part of the estate of the settlor.  The first beneficiary under the Mexican Trust Agreement will be the trustee solely as trustee, or its designee for the benefit of the trustee solely as trustee, for the benefit of the Trust, for the benefit of the One & Only Palmilla Mortgage Loan Holder and the One & Only Palmilla Subordinate Companion Holder, in the order of priority set forth in the One & Only Palmilla Mortgage Loan documents and the One & Only Palmilla Intercreditor Agreement.

The main statutes that govern trusts in Mexico are the General Law of Negotiable Instruments and Credit Transaction (Ley General de Titulos y Operaciones de Credito) (the “Negotiable Instruments Law”) and the Banking Law (Ley de Instituciones de Credito), which are both federal statutes.  In addition, certain aspects of the creation and perfection of the transfer of assets to the Mexican Trust (such as the transfer of the related mortgaged property and the assignment of contract rights) are governed by the civil code of the state where the property is located, which in the case of the One & Only Palmilla Mortgaged Property is the Civil Code for the State of Baja California Sur (Codigo Civil del Estado de Baja California Sur).

In order to perfect the transactions contemplated by the Mexican Trust Agreement, such document has been filed and recorded with the Public Registry of Property and Commerce of San José del Cabo, Baja California Sur.  In addition, in accordance with the requirements of Mexican law, the Mexican Trust Agreement has been formalized in a public deed executed before a Mexican notary public.

In general, the assets that will comprise the assets of the Mexican Trust Agreement and will serve as security for the repayment of the related mortgage loan are the following:  (i) the land and the structures that comprise the One & Only Palmilla Mortgaged Property, (ii) all of the fixed furniture, and fixtures presently or in the future adhered to the One & Only Palmilla Property and (iii) the equity interest (parte social) representing 100% of the equity capital in each of the One & Only Palmilla borrowers.

The Mexican Non-Possessory Pledge Agreement.  The Mexican Non-Possessory Pledge Agreement (as amended) is a non-possessory pledge agreement (contrato de prenda sin transmission de posesión), the main purpose of which is to pledge certain property of the relevant pledgors and to use those assets as security for the repayment of the related mortgage loan.

The pledge without transfer of possession allows the creation of a security interest on a fluctuating pool of assets, and may be created in respect of movable tangible or intangible property and future assets. This blanket pledge on assets does not require that the assets be delivered to the creditor; therefore, the debtor may maintain physical possession of the property being pledged.  The debtor is allowed to use the collateral as part of its manufacturing or commercial process, or to sell it within the normal course of its business activities, in which case the proceeds of the sale are subject to the pledge.

In order to perfect the transactions contemplated by the Mexican Non-Possessory Pledge Agreement, such document has been filed and recorded with the Mexican Sole Registry for Security Interests on Moveable Assets (Registro Único de Garantias Mobiliarias); and notice thereof shall be given to the counterparties of the agreements pledged thereunder.  In addition, following requirements of Mexican law, the Mexican pledge has been granted in a public deed before a Mexican notary public.

In general, the assets that will be pledged under the Mexican Non-Possessory Pledge Agreement and will serve as security for the repayment of the related mortgage loan are the following:  (i) all of the furniture, fixtures and equipment presently or in the future used in the operation of the One & Only Palmilla Mortgaged Property, (ii) all of the movable assets, rights, cash and investments in securities, property of the One & Only Palmilla borrowers and used in the day-to-day operation of the One & Only Palmilla Mortgaged Property, (iii) all of the rights of the One & Only Palmilla borrowers under the management agreements related to the One & Only Palmilla Mortgaged Property and (iv) all of the rights of the One & Only Palmilla borrowers to receive payments under certain leases and insurance policies with respect to the One & Only Palmilla Property.

Mexican Tax Matters.  The following description of certain relevant Mexican federal income tax consequences related to the payments to be made by the One & Only Palmilla borrower does not purport to be a comprehensive description of all of the Mexican federal income tax considerations that may be relevant to a decision to purchase, hold or dispose of the Certificates.  This description is based upon the Mexican federal income tax law (Ley del Impuesto Sobre la Renta) in effect on the date of this prospectus supplement, which is subject to change and only describes any tax consequences arising under the federal laws of Mexico.

A Convention for the Avoidance of Double Taxation, together with a related Protocol thereto, or the Tax Treaty, between Mexico and the United States took effect on January 1, 1994.  The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Under the Mexican Income Tax Law, payments of interest and interest-like payments (as fees) by Mexican residents to foreign creditors are subject to withholding taxes in Mexico.  Tax rates depend on several factors, including the place of residency and identity of the recipient of the interest payments.  The promissory notes evidencing the One & Only Palmilla Mortgage Loan are covered under the registration before the Special Section (Sección Especial) of the National Securities Registry of Mexico (Registro Nacional de Valores) that was authorized by the National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores, the “CNBV”) on December 7, 2004.  In connection with the origination of the mortgage loan identified on Annex A-1 to this prospectus supplement as One & Only Palmilla, the mortgage loan sellers received a legal opinion from counsel to the One & Only Palmilla borrower confirming that payments of interest, commissions and all other amounts payable under such promissory notes other than principal would be subject to a 4.9% withholding tax (however certain other payments such as penalties for pre-payments may be subject to a withholding tax rate of 30%), provided that the notices and registrations before the CNBV, the Ministry of Finance and Public Credit of Mexico (Secretaría de Hacienda y Crédito Público) and the Servicio de Administración Tributaria remain in effect, pursuant to applicable provisions contained in the Mexican Income Tax Law, regulations and rules thereunder.  It is expected, although not assured, that such requirements will be met.  If these requirements are not met, the applicable withholding tax rate may be up to the maximum rate payable under the Mexican Income Tax Law.  Payments of principal under the related mortgage loan are not subject to withholding taxes in Mexico.

The One & Only Palmilla borrower is required to “gross-up” payments due under the related loan agreement, which means that they are required, to the extent permitted by law, to make all payments free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising as a result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a governmental authority or any change in the interpretation or application thereof by a governmental authority but excluding, in the case of a creditor, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by a creditor’s net income by Mexico or any governmental authority of the jurisdiction under the laws of which such creditor is organized or maintains a lending office.  No assurance can be given that such gross-up payments will be permitted or that the amount required to be withheld will not increase.  In such events, no assurance can be given that sufficient amounts will be available to pay installments of interest on the related mortgage loan.

Mexican Foreclosure Laws

General.  Foreclosure under Mexican law is a legal procedure that allows a lender to recover its debt by enforcing its rights and available legal remedies under the applicable security arrangement.  Foreclosure is generally precipitated by the non-payment of the debt and results in the selling of the property to which the security interest is attached in order to satisfy that debt.  The general due process principle contained in the Mexican constitution provides that no person may be deprived from his possessions, rights or property without a trial before previously established courts and following essential process formalities pursuant to previously enacted laws.  According to this principle, the general rule regarding foreclosure procedures in Mexico is that foreclosure must be made following a legal process before a court of competent jurisdiction.

Security Trust under Mexican Law.  In the case of security trust agreements governed by Mexican law, the Negotiable Instruments Law provides for an out-of-court foreclosure procedure that requires that the settlor of the trust had been given prior notification and the ability to be heard and demonstrate that the secured obligations had been complied with before the trust assets may be sold.  Although the validity of this out-of-court foreclosure process has been questioned by some settlors in the past, and no assurance may be given that it will not be challenged in the future, its constitutionality is premised, among other things, on the fact that ownership of the assets is not vested in the settlor but is vested in the Mexican Trust trustee.  It is noted that settler could oppose such extra judicial procedure and the foreclosure process would have to be followed before a Mexican court.

Pledge Without Transfer of Possession under Mexican Law.  In the case of a pledge without transfer of possession, the Negotiable Instruments Law provides for an out-of-court foreclosure procedure in the event the pledgor delivers the pledged assets to the pledgee for their sale after a default has occurred; otherwise the foreclosure requires a judicial proceeding in order for the court to authorize the sale of the pledged assets in public auctions.

Out-of-Court Foreclosure under Mexican Law.  The Mexican Trust Agreement provides for an ad hoc out-of-court process that may be initiated by the Mexican Trust trustee on behalf of the first beneficiary upon delivery of a foreclosure request following an event of default under the related mortgage loan documents.  Once a foreclosure request has been delivered to the Mexican Trust trustee, the Mexican Trust trustee will in turn provide the settlors with a copy of the request and the settlors will then have a ten (10) business day period to (i) cure the default alleged by the creditor in the foreclosure request, (ii) deliver to the creditor evidence of payment in full of the secured obligations or (iii) deliver evidence of the extension or novation of the secured obligations.  If the requirements provided in (i), (ii) or (iii) cannot be satisfied within such cure period, the Mexican Trust trustee will be required to sell, at the request of the first beneficiary all or a portion of the assets of the trust.  The foreclosure process will be conducted in the manner set forth in the Mexican Trust Agreement through a procedure directed by the first beneficiary, in the understanding, that in its efforts to conduct the sale of the designated assets, the first beneficiary will make good faith efforts to obtain the best value and payment terms for the designated assets.

In addition, upon declaration of an event of default under the related mortgage loan documents (and the notification thereof to the trustee of the Mexican Trust Agreement), the Mexican Trust trustee will no longer be allowed to follow instructions from the settlors and the only party entitled to provide the Mexican Trust trustee with instructions in respect of the trust assets will be the trustee solely as trustee, or its designee for the benefit of the trustee solely as trustee, for the benefit of the Trust, as the named first beneficiary under the Mexican Trust Agreement.  This right to instruct the Mexican Trust trustee includes the right to vote the equity interests of the One & Only Palmilla borrower.

The Mexican Non-Possessory Pledge Agreement and the One & Only Palmilla Pledge Agreement provide the right of pledgee to foreclose on the pledged assets in accordance with the foreclosure procedures available to the pledgee under Mexican law upon delivery of a foreclosure request following an event of default under the related mortgage loan documents.

Post-Foreclosure Ownership.  Pursuant to Mexican law, if any foreign person were to become, by foreclosure, the owner of mortgaged property located in Mexico, such property must be held (i) through a

Mexican corporation, which may have a foreigners admission clause (permitting foreign investment in that corporation) but which includes within its by-laws an agreement to consider such foreign investors as Mexican nationals in regards to such property and to abstain from  requesting their governments’ protection, or (ii) through a Mexican trust created for such purposes with the prior authorization from the Mexican Ministry of Foreign Affairs (which authorization will also include an agreement as described above).

Bankruptcy Issues.  If the One & Only Palmilla borrower was to become insolvent or bankrupt or seek reorganization or other relief under the Mexican Bankruptcy Law (Ley de Concursos Mercantiles), a delay or substantial reduction in payments may occur and the One & Only Palmilla borrower would probably have insufficient funds to make payments on the related mortgage loan.  Such an event could also delay foreclosure on the Mexican Trust, delay or impair the exercise of remedies under the security documents and delay payment on the related mortgage loan until the conclusion of such case.

Judicial Foreclosure under Mexican Law.  The Mexican Non-Possessory Pledge Agreement and the One & Only Palmilla Pledge Agreement provide that the pledged assets may be sold following a court procedure.  This is also applicable in case the settlors successfully challenge the out-of-court procedure set forth in the Mexican Trust Agreement in relation to the Mexican Trust assets.  Court foreclosure processes in Mexico, as in many other jurisdictions, may be expensive and time consuming, especially, when a lender’s right to foreclose is contested.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-297	Closing Date	S-134
2010 PD Amending Directive	xi	CMBS	S-127
Acceptable Insurance Default	S-84	CNBV	S-312
Administrative Fee Rate	S-175	Code	S-184
ADR	S-175	Collection Account	S-254
Advance Rate	S-251	Collection Period	S-199
Advances	S-250	COMM 2013-CCRE10 Certificate
Allocated Loan Amount	S-175	Administrator	S-165
Annual Debt Service	S-175	COMM 2013-CCRE10 Directing
Anticipated Repayment Date	S-175	Holder	S-165
Appraisal Reduction Amount	S-200, S-219	COMM 2013-CCRE10 Master
Appraisal Reduction Event	S-219	Servicer	S-165
Appraised Value	S-175	COMM 2013-CCRE10 Operating
Appraised-Out Class	S-221	Advisor	S-165
ARD Loan	S-174	COMM 2013-CCRE10 Pooling and
Article 122a	S-103	Servicing Agreement	S-165
Asset Status Report	S-285	COMM 2013-CCRE10 Special
Assumed Final Distribution Date	S-214	Servicer	S-165
Assumed Scheduled Payment	S-203	COMM 2013-CCRE10 Trustee	S-165
Authenticating Agent	S-147	Companion Loan	S-150
Available Funds	S-197	Companion Loan Securities	S-257
Balloon Balance	S-176	Consultation Termination Event	S-240
Balloon Loan	S-198	Control Eligible Certificates	S-240
Balloon LTV	S-177	Control Termination Event	S-240
Bankruptcy Code	S-135	Controlling Class	S-239
Base Interest Fraction	S-212	Controlling Class Certificateholder	S-239
B-Piece Buyer	S-98	Controlling Class Representative	S-239
CalPERS	S-305	Corrected Mortgage Loan	S-285
CBE	S-231	CPR	S-229
CCRE Data Tape	S-120	CREFC NOI Adjustment Worksheet	S-299
CCRE Deal Team	S-120	CREFC®	S-292
CCRE Depositor	S-127	CREFC® Investor Reporting
CCRE Financing Affiliates	S-120	Package	S-294
CCRE Lending	S-119	CREFC® License Fee	S-176
CCRE Mortgage Loans	S-119	CREFC® License Fee Rate	S-176
CCRE Strip	S-199	CREFC® Operating Statement
CCRE Strip Pool	S-199	Analysis Report	S-299
CCRE Strip Rate	S-199	Crossover Date	S-210
Certificate Administrator	S-145	Current LTV	S-176
Certificate Balance	S-195	Custodian	S-145
Certificate Owners	S-225	Cut-off Date	S-150
Certificate Registrar	S-147, S-223	Cut-off Date Balance	S-150
Certificateholder	S-223	Cut-off Date Loan-to-Value Ratio	S-176
Certificates	S-195	Cut-off Date LTV	S-176
Certifying Certificateholder	S-226	Cut-off Date LTV Ratio	S-176
Class	S-195	Cut-off Date U/W NCF Debt Yield	S-176
Class V Distribution Account	S-255	Cut-off Date U/W NOI Debt Yield	S-176
Class X-A Strip Rates	S-200	DBMS	S-128
Class X-B Strip Rates	S-201	DBRS	S-143, S-247
Class X-C Strip Rates	S-201	DBTCA	S-145
Clearstream	S-40, S-223	Debt Service Coverage Ratio	S-179
Clearstream Participants	S-225	Default Interest	S-200

Default Rate	S-200	Interest Payment Differential	S-182
Defaulted Mortgage Loan	S-278	Interest Rate	S-177
Defeasance	S-184	Interest Reserve Account	S-254
Defeasance Collateral	S-184	Interest Shortfall	S-200
Defeasance Loans	S-181	Interested Person	S-278
Defeasance Lock-Out Period	S-180	Investor Certification	S-297
Defeasance Option	S-184	Investor Q&A Forum	S-296
Defeasance Period	S-181	Investor Registry	S-296
Definitive Certificate	S-223	IO Group YM Distribution Amount	S-211
Department	S-303	Issuing Entity	S-134
Depositaries	S-224	KBRA	S-247
Depositor	S-134	Lead Designation Option	S-161
Determination Date	S-199	Leased Fee	S-177
Directing Holder	S-238	Liquidation Fee	S-288
Disclosable Special Servicer Fees	S-291	Liquidation Proceeds	S-288
Discount Rate	S-181	Loan Combination	S-151
Distribution Account	S-254	Loan-Specific Directing Holder	S-238
Distribution Date	S-196	Loan-to-Value Ratio	S-176
Distribution Date Statement	S-292	Lock-Out Period	S-181
DMARC	S-128	Loss of Value Payment	S-263
DSCR	S-122, S-179	Lower-Tier Distribution Account	S-255
DTC	S-40	Lower-Tier Regular Interests	S-300
Due Date	S-153	Lower-Tier REMIC	S-300
EEA	x	LTV	S-122
Eligible Operating Advisor	S-247	LTV Ratio	S-176
ERISA	S-303	LTV Ratio at Maturity or ARD	S-177
EU PROSPECTUS DIRECTIVE	x	MAI	S-221
Euroclear	S-40	Major Decision	S-236
Euroclear Participants	S-225	Master Servicer	S-136
Excess Interest	S-175	Master Servicer Prepayment
Excess Liquidation Proceeds	S-276	Interest Shortfall Amount	S-217
Excess Liquidation Proceeds		Master Servicer Remittance Date	S-249
Account	S-255	Master Servicing Fee	S-282
Exchange Act	S-133	Master Servicing Fee Rate	S-282
Exemption	S-303	Material Breach	S-262
Exemption Rating Agency	S-304	Material Document Defect	S-262
FDIC	S-135	Maturity Date LTV	S-177
FIEL	xi	Mexican Non-Possessory Pledge
Final Asset Status Report	S-245	Agreement	S-310
Fitch	S-247	Mexican Trust	S-311
Form 8-K	S-194	Mexican Trust Agreement	S-310
FSMA	x	Midland	S-136
GAAP	S-174	Miracle Mile Shops Companion
GACC	S-127	Loan	S-160
GACC Data Tape	S-129	Miracle Mile Shops Directing Holder	S-161
GACC Deal Team	S-129	Miracle Mile Shops Intercreditor
GACC Mortgage Loans	S-128	Agreement	S-160
GLA	S-177	Miracle Mile Shops Loan
Grantor Trust	S-300	Combination	S-160
Holders	S-225	Miracle Mile Shops Mortgage Loan	S-160
Indirect Participants	S-224	Miracle Mile Shops Mortgaged
Initial Outstanding Pool Balance	S-150	Property	S-160
Initial Rate	S-175	Miracle Mile Shops Non-Controlling
Intercreditor Agreement	S-151	Note Holder	S-162
Interest Accrual Amount	S-200	Miracle Mile Shops Note A-1
Interest Accrual Period	S-200	Securitization Date	S-160

Miracle Mile Shops Noteholders	S-160	Oglethorpe Mall Non-Controlling
Miracle Mile Shops Pooling and		Note Holder	S-164
Servicing Agreement	S-160	Oglethorpe Mall Noteholders	S-163
Modeling Assumptions	S-229	OID Regulations	S-301
Modification Fees	S-290	One & Only Palmilla Control
Modified Mortgage Loan	S-222	Appraisal Event	S-238
Monthly Payment	S-198	One & Only Palmilla Controlling
Moody’s	S-247	Holder Cure Lapse	S-239
Morningstar	S-247	One & Only Palmilla Directing
Mortgage	S-152	Holder	S-238
Mortgage Loan Documents	S-261	One & Only Palmilla Intercreditor
Mortgage Loan Purchase		Agreement	S-167
Agreement	S-154	One & Only Palmilla Loan
Mortgage Loan Purchase		Combination	S-166
Agreements	S-261	One & Only Palmilla Mortgage Loan	S-166
Mortgage Loan Seller	S-127	One & Only Palmilla Mortgage Loan
Mortgage Loan Sellers	S-154	Holder	S-166
Mortgage Loans	S-150	One & Only Palmilla Mortgaged
Mortgage Pool	S-150	Property	S-166, S-310
Mortgage Rate	S-202	One & Only Palmilla Subordinate
Mortgaged Properties	S-150	Companion Loan	S-166
Mortgaged Property	S-150	One & Only Palmilla Subordinate
MSA	S-177	Companion Loan Holder	S-166
Negotiable Instruments Law	S-311	One Wilshire Companion Loan	S-164
Net Default Interest	S-199	One Wilshire Intercreditor
Net Mortgage Pass-Through Rate	S-201	Agreement	S-165
Net Operating Income	S-177	One Wilshire Loan Combination	S-164
Net Prepayment Interest Excess	S-218	One Wilshire Mortgage Loan	S-164
Net Prepayment Interest Shortfall	S-217	One Wilshire Mortgaged Property	S-164
Net REO Proceeds	S-198	One Wilshire Non-Controlling Note
No Downgrade Confirmation	S-273	Holder	S-165
NOI	S-177	One Wilshire Noteholders	S-165
NOI Date	S-177	Operating Advisor	S-148
Non-Offered Certificates	S-195	Operating Advisor Consulting Fee	S-249
Nonrecoverable Advance	S-252	Operating Advisor Fee	S-248
Non-Reduced Certificates	S-142	Operating Advisor Fee Rate	S-248
Non-Serviced Companion Loan	S-151	Operating Advisor Standard	S-244
Non-Serviced Loan Combination	S-151	Operating Advisor Termination
Non-Serviced Mortgage Loan	S-151	Event	S-246
non-U.S. holder	C-3	P&I Advance	S-249
Note	S-152	Pads	S-177, S-179
Notional Balance	S-195	Pari Passu Companion Loan	S-152
NRA	S-177	Pari Passu Loan Primary Servicing
NRSRO	S-268	Fee Rate	S-202
NRSRO Certification	S-297	Park Bridge	S-148
Occupancy	S-177	Participants	S-223
Occupancy As-of Date	S-177	Pass-Through Rate	S-200
Offered Certificateholder	S-301	Paying Agent	S-145, S-147
Offered Certificates	S-195	Percentage Interest	S-196
Offsetting Modification Fees	S-290	Perella	S-98
Oglethorpe Mall Companion Loan	S-163	Permitted Encumbrances	S-153
Oglethorpe Mall Intercreditor		Permitted Special Servicer/Affiliate
Agreement	S-163	Fees	S-291
Oglethorpe Mall Loan Combination	S-163	Plan	S-303
Oglethorpe Mall Mortgage Loan	S-163	Planned Principal Balance	S-211
Oglethorpe Mall Mortgaged Property	S-163	PML	S-125

Pooling and Servicing Agreement	S-232	Serviced Companion Loan	S-151
PRC	xii	Serviced Loan Combination	S-152
Prepayment Assumption	S-302	Serviced Pari Passu Companion
Prepayment Interest Excess	S-216	Loan	S-152
Prepayment Interest Shortfall	S-216	Serviced REO Property	S-195
Prepayment Premium	S-182	Servicer Termination Events	S-266
Prepayment Premium Lock-Out		Servicing Compensation	S-282
Period	S-180	Servicing Fee	S-282
Prime Rate	S-251	Servicing Fee Rate	S-282
Principal Distribution Amount	S-202	Servicing Standard	S-234
Principal Prepayments	S-199	Servicing Transfer Event	S-285
Private Certificates	S-195	SF	S-178
Privileged Information	S-244	Similar Law	S-303
Privileged Information Exception	S-245	Situs	S-138
Privileged Person	S-297	Small Loan Appraisal Estimate	S-220
Property Advances	S-250	SMMEA	S-307
Prospectus Directive	xi	Sole Certificateholder	S-282
Qualified Affiliate	S-266	Special Servicer	S-138
qualified intermediary	C-3	Special Servicing Fee	S-287
Qualified Substitute Mortgage Loan	S-263	Specially Serviced Loan	S-284
Rating Agencies	S-307	Sponsor	S-127
REA	S-60	Sponsors	S-154
Realized Loss	S-215	Sq. Ft.	S-178
Record Date	S-196	Square Feet	S-178
Regular Certificates	S-195	Stated Principal Balance	S-216
Related Proceeds	S-252	Subordinate Certificates	S-218
Release Date	S-184	Subordinate Companion Loan	S-152
Relevant Implementation Date	xi	Sub-Servicing Entity	S-267
RELEVANT PERSONS	x	T-12	S-178
REMIC	S-112, S-300	Term to Maturity	S-178
REMIC Regulations	S-300	Terms and Conditions	S-225
Removed Mortgage Loan	S-262	TIA	S-271
REO Account	S-195	TIA Applicability Determination	S-271
REO Loan	S-203	TRIPRA	S-85
REO Property	S-195	Trust REMIC	S-37
REO Tax	S-276	Trust REMICs	S-300
Replacement Mortgage Loan	S-262	Trustee	S-142
Repurchase Price	S-262	Trustee/Certificate Administrator
Requesting Holders	S-221	Fee	S-147
Requesting Party	S-272	Trustee/Certificate Administrator
Reserve Accounts	S-153	Fee Rate	S-147
Residual Certificates	S-195	TTM	S-178
Restricted Group	S-304	U.S. Bank	S-142
Restricted Party	S-245	U.S. Obligations	S-182
Revised Rate	S-175	U.S. person	C-3
RevPar	S-177	U.S. withholding agent	C-3
Rooms	S-179	U/W EGI	S-180
Rule 17g-5	S-270	U/W NCF	S-178
Rules	S-224	U/W NCF Debt Yield	S-176
S&P	S-247	U/W NCF DSCR	S-179
SAM	S-138	U/W NOI	S-178
SEC	S-133	U/W NOI Debt Yield	S-176
Securities Act	S-298	U/W NOI DSCR	S-179
SEL	S-125	U/W Revenue	S-180
Sequential Pay Certificate	S-195	Underwriters	S-134, S-305
Sequential Pay Certificates	S-195	Underwriting Agreement	S-305

Underwritten NCF	S-178	Upper-Tier REMIC	S-300
Underwritten NCF Debt Yield	S-176	Voting Rights	S-274
Underwritten NCF DSCR	S-179	Weighted Average Net Mortgage
Underwritten Net Cash Flow	S-178	Pass-Through Rate	S-201
Underwritten Net Operating Income	S-178	Withheld Amounts	S-255
Underwritten NOI	S-178	Workout Fee	S-287
Underwritten NOI Debt Yield	S-176	Workout-Delayed Reimbursement
Underwritten NOI DSCR	S-179	Amount	S-253
Units	S-179	Yield Maintenance Charge	S-181
Unliquidated Advance	S-254	Yield Maintenance Loans	S-181
Unscheduled Payments	S-198	Yield Maintenance Lock-Out Period	S-180
Updated Appraisal	S-220	Yield Maintenance Period	S-181
Upper-Tier Distribution Account	S-255

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed					Interest	Original	Remaining	Original
Property			Initial Pool	# of	Loan	Loan	Original	Date	Maturity or	Property	Property	Interest	Total	Additional	Administrative	Accrual	Term to	Term to	Amortization
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	ARD Balance($)	Type	Type	Rate(5)	Strip	Strip	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term
Loan	1	Miracle Mile Shops(24)	11.4%	1	CCRE/CGMRC/JPMCB	CCRE	145,000,000	145,000,000	134,220,951	Retail	Super Regional Mall	5.25000%	0.0320%	0.0200%	0.0120%	Actual/360	120	119	360
Loan	2	Equity Industrial Partners Portfolio	8.7%	4	CCRE	CCRE	111,000,000	111,000,000	99,339,436	Industrial	Warehouse/Distribution	5.52150%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	360
Property	2.01	York	4.5%	1	CCRE	CCRE	56,700,000	56,700,000		Industrial	Warehouse/Distribution
Property	2.02	Newark	2.9%	1	CCRE	CCRE	36,600,000	36,600,000		Industrial	Warehouse/Distribution
Property	2.03	Maple Heights	0.7%	1	CCRE	CCRE	9,500,000	9,500,000		Industrial	Warehouse/Distribution
Property	2.04	Indianapolis	0.6%	1	CCRE	CCRE	8,200,000	8,200,000		Industrial	Warehouse/Distribution
Loan	3	One & Only Palmilla(25)	7.1%	1	CCRE/GACC	CCRE/GACC	90,000,000	90,000,000	90,000,000	Hospitality	Full Service	5.74150%	0.0140%	0.0000%	0.0140%	Actual/360	64	63	0
Loan	4	Metro 22 Portfolio	7.1%	22	CCRE	CCRE	90,000,000	90,000,000	90,000,000	Self Storage	Self Storage	5.13750%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	0
Property	4.01	Chicago Grand	1.1%	1	CCRE	CCRE	14,400,000	14,400,000		Self Storage	Self Storage
Property	4.02	Wesley Chapel	0.4%	1	CCRE	CCRE	5,300,000	5,300,000		Self Storage	Self Storage
Property	4.03	New Tampa/Bruce B Downs	0.4%	1	CCRE	CCRE	4,700,000	4,700,000		Self Storage	Self Storage
Property	4.04	Stockbridge	0.4%	1	CCRE	CCRE	4,700,000	4,700,000		Self Storage	Self Storage
Property	4.05	Lithonia	0.4%	1	CCRE	CCRE	4,600,000	4,600,000		Self Storage	Self Storage
Property	4.06	Batavia	0.4%	1	CCRE	CCRE	4,500,000	4,500,000		Self Storage	Self Storage
Property	4.07	Sandy Springs	0.3%	1	CCRE	CCRE	4,400,000	4,400,000		Self Storage	Self Storage
Property	4.08	Belcher	0.3%	1	CCRE	CCRE	4,300,000	4,300,000		Self Storage	Self Storage
Property	4.09	Seffner	0.3%	1	CCRE	CCRE	4,300,000	4,300,000		Self Storage	Self Storage
Property	4.10	Largo	0.3%	1	CCRE	CCRE	4,300,000	4,300,000		Self Storage	Self Storage
Property	4.11	Fletcher	0.3%	1	CCRE	CCRE	4,100,000	4,100,000		Self Storage	Self Storage
Property	4.12	Tampa/W. Fletcher	0.3%	1	CCRE	CCRE	4,000,000	4,000,000		Self Storage	Self Storage
Property	4.13	Carrollwood	0.3%	1	CCRE	CCRE	3,500,000	3,500,000		Self Storage	Self Storage
Property	4.14	Riverview	0.3%	1	CCRE	CCRE	3,300,000	3,300,000		Self Storage	Self Storage
Property	4.15	Lutz	0.3%	1	CCRE	CCRE	3,200,000	3,200,000		Self Storage	Self Storage
Property	4.16	Stone Mountain	0.3%	1	CCRE	CCRE	3,200,000	3,200,000		Self Storage	Self Storage
Property	4.17	Spring Hill	0.2%	1	CCRE	CCRE	2,900,000	2,900,000		Self Storage	Self Storage
Property	4.18	Roswell	0.2%	1	CCRE	CCRE	2,600,000	2,600,000		Self Storage	Self Storage
Property	4.19	Decatur	0.2%	1	CCRE	CCRE	2,400,000	2,400,000		Self Storage	Self Storage
Property	4.20	Lakeland	0.2%	1	CCRE	CCRE	2,200,000	2,200,000		Self Storage	Self Storage
Property	4.21	Norcross	0.1%	1	CCRE	CCRE	1,800,000	1,800,000		Self Storage	Self Storage
Property	4.22	Lithia Springs	0.1%	1	CCRE	CCRE	1,300,000	1,300,000		Self Storage	Self Storage
Loan	5	Oglethorpe Mall(24)	7.1%	1	GACC	GACC	90,000,000	90,000,000	81,540,574	Retail	Super Regional Mall	3.90000%	0.0174%	0.0000%	0.0174%	Actual/360	120	117	360
Loan	6	One Wilshire(24)	6.3%	1	CCRE	CCRE	80,000,000	80,000,000	80,000,000	Office	CBD	4.68500%	0.0570%	0.0200%	0.0370%	Actual/360	120	118	0
Loan	7	Airport Business Center	4.7%	1	CCRE	CCRE	59,600,000	59,600,000	52,881,549	Office	Suburban	5.11400%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	8	Bayside Village	4.4%	1	CCRE	CCRE	56,000,000	56,000,000	56,000,000	Manufactured Housing Community	Manufactured Housing Community	5.33750%	0.0440%	0.0000%	0.0440%	Actual/360	120	119	0
Loan	9	Orangefair Marketplace	3.5%	1	CCRE	CCRE	44,820,000	44,768,470	37,126,850	Retail	Anchored	5.23750%	0.0440%	0.0000%	0.0440%	Actual/360	120	119	360
Loan	10	The Vintage Estate	3.3%	1	CCRE	CCRE	42,000,000	41,954,124	35,090,922	Mixed Use	Hospitality/Retail	5.51100%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	11	200-206 East 87th Street Leased Fee	2.8%	1	GACC	GACC	35,000,000	35,000,000	35,000,000	Other	Leased Fee	4.76000%	0.0140%	0.0000%	0.0140%	30/360	120	118	0
Loan	12	Parkview Tower	2.8%	1	CCRE	CCRE	35,000,000	34,959,331	28,939,677	Office	Suburban	5.18050%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	13	Detroit City Apartments	2.4%	1	CCRE	CCRE	30,000,000	30,000,000	26,569,966	Multifamily	High-Rise	5.03000%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	14	The Landing at Hawks Prairie	2.1%	1	CCRE	CCRE	26,900,000	26,900,000	22,345,795	Retail	Shadow Anchored	5.32450%	0.0640%	0.0000%	0.0640%	Actual/360	120	120	360
Loan	15	Metro 7 Portfolio	2.1%	7	CCRE	CCRE	26,200,000	26,200,000	26,200,000	Self Storage	Self Storage	5.14650%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	0
Property	15.01	Summerlin	0.6%	1	CCRE	CCRE	7,100,000	7,100,000		Self Storage	Self Storage
Property	15.02	Palatine	0.4%	1	CCRE	CCRE	4,800,000	4,800,000		Self Storage	Self Storage
Property	15.03	Lehigh Acres	0.3%	1	CCRE	CCRE	4,000,000	4,000,000		Self Storage	Self Storage
Property	15.04	Port Charlotte	0.2%	1	CCRE	CCRE	3,000,000	3,000,000		Self Storage	Self Storage
Property	15.05	West Chicago	0.2%	1	CCRE	CCRE	2,900,000	2,900,000		Self Storage	Self Storage
Property	15.06	Pinellas Park	0.2%	1	CCRE	CCRE	2,600,000	2,600,000		Self Storage	Self Storage
Property	15.07	Northlake	0.1%	1	CCRE	CCRE	1,800,000	1,800,000		Self Storage	Self Storage
Loan	16	Fresh Express Food Processing Center	1.9%	1	CCRE	CCRE	24,300,000	24,300,000	22,806,264	Industrial	Warehouse/Distribution	4.92000%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	1	CCRE	CCRE	23,250,000	23,224,396	19,399,137	Office	CBD	5.46750%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	18	Hartford Gardens Portfolio	1.5%	3	CCRE	CCRE	19,275,000	19,219,694	13,868,621	Multifamily	Mid-Rise	5.86300%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	204
Property	18.01	Farmington Imlay	0.8%	1	CCRE	CCRE	10,012,500	9,983,771		Multifamily	Mid-Rise
Property	18.02	210 Farmington Avenue	0.6%	1	CCRE	CCRE	7,125,000	7,104,556		Multifamily	Mid-Rise
Property	18.03	41 Niles Street	0.2%	1	CCRE	CCRE	2,137,500	2,131,367		Multifamily	Mid-Rise
Loan	19	Hampton Inn Columbia	1.4%	1	CCRE	CCRE	17,500,000	17,480,684	14,596,050	Hospitality	Limited Service	5.45550%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	20	Packard Building	1.3%	1	GACC	GACC	16,400,000	16,400,000	13,698,486	Office	CBD	5.50000%	0.0140%	0.0000%	0.0140%	Actual/360	120	120	360
Loan	21	Reserve at Steele Crossing	1.2%	1	CCRE	CCRE	15,450,000	15,450,000	13,195,236	Multifamily	Garden	5.41050%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	22	380 Lafayette Street(26)	1.2%	1	CCRE	CCRE	15,000,000	15,000,000	12,400,937	Retail	Single Tenant	5.17400%	0.0340%	0.0200%	0.0140%	Actual/360	120	120	360
Loan	23	Falls of Point West	1.0%	1	GACC	GACC	12,700,000	12,686,073	10,603,925	Multifamily	Garden	5.49000%	0.0140%	0.0000%	0.0140%	Actual/360	120	119	360
Loan	24	315 North Racine	1.0%	1	GACC	GACC	12,375,000	12,375,000	10,868,790	Office	Suburban	5.61000%	0.0140%	0.0000%	0.0140%	Actual/360	120	119	360
Loan	25	Anchor Self Storage Portfolio	0.9%	2	CCRE	CCRE	11,500,000	11,500,000	10,059,657	Self Storage	Self Storage	5.43850%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	360
Property	25.01	Anchor Self Storage - Mashpee	0.5%	1	CCRE	CCRE	6,713,198	6,713,198		Self Storage	Self Storage
Property	25.02	Anchor Self Storage - Narragansett	0.4%	1	CCRE	CCRE	4,786,802	4,786,802		Self Storage	Self Storage
Loan	26	Fountainview Apartments & Townhouses	0.9%	1	CCRE	CCRE	11,300,000	11,300,000	9,475,300	Multifamily	Garden	5.62600%	0.0340%	0.0200%	0.0140%	Actual/360	120	120	360
Loan	27	College Plaza	0.8%	1	GACC	GACC	10,000,000	10,000,000	10,000,000	Retail	Anchored	5.60000%	0.0140%	0.0000%	0.0140%	Actual/360	120	119	0
Loan	28	Columbiana on Park	0.7%	1	CCRE	CCRE	9,500,000	9,480,570	7,932,690	Retail	Anchored	5.48950%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	360
Loan	29	Palm Garden MHC	0.7%	1	CCRE	CCRE	9,400,000	9,400,000	8,179,695	Manufactured Housing Community	Manufactured Housing Community	5.22400%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	360
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%	2	CCRE	CCRE	9,350,000	9,337,176	7,421,894	Hospitality	Extended Stay	5.18800%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	330
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%	1	CCRE	CCRE	4,915,000	4,908,259		Hospitality	Extended Stay
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%	1	CCRE	CCRE	4,435,000	4,428,917		Hospitality	Extended Stay
Loan	31	Forrest Gallery	0.7%	1	CCRE	CCRE	9,075,000	9,075,000	7,748,883	Retail	Anchored	5.40250%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	32	Township at Colony Park	0.7%	1	CCRE	CCRE	8,600,000	8,581,603	7,133,988	Mixed Use	Retail/Office	5.27950%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	360
Loan	33	1212 Corporate	0.6%	1	GACC	GACC	8,000,000	8,000,000	6,792,835	Office	Suburban	5.20000%	0.0140%	0.0000%	0.0140%	Actual/360	120	118	360
Loan	34	Lake Plaza East	0.6%	1	CCRE	CCRE	8,000,000	7,985,516	6,792,855	Office	Suburban	6.04400%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	360
Loan	35	Sawmill Heights Apartments	0.5%	1	CCRE	CCRE	6,700,000	6,685,296	5,536,441	Multifamily	Garden	5.15850%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	360
Loan	36	Second Street Studios	0.5%	1	CCRE	CCRE	6,500,000	6,486,419	5,410,800	Mixed Use	Retail/Office	5.39000%	0.0590%	0.0000%	0.0590%	Actual/360	120	118	360
Loan	37	Shoppes at Augusta	0.5%	1	CCRE	CCRE	6,000,000	5,993,449	5,013,376	Retail	Unanchored	5.51350%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	38	Condor Hotel	0.5%	1	CCRE	CCRE	6,000,000	5,991,228	4,632,049	Hospitality	Limited Service	5.91500%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	300
Loan	39	Printer’s Alley Parking Garage	0.5%	1	GACC	GACC	5,800,000	5,784,382	4,501,695	Other	Parking	6.07000%	0.0140%	0.0000%	0.0140%	Actual/360	120	118	300
Loan	40	Equus Hotel	0.4%	1	CCRE	CCRE	5,500,000	5,500,000	4,308,677	Hospitality	Limited Service	6.35100%	0.0340%	0.0200%	0.0140%	Actual/360	120	120	300
Loan	41	Shoppes of Ives Dairy	0.4%	1	CCRE	CCRE	5,400,000	5,394,331	4,540,790	Retail	Unanchored	5.72100%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	1	CCRE	CCRE	5,100,000	5,084,376	3,856,126	Hospitality	Extended Stay	5.31250%	0.0340%	0.0200%	0.0140%	Actual/360	120	118	300
Loan	43	Acworth and Tuskawilla Shops	0.4%	2	CCRE	CCRE	5,085,000	5,079,502	4,255,595	Retail	Unanchored	5.56500%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Property	43.01	Acworth Avenue Shops	0.2%	1	CCRE	CCRE	2,696,250	2,693,335		Retail	Unanchored
Property	43.02	Shoppes At Tuskawilla	0.2%	1	CCRE	CCRE	2,388,750	2,386,167		Retail	Unanchored
Loan	44	Mariner Village Center	0.3%	1	CCRE	CCRE	3,500,000	3,496,106	2,915,342	Retail	Anchored	5.41300%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	360
Loan	45	105 Lefferts Place	0.1%	1	CCRE	CCRE	1,350,000	1,347,756	1,011,733	Multifamily	Mid-Rise	5.06850%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	300
Loan	46	Marion & Jefferson	0.1%	2	CCRE	CCRE	800,000	797,986	497,993	Multifamily	Mid-Rise	4.70350%	0.0340%	0.0200%	0.0140%	Actual/360	120	119	240
Property	46.01	937 Jefferson Avenue	0.0%	1	CCRE	CCRE	433,333	432,243		Multifamily	Mid-Rise
Property	46.02	276 Marion Street	0.0%	1	CCRE	CCRE	366,667	365,744		Multifamily	Mid-Rise

A-1-1

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Remaining	First				Annual	Monthly	Remaining			Crossed
Property			Initial Pool	Amortization	Payment	Maturity	ARD Loan	Final	Debt	Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised
Flag	ID	Property Name	Balance	Term	Date	or ARD Date(5)	(Yes/No)(5)	Maturity Date(5)	Service($)(7)	Service($)(7)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR (7)(10)	NCF DSCR (7)(10)	Period(11)	Date	Value ($)(12)
Loan	1	Miracle Mile Shops(24)	11.4%	360	10/06/2013	09/06/2023	No	09/06/2023	9,608,344	800,695	59	Hard	In Place	No	Yes - A	1.26x	1.24x	3	6	925,000,000
Loan	2	Equity Industrial Partners Portfolio	8.7%	360	09/06/2013	08/06/2023	No	08/06/2023	7,580,927	631,744	34	Hard	In Place	No		1.36x	1.25x	0	6	159,400,000
Property	2.01	York	4.5%																	75,400,000
Property	2.02	Newark	2.9%																	60,900,000
Property	2.03	Maple Heights	0.7%																	12,400,000
Property	2.04	Indianapolis	0.6%																	10,700,000
Loan	3	One & Only Palmilla(25)	7.1%	0	10/06/2013	01/06/2019	No	01/06/2019	5,239,119	436,593	63	Hard	In Place	No		3.65x	3.12x	0	6	265,300,000
Loan	4	Metro 22 Portfolio	7.1%	0	09/06/2013	08/06/2023	No	08/06/2023	4,687,969	390,664	118	Springing Soft	Springing	No	Yes - B	1.91x	1.86x	0	6	153,900,000
Property	4.01	Chicago Grand	1.1%																	21,300,000
Property	4.02	Wesley Chapel	0.4%																	8,040,000
Property	4.03	New Tampa/Bruce B Downs	0.4%																	6,990,000
Property	4.04	Stockbridge	0.4%																	7,000,000
Property	4.05	Lithonia	0.4%																	7,500,000
Property	4.06	Batavia	0.4%																	8,100,000
Property	4.07	Sandy Springs	0.3%																	6,200,000
Property	4.08	Belcher	0.3%																	6,600,000
Property	4.09	Seffner	0.3%																	6,400,000
Property	4.10	Largo	0.3%																	6,300,000
Property	4.11	Fletcher	0.3%																	6,330,000
Property	4.12	Tampa/W. Fletcher	0.3%																	5,700,000
Property	4.13	Carrollwood	0.3%																	6,150,000
Property	4.14	Riverview	0.3%																	5,300,000
Property	4.15	Lutz	0.3%																	5,000,000
Property	4.16	Stone Mountain	0.3%																	5,200,000
Property	4.17	Spring Hill	0.2%																	4,700,000
Property	4.18	Roswell	0.2%																	4,000,000
Property	4.19	Decatur	0.2%																	4,200,000
Property	4.20	Lakeland	0.2%																	3,800,000
Property	4.21	Norcross	0.1%																	2,800,000
Property	4.22	Lithia Springs	0.1%																	2,750,000
Loan	5	Oglethorpe Mall(24)	7.1%	360	08/01/2013	07/01/2023	No	07/01/2023	5,094,017	424,501	57	Hard	Springing	No		1.85x	1.75x	0	1	236,500,000
Loan	6	One Wilshire(24)	6.3%	0	09/06/2013	08/06/2023	No	08/06/2023	3,800,056	316,671	118	Soft Springing Hard	Springing	No		3.05x	2.93x	0	6	437,500,000
Loan	7	Airport Business Center	4.7%	360	10/06/2013	09/06/2023	No	09/06/2023	3,889,332	324,111	35	Hard	Springing	No		1.88x	1.76x	0	6	89,120,000
Loan	8	Bayside Village	4.4%	0	10/06/2013	09/06/2023	No	09/06/2023	3,030,514	252,543	119	Springing Soft	Springing	No		1.63x	1.62x	0	6	100,000,000
Loan	9	Orangefair Marketplace	3.5%	359	10/06/2013	09/06/2023	No	09/06/2023	2,965,810	247,151		Soft Springing Hard	Springing	No		1.32x	1.25x	0	6	65,500,000
Loan	10	The Vintage Estate	3.3%	359	10/06/2013	09/06/2023	No	09/06/2023	2,865,136	238,761		Springing Hard	Springing	No		2.04x	1.68x	0	6	100,300,000
Loan	11	200-206 East 87th Street Leased Fee	2.8%	0	09/06/2013	08/06/2023	Yes	08/06/2048	1,666,000	138,833	118	Hard	Springing	No		1.05x	1.05x	0	6	105,000,000
Loan	12	Parkview Tower	2.8%	359	10/06/2013	09/06/2023	No	09/06/2023	2,301,209	191,767		Springing Hard	Springing	No		1.41x	1.32x	0	6	47,000,000
Loan	13	Detroit City Apartments	2.4%	360	10/06/2013	09/06/2023	No	09/06/2023	1,939,164	161,597	35	Soft	Springing	No		1.51x	1.46x	0	6	40,200,000
Loan	14	The Landing at Hawks Prairie	2.1%	360	11/06/2013	10/06/2023	No	10/06/2023	1,797,438	149,786		Springing Hard	Springing	No		1.40x	1.34x	0	6	36,500,000
Loan	15	Metro 7 Portfolio	2.1%	0	09/06/2013	08/06/2023	No	08/06/2023	1,367,111	113,926	118	Springing Soft	Springing	No	Yes - B	1.92x	1.87x	0	6	45,560,000
Property	15.01	Summerlin	0.6%																	11,070,000
Property	15.02	Palatine	0.4%																	8,900,000
Property	15.03	Lehigh Acres	0.3%																	6,610,000
Property	15.04	Port Charlotte	0.2%																	5,370,000
Property	15.05	West Chicago	0.2%																	5,850,000
Property	15.06	Pinellas Park	0.2%																	4,300,000
Property	15.07	Northlake	0.1%																	3,460,000
Loan	16	Fresh Express Food Processing Center	1.9%	360	10/06/2013	09/06/2023	No	09/06/2023	1,551,146	129,262	71	Hard	Springing	No		1.89x	1.75x	0	6	43,000,000
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	359	10/06/2013	09/06/2023	No	09/06/2023	1,578,447	131,537		Hard	Springing	No		1.34x	1.28x	0	6	31,500,000
Loan	18	Hartford Gardens Portfolio	1.5%	203	10/06/2013	09/06/2023	No	09/06/2023	1,793,766	149,481		Soft	Springing	No		1.32x	1.29x	0	6	25,700,000
Property	18.01	Farmington Imlay	0.8%																	13,350,000
Property	18.02	210 Farmington Avenue	0.6%																	9,500,000
Property	18.03	41 Niles Street	0.2%																	2,850,000
Loan	19	Hampton Inn Columbia	1.4%	359	10/06/2013	09/06/2023	No	09/06/2023	1,186,500	98,875		Hard	Springing	No		1.94x	1.76x	0	6	25,500,000
Loan	20	Packard Building	1.3%	360	11/06/2013	10/06/2023	No	10/06/2023	1,117,409	93,117		Hard	In Place	No		1.59x	1.43x	0	6	22,600,000
Loan	21	Reserve at Steele Crossing	1.2%	360	10/06/2013	09/06/2023	No	09/06/2023	1,042,294	86,858	11	Soft	Springing	No		1.44x	1.37x	0	6	20,600,000
Loan	22	380 Lafayette Street(26)	1.2%	360	11/06/2013	10/06/2023	No	10/06/2023	985,511	82,126		Hard	Springing	No	Yes - A	1.26x	1.24x	3	6	23,500,000
Loan	23	Falls of Point West	1.0%	359	10/06/2013	09/06/2023	No	09/06/2023	864,354	72,030		Soft	Springing	No		1.66x	1.53x	0	6	17,200,000
Loan	24	315 North Racine	1.0%	360	10/06/2013	09/06/2023	No	09/06/2023	853,444	71,120	23	Hard	In Place	No		1.47x	1.34x	0	6	16,500,000
Loan	25	Anchor Self Storage Portfolio	0.9%	360	09/06/2013	08/06/2023	No	08/06/2023	778,232	64,853	22	Springing Soft	Springing	No		1.33x	1.32x	0	6	15,760,000
Property	25.01	Anchor Self Storage - Mashpee	0.5%																	9,200,000
Property	25.02	Anchor Self Storage - Narragansett	0.4%																	6,560,000
Loan	26	Fountainview Apartments & Townhouses	0.9%	360	11/06/2013	10/06/2023	No	10/06/2023	780,676	65,056		Soft	Springing	No		1.28x	1.24x	0	6	15,400,000
Loan	27	College Plaza	0.8%	0	10/06/2013	09/06/2023	No	09/06/2023	567,778	47,315	119	Hard	In Place	No		2.15x	1.99x	0	6	19,900,000
Loan	28	Columbiana on Park	0.7%	358	09/06/2013	08/06/2023	No	08/06/2023	646,529	53,877		Springing Hard	Springing	No		1.37x	1.31x	0	6	12,750,000
Loan	29	Palm Garden MHC	0.7%	360	09/06/2013	08/06/2023	No	08/06/2023	621,071	51,756	22	NAP	NAP	No		1.74x	1.72x	0	6	15,300,000
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%	329	10/06/2013	09/06/2023	No	09/06/2023	638,966	53,247		Hard	Springing	No		1.92x	1.62x	0	6	13,700,000
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%																	7,200,000
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%																	6,500,000
Loan	31	Forrest Gallery	0.7%	360	10/06/2013	09/06/2023	No	09/06/2023	611,677	50,973	11	Hard	Springing	No		1.77x	1.53x	0	6	12,100,000
Loan	32	Township at Colony Park	0.7%	358	09/06/2013	08/06/2023	No	08/06/2023	571,761	47,647		Springing Hard	Springing	No		1.52x	1.43x	0	6	11,700,000
Loan	33	1212 Corporate	0.6%	360	09/06/2013	08/06/2023	No	08/06/2023	527,146	43,929	10	Hard	Springing	No		1.87x	1.49x	0	6	11,250,000
Loan	34	Lake Plaza East	0.6%	358	09/06/2013	08/06/2023	No	08/06/2023	578,287	48,191		Hard	Springing	No		1.45x	1.26x	0	6	10,900,000
Loan	35	Sawmill Heights Apartments	0.5%	358	09/06/2013	08/06/2023	No	08/06/2023	439,426	36,619		Soft	Springing	No		1.68x	1.62x	0	6	9,960,000
Loan	36	Second Street Studios	0.5%	358	09/06/2013	08/06/2023	No	08/06/2023	437,507	36,459		Hard	Springing	No		1.93x	1.76x	0	6	9,800,000
Loan	37	Shoppes at Augusta	0.5%	359	10/06/2013	09/06/2023	No	09/06/2023	409,418	34,118		Hard	Springing	No	Yes - C	1.51x	1.44x	0	6	8,000,000
Loan	38	Condor Hotel	0.5%	299	10/06/2013	09/06/2023	No	09/06/2023	460,163	38,347		Hard	Springing	No		2.02x	1.84x	0	6	10,700,000
Loan	39	Printer’s Alley Parking Garage	0.5%	298	09/06/2013	08/06/2023	No	08/06/2023	451,417	37,618		Springing Hard	Springing	No		1.51x	1.47x	0	6	8,800,000
Loan	40	Equus Hotel	0.4%	300	11/06/2013	10/06/2023	No	10/06/2023	439,511	36,626		Hard	Springing	No		1.62x	1.41x	0	6	11,900,000
Loan	41	Shoppes of Ives Dairy	0.4%	359	10/06/2013	09/06/2023	No	09/06/2023	376,962	31,414		Hard	Springing	No		1.37x	1.29x	0	6	9,400,000
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	298	09/06/2013	08/06/2023	No	08/06/2023	369,000	30,750		Hard	Springing	No		1.85x	1.58x	0	6	8,000,000
Loan	43	Acworth and Tuskawilla Shops	0.4%	359	10/06/2013	09/06/2023	No	09/06/2023	348,957	29,080		Hard	Springing	No	Yes - C	1.60x	1.48x	0	6	7,000,000
Property	43.01	Acworth Avenue Shops	0.2%																	3,800,000
Property	43.02	Shoppes At Tuskawilla	0.2%																	3,200,000
Loan	44	Mariner Village Center	0.3%	359	10/06/2013	09/06/2023	No	09/06/2023	236,184	19,682		Springing Hard	Springing	No		1.77x	1.58x	0	6	5,275,000
Loan	45	105 Lefferts Place	0.1%	299	10/06/2013	09/06/2023	No	09/06/2023	95,351	7,946		NAP	NAP	No	Yes - D	1.72x	1.63x	0	6	3,000,000
Loan	46	Marion & Jefferson	0.1%	239	10/06/2013	09/06/2023	No	09/06/2023	61,794	5,149		NAP	NAP	No	Yes - D	1.74x	1.68x	0	6	2,400,000
Property	46.01	937 Jefferson Avenue	0.0%																	1,300,000
Property	46.02	276 Marion Street	0.0%																	1,100,000

A-1-2

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

															Net		Loan per Net
			% of		FIRREA	Cut-off	LTV Ratio								Rentable Area	Units	Rentable Area
Property			Initial Pool	Appraisal	Compliant	Date LTV	at Maturity						Year	Year	(SF/Units	of	(SF/Units/Rooms/
Flag	ID	Property Name	Balance	As-of Date(12)	(Yes/No)	Ratio(10)(12)	or ARD(10)(12)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure	Pads)($)(10)(14)
Loan	1	Miracle Mile Shops(24)	11.4%	07/11/2013	Yes	62.7%	58.0%	3663 Las Vegas Boulevard South	Las Vegas	Clark	NV	89109	2000	2007-2008	448,835	Sq. Ft.	1,292
Loan	2	Equity Industrial Partners Portfolio	8.7%	Various	Yes	69.6%	62.3%	Various	Various	Various	Various	Various	Various	Various	4,595,575	Sq. Ft.	24
Property	2.01	York	4.5%	06/20/2013	Yes			601 Memory Lane	York	York	PA	17402	1952	2003-2007	1,523,941	Sq. Ft.	37
Property	2.02	Newark	2.9%	06/26/2013	Yes			740-768 Doremus Avenue	Newark	Essex	NJ	07114	1920	2013	1,742,400	Sq. Ft.	21
Property	2.03	Maple Heights	0.7%	06/20/2013	Yes			17000 Rockside Road	Maple Heights	Cuyahoga	OH	44137	1953-1967	1990, 1995	708,599	Sq. Ft.	13
Property	2.04	Indianapolis	0.6%	06/19/2013	Yes			7900 West Rockville Road	Indianapolis	Marion	IN	46214	1966	2013	620,635	Sq. Ft.	13
Loan	3	One & Only Palmilla(25)	7.1%	06/24/2013	Yes	33.9%	33.9%	Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400	San José del Cabo		MX	01 624 146 7	1956	2004, 2008	173	Rooms	520,231
Loan	4	Metro 22 Portfolio	7.1%	Various	Yes	58.5%	58.5%	Various	Various	Various	Various	Various	Various	Various	1,512,033	Sq. Ft.	60
Property	4.01	Chicago Grand	1.1%	06/11/2013	Yes			465 North Desplaines Street	Chicago	Cook	IL	60654	2003	NAP	99,160	Sq. Ft.	145
Property	4.02	Wesley Chapel	0.4%	06/01/2013	Yes			28925 Wesley Chapel Boulevard	Wesley Chapel	Pasco	FL	33543	2000	NAP	76,095	Sq. Ft.	70
Property	4.03	New Tampa/Bruce B Downs	0.4%	06/07/2013	Yes			19390 Bruce B. Downs Boulevard	Tampa	Hillsborough	FL	33647	2005	NAP	56,295	Sq. Ft.	83
Property	4.04	Stockbridge	0.4%	06/07/2013	Yes			5334 North Henry Boulevard	Stockbridge	Henry	GA	30281	1998	2004	105,485	Sq. Ft.	45
Property	4.05	Lithonia	0.4%	06/04/2013	Yes			6231 Hillandale Drive	Lithonia	DeKalb	GA	30058	2001	NAP	87,725	Sq. Ft.	52
Property	4.06	Batavia	0.4%	06/08/2013	Yes			500 North Kirk Road	Batavia	Kane	IL	60510	1988	2001	87,050	Sq. Ft.	52
Property	4.07	Sandy Springs	0.3%	06/07/2013	Yes			8711 Dunwoody Place	Sandy Springs	Fulton	GA	30350	1998	NAP	60,295	Sq. Ft.	73
Property	4.08	Belcher	0.3%	06/10/2013	Yes			10501 Belcher Road South	Largo	Pinellas	FL	33777	2001	NAP	70,880	Sq. Ft.	61
Property	4.09	Seffner	0.3%	06/04/2013	Yes			311 West Martin Luther King Boulevard	Seffner	Hillsborough	FL	33584	2000	NAP	59,235	Sq. Ft.	73
Property	4.10	Largo	0.3%	06/07/2013	Yes			1675 Starkey Road	Largo	Pinellas	FL	33771	1978, 1979, 1990	NAP	75,515	Sq. Ft.	57
Property	4.11	Fletcher	0.3%	06/06/2013	Yes			1821 East Fletcher Avenue	Tampa	Hillsborough	FL	33612	2001	NAP	72,238	Sq. Ft.	57
Property	4.12	Tampa/W. Fletcher	0.3%	06/06/2013	Yes			1210 West Fletcher Ave	Tampa	Hillsborough County	FL	33612	2003	NAP	63,348	Sq. Ft.	63
Property	4.13	Carrollwood	0.3%	06/06/2013	Yes			4216 Gunn Highway	Tampa	Hillsborough	FL	33618	2001	NAP	71,800	Sq. Ft.	49
Property	4.14	Riverview	0.3%	06/04/2013	Yes			10813 Boyette Road	Riverview	Hillsborough	FL	33569	2002	NAP	46,275	Sq. Ft.	71
Property	4.15	Lutz	0.3%	06/04/2013	Yes			21731 State Road 54	Lutz	Pasco	FL	33549	2001	NAP	59,350	Sq. Ft.	54
Property	4.16	Stone Mountain	0.3%	06/07/2013	Yes			1491 North Hairston Road	Stone Mountain	DeKalb	GA	30083	2001	NAP	75,760	Sq. Ft.	42
Property	4.17	Spring Hill	0.2%	06/05/2013	Yes			3300 Barclay Avenue	Spring Hill	Hernando	FL	34609	2003	NAP	54,400	Sq. Ft.	53
Property	4.18	Roswell	0.2%	06/07/2013	Yes			105 Mansell Road	Roswell	Fulton	GA	30076	1998	NAP	62,265	Sq. Ft.	42
Property	4.19	Decatur	0.2%	06/04/2013	Yes			5951 Covington Highway	Decatur	DeKalb	GA	30035	2000-2002	NAP	71,157	Sq. Ft.	34
Property	4.20	Lakeland	0.2%	06/04/2013	Yes			624 Robin Road	Lakeland	Polk	FL	33803	2005	NAP	47,515	Sq. Ft.	46
Property	4.21	Norcross	0.1%	06/07/2013	Yes			5094 Singleton Road	Norcross	Gwinnett	GA	30093	1994	NAP	49,495	Sq. Ft.	36
Property	4.22	Lithia Springs	0.1%	06/05/2013	Yes			3129 Veterans Memorial Highway	Lithia Springs	Douglas	GA	30122	1997	2002	60,695	Sq. Ft.	21
Loan	5	Oglethorpe Mall(24)	7.1%	06/09/2013	Yes	63.4%	57.5%	7804 Abercorn Street	Savannah	Chatham	GA	31406	1969	2002	626,966	Sq. Ft.	239
Loan	6	One Wilshire(24)	6.3%	05/22/2013	Yes	41.1%	41.1%	624 South Grand Avenue	Los Angeles	Los Angeles	CA	90017	1967	1992	663,035	Sq. Ft.	271
Loan	7	Airport Business Center	4.7%	06/13/2013	Yes	66.9%	59.3%	100-300 Stevens Drive	Tinicum Township	Delaware	PA	19113	1986, 1987, 1992	NAP	371,160	Sq. Ft.	161
Loan	8	Bayside Village	4.4%	07/22/2013	Yes	56.0%	56.0%	300 East Coast Highway	Newport Beach	Orange	CA	92660	1960	2012	267	Pads	209,738
Loan	9	Orangefair Marketplace	3.5%	05/15/2013	Yes	68.3%	56.7%	1302 South Harbor Boulevard	Fullerton	Orange	CA	92832	1958	2001	324,806	Sq. Ft.	138
Loan	10	The Vintage Estate	3.3%	07/01/2013	Yes	41.8%	35.0%	6525, 6541 and 6581 Washington Street	Yountville	Napa	CA	94599	1870, 1985, 1998	2001, 2008, 2013	192	Rooms	218,511
Loan	11	200-206 East 87th Street Leased Fee	2.8%	06/21/2013	Yes	33.3%	33.3%	200-206 East 87th Street	New York	New York	NY	10128	NAP	NAP	14,817	Sq. Ft.	2,362
Loan	12	Parkview Tower	2.8%	06/17/2014	Yes	74.4%	61.6%	1150 First Avenue	King of Prussia	Montgomery	PA	19406	1974	1998	220,910	Sq. Ft.	158
Loan	13	Detroit City Apartments	2.4%	07/02/2013	Yes	74.6%	66.1%	1431 Washington Boulevard	Detroit	Wayne	MI	48226	1981	2008-2011	351	Units	85,470
Loan	14	The Landing at Hawks Prairie	2.1%	06/06/2013	Yes	73.7%	61.2%	1110-1370 Galaxy Drive Northeast	Lacey	Thurston	WA	98516	2008, 2013	NAP	116,149	Sq. Ft.	232
Loan	15	Metro 7 Portfolio	2.1%	Various	Yes	57.5%	57.5%	Various	Various	Various	Various	Various	Various	NAP	468,622	Sq. Ft.	56
Property	15.01	Summerlin	0.6%	06/11/2013	Yes			17701 Summerlin Road	Fort Myers	Lee	FL	33908	1997-2006	NAP	107,485	Sq. Ft.	66
Property	15.02	Palatine	0.4%	06/08/2013	Yes			520 West Colfax Street	Palatine	Cook	IL	60067	1997	NAP	66,530	Sq. Ft.	72
Property	15.03	Lehigh Acres	0.3%	06/11/2013	Yes			3021 Lee Boulevard	Lehigh Acres	Lee	FL	33971	2004	NAP	71,850	Sq. Ft.	56
Property	15.04	Port Charlotte	0.2%	06/11/2013	Yes			1231 Kings Highway	Port Charlotte	Charlotte	FL	33980	1974-2005	NAP	74,315	Sq. Ft.	40
Property	15.05	West Chicago	0.2%	06/08/2013	Yes			1205 South Neltnor Boulevard	West Chicago	DuPage	IL	60185	2005	NAP	58,047	Sq. Ft.	50
Property	15.06	Pinellas Park	0.2%	06/04/2013	Yes			3501 Gandy Boulevard North	Pinellas Park	Pinellas	FL	33781	1996	NAP	43,395	Sq. Ft.	60
Property	15.07	Northlake	0.1%	06/08/2013	Yes			60 East Lake Street	Northlake	Cook	IL	60164	2006	NAP	47,000	Sq. Ft.	38
Loan	16	Fresh Express Food Processing Center	1.9%	05/10/2013	Yes	56.5%	53.0%	1109 East Lake Street	Streamwood	Cook	IL	60107	1998	2012	330,000	Sq. Ft.	74
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	09/13/2013	Yes	73.7%	61.6%	29 Wells Avenue	Yonkers	Westchester	NY	10701	1970	2013	178,150	Sq. Ft.	130
Loan	18	Hartford Gardens Portfolio	1.5%	04/18/2013	Yes	74.8%	54.0%	Various	Hartford	Hartford	CT	06105	Various	Various	204	Units	94,214
Property	18.01	Farmington Imlay	0.8%	04/18/2013	Yes			8, 12, 16, 20, 21, 24, 36, 42, 45, 50, 52, 56, 57 & 60 Imlay Street & 10 Hawthorne Street	Hartford	Hartford	CT	06105	1880-1928	2007-2008	59	Units	169,216
Property	18.02	210 Farmington Avenue	0.6%	04/18/2013	Yes			206, 216 & 220 Farmington Avenue, 2, 4, 5 & 7 Jewel Court and 11 Niles Street	Hartford	Hartford	CT	06105	1910	2007	99	Units	71,763
Property	18.03	41 Niles Street	0.2%	04/18/2013	Yes			35-41 Niles Street	Hartford	Hartford	CT	06105	1946	2011	46	Units	46,334
Loan	19	Hampton Inn Columbia	1.4%	07/14/2013	Yes	68.6%	57.2%	822 Gervais Street	Columbia	Richland	SC	29201	2001	2012	122	Rooms	143,284
Loan	20	Packard Building	1.3%	04/29/2013	Yes	72.6%	60.6%	111 South 15th Street	Philadelphia	Philadelphia	PA	19102	1924	2003	148,980	Sq. Ft.	110
Loan	21	Reserve at Steele Crossing	1.2%	07/30/2013	Yes	75.0%	64.1%	4240 North Fern Creek Place	Fayetteville	Washington	AR	72703	2003	NAP	210	Units	73,571
Loan	22	380 Lafayette Street(26)	1.2%	09/03/2013	Yes	63.8%	52.8%	380 Lafayette Street	New York	New York	NY	10003	1906	1988, 2013	15,000	Sq. Ft.	1,000
Loan	23	Falls of Point West	1.0%	07/05/2013	Yes	73.8%	61.7%	5850 Parkfront Drive	Houston	Harris	TX	77036	1978	2012	364	Units	34,852
Loan	24	315 North Racine	1.0%	06/11/2013	Yes	75.0%	65.9%	315 North Racine Avenue	Chicago	Cook	IL	60607	1912	2013	92,203	Sq. Ft.	134
Loan	25	Anchor Self Storage Portfolio	0.9%	05/10/2013	Yes	73.0%	63.8%	Various	Various	Various	Various	Various	Various	NAP	107,740	Sq. Ft.	107
Property	25.01	Anchor Self Storage - Mashpee	0.5%	05/10/2013	Yes			600 Main Street	Mashpee	Barnstable	MA	02649	2002, 2004	NAP	63,540	Sq. Ft.	106
Property	25.02	Anchor Self Storage - Narragansett	0.4%	05/10/2013	Yes			11 Sextant Lane	Narragansett	Washington	RI	02882	2002-2003	NAP	44,200	Sq. Ft.	108
Loan	26	Fountainview Apartments & Townhouses	0.9%	08/07/2013	Yes	73.4%	61.5%	18704 and 18705 Mesa Terrace, 14106-14115 Tarheel Court, 18756-18777 Diller Drive	Hagerstown	Washington	MD	21742	2003	NAP	127	Units	88,976
Loan	27	College Plaza	0.8%	07/11/2013	Yes	50.3%	50.3%	2400-2520 East Chapman Avenue	Fullerton	Orange	CA	92831	1962	1998	77,069	Sq. Ft.	130
Loan	28	Columbiana on Park	0.7%	05/16/2013	Yes	74.4%	62.2%	320 Harbison Boulevard	Columbia	Lexington	SC	29212	2013	NAP	66,962	Sq. Ft.	142
Loan	29	Palm Garden MHC	0.7%	05/31/2013	Yes	61.4%	53.5%	28501 Southwest 152nd Avenue	Homestead	Miami-Dade	FL	33033	1966, 1975	1993	314	Pads	29,936
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%	05/23/2013	Yes	68.2%	54.2%	Various	Various	Various	CO	Various	Various	2006	193	Rooms	48,379
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%	05/23/2013	Yes			10902 West Toller Drive	Littleton	Jefferson	CO	80127	2000	2006	99	Rooms	49,578
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%	05/23/2013	Yes			4760 Centennial Boulevard	Colorado Springs	El Paso	CO	80919	1999	2006	94	Rooms	47,116
Loan	31	Forrest Gallery	0.7%	06/04/2013	Yes	75.0%	64.0%	1905 North Jackson Street	Tullahoma	Coffee	TN	37388	1987	NAP	214,451	Sq. Ft.	42
Loan	32	Township at Colony Park	0.7%	06/12/2013	Yes	73.3%	61.0%	1109-1111 Highland Colony Parkway and 201 Northlake Avenue	Ridgeland	Madison	MS	39157	2005	NAP	44,556	Sq. Ft.	193
Loan	33	1212 Corporate	0.6%	06/24/2013	Yes	71.1%	60.4%	1212 Corporate Drive	Irving	Dallas	TX	75038	1982	2009, 2011	124,126	Sq. Ft.	64
Loan	34	Lake Plaza East	0.6%	06/03/2013	Yes	73.3%	62.3%	900 Ridgefield Drive	Raleigh	Wake	NC	27609	1985	1998	72,393	Sq. Ft.	110
Loan	35	Sawmill Heights Apartments	0.5%	05/22/2013	Yes	67.1%	55.6%	7647 Highlands View Road	Truckee	Placer	CA	96161	2006	NAP	96	Units	69,639
Loan	36	Second Street Studios	0.5%	04/30/2013	Yes	66.2%	55.2%	1807 Second Street	Santa Fe	Santa Fe	NM	87505	1990-2008	NAP	100,197	Sq. Ft.	65
Loan	37	Shoppes at Augusta	0.5%	07/02/2013	Yes	74.9%	62.7%	254 Robert C Daniel Junior Parkway	Augusta	Richmond	GA	30909	2005	NAP	21,000	Sq. Ft.	285
Loan	38	Condor Hotel	0.5%	05/08/2013	Yes	56.0%	43.3%	56 Franklin Avenue	Brooklyn	Kings	NY	11205	2010	NAP	35	Rooms	171,178
Loan	39	Printer’s Alley Parking Garage	0.5%	03/24/2013	Yes	65.7%	51.2%	300 Church Street	Nashville	Davidson	TN	37201	1926	NAP	105,000	Sq. Ft.	55
Loan	40	Equus Hotel	0.4%	03/08/2013	Yes	46.2%	36.2%	1696 Ala Moana Boulevard	Honolulu	Honolulu	HI	96815	1967	2008	67	Rooms	82,090
Loan	41	Shoppes of Ives Dairy	0.4%	07/22/2013	Yes	57.4%	48.3%	19801 Northwest 2nd Avenue	Miami Gardens	Miami-Dade	FL	33169	2006	NAP	24,597	Sq. Ft.	219
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	06/01/2013	Yes	63.6%	48.2%	401 Commonwealth Drive	Yorktown	York	VA	23693	2008	NAP	83	Rooms	61,258
Loan	43	Acworth and Tuskawilla Shops	0.4%	07/02/2013	Yes	72.6%	60.8%	Various	Various	Various	Various	Various	Various	NAP	28,541	Sq. Ft.	178
Property	43.01	Acworth Avenue Shops	0.2%	07/02/2013	Yes			3345 Cobb Parkway Northwest	Acworth	Cobb	GA	30101	2001	NAP	16,130	Sq. Ft.	167
Property	43.02	Shoppes At Tuskawilla	0.2%	07/02/2013	Yes			1295 Tuskawilla Road	Winter Springs	Seminole	FL	32708	2005	NAP	12,411	Sq. Ft.	192
Loan	44	Mariner Village Center	0.3%	07/08/2013	Yes	66.3%	55.3%	11060 Spring Hill Drive	Spring Hills	Hernando	FL	34608	1986	NAP	69,917	Sq. Ft.	50
Loan	45	105 Lefferts Place	0.1%	05/16/2013	Yes	44.9%	33.7%	105 Lefferts Place	Brooklyn	Kings	NY	11238	1930	NAP	37	Units	36,426
Loan	46	Marion & Jefferson	0.1%	05/16/2013	Yes	33.2%	20.7%	Various	Brooklyn	Kings	NY	Various	Various	NAP	16	Units	49,874
Property	46.01	937 Jefferson Avenue	0.0%	05/16/2013	Yes			937 Jefferson Avenue	Brooklyn	Kings	NY	11221	1905	NAP	8	Units	54,030
Property	46.02	276 Marion Street	0.0%	05/16/2013	Yes			276 Marion Street	Brooklyn	Kings	NY	11233	1910	NAP	8	Units	45,718

A-1-3

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of														Underwritten	Underwritten
Property			Initial Pool	Prepayment Provisions	Trailing 12 Operating	Trailing 12	Trailing 12	Trailing 12	2012 Operating	2012	2012	2012	2011 Operating	2011	2011	2011	NOI	NCF	Underwritten	Underwritten
Flag	ID	Property Name	Balance	(# of payments)(13)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(10)	Debt Yield(10)	Revenue($)	EGI($)
Loan	1	Miracle Mile Shops(24)	11.4%	L(25), D(91), O(4)	T-12 6/30/2013	65,659,282	19,757,604	45,901,678	12/31/2012	63,807,912	20,163,669	43,644,243	12/31/2011	63,024,566	21,155,521	41,869,045	8.4%	8.2%	43,201,930	67,175,766
Loan	2	Equity Industrial Partners Portfolio	8.7%	L(26), D(91), O(3)	T-12 5/31/2013	10,878,193	3,802,452	7,075,741	12/31/2012	10,810,973	3,852,015	6,958,958	12/31/2011	9,653,806	3,881,940	5,771,866	9.3%	8.5%	12,126,742	14,221,408
Property	2.01	York	4.5%		T-12 5/31/2013	6,831,232	2,017,682	4,813,550	12/31/2012	7,127,968	2,128,352	4,999,616	12/31/2011	6,179,392	1,881,558	4,297,834			5,935,829	7,362,684
Property	2.02	Newark	2.9%		T-12 5/31/2013	1,039,736	298,516	741,220	12/31/2012	952,699	227,509	725,190	12/31/2011	1,314,341	364,407	949,934			3,048,505	3,424,051
Property	2.03	Maple Heights	0.7%		T-12 5/31/2013	1,351,474	787,369	564,105	12/31/2012	1,154,698	704,707	449,991	12/31/2011	1,019,380	839,434	179,946			1,353,387	1,623,812
Property	2.04	Indianapolis	0.6%		T-12 5/31/2013	1,655,751	698,885	956,866	12/31/2012	1,575,608	791,447	784,161	12/31/2011	1,140,693	796,541	344,152			1,789,021	1,810,861
Loan	3	One & Only Palmilla(25)	7.1%	L(25), D(35), O(4)	T-12 8/31/2013	69,264,295	49,483,374	19,780,921	12/31/2012	62,768,945	46,640,043	16,128,902	12/31/2011	55,553,650	43,884,344	11,669,306	21.2%	18.2%	39,270,321	68,705,959
Loan	4	Metro 22 Portfolio	7.1%	L(26), D(89), O(5)	T-12 4/30/2013	15,696,761	6,529,009	9,167,752	12/31/2012	15,328,183	6,512,262	8,815,922	12/31/2011	14,553,197	6,197,405	8,355,792	9.9%	9.7%	18,335,876	15,511,927
Property	4.01	Chicago Grand	1.1%		T-12 4/30/2013	1,958,819	818,039	1,140,780	12/31/2012	1,901,989	808,020	1,093,969	12/31/2011	1,752,484	742,513	1,009,972			2,254,788	1,958,819
Property	4.02	Wesley Chapel	0.4%		T-12 4/30/2013	844,568	303,954	540,614	12/31/2012	816,069	307,957	508,112	12/31/2011	720,063	276,772	443,292			1,012,697	844,568
Property	4.03	New Tampa/Bruce B Downs	0.4%		T-12 4/30/2013	739,938	305,261	434,677	12/31/2012	714,456	306,173	408,283	12/31/2011	656,561	287,536	369,024			822,921	739,938
Property	4.04	Stockbridge	0.4%		T-12 4/30/2013	851,467	320,677	530,790	12/31/2012	800,185	307,930	492,255	12/31/2011	736,149	296,989	439,160			988,668	835,348
Property	4.05	Lithonia	0.4%		T-12 4/30/2013	879,266	304,428	574,838	12/31/2012	861,092	309,129	551,963	12/31/2011	822,997	300,355	522,642			965,547	825,536
Property	4.06	Batavia	0.4%		T-12 4/30/2013	795,905	355,339	440,566	12/31/2012	776,558	349,299	427,259	12/31/2011	766,542	313,378	453,164			1,002,072	795,905
Property	4.07	Sandy Springs	0.3%		T-12 4/30/2013	692,084	289,390	402,694	12/31/2012	658,221	286,252	371,969	12/31/2011	647,117	277,988	369,130			784,058	688,437
Property	4.08	Belcher	0.3%		T-12 4/30/2013	761,357	289,084	472,273	12/31/2012	759,828	288,004	471,824	12/31/2011	779,258	289,153	490,105			900,179	761,357
Property	4.09	Seffner	0.3%		T-12 4/30/2013	718,116	277,246	440,870	12/31/2012	716,125	283,627	432,498	12/31/2011	672,602	270,865	401,737			809,009	718,116
Property	4.10	Largo	0.3%		T-12 4/30/2013	816,149	293,423	522,725	12/31/2012	807,608	300,884	506,724	12/31/2011	764,430	285,682	478,748			959,559	785,913
Property	4.11	Fletcher	0.3%		T-12 4/30/2013	733,706	320,644	413,062	12/31/2012	719,200	317,681	401,519	12/31/2011	678,890	302,480	376,410			900,588	733,706
Property	4.12	Tampa/W. Fletcher	0.3%		T-12 4/30/2013	656,495	254,006	402,489	12/31/2012	647,198	252,628	394,570	12/31/2011	597,622	245,460	352,161			714,395	650,322
Property	4.13	Carrollwood	0.3%		T-12 4/30/2013	622,085	263,421	358,664	12/31/2012	604,788	262,859	341,928	12/31/2011	587,557	256,664	330,893			828,346	622,085
Property	4.14	Riverview	0.3%		T-12 4/30/2013	589,624	241,926	347,698	12/31/2012	568,042	242,806	325,235	12/31/2011	519,312	228,282	291,030			627,852	576,986
Property	4.15	Lutz	0.3%		T-12 4/30/2013	587,713	234,789	352,924	12/31/2012	562,698	235,147	327,551	12/31/2011	523,405	218,083	305,322			720,762	573,735
Property	4.16	Stone Mountain	0.3%		T-12 4/30/2013	681,390	324,352	357,038	12/31/2012	674,694	337,958	336,736	12/31/2011	689,587	358,333	331,254			754,968	681,390
Property	4.17	Spring Hill	0.2%		T-12 4/30/2013	491,661	205,972	285,690	12/31/2012	475,697	204,146	271,551	12/31/2011	451,080	194,032	257,048			552,840	491,661
Property	4.18	Roswell	0.2%		T-12 4/30/2013	530,171	246,035	284,135	12/31/2012	515,869	243,708	272,161	12/31/2011	473,918	223,706	250,212			594,648	523,527
Property	4.19	Decatur	0.2%		T-12 4/30/2013	518,746	250,118	268,628	12/31/2012	521,142	240,638	280,504	12/31/2011	508,361	234,865	273,496			700,533	518,746
Property	4.20	Lakeland	0.2%		T-12 4/30/2013	471,520	241,060	230,460	12/31/2012	473,303	235,228	238,075	12/31/2011	413,486	218,196	195,290			528,971	452,661
Property	4.21	Norcross	0.1%		T-12 4/30/2013	402,948	195,749	207,199	12/31/2012	404,216	194,998	209,218	12/31/2011	400,296	188,147	212,149			448,560	380,136
Property	4.22	Lithia Springs	0.1%		T-12 4/30/2013	353,032	194,094	158,937	12/31/2012	349,203	197,187	152,016	12/31/2011	391,478	187,927	203,552			463,917	353,032
Loan	5	Oglethorpe Mall(24)	7.1%	L(27), D(89), O(4)	T-12 6/30/2013	19,887,345	5,047,035	14,840,310	12/31/2012	19,697,090	5,227,456	14,469,634	12/31/2011	19,066,332	5,245,274	13,821,058	10.5%	9.9%	14,274,297	20,878,601
Loan	6	One Wilshire(24)	6.3%	L(26), D(90), O(4)					12/31/2012	36,667,667	11,317,547	25,350,120	12/31/2011	34,882,072	11,099,047	23,783,025	14.5%	13.9%	35,788,814	38,995,295
Loan	7	Airport Business Center	4.7%	L(25), D(90), O(5)	T-12 5/31/2013	12,423,343	3,924,132	8,499,211	12/31/2012	12,306,657	3,982,991	8,323,666	12/31/2011	12,192,944	4,181,901	8,011,043	12.3%	11.5%	10,942,599	11,400,159
Loan	8	Bayside Village	4.4%	L(25), D(91), O(4)	T-12 5/30/2013	6,049,873	1,659,878	4,389,995	12/31/2012	5,916,952	1,622,979	4,293,973	12/31/2011	5,811,344	1,716,642	4,094,702	8.8%	8.8%	6,128,288	6,554,841
Loan	9	Orangefair Marketplace	3.5%	L(25), D(91), O(4)	T-12 7/31/2013	5,153,127	1,318,601	3,834,526	12/31/2012	5,280,145	1,316,145	3,964,000	12/31/2011	5,161,874	1,337,487	3,824,387	8.7%	8.3%	4,382,579	5,205,789
Loan	10	The Vintage Estate	3.3%	L(25), D(88), O(7)	T-12 5/31/2013	26,459,591	19,689,465	6,770,126	12/31/2012	25,505,904	19,031,382	6,474,523	12/31/2011	24,398,853	18,480,813	5,918,041	13.9%	11.5%	17,456,476	26,912,354
Loan	11	200-206 East 87th Street Leased Fee	2.8%	L(26), D(90), O(4)					12/31/2012	1,750,000		1,750,000	12/31/2011	1,750,000		1,750,000	5.0%	5.0%	1,750,000	1,750,000
Loan	12	Parkview Tower	2.8%	L(25), D(91), O(4)	T-12 5/31/2013	4,069,844	1,568,992	2,500,853	12/31/2012	4,155,533	1,623,020	2,532,513	12/31/2011	3,916,782	1,730,511	2,186,272	9.3%	8.7%	4,751,149	4,856,647
Loan	13	Detroit City Apartments	2.4%	L(25), D(92), O(3)	T-12 8/31/2013	4,794,625	1,804,667	2,989,958	12/31/2012	4,334,745	1,725,823	2,608,922	12/31/2011	3,808,240	1,911,103	1,897,137	9.7%	9.4%	4,513,020	4,900,614
Loan	14	The Landing at Hawks Prairie	2.1%	L(24), D(92), O(4)					12/31/2012	2,074,520	387,473	1,687,047	12/31/2011	2,083,053	397,059	1,685,994	9.4%	9.0%	3,000,653	3,208,865
Loan	15	Metro 7 Portfolio	2.1%	L(26), D(89), O(5)	T-12 3/1/2013	4,847,830	2,141,738	2,706,091	12/31/2012	4,777,414	2,124,174	2,653,239	12/31/2011	4,582,576	2,098,417	2,484,160	10.0%	9.8%	5,829,360	4,792,577
Property	15.01	Summerlin	0.6%		T-12 3/1/2013	1,103,617	373,924	729,693	12/31/2012	1,082,436	366,533	715,903	12/31/2011	992,325	346,458	645,867			1,295,323	1,090,703
Property	15.02	Palatine	0.4%		T-12 3/1/2013	921,694	444,733	476,961	12/31/2012	909,759	442,134	467,625	12/31/2011	855,307	426,440	428,867			1,124,398	913,974
Property	15.03	Lehigh Acres	0.3%		T-12 3/1/2013	711,114	280,723	430,391	12/31/2012	707,846	278,483	429,363	12/31/2011	686,649	271,024	415,624			847,967	698,383
Property	15.04	Port Charlotte	0.2%		T-12 3/1/2013	612,803	279,223	333,580	12/31/2012	614,812	278,141	336,670	12/31/2011	637,590	273,859	363,731			749,321	601,213
Property	15.05	West Chicago	0.2%		T-12 3/1/2013	527,805	238,013	289,792	12/31/2012	509,894	234,975	274,919	12/31/2011	455,613	239,186	216,427			674,700	522,369
Property	15.06	Pinellas Park	0.2%		T-12 3/1/2013	466,751	199,093	267,658	12/31/2012	456,348	195,201	261,146	12/31/2011	443,919	204,070	239,849			534,285	466,027
Property	15.07	Northlake	0.1%		T-12 3/1/2013	504,046	326,030	178,016	12/31/2012	496,320	328,707	167,612	12/31/2011	511,173	337,379	173,794			603,366	499,907
Loan	16	Fresh Express Food Processing Center	1.9%	L(25), D(92), O(3)													12.1%	11.2%	3,249,000	3,830,123
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	L(25), D(92), O(3)					12/31/2012	1,939,934	543,246	1,396,688	12/31/2011	1,935,162	525,037	1,410,125	9.1%	8.7%	2,393,126	2,638,271
Loan	18	Hartford Gardens Portfolio	1.5%	L(25), D(92), O(3)	Various				12/31/2012	3,384,581	1,199,720	2,184,861	12/31/2011	2,858,033	1,176,202	1,681,831	12.3%	12.0%	3,286,205	3,488,320
Property	18.01	Farmington Imlay	0.8%		T-12 5/31/2013	1,873,253	473,809	1,399,445	12/31/2012	1,868,157	402,275	1,465,883	12/31/2011	1,012,106	362,328	649,777			1,571,670	1,815,253
Property	18.02	210 Farmington Avenue	0.6%		T-12 5/31/2013	1,242,693	501,030	741,663	12/31/2012	1,190,673	540,869	649,804	12/31/2011	1,056,828	531,380	525,448			1,230,551	1,212,678
Property	18.03	41 Niles Street	0.2%		T-12 6/30/2013	454,851	266,726	188,125	12/31/2012	325,751	256,576	69,175	12/31/2011	789,100	282,493	506,606			483,984	460,389
Loan	19	Hampton Inn Columbia	1.4%	L(25), D(91), O(4)	T-12 5/31/2013	5,062,869	2,826,837	2,236,032	12/31/2012	4,830,236	2,838,811	1,991,425	12/31/2011	4,604,478	2,810,181	1,794,297	13.2%	12.0%	4,858,114	5,153,160
Loan	20	Packard Building	1.3%	L(24), D(93), O(3)	T-12 3/31/2013	3,573,214	1,712,199	1,861,015	12/31/2012	3,788,403	1,703,698	2,084,704	12/31/2011	4,157,726	1,756,118	2,401,607	10.8%	9.7%	3,037,604	3,385,531
Loan	21	Reserve at Steele Crossing	1.2%	L(25), D(91), O(4)	T-12 6/24/2013	2,475,561	1,012,717	1,462,844	12/31/2012	2,422,186	975,908	1,446,277	12/31/2011	2,232,115	1,062,079	1,170,036	9.7%	9.2%	2,360,460	2,552,495
Loan	22	380 Lafayette Street(26)	1.2%	L(24), D(92), O(4)	T-12 9/1/2013	443,747	35,949	407,798	12/31/2012	769,178	46,310	722,868					8.2%	8.1%	1,325,000	1,395,619
Loan	23	Falls of Point West	1.0%	L(25), D(91), O(4)	T-5 5/31/2013 Ann.	2,767,733	1,198,522	1,569,211	12/31/2012	2,424,629	1,176,146	1,248,483	12/31/2011	1,694,370	1,079,494	614,876	11.3%	10.4%	2,643,456	2,686,380
Loan	24	315 North Racine	1.0%	L(25), D(91), O(4)													10.1%	9.2%	1,579,102	1,768,415
Loan	25	Anchor Self Storage Portfolio	0.9%	L(26), D(91), O(3)	T-12 6/30/2013	1,476,182	424,965	1,051,217	12/31/2012	1,436,307	455,171	981,135	12/31/2011	1,382,704	454,966	927,739	9.0%	8.9%	1,717,062	1,485,536
Property	25.01	Anchor Self Storage - Mashpee	0.5%		T-12 6/30/2013	815,399	217,932	597,466	12/31/2012	796,180	226,824	569,356	12/31/2011	755,610	243,305	512,304			991,752	857,295
Property	25.02	Anchor Self Storage - Narragansett	0.4%		T-12 6/30/2013	660,784	207,033	453,751	12/31/2012	640,127	228,347	411,780	12/31/2011	627,095	211,660	415,434			725,310	628,241
Loan	26	Fountainview Apartments & Townhouses	0.9%	L(49), D(68), O(3)	T-12 6/30/2013	1,413,651	425,870	987,780	12/31/2012	1,394,701	453,908	940,793	12/31/2011	1,389,649	396,690	992,959	8.9%	8.6%	1,452,736	1,419,695
Loan	27	College Plaza	0.8%	L(25), D(90), O(5)	T-12 6/30/2013	1,502,156	305,093	1,197,063	12/31/2012	1,479,511	313,608	1,165,903	12/31/2011	1,513,718	315,588	1,198,130	12.2%	11.3%	1,445,644	1,563,138
Loan	28	Columbiana on Park	0.7%	L(26), YM1(91), O(3)													9.3%	9.0%	980,138	1,302,604
Loan	29	Palm Garden MHC	0.7%	L(26), D(90), O(4)	T-12 3/31/2013	1,626,510	587,962	1,038,548	12/31/2012	1,626,091	589,390	1,036,701	12/31/2011	1,537,288	552,413	984,875	11.5%	11.4%	1,710,396	1,693,633
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%	L(25), D(92), O(3)	T-12 4/30/2013	3,840,191	2,609,639	1,230,552	12/31/2012	3,825,775	2,613,825	1,211,950	12/31/2011	3,635,641	2,599,220	1,036,421	13.1%	11.1%	3,767,793	3,821,382
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%		T-12 4/30/2013	2,053,335	1,400,388	652,947	12/31/2012	2,058,968	1,428,473	630,495	12/31/2011	1,832,189	1,381,706	450,483			2,020,590	2,053,335
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%		T-12 4/30/2013	1,786,856	1,209,251	577,605	12/31/2012	1,766,807	1,185,352	581,455	12/31/2011	1,803,452	1,217,514	585,938			1,747,203	1,768,047
Loan	31	Forrest Gallery	0.7%	L(49), D(66), O(5)					12/31/2012	1,508,949	383,992	1,124,957	12/31/2011	1,378,917	388,124	990,793	11.9%	10.3%	1,335,419	1,532,798
Loan	32	Township at Colony Park	0.7%	L(26), YM3(90), O(4)					12/31/2012	952,651	237,552	715,099	12/31/2011	1,108,462	244,021	864,441	10.1%	9.5%	1,066,612	1,124,058
Loan	33	1212 Corporate	0.6%	L(26), D(90), O(4)	T-6 6/30/2013 Ann.	1,019,370	635,353	384,017									12.3%	9.8%	1,936,513	1,848,358
Loan	34	Lake Plaza East	0.6%	L(26), D(90), O(4)					12/31/2012	1,290,464	533,493	756,970	12/31/2011	1,226,065	545,639	680,426	10.5%	9.2%	1,425,480	1,327,269
Loan	35	Sawmill Heights Apartments	0.5%	L(26), D(90), O(4)	T-12 7/31/2013	1,339,822	676,569	663,253	12/31/2012	1,182,338	631,159	551,179	12/31/2011	897,320	521,600	375,720	11.1%	10.6%	1,313,579	1,413,208
Loan	36	Second Street Studios	0.5%	L(26), D(91), O(3)	T-12 5/31/2013	1,169,645	339,674	829,972	12/31/2012	1,170,796	383,667	787,129	12/31/2011	1,169,558	383,972	785,586	13.0%	11.9%	1,267,854	1,208,081
Loan	37	Shoppes at Augusta	0.5%	L(25), D(92), O(3)	T-12 7/25/2013	767,708	103,536	664,172	12/31/2012	737,776	100,668	637,108	12/31/2011	625,286	96,540	528,746	10.3%	9.8%	682,160	731,393
Loan	38	Condor Hotel	0.5%	L(25), D(92), O(3)	T-12 4/30/2013	1,906,766	840,707	1,066,059	12/31/2012	1,791,546	816,993	974,553	12/31/2011	1,449,482	615,608	833,874	15.5%	14.2%	1,909,327	1,976,837
Loan	39	Printer’s Alley Parking Garage	0.5%	L(26), D(90), O(4)	T-12 5/31/2013	918,328	302,836	615,492	12/31/2012	889,966	302,485	587,481	12/31/2011	892,859	270,433	622,426	11.8%	11.5%	978,537	966,445
Loan	40	Equus Hotel	0.4%	L(24), D(93), O(3)	T-12 6/1/2013	2,297,800	1,452,850	844,950	12/31/2012	2,134,281	1,372,536	761,745	12/31/2011	1,750,492	1,246,171	504,321	12.9%	11.2%	2,154,970	2,297,800
Loan	41	Shoppes of Ives Dairy	0.4%	L(25), D(92), O(3)					12/31/2012	802,365	261,793	540,571	12/31/2011	712,681	281,769	430,912	9.6%	9.0%	734,769	799,494
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	L(26), D(91), O(3)	T-12 4/30/2013	1,950,273	1,250,846	699,427	12/31/2012	1,814,876	1,206,361	608,515	12/31/2011	1,944,442	1,151,085	793,357	13.4%	11.5%	1,938,062	1,950,273
Loan	43	Acworth and Tuskawilla Shops	0.4%	L(25), D(92), O(3)					12/31/2012	759,723	191,038	568,685	12/31/2011	629,783	160,149	469,634	11.0%	10.2%	624,626	754,016
Property	43.01	Acworth Avenue Shops	0.2%						12/31/2012	435,496	112,619	322,877	12/31/2011	339,825	84,086	255,739			333,210	424,247
Property	43.02	Shoppes At Tuskawilla	0.2%						12/31/2012	324,227	78,419	245,808	12/31/2011	289,958	76,063	213,895			291,417	329,769
Loan	44	Mariner Village Center	0.3%	L(25), D(92), O(3)					12/31/2012	580,338	190,636	389,702	12/31/2011	619,909	209,148	410,761	12.0%	10.7%	527,397	598,940
Loan	45	105 Lefferts Place	0.1%	L(25), D(92), O(3)	T-12 5/31/2013	310,081	152,155	157,926	12/31/2012	266,000	151,008	114,992					12.2%	11.5%	294,849	320,007
Loan	46	Marion & Jefferson	0.1%	L(25), D(92), O(3)													13.5%	13.0%	232,336	220,720
Property	46.01	937 Jefferson Avenue	0.0%																115,137	109,380
Property	46.02	276 Marion Street	0.0%																117,199	111,339

A-1-4

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of							Ground	Ground
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Lease	Lease Extension			Lease			Lease
Flag	ID	Property Name	Balance	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(14)	Expiration(15)	Terms(15)	Largest Tenant(14)(18)(19)	SF	Expiration(17)	2nd Largest Tenant(19)	SF	Expiration(17)	3rd Largest Tenant(19)	SF
Loan	1	Miracle Mile Shops(24)	11.4%	18,739,813	48,435,953	89,767	673,253	47,672,934	Fee Simple			V Theater	30,883	12/31/2018	Saxe Theater	22,398	06/30/2020	Gap/Gap Kids/Baby Gap	20,872
Loan	2	Equity Industrial Partners Portfolio	8.7%	3,909,208	10,312,200	285,318	542,103	9,484,779	Fee Simple
Property	2.01	York	4.5%	2,112,645	5,250,040	152,394	289,549	4,808,097	Fee Simple			RR Donnelley	686,000	03/31/2018	Harley Davidson	428,400	02/28/2017	Allen Distribution	229,500
Property	2.02	Newark	2.9%	320,757	3,103,294			3,103,294	Fee Simple			Ironbound Intermodal	1,742,400	07/31/2033	City of Newark	NAP	12/31/2032	Hess Corporation	NAP
Property	2.03	Maple Heights	0.7%	774,210	849,602	70,860	134,634	644,108	Fee Simple			Fannie May	341,790	01/31/2025	D&S Distribution	103,268	07/31/2016	Amware	80,555
Property	2.04	Indianapolis	0.6%	701,597	1,109,264	62,064	117,921	929,280	Fee Simple			Solutions 2Go	190,872	09/30/2017	Maingate	177,851	02/28/2017	General Cable	120,506
Loan	3	One & Only Palmilla(25)	7.1%	49,586,476	19,119,482	2,748,238		16,371,244	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Metro 22 Portfolio	7.1%	6,564,602	8,947,325	226,130		8,721,195	Fee Simple
Property	4.01	Chicago Grand	1.1%	828,895	1,129,924	14,874		1,115,050	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.02	Wesley Chapel	0.4%	309,070	535,498	11,414		524,084	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.03	New Tampa/Bruce B Downs	0.4%	307,278	432,660	8,444		424,216	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.04	Stockbridge	0.4%	325,976	509,372	15,823		493,549	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.05	Lithonia	0.4%	305,578	519,959	13,159		506,800	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.06	Batavia	0.4%	359,493	436,412	13,058		423,355	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.07	Sandy Springs	0.3%	287,610	400,827	9,044		391,783	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.08	Belcher	0.3%	296,553	464,804	10,632		454,172	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.09	Seffner	0.3%	283,140	434,976	8,885		426,091	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.10	Largo	0.3%	299,761	486,152	11,327		474,825	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.11	Fletcher	0.3%	327,017	406,689	10,836		395,853	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.12	Tampa/W. Fletcher	0.3%	255,192	395,130	9,502		385,628	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.13	Carrollwood	0.3%	269,654	352,432	10,770		341,662	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.14	Riverview	0.3%	243,810	333,176	6,941		326,235	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.15	Lutz	0.3%	232,373	341,362	8,903		332,460	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.16	Stone Mountain	0.3%	326,036	355,354	11,364		343,990	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.17	Spring Hill	0.2%	201,038	290,623	7,440		283,183	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.18	Roswell	0.2%	232,094	291,433	9,340		282,093	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.19	Decatur	0.2%	251,915	266,831	10,719		256,113	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.20	Lakeland	0.2%	229,003	223,657	7,127		216,530	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.21	Norcross	0.1%	197,105	183,031	7,424		175,607	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	4.22	Lithia Springs	0.1%	196,008	157,023	9,104		147,919	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	Oglethorpe Mall(24)	7.1%	5,157,725	15,720,877	200,629	643,512	14,876,736	Fee Simple			Macy’s	135,000	02/02/2018	JC Penney	85,824	07/31/2017	Stein Mart	37,119
Loan	6	One Wilshire(24)	6.3%	12,949,754	26,045,542	198,911	795,642	25,050,989	Fee Simple			CoreSite One Wilshire, LLC	116,935	07/31/2022	Musick, Peeler & Garrett LLP	106,475	10/31/2023	Crowell, Weedon & Company	44,899
Loan	7	Airport Business Center	4.7%	4,095,169	7,304,990	74,232	370,692	6,860,066	Fee Simple			Keystone First	329,009	04/30/2020	Sanovia Corporation	5,799	06/30/2014	Air Wisconsin Airlines Corp	5,613
Loan	8	Bayside Village	4.4%	1,623,340	4,931,500	20,025		4,911,475	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Orangefair Marketplace	3.5%	1,304,873	3,900,917	48,721	143,708	3,708,488	Fee Simple			Burlington Coat Factory	75,000	09/30/2015	Best Buy	38,100	01/31/2021	Marshall’s	31,444
Loan	10	The Vintage Estate	3.3%	21,075,309	5,837,045	1,012,625		4,824,420	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	200-206 East 87th Street Leased Fee	2.8%		1,750,000			1,750,000	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Parkview Tower	2.8%	1,601,869	3,254,778	33,237	185,897	3,035,644	Fee Simple			Qualtek USA, LLC	21,127	12/31/2023	Arcadia University	12,375	08/31/2021	EGE Holding, Ltd.	12,327
Loan	13	Detroit City Apartments	2.4%	1,980,981	2,919,633	93,141		2,826,492	Leasehold	6/30/2079	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	The Landing at Hawks Prairie	2.1%	687,623	2,521,242	17,422	87,112	2,416,708	Fee Simple			LA Fitness	45,000	06/30/2023	Kiddie Academy	10,000	09/30/2028	Super Buffet	9,000
Loan	15	Metro 7 Portfolio	2.1%	2,163,038	2,629,538	70,293		2,559,245	Fee Simple
Property	15.01	Summerlin	0.6%	375,237	715,466	16,123		699,343	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Palatine	0.4%	452,050	461,923	9,980		451,944	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Lehigh Acres	0.3%	280,271	418,112	10,778		407,334	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.04	Port Charlotte	0.2%	281,355	319,858	11,147		308,711	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.05	West Chicago	0.2%	241,909	280,460	8,707		271,753	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.06	Pinellas Park	0.2%	200,621	265,407	6,509		258,897	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.07	Northlake	0.1%	331,595	168,313	7,050		161,263	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Fresh Express Food Processing Center	1.9%	897,612	2,932,511	52,800	165,000	2,714,711	Fee Simple			Fresh Express, Inc.	330,000	03/31/2033	NAP	NAP	NAP	NAP	NAP
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	515,348	2,122,923	26,723	82,313	2,013,888	Fee Simple			Kawasaki Rail Car	68,400	03/31/2033	Skil Care Corp	55,500	03/31/2018	Mindspark	36,750
Loan	18	Hartford Gardens Portfolio	1.5%	1,115,597	2,372,724	57,880		2,314,844	Fee Simple
Property	18.01	Farmington Imlay	0.8%	413,749	1,401,505	17,244		1,384,260	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.02	210 Farmington Avenue	0.6%	465,074	747,603	27,926		719,678	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	18.03	41 Niles Street	0.2%	236,773	223,616	12,710		210,906	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Hampton Inn Columbia	1.4%	2,853,369	2,299,792	206,126		2,093,665	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Packard Building	1.3%	1,610,639	1,774,892	29,796	148,980	1,596,116	Fee Simple			Defender Association of Philadelphia	121,666	12/31/2027	Del Frisco’s Double Eagle Steakhouse	23,614	12/31/2018	Artisan Kitchens	3,700
Loan	21	Reserve at Steele Crossing	1.2%	1,049,889	1,502,606	78,750		1,423,856	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	380 Lafayette Street(26)	1.2%	158,536	1,237,083	3,000	15,000	1,219,083	Fee Simple			Lafeyette Street Partners II, LLC	15,000	03/31/2028	NAP	NAP	NAP	NAP	NAP
Loan	23	Falls of Point West	1.0%	1,253,267	1,433,113	107,744		1,325,369	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	315 North Racine	1.0%	513,839	1,254,575	18,441	92,203	1,143,932	Fee Simple			CH Robinson	51,800	01/31/2020	Vodori	20,532	07/31/2020	426, Inc.	3,859
Loan	25	Anchor Self Storage Portfolio	0.9%	450,069	1,035,467	10,654		1,024,813	Fee Simple
Property	25.01	Anchor Self Storage - Mashpee	0.5%	207,550	649,745	6,294		643,451	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	25.02	Anchor Self Storage - Narragansett	0.4%	242,519	385,722	4,360		381,362	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Fountainview Apartments & Townhouses	0.9%	417,988	1,001,707	32,281		969,426	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	College Plaza	0.8%	344,771	1,218,367	15,414	71,274	1,131,679	Fee Simple			Big Lots	21,120	01/31/2018	Goodwill Industries	10,032	04/30/2018	Jax Bicycle Center	10,000
Loan	28	Columbiana on Park	0.7%	418,235	884,369	12,715	22,274	849,380	Fee Simple			HomeGoods	23,400	06/30/2023	DSW Shoe Warehouse	17,990	05/31/2023	Staples	15,491
Loan	29	Palm Garden MHC	0.7%	610,537	1,083,096	15,700		1,067,396	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%	2,596,219	1,225,163	191,069		1,034,094	Fee Simple
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%	1,389,584	663,751	102,667		561,084	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%	1,206,635	561,412	88,402		473,010	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Forrest Gallery	0.7%	450,298	1,082,499	42,890	106,324	933,285	Fee Simple			Kroger	48,780	01/31/2018	Peebles	32,680	07/29/2016	Tractor Supply Co.	25,709
Loan	32	Township at Colony Park	0.7%	255,195	868,863	8,911	42,404	817,548	Fee Simple			Summerhouse	6,634	11/01/2020	Aerotek, Inc.	5,483	12/01/2018	SMEC, LLC	5,424
Loan	33	1212 Corporate	0.6%	865,092	983,266	40,962	154,900	787,404	Fee Simple			Ascension	20,141	12/31/2018	Lauren Engineers & Constructors	12,111	11/30/2017	zingenuity, Inc	10,102
Loan	34	Lake Plaza East	0.6%	490,833	836,436	14,479	90,491	731,466	Fee Simple			RK&K	18,738	11/30/2017	Expion	8,922	02/28/2018	Chemware	7,452
Loan	35	Sawmill Heights Apartments	0.5%	673,649	739,559	28,800		710,759	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Second Street Studios	0.5%	364,459	843,623	20,039	53,518	770,065	Fee Simple			Astilli, Inc.	7,885	08/31/2017	Costumes, LTD	4,288	06/30/2014	Thomas Getgood	3,900
Loan	37	Shoppes at Augusta	0.5%	111,875	619,519	4,200	26,251	589,067	Fee Simple			Mattress Firm	4,640	11/30/2016	Panera Bread	4,600	04/30/2016	Verizon	4,500
Loan	38	Condor Hotel	0.5%	1,049,039	927,798	79,073		848,724	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Printer’s Alley Parking Garage	0.5%	285,386	681,059	4,170	11,646	665,243	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Equus Hotel	0.4%	1,587,484	710,316	91,912		618,404	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Shoppes of Ives Dairy	0.4%	282,851	516,644	6,149	24,597	485,898	Fee Simple			Chili’s	5,074	12/31/2019	Foot Locker	2,450	01/13/2018	Radio Shack	2,450
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	1,269,354	680,919	98,500		582,419	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Acworth and Tuskawilla Shops	0.4%	196,523	557,493	5,708	35,678	516,107	Fee Simple
Property	43.01	Acworth Avenue Shops	0.2%	112,072	312,175	3,226	20,164	288,785	Fee Simple			Lulu’s	4,330	01/31/2019	Mattress Firm	4,200	06/30/2016	Game Stop	1,600
Property	43.02	Shoppes At Tuskawilla	0.2%	84,451	245,318	2,482	15,514	227,322	Fee Simple			JPR Mixed Marshall Arts	2,793	02/29/2016	Championship Marshall Arts	2,200	03/31/2017	Trustco Bank	2,000
Loan	44	Mariner Village Center	0.3%	180,185	418,755	10,488	35,903	372,364	Fee Simple			Winn Dixie	45,500	05/21/2020	Dollar Tree	8,640	08/31/2018	Bar Envy	3,750
Loan	45	105 Lefferts Place	0.1%	155,963	164,043	9,000		155,043	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Marion & Jefferson	0.1%	113,093	107,626	4,120		103,506	Fee Simple
Property	46.01	937 Jefferson Avenue	0.0%	55,932	53,448	2,120		51,328	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	46.02	276 Marion Street	0.0%	57,161	54,178	2,000		52,178	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-5

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of										Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	Lease			Lease			Lease		Occupancy	Replacement	Replacement	TI/LC Reserves	TI/LC Reserves	Tax
Flag	ID	Property Name	Balance	Expiration(17)	4th Largest Tenant	SF	Expiration(17)	5th Largest Tenant	SF	Expiration(17)	Occupancy(16)(19)	As-of Date	Reserves($)(20)	Reserves($)(21)	($)(20)(22)	($)(21)(22)	Reserves($)(20)
Loan	1	Miracle Mile Shops(24)	11.4%	08/31/2015	Playing Field Race & Sports Book	19,647	07/31/2025	Cheeseburger Las Vegas	15,940	10/31/2016	98.1%	07/03/2013		7,481	1,310,955	56,104	508,750
Loan	2	Equity Industrial Partners Portfolio	8.7%								98.3%	07/01/2013		23,776	500,000	45,175	1,051,312
Property	2.01	York	4.5%	MTM	Morex	75,000	10/31/2014	Bon Ton	53,669	01/31/2016	100.0%	07/01/2013
Property	2.02	Newark	2.9%	12/31/2111	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/01/2013
Property	2.03	Maple Heights	0.7%	07/31/2015	Peck	55,000	03/31/2018	Amware Flex	43,680	MTM	92.4%	07/01/2013
Property	2.04	Indianapolis	0.6%	06/30/2015	Talon Test	57,600	MTM	Superior Packing Systems	51,200	08/31/2014	96.4%	07/01/2013
Loan	3	One & Only Palmilla(25)	7.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.2%	08/31/2013		4.0% of prior month’s gross income			183,751
Loan	4	Metro 22 Portfolio	7.1%								89.2%	07/31/2013		18,844			827,333
Property	4.01	Chicago Grand	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.7%	07/31/2013
Property	4.02	Wesley Chapel	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.6%	07/31/2013
Property	4.03	New Tampa/Bruce B Downs	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	07/31/2013
Property	4.04	Stockbridge	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	86.4%	07/31/2013
Property	4.05	Lithonia	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.8%	07/31/2013
Property	4.06	Batavia	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	07/31/2013
Property	4.07	Sandy Springs	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	07/31/2013
Property	4.08	Belcher	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.6%	07/31/2013
Property	4.09	Seffner	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.2%	07/31/2013
Property	4.10	Largo	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	86.0%	07/31/2013
Property	4.11	Fletcher	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.3%	07/31/2013
Property	4.12	Tampa/W. Fletcher	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.4%	07/31/2013
Property	4.13	Carrollwood	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.0%	07/31/2013
Property	4.14	Riverview	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	07/31/2013
Property	4.15	Lutz	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.0%	07/31/2013
Property	4.16	Stone Mountain	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.2%	07/31/2013
Property	4.17	Spring Hill	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.7%	07/31/2013
Property	4.18	Roswell	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.2%	07/31/2013
Property	4.19	Decatur	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.3%	07/31/2013
Property	4.20	Lakeland	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.8%	07/31/2013
Property	4.21	Norcross	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.5%	07/31/2013
Property	4.22	Lithia Springs	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.0%	07/31/2013
Loan	5	Oglethorpe Mall(24)	7.1%	11/30/2015	Barnes & Noble	27,136	01/31/2016	Old Navy	15,656	01/31/2015	95.2%	07/31/2013		Springing	112,500	Springing
Loan	6	One Wilshire(24)	6.3%	12/31/2024	Coresite One Wilshire, LLC	42,913	07/31/2017	Verizon Business	24,283	07/31/2017	91.7%	06/30/2013		Springing		Springing
Loan	7	Airport Business Center	4.7%	06/30/2018	Dole Fresh Fruit Co.	4,926	12/31/2014	Ergon Asphalt & Emulsions Inc.	3,537	09/30/2015	97.6%	08/31/2013	2,051,000	6,186	3,290,518	23,198	308,333
Loan	8	Bayside Village	4.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.5%	08/01/2013		1,669			183,467
Loan	9	Orangefair Marketplace	3.5%	01/31/2019	Century Health Spa, Inc.	22,500	07/31/2018	Michaels	20,821	02/29/2016	97.8%	08/31/2013	77,953	4,060	550,000	20,300	374,133
Loan	10	The Vintage Estate	3.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.0%	05/31/2013		Springing
Loan	11	200-206 East 87th Street Leased Fee	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Parkview Tower	2.8%	04/30/2019	GSA	11,582	04/01/2019	Microtek	11,558	04/30/2014	93.2%	09/03/2013		3,693	1,172,137	15,510	47,771
Loan	13	Detroit City Apartments	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.3%	08/01/2013		7,762			40,334
Loan	14	The Landing at Hawks Prairie	2.1%	12/31/2018	U.S. Government	5,318	08/31/2018	Red Robin	4,348	06/30/2028	90.9%	09/01/2013		1,452		7,261	16,200
Loan	15	Metro 7 Portfolio	2.1%								91.1%	07/31/2013		5,858			207,575
Property	15.01	Summerlin	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	07/31/2013
Property	15.02	Palatine	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.8%	07/31/2013
Property	15.03	Lehigh Acres	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.7%	07/31/2013
Property	15.04	Port Charlotte	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	86.2%	07/31/2013
Property	15.05	West Chicago	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.9%	07/31/2013
Property	15.06	Pinellas Park	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.8%	07/31/2013
Property	15.07	Northlake	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.1%	07/31/2013
Loan	16	Fresh Express Food Processing Center	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/06/2013		Springing		Springing
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	08/31/2023	I Park Power	10,000	11/30/2020	NAP	NAP	NAP	95.8%	05/13/2013		2,227		6,859	31,500
Loan	18	Hartford Gardens Portfolio	1.5%								98.5%	07/05/2013		4,823			56,000
Property	18.01	Farmington Imlay	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	07/05/2013
Property	18.02	210 Farmington Avenue	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	07/05/2013
Property	18.03	41 Niles Street	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.8%	07/05/2013
Loan	19	Hampton Inn Columbia	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.7%	05/31/2013		1/12 of 4.0% of prior year’s gross income			153,750
Loan	20	Packard Building	1.3%	08/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/03/2013		2,483		12,415	240,673
Loan	21	Reserve at Steele Crossing	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.1%	08/26/2013		6,563			156,975
Loan	22	380 Lafayette Street(26)	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/01/2013		250		1,250	30,000
Loan	23	Falls of Point West	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.8%	07/05/2013	49,900	8,979			49,737
Loan	24	315 North Racine	1.0%	02/28/2023	BrainSurf	3,500	01/31/2023	MertzCo	2,500	02/28/2023	89.1%	06/07/2013		1,537		7,684	38,418
Loan	25	Anchor Self Storage Portfolio	0.9%								97.0%	05/31/2013		888			15,833
Property	25.01	Anchor Self Storage - Mashpee	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.4%	05/31/2013
Property	25.02	Anchor Self Storage - Narragansett	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.5%	05/31/2013
Loan	26	Fountainview Apartments & Townhouses	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.9%	07/31/2013		2,646			12,750
Loan	27	College Plaza	0.8%	04/30/2018	Round Table Pizza	4,050	06/30/2017	Yoshinoya Beef Bowl	2,128	09/30/2023	85.2%	08/29/2013		1,285		5,938	64,150
Loan	28	Columbiana on Park	0.7%	03/31/2023	ULTA	10,081	05/31/2023	NAP	NAP	NAP	100.0%	07/02/2013		1,060		1,695
Loan	29	Palm Garden MHC	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	06/30/2013		1,308			38,333
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%								65.2%	04/30/2013		1/12 of 1.0% of prior year’s gross income			53,650
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	64.1%	04/30/2013
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	66.3%	04/30/2013
Loan	31	Forrest Gallery	0.7%	01/31/2017	Hastings Entertainment, LLC	24,945	01/31/2017	Chattanooga Goodwill Ind	15,277	02/28/2017	90.5%	08/01/2013	299,065	3,574	200,000	8,935	119,000
Loan	32	Township at Colony Park	0.7%	07/01/2026	University of MS Medical Center	5,382	04/01/2018	Soulshine Pizza	3,000	09/01/2020	91.1%	07/01/2013		743	400,000	3,713	53,083
Loan	33	1212 Corporate	0.6%	07/31/2016	Onyx Healthcare, Inc	8,692	12/31/2017	Union Pacific Railroad Co.	6,259	09/30/2018	83.3%	06/30/2013		3,414	291,508	12,930	91,467
Loan	34	Lake Plaza East	0.6%	07/31/2014	Business to Business	6,715	04/30/2017	Whiting Turner	4,575	03/31/2019	94.5%	05/29/2013		1,207	150,000	7,541	63,000
Loan	35	Sawmill Heights Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.9%	07/03/2013		2,400			38,500
Loan	36	Second Street Studios	0.5%	10/31/2013	Atkin, Olshin, Schad	2,862	05/31/2014	High Desert Guitars	2,750	10/31/2015	94.1%	06/15/2013		1,670	200,000	4,174	17,875
Loan	37	Shoppes at Augusta	0.5%	01/31/2016	MovieStop	3,500	12/31/2017	Yotopia Frozen Yogurt	2,260	09/21/2017	100.0%	07/31/2013		350	100,000	2,188	33,970
Loan	38	Condor Hotel	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.5%	04/30/2013		1/12 of 4.0% of prior year’s gross income
Loan	39	Printer’s Alley Parking Garage	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP		632		967	37,229
Loan	40	Equus Hotel	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.2%	06/01/2013		1/12 of 4.0% of prior year’s gross income			22,330
Loan	41	Shoppes of Ives Dairy	0.4%	08/31/2017	GameStop	2,100	01/31/2015	Amscot Financial	2,100	05/31/2018	86.4%	07/17/2013		512		2,050	43,164
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.5%	04/30/2013		1/12 of 4.0% of prior year’s gross income			12,300
Loan	43	Acworth and Tuskawilla Shops	0.4%								100.0%	07/31/2013		475	62,500	2,970	72,125
Property	43.01	Acworth Avenue Shops	0.2%	08/31/2018	Sports Clips	1,600	03/31/2018	Subway	1,600	06/30/2017	100.0%	07/31/2013
Property	43.02	Shoppes At Tuskawilla	0.2%	02/04/2025	Pizza Hut	1,650	10/30/2017	Goodwill	1,515	09/07/2018	100.0%	07/31/2013
Loan	44	Mariner Village Center	0.3%	03/31/2014	Treasure Island	3,317	MTM	Thai Cuisine	1,920	08/31/2015	98.7%	09/03/2013		874		2,913	35,000
Loan	45	105 Lefferts Place	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/29/2013		750
Loan	46	Marion & Jefferson	0.1%								93.8%	08/01/2013		343			3,113
Property	46.01	937 Jefferson Avenue	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.5%	08/01/2013
Property	46.02	276 Marion Street	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/01/2013

A-1-6

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Monthly	Upfront	Monthly	Upfront		Other	Environmental
Property			Initial Pool	Tax	Insurance	Insurance	Engineering	Other Reserves	Reserves	Report	Engineering
Flag	ID	Property Name	Balance	Reserves($)(21)	Reserves($)(20)	Reserves($)(21)	Reserve($)(20)	($)(20)(21)	Description(20)(21)	Date(23)	Report Date
Loan	1	Miracle Mile Shops(24)	11.4%	169,583		Springing	162,000			07/18/2013	07/17/2013
Loan	2	Equity Industrial Partners Portfolio	8.7%	165,812	58,288	19,429	617,500	5,082,794	TI/LC (Upfront: 5,082,794); Additional Rent (Monthly: 125,000); Occupancy (Springing Monthly: Excess Cash Flow); Rent Concessions (Springing Monthly: Excess Cash Flow)
Property	2.01	York	4.5%							07/03/2013	06/26/2013
Property	2.02	Newark	2.9%							07/16/2013	07/01/2013
Property	2.03	Maple Heights	0.7%							07/11/2013	07/01/2013
Property	2.04	Indianapolis	0.6%							07/09/2013	06/30/2013
Loan	3	One & Only Palmilla(25)	7.1%	20,417	445,726	109,395	83,031	2,615,000	Seasonality Reserve (Upfront: 2,500,000; Monthly: Springing); Condo Charge Reserve (Upfront: 115,000; Monthly: 57,500)	08/06/2013	06/27/2013
Loan	4	Metro 22 Portfolio	7.1%	126,142	115,657	19,454
Property	4.01	Chicago Grand	1.1%							07/25/2013	06/14/2013
Property	4.02	Wesley Chapel	0.4%							07/24/2013	06/14/2013
Property	4.03	New Tampa/Bruce B Downs	0.4%							07/24/2013	06/14/2013
Property	4.04	Stockbridge	0.4%							07/24/2013	06/14/2013
Property	4.05	Lithonia	0.4%							07/24/2013	06/14/2013
Property	4.06	Batavia	0.4%							07/25/2013	06/14/2013
Property	4.07	Sandy Springs	0.3%							07/24/2013	06/14/2013
Property	4.08	Belcher	0.3%							07/24/2013	06/14/2013
Property	4.09	Seffner	0.3%							07/24/2013	06/14/2013
Property	4.10	Largo	0.3%							07/24/2013	06/14/2013
Property	4.11	Fletcher	0.3%							07/24/2013	06/14/2013
Property	4.12	Tampa/W. Fletcher	0.3%							07/24/2013	06/14/2013
Property	4.13	Carrollwood	0.3%							07/24/2013	06/14/2013
Property	4.14	Riverview	0.3%							07/24/2013	06/14/2013
Property	4.15	Lutz	0.3%							07/24/2013	06/14/2013
Property	4.16	Stone Mountain	0.3%							07/24/2013	06/14/2013
Property	4.17	Spring Hill	0.2%							07/24/2013	06/14/2013
Property	4.18	Roswell	0.2%							07/24/2013	06/14/2013
Property	4.19	Decatur	0.2%							07/24/2013	06/14/2013
Property	4.20	Lakeland	0.2%							07/24/2013	06/14/2013
Property	4.21	Norcross	0.1%							07/24/2013	06/14/2013
Property	4.22	Lithia Springs	0.1%							07/24/2013	06/14/2013
Loan	5	Oglethorpe Mall(24)	7.1%	Springing		Springing				06/21/2013	06/21/2013
Loan	6	One Wilshire(24)	6.3%	Springing		Springing	938,464			06/06/2013	04/23/2013
Loan	7	Airport Business Center	4.7%	141,667	42,253	7,042		Springing	Rent Concession Reserve (Monthly: Springing); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	07/23/2013	07/23/2013
Loan	8	Bayside Village	4.4%	22,933	15,600	7,800	102,938			08/02/2013	08/02/2013
Loan	9	Orangefair Marketplace	3.5%	46,767	48,565	4,857		287,531	Century Health Spa (Upfront: 240,000); Environmental (Upfront: 37,500); Dollar Tree (Upfront: 10,031); Occupancy and Burlington Percentage Rent (Springing Monthly: Excess Cash Flow)	05/22/2013	05/22/2013
Loan	10	The Vintage Estate	3.3%	Springing		Springing				07/03/2013	07/11/2013
Loan	11	200-206 East 87th Street Leased Fee	2.8%	Springing		Springing				07/01/2013	07/01/2013
Loan	12	Parkview Tower	2.8%	20,833	22,543	3,757	33,750	336,655	Rent Concession Reserve (Upfront: 336,655); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	09/04/2013	06/24/2013
Loan	13	Detroit City Apartments	2.4%	15,500	91,849	8,350	25,000			07/09/2013	07/10/2013
Loan	14	The Landing at Hawks Prairie	2.1%	16,200	16,119	2,686		582,429	Outstanding TI/LC (Upfront: 512,000); Free Rent (Upfront: 70,429); LA Fitness (Springing Monthly: Excess Cash Flow); Government Tenant (Springing Monthly: Excess Cash Flow)	04/17/2013	04/17/2013
Loan	15	Metro 7 Portfolio	2.1%	53,633		Springing
Property	15.01	Summerlin	0.6%							07/24/2013	06/14/2013
Property	15.02	Palatine	0.4%							07/25/2013	06/14/2013
Property	15.03	Lehigh Acres	0.3%							07/24/2013	06/14/2013
Property	15.04	Port Charlotte	0.2%							07/24/2013	06/14/2013
Property	15.05	West Chicago	0.2%							07/25/2013	06/14/2013
Property	15.06	Pinellas Park	0.2%							07/24/2013	06/14/2013
Property	15.07	Northlake	0.1%							07/23/2013	06/14/2013
Loan	16	Fresh Express Food Processing Center	1.9%	Springing		Springing		Springing	Advance Monthly Payment Reserve (Monthly: Springing)	05/23/2013	05/21/2013
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	19,000	41,315	5,164	354,061	785,500	Mindspark TI Reserve (Upfront: 418,000); Mindspark Free Rent Reserve (Upfront: 217,500); Mindspark Holdover Reserve (Upfront: 150,000)	03/15/2013	03/14/2013
Loan	18	Hartford Gardens Portfolio	1.5%	28,000	51,306	4,276	121,750	670,000	Chevron Reserve (Upfront: 670,000); Downtime Reserve (Monthly: 7,200)
Property	18.01	Farmington Imlay	0.8%							06/24/2013	06/21/2013
Property	18.02	210 Farmington Avenue	0.6%							06/24/2013	06/21/2013
Property	18.03	41 Niles Street	0.2%							06/24/2013	06/21/2013
Loan	19	Hampton Inn Columbia	1.4%	17,083	10,667	2,667		1,300,000	PIP Reserve (Upfront: 1,300,000)	07/19/2013	07/19/2013
Loan	20	Packard Building	1.3%	30,084		Springing		17,074	Common Charges Account (Upfront: 17,074); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	05/24/2013	05/24/2013
Loan	21	Reserve at Steele Crossing	1.2%	12,075	4,500	1,500	5,625			08/27/2013	08/06/2013
Loan	22	380 Lafayette Street(26)	1.2%	7,500	2,350	470				09/04/2013	09/04/2013
Loan	23	Falls of Point West	1.0%	6,217	15,252	6,148	11,315			06/18/2013	06/18/2013
Loan	24	315 North Racine	1.0%	19,209	11,705	1,951	704	601,568	Free Rent (Upfront: 421,568); Soukup Plumbing Funds (Upfront: 105,000); Vodori Rollover (Upfront: 75,000; Monthly: 4,167); Lease Sweep (Springing Monthly: Excess Cash Flow)	08/29/2013	08/29/2013
Loan	25	Anchor Self Storage Portfolio	0.9%	5,833	16,714	2,272
Property	25.01	Anchor Self Storage - Mashpee	0.5%							06/12/2013	05/17/2013
Property	25.02	Anchor Self Storage - Narragansett	0.4%							06/12/2013	05/17/2013
Loan	26	Fountainview Apartments & Townhouses	0.9%	12,750	8,443	1,817		39,750	Radon Mitigation Reserve (Upfront: 39,750)	09/16/2013	08/06/2013
Loan	27	College Plaza	0.8%	6,415	24,398	2,218	12,625	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	07/23/2013	07/23/2013
Loan	28	Columbiana on Park	0.7%	16,500	5,300	1,767	37,956	53,970	DSW TI Reserve (Upfront: 53,970); Anchor Tenant Reserve (Springing Monthly: Excess Cash Flow)	07/17/2013	05/28/2013
Loan	29	Palm Garden MHC	0.7%	3,833		Springing				05/31/2013	05/31/2013
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%	9,163	6,500	3,250		2,500,000	PIP Reserve (Upfront: 2,500,000); Seasonality Reserve (Monthly: Springing)
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%							06/03/2013	05/31/2013
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%							06/03/2013	05/31/2013
Loan	31	Forrest Gallery	0.7%	17,000	5,500	2,750	300,935			05/30/2013	06/04/2013
Loan	32	Township at Colony Park	0.7%	7,583	1,796	898	46,987	298,738	Aerotek TI/LC Reserve (Upfront: 230,255); Aerotek Rent Reserve (Upfront: 68,483)	07/18/2013	06/24/2013
Loan	33	1212 Corporate	0.6%	13,067		Springing	108,363	200,198	Ascension Rent Reimbursement (Upfront: 182,115); Novast Labs Rent Reimbursement (Upfront: 18,083); 2017 Rollover and Ascension Lease Sweeps (Springing Monthly: Excess Cash Flow)	07/01/2013	07/01/2013
Loan	34	Lake Plaza East	0.6%	7,875	10,633	1,181	87,825	40,127	Rent Concession Reserve (Upfront: 40,127)	06/07/2013	06/07/2013
Loan	35	Sawmill Heights Apartments	0.5%	5,500	8,233	2,058		100,000	Seasonality Reserve (Upfront: 100,000; Monthly: Springing)	05/20/2013	05/20/2013
Loan	36	Second Street Studios	0.5%	3,575	4,885	2,442				05/01/2013	05/01/2013
Loan	37	Shoppes at Augusta	0.5%	2,831	5,052	459				07/12/2013	07/11/2013
Loan	38	Condor Hotel	0.5%	1,633	2,058	2,058	14,125			08/07/2013	05/20/2013
Loan	39	Printer’s Alley Parking Garage	0.5%	6,215		Springing	12,500			02/18/2013	02/21/2013
Loan	40	Equus Hotel	0.4%	7,443	13,984	2,852		37,500	Seasonality Reserve (Upfront: 37,500, Springing Monthly: Excess Cash Flow)	04/05/2013	04/05/2013
Loan	41	Shoppes of Ives Dairy	0.4%	6,166	14,500	2,900	1,250	98,250	Environmental Reserve (Upfront: 63,250); Complete Beauty Reserve (Upfront: 35,000); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	09/05/2013	07/25/2013
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	4,100	11,250	1,250				06/28/2013	06/27/2013
Loan	43	Acworth and Tuskawilla Shops	0.4%	6,167	8,983	817		10,100	Free Rent Reserve (Upfront: 10,100)
Property	43.01	Acworth Avenue Shops	0.2%							07/10/2013	07/10/2013
Property	43.02	Shoppes At Tuskawilla	0.2%							07/10/2013	07/10/2013
Loan	44	Mariner Village Center	0.3%	5,000	20,600	3,433	81,250	3,750	Rent Reserve (Upront: 3,750); Occupancy Reserve (Springing Monthly: Excess Cash Flow)	07/20/2013	07/17/2013
Loan	45	105 Lefferts Place	0.1%		5,000	1,667				05/24/2013	05/23/2013
Loan	46	Marion & Jefferson	0.1%	1,038	2,150	717		37,080	Tenant Reserve (Upfront: 37,080)
Property	46.01	937 Jefferson Avenue	0.0%							05/24/2013	05/23/2013
Property	46.02	276 Marion Street	0.0%							05/24/2013	05/23/2013

A-1-7

COMM 2013-CCRE11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Loan
Flag	ID	Property Name	Balance	Purpose	Sponsor	Guarantor
Loan	1	Miracle Mile Shops(24)	11.4%	Refinance	Aby Rosen; Michael Fuchs; David Edelstein	Aby Rosen; Michael Fuchs; David Edelstein
Loan	2	Equity Industrial Partners Portfolio	8.7%	Refinance	Lewis Heafitz; Neal S. Shalom; Donald A. Levine	Lewis Heafitz; Neal S. Shalom; Donald A. Levine
Property	2.01	York	4.5%
Property	2.02	Newark	2.9%
Property	2.03	Maple Heights	0.7%
Property	2.04	Indianapolis	0.6%
Loan	3	One & Only Palmilla(25)	7.1%	Refinance	Istithmar Building FZE (UAE); Kerzner International Limited (Bahamas)	Istithmar Building FZE (UAE); Kerzner International Limited (Bahamas)
Loan	4	Metro 22 Portfolio	7.1%	Refinance	Matthew M. Nagel; K. Blair Nagel	Matthew M. Nagel; K. Blair Nagel
Property	4.01	Chicago Grand	1.1%
Property	4.02	Wesley Chapel	0.4%
Property	4.03	New Tampa/Bruce B Downs	0.4%
Property	4.04	Stockbridge	0.4%
Property	4.05	Lithonia	0.4%
Property	4.06	Batavia	0.4%
Property	4.07	Sandy Springs	0.3%
Property	4.08	Belcher	0.3%
Property	4.09	Seffner	0.3%
Property	4.10	Largo	0.3%
Property	4.11	Fletcher	0.3%
Property	4.12	Tampa/W. Fletcher	0.3%
Property	4.13	Carrollwood	0.3%
Property	4.14	Riverview	0.3%
Property	4.15	Lutz	0.3%
Property	4.16	Stone Mountain	0.3%
Property	4.17	Spring Hill	0.2%
Property	4.18	Roswell	0.2%
Property	4.19	Decatur	0.2%
Property	4.20	Lakeland	0.2%
Property	4.21	Norcross	0.1%
Property	4.22	Lithia Springs	0.1%
Loan	5	Oglethorpe Mall(24)	7.1%	Refinance	GGPLP Real Estate, Inc.	GGPLP Real Estate, Inc.
Loan	6	One Wilshire(24)	6.3%	Acquisition	TechCore, LLC	TechCore, LLC
Loan	7	Airport Business Center	4.7%	Acquisition	Keystone Property Fund III A, L.P.; Keystone Property Fund III, L.P.; Mack-Cali Property Trust (replacement guarantor)	Keystone Property Fund III A, L.P.; Keystone Property Fund III, L.P.; Mack-Cali Property Trust (replacement guarantor)
Loan	8	Bayside Village	4.4%	Refinance	Herbert M. Gelfand	Herbert M. Gelfand
Loan	9	Orangefair Marketplace	3.5%	Refinance	Columbus Pacific Properties	Brian Shirken; Richard Margolis
Loan	10	The Vintage Estate	3.3%	Refinance	Michael P. Egan	Michael P. Egan
Loan	11	200-206 East 87th Street Leased Fee	2.8%	Refinance	Laurie Kefalidis	Laurie Kefalidis
Loan	12	Parkview Tower	2.8%	Refinance	Ira M. Lubert; Kenneth K. Kochenour; Marc Rash; William Glazer	Ira M. Lubert; Kenneth K. Kochenour; Marc Rash; William Glazer
Loan	13	Detroit City Apartments	2.4%	Refinance	James P. Avgeris; J.C.A. Gift Trust	James P. Avgeris; J.C.A. Gift Trust
Loan	14	The Landing at Hawks Prairie	2.1%	Refinance	Ralph J. Cimmarusti; Lawrence P. Cimmarusti	Ralph J. Cimmarusti; Lawrence P. Cimmarusti
Loan	15	Metro 7 Portfolio	2.1%	Acquisition	Metro Storage HHF Venture LLC	Metro Storage HHF Venture LLC
Property	15.01	Summerlin	0.6%
Property	15.02	Palatine	0.4%
Property	15.03	Lehigh Acres	0.3%
Property	15.04	Port Charlotte	0.2%
Property	15.05	West Chicago	0.2%
Property	15.06	Pinellas Park	0.2%
Property	15.07	Northlake	0.1%
Loan	16	Fresh Express Food Processing Center	1.9%	Refinance	AG Net Lease II Corp.	AG Net Lease II Corp.
Loan	17	iPark Hudson Buildings 4 & 5	1.8%	Refinance	Joseph Cotter	Joseph Cotter
Loan	18	Hartford Gardens Portfolio	1.5%	Refinance	Ronald L. Caplan	Ronald L. Caplan
Property	18.01	Farmington Imlay	0.8%
Property	18.02	210 Farmington Avenue	0.6%
Property	18.03	41 Niles Street	0.2%
Loan	19	Hampton Inn Columbia	1.4%	Refinance	Paul C. Aughtry, III	Paul C. Aughtry, III
Loan	20	Packard Building	1.3%	Refinance	David Grasso	David Grasso
Loan	21	Reserve at Steele Crossing	1.2%	Refinance	Robert Royce Wright; Robert Gregory Wright	Robert Royce Wright; Robert Gregory Wright
Loan	22	380 Lafayette Street(26)	1.2%	Refinance	Aby Rosen; Michael Fuchs	Aby Rosen; Michael Fuchs
Loan	23	Falls of Point West	1.0%	Refinance	Rao J. Polavarapu	Rao J. Polavarapu
Loan	24	315 North Racine	1.0%	Refinance	Joseph Panfil; Michael Mertz	Joseph Panfil; Michael Mertz
Loan	25	Anchor Self Storage Portfolio	0.9%	Refinance	Donald H. Priestly; James A. Sorensen	Donald H. Priestly; James A. Sorensen
Property	25.01	Anchor Self Storage - Mashpee	0.5%
Property	25.02	Anchor Self Storage - Narragansett	0.4%
Loan	26	Fountainview Apartments & Townhouses	0.9%	Refinance	Ben Shaool	Ben Shaool
Loan	27	College Plaza	0.8%	Refinance	Chapman Investment Company	Chapman Investment Company
Loan	28	Columbiana on Park	0.7%	Refinance	Philip J. Wilson; William Neil Wilson; John C. Jamison	Philip J. Wilson; William Neil Wilson; John C. Jamison
Loan	29	Palm Garden MHC	0.7%	Recapitalization	Spencer M. Partrich; Mickey Shapiro	Spencer M. Partrich; Mickey Shapiro
Loan	30	Marriott TownePlace Suites Colorado Portfolio	0.7%	Acquisition	Afzal Hemani; Nadia Hemani	Afzal Hemani; Nadia Hemani
Property	30.01	Marriott TownePlace Suites Denver Southwest	0.4%
Property	30.02	Marriott TownePlace Suites Colorado Springs	0.3%
Loan	31	Forrest Gallery	0.7%	Acquisition	Wheeler REIT, L.P.	Wheeler REIT, L.P.
Loan	32	Township at Colony Park	0.7%	Refinance	Clinton G. Herring, Jr.	Clinton G. Herring, Jr.
Loan	33	1212 Corporate	0.6%	Refinance	Libitzky Holdings, L.P.	Libitzky Holdings, L.P.
Loan	34	Lake Plaza East	0.6%	Refinance	Donald E. Perry	Donald E. Perry
Loan	35	Sawmill Heights Apartments	0.5%	Refinance	Richard Bradley Koch; Aaron A. Giovara	Richard Bradley Koch; Aaron A. Giovara
Loan	36	Second Street Studios	0.5%	Refinance	Jonathan Rose; Wayne Nichols; Susan Nichols	Jonathan Rose; Wayne Nichols; Susan Nichols
Loan	37	Shoppes at Augusta	0.5%	Acquisition	Sheldon S. Nasar; Joseph A. Caputo	Sheldon S. Nasar; Joseph A. Caputo
Loan	38	Condor Hotel	0.5%	Refinance	Fedor Itskovich; Zelig Weiss	Fedor Itskovich; Zelig Weiss
Loan	39	Printer’s Alley Parking Garage	0.5%	Refinance	Armand Lasky; Esther Lasky	Armand Lasky; Esther Lasky
Loan	40	Equus Hotel	0.4%	Refinance	Michael K. Dailey	Michael K. Dailey
Loan	41	Shoppes of Ives Dairy	0.4%	Refinance	Evelyn Langlieb Greer	Evelyn Langlieb Greer
Loan	42	Staybridge Suites Newport News/Yorktown	0.4%	Refinance	Vaishali Patel; Bharat Patel	Vaishali Patel; Bharat Patel
Loan	43	Acworth and Tuskawilla Shops	0.4%	Acquisition	Joseph A. Caputo; Sheldon S. Nasar	Sheldon S. Nasar; Joseph A. Caputo
Property	43.01	Acworth Avenue Shops	0.2%
Property	43.02	Shoppes At Tuskawilla	0.2%
Loan	44	Mariner Village Center	0.3%	Refinance	Thomas J. Cannon III	Thomas J. Cannon III
Loan	45	105 Lefferts Place	0.1%	Refinance	Robert Raphael	Robert Raphael
Loan	46	Marion & Jefferson	0.1%	Refinance	Robert Raphael	Robert Raphael
Property	46.01	937 Jefferson Avenue	0.0%
Property	46.02	276 Marion Street	0.0%

A-1-8

FOOTNOTES TO ANNEX A-1

Loan numbers listed below refer to the ID number identified on Annex A-1 for the related Mortgage Loan.

(1)
CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates; CGMRC—Citigroup Global Markets Realty Corporation or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association.

(2)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates.

(3)
Loan No. 1 – Miracle Mile Shops – The Original Balance and Cut-off Date Balance of $145.0 million represent the Note A-2 of a $580.0 million whole loan evidenced by four pari passu notes.  The pari passu companion loans are the Note A-1 in the original principal amount of $145.0 million, which is held by CCRE or an affiliate as of the closing date, Note A-3 in the original principal amount of $145.0 million, which is held by Citigroup Global Markets Realty Corp. or an affiliate as of the closing date and Note A-4 in the original principal of $145.0 million, which is held by JPMorgan Chase Bank, National Association or an affiliate as of the closing date.

Loan No. 3 – One & Only Palmilla – The Original Balance and Cut-off Date Balance of $90.0 million represent the senior portion of a $130.0 million whole loan (the “One & Only Palmilla Loan Combination”) evidenced by the senior notes (included in the trust) and a subordinate note with an original and cut-off date balance of $40.0 million. The senior notes were co-originated by CCRE and GACC.

Loan No. 5 – Oglethorpe Mall – The Original Balance and Cut-off Date Balance of $90.0 million represent the Note A-1 of a $150.0 million whole loan evidenced by two pari passu notes.  The pari passu companion loan is the Note A-2 in the original principal amount of $60.0 million, which is held by GACC as of the closing date.

Loan No. 6 – One Wilshire – The Original Balance and Cut-off Date Balance of $80.0 million represent the Note A-2 of a $180.0 million whole loan evidenced by two pari passu notes.  The pari passu companion loan is the Note A-1 in the original principal amount of $100.0 million, which was included in the COMM2013-CCRE10 transaction.

(4)
With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(5)
Loan No. 11 – 200-206 East 87th Street Leased Fee – The 200-206 East 87th Street Leased Fee Mortgage Loan has an ARD feature with an anticipated repayment date of August 6, 2023, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of August 6, 2048 of the sum of 4.0000% plus the greater of (i) 4.7600% and (ii) the aggregate sum of then current 10-year swap yield and 2.0300%. On or after the anticipated repayment date, any interest not paid on a monthly basis shall accrue.

(6)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the master servicing fee, sub servicing fee, primary fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan, and with respect to any Non-Serviced Mortgage Loan, any related Pari Passu Loan Primary Servicing Fee Rate.

(7)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

Loan No. 18 – Hartford Gardens Portfolio – The Hartford Gardens Portfolio Mortgage Loan is structured with monthly payments of $149,480.53 for the first 72 months based on a 204 month amortization schedule and $86,369.16 from month 73 until the maturity date based on a 360 month amortization schedule.

A-1-9

(8)
“Hard” generally means, with respect to the Lockbox, that each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” generally means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager are required to deposit rents collected from the tenants into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager are required to deposit rents collected from the tenants into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to deliver tenant direction letters to each tenant instructing the tenants to deposit rents directly into a lender controlled lockbox. “Soft Springing Hard” means the conditions specified above under “soft lockbox” are in place and upon a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to deliver tenant direction letters to each tenant instructing the tenants to deposit rents directly into a lender-controlled lockbox. Loan specific exceptions to general definitions above.

Loan No. 4 – Metro 22 Portfolio – Upon the occurrence of the trigger event of a “Soft” lockbox (as specified in the Metro 22 Mortgage Loan documents), the borrower or property manager is required to deposit rent collected from the tenants directly into the cash management account (rather than a clearing account).

Loan No. 15 – Metro 7 Portfolio – Upon the occurrence of the trigger event of a “Soft” lockbox (as specified in the Metro 7 Mortgage Loan documents), the borrower or property manager is required to deposit rent collected from the tenants directly into the cash management account (rather than a clearing account).

(9)
“In Place” means, with respect to Cash Management, that related property cash flows in the cash management account will be used to pay debt service, required reserves and any other payment amounts due under the related mortgage loan documents before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(10)
Loan No. 1 – Miracle Mile Shops – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 3 – One & Only Palmilla – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and exclude the subordinate companion loan.

Loan No. 5 – Oglethorpe Mall – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 6 – One Wilshire – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

(11)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this prospectus supplement.

A-1-10

Loan No.1 – Miracle Mile Shops – The loan provides, on a single occasion in any 12 month period, for a three day grace period following a default in debt service payment. The grace period excludes the payment on the maturity date of the mortgage loan

Loan No. 22 – 380 Lafayette Street – The loan provides, on a single occasion in any 12 month period, for a three day grace period following a default in debt service payment. The grace period excludes the payment on the maturity date of the mortgage loan.

(12)
Loan No. 4 – Metro 22 Portfolio – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value are based on the “As-Is Portfolio Value” appraised value as of July 14, 2013, which is based on a portfolio valuation and incorporates a capitalization rate reduction of 0.60% applied by the appraiser to account for the portfolio nature of the Metro 22 Portfolio Mortgaged Property. The combined appraised value of all of the properties individually is approximately $140.4 million which equates to a cut-off-date and balloon LTV ratio of 64.1%.

Loan No. 12 – Parkview Tower – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value are based on the “As-Stabilized” appraised value as of June 17, 2014, which assumes Qualtek USA, LLC taking occupancy of their space and paying full unabated rent.

(13)	Prepayment Provisions (# of payments) are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“YM3(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 3% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) and certain of the Mortgage Loans permit the substitution of another property or addition of new collateral, in each case under various circumstances, as described in this Prospectus supplement. For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.

Loan No. 1 – Miracle Mile Shops – The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2013. Prepayment of the full $580.0 million Miracle Mile Loan Combination is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) December 6, 2016. For the purposes of this prospectus supplement, the assumed lockout period of 25 months is based on the expected COMM 2013-CCRE11 securitization closing date in October 2013. The actual lockout period may be longer. The release of certain vacant, non-income producing and unimproved collateral is permitted.

Loan No. 2 – Equity Industrial Partners Portfolio – The release of 55,458 sq.ft. of certain vacant, non-income producing and unimproved collateral located at the Newark Mortgage Property is permitted.

Loan No. 3 – One & Only Palmilla – Borrower may obtain the release of all or a portion of a predetermined area of the golf course (not to exceed up to nine holes on the 27 hole golf course) provided the borrower (i) satisfies certain conditions for release as set forth in the related mortgage loan documents and (ii) pays the applicable yield maintenance premium.

A-1-11

Loan No. 4 – Metro 22 Portfolio – After the expiration of the lockout period, partial release of an individual Mortgaged Property with partial defeasance or substitution is permitted.

Loan No. 5 – Oglethorpe Mall – The lockout period will be at least 27 payment dates beginning with and including the first payment date of August 1, 2013. Prepayment of the full $150.0 million Oglethorpe Mall Loan Combination is permitted on or after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) July 1, 2016. For the purposes of this prospectus supplement, the assumed lockout period of 27 months is based on the expected COMM 2013-CCRE11 securitization closing date in October 2013. The actual lockout period may be longer. The release of certain vacant, non-income producing and unimproved collateral is permitted. Additionally, the borrower has the right, at its own expense, to acquire one or more parcels to become additional collateral for the loan whereupon, after amending the mortgage, such parcel will constitute a portion of the Oglethorpe Mall Mortgaged Property. Such expansion is permitted if, among other requirements and conditions, such expansion does not adversely affect the DSCR with respect to the loan (except in a de minimis manner, as determined by lender).

Loan No. 5 – Oglethorpe Mall – The borrower may obtain, subject to conditions in the Loan Documents, the release of vacant, non-income producing parcels that are currently part of the Mortgaged Property in substitution for newly acquired parcels provided, among other things, such substitution parcels are reasonably equivalent in use, value and condition to the parcel or parcels to be released.

Loan No. 7 – Airport Business Center– After the expiration of the lockout period, partial release of an individual Mortgaged Property with partial defeasance is permitted. On any date after September 6, 2014, the release of an identified undeveloped, non-income producing parcel is permitted without defeasance or yield maintenance.

Loan No. 8 – Bayside Village – The release of a certain parcel, consisting of three pads that were not included in the underwriting, is permitted at any time. After August 29, 2016, the release of the borrower’s interest in a space lease on a garage storage facility portion of the Mortgaged Property with the payment of yield maintenance.

Loan No. 15 – Metro 7 Portfolio – After the expiration of the lockout period, partial release of an individual Mortgaged Property with partial defeasance or substitution is permitted.

Loan No. 30 – Marriott TownePlace Suites Colorado Portfolio – After the expiration of the lockout period, partial release of an individual Mortgaged Property with partial defeasance is permitted.

Loan No. 43 – Acworth and Tuskawilla Shops – After the expiration of the lockout period, partial release of an individual Mortgaged Property with partial defeasance is permitted.

(14)
Loan No. 2 – Equity Industrial Partners Portfolio - The Equity Industrial Portfolio Mortgaged Properties are comprised of 2,853,175 sq. ft. of industrial space and approximately 40.0 acres (1,742,400 sq. ft.) of land adjacent to Port Newark zoned for industrial use and primarily utilized as an unimproved shipping storage container facility. The Newark Mortgaged Property is 100.0% leased to two tenants and one licensee, the largest of which is Ironbound Intermodal.

Loan No. 8 – Bayside Village – The borrower also has an leasehold interest in a garage storage space (an immaterial portion of the Mortgaged Property), which space and related leasehold interest  may be released from  the lien of the mortgage after August 29, 2016, subject to, among other things, payment of a yield maintenance premium.

Loan No. 11 – 200-206 East 87th Street Leased Fee – The collateral for the 200-206 East 87th Street Leased Fee Mortgage Loan consists of the borrower’s fee interest in the 200-206 East 87th Street Leased Fee Mortgaged Property. Neither the tenant’s leasehold interest nor the improvements are part of the collateral.

A-1-12

Loan No. 38 – Condor Hotel – The collateral for the Condor Hotel Loan consists of both the fee and leasehold interests in the Mortgaged Property. The leasehold interests are subordinate to the fee interest and each borrower holding a leasehold interest joined in the fee mortgage.

(15)
The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests.

Loan No. 13 – Detroit City Apartments – The borrower has a leasehold interest in the multifamily portion of a high rise building that also includes non-collateral retail and non-collateral parking.  The lease has an expiration date of June 30, 2079 and no extension options. The annual rent is $1.00.

(16)
Loan No. 18 Hartford Gardens – The borrower leases the premises located at 206-210 Farmington Avenue, representing 48.5% of the Hartford Gardens property, to an entity (the “Master Tenant”) that is owned 99.99% by Chevron USA, Inc., and 0.01% by an entity affiliated with the borrower.  The lease was entered into in connection with Chevron’s investment in the Historic Tax Credits that were available to the project and are passed through to Master Tenant.  The Master Tenant leases the individual apartments to multifamily tenants.  The borrower leases 94.9% of the Mortgaged Property identified as the Farmington Imlay property, representing 28.9% of the Hartford Gardens Mortgaged Property, to Lincoln Culinary Institute for student housing.

(17)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the borrower or upon the occurrence of certain contingencies including, without limitation, if the borrower violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non contingent termination options for those tenants listed in Annex A-1:

Loan No. 2 – Equity Industrial Partners Portfolio – The Largest Tenant at the Maple Heights Mortgaged Property, Fannie May, has the right to terminate its lease at any time with six months notice and payment of any remaining unamortized tenant improvements and leasing commissions.  The Largest Tenant at the Indianapolis Mortgaged Property, Solutions 2Go, has the right to terminate its lease at any time after July 1, 2016 with at least nine months prior notice and payments of three months base rent and any remaining unamortized tenant improvements or leasing commissions.

Loan No. 6 – One Wilshire – The 3rd Largest Tenant, Crowell, Weedon & Company, has a one-time option to terminate up to 19,419 sq. ft. (43.3% of Crowell, Weedon & Company’s total sq. ft.) located on either or both of the 25th and 29th floors effective December 31, 2020 with no less than 180 days prior notice and payment of two months of base rent for the terminated space and any remaining unamortized tenant improvements and leasing commissions.

Loan No. 12 – Parkview Tower - The 2nd Largest Tenant, Arcadia Unversity, has the one-time right to terminate its lease effective August 31, 2016, provided written notice is received by no later than August 31, 2015 and pay a $62,000 termination fee. The 4th Largest Tenant, GSA, has the right to terminate its lease at any time after April 2, 2014, upon 90 days prior written notice to borrower.  GSA may also terminate its lease at any time if the federal government fails to appropriate sufficient funds to continue its obligations under the lease.

Loan No. 14 – The Landing at Hawks Prairie - The 4th Largest Tenant, U.S. Government, has the right to terminate its lease after September 30, 2014, provided written notice is given within 90 days.

Loan No. 17 – iPark Hudson Buildings 4 & 5 – The Largest Tenant, Kawasaki Rail Car, has the right to terminate its lease on February 25 of each year during its lease term with 12 months prior notice and no termination fee. The 3rd Largest Tenant, Mindspark, has the one-time right to terminate its lease effective

A-1-13

September 1, 2018, provided notice is given between March 1, 2017 and September 1, 2017 and payment of a termination fee equal to $1.5 million.

Loan No. 28 – Columbiana on Park - The 2nd Largest Tenant, DSW Shoe Warehouse, has the one-time right to terminate its lease effective May 31, 2018 with 90 days notice and payment of a termination option fee equal to $270,000, provided gross sales are less than $3.5 million and written notice is provided to the landlord.

Loan No. 34 – Lake Plaza East - The 5th Largest Tenant, Whiting Turner, has the one-time right to terminate its lease effective December 31, 2017 with written notice delivered on June 30, 2017 and a payment of a termination option fee equal to $30,000.

(18)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 32 – Township at Colony Park - The 3rd Largest Tenant, SMEC, LLC, currently subleases 100.0% of its space on a month-to-month basis to Young Williams, P.C.

(19)	The following tenants shown on Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization:

Loan No. 2 – Equity Industrial Partners Portfolio – The 2nd Largest Tenant at the York Property, Harley Davidson, is in occupancy of 151,000 sq. ft. under an initial lease. The tenant signed a lease for and is expected take occupancy of two additional spaces, totaling 277,400 sq. ft., by October 1, 2013.

Loan No. 12 – Parkview Tower – The Largest Tenant, Qualtek USA, LLC, has signed a lease for 21,127 sq. ft., but currently occupies 13,291 sq. ft. The additional 7,836 sq. ft. is currently under construction. Qualtek USA, LLC is expected to take occupancy of the additional space by January 1, 2014.

Loan No. 17 – iPark Hudson Buildings 4 & 5 – The 3rd Largest Tenant, Mindspark, has signed a lease for 36,750 sq. ft.  The lease term has commenced.  The tenant is expected to take physical occupancy upon completion of certain tenant improvement work.

Loan No. 32 – Township at Colony Park – The 2nd Largest Tenant, Aerotek, Inc., has signed a lease for 5,483 sq. ft. The tenant is expected to take occupancy by October 1, 2013.

(20)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(21)
All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 2 – Equity Industrial Partners Portfolio – The borrower will be required to deposit on each payment date into the Additional Rent reserve $125,000 through and including August 6, 2015.

Loan No. 7 – Airport Business Center – The borrower is required to deposit monthly TI/LC reserves of (a) $23,198 from October 6, 2013 through September 6, 2016, (b) $34,023 from October 6, 2016 through September 6, 2020 and (c) $37,116 from October 6, 2020 through September 6, 2023 totaling approximately $3.8 million.

Loan No. 9 – Orangefair Marketplace – The borrower is required to deposit $125,000 into the Burlington Signage reserve, $1.875 million into the Burlington TI reserve and $76,254 into the Burlington Percentage Rent reserve prior to the written notice of or upon commencement of construction on the adjacent non-collateral development project.

Loan No. 30 – Marriott TownePlace Suites Colorado Portfolio – The borrower is required to deposit on each payment date into the FF&E reserve 1/12 of 1.0% of the prior year’s gross income through September 6, 2014, 1/12 of 3.0% of the prior year’s gross income through September 6, 2015, 1/12 of 4.0% of the prior

A-1-14

year’s gross income through September 6, 2016 and 1/12 of 5.0% of the prior year’s gross income thereafter.

Loan No. 31 – Forrest Gallery – Upon Kroger “going dark”, providing notice that it is vacating its space, declaring bankruptcy or not renewing its lease 12 months prior to the earliest stated expiration date, a “cash trap” into the TI/LC reserve will commence until the “cash trap” trigger is cured.

Loan No. 34 – Lake Plaza East – Upon the expiration of certain specified significant tenants lease expirations, a “cash trap” into the TI/LC reserve will commence until the “cash trap” trigger is cured or the reserve balance equals or exceeds $271,474.

Loan No. 37 – Shoppes at Augusta – The borrower is required to deposit $100,000 into the TI/LC reserve by no later than August 6, 2014 in lieu of monthly reserves.

Loan No. 43 – Acworth and Tuskawilla Shops – The borrower is required to deposit $62,500 into the TI/LC reserve by no later than September 6, 2014 in lieu of monthly reserves.

(22)	Certain of the mortgage loans provide the borrower an option to provide a guaranty or post a letter of credit in lieu of reserve requirements.

Loan No. 34 – Lake Plaza East – To avoid commencement of a “cash trap” related to certain specified significant tenants lease expirations, the Mortgage Loan permits the borrower to terminate such “cash trap” by posting a letter of credit in an amount equal to six months of base rent and additional rent for tenants occupying less than 15.0% but greater than 10.0% of the Mortgaged Property or nine months of base rent and additional rent for tenant occupying 15.0% or more of the Mortgaged Property.

(23)
Loan No. 7 – Airport Business Center – The Phase I environmental report dated July 23, 2013 recommended the completion of a Phase II assessment to evaluate potential subsurface impacts resulting from underground storage tank systems located at the Airport Business Center Mortgaged Property. A Phase II environment report dated August 22, 2013 recommended no further investigation be taken and concluded that the underground storage tank system is operating properly.

With respect to the Mortgage Loans identified below, the lender is a beneficiary under an environmental insurance policy obtained for one or more of the following reasons: (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
2	Equity Industrial Partners Portfolio(1)	$111,000,000	8.7%	$15,000,000	Yes
3	One & Only Palmilla	$90,000,000	7.1%	$2,000,000	Yes
17	iPark Hudson Buildings 4 & 5	$23,224,396	1.8%	$1,000,000	Yes
(1)	The environmental policy is for the York, Newark and Indianapolis Mortgaged Properties.

(24)	Summary of Existing Pari Passu Debt:

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination U/W NOI Debt Yield

1	Miracle Mile Shops	$145,000,000	$435,000,000	$580,000,000	1.24x	62.7%	8.4%

5	Oglethorpe Mall	$90,000,000	$60,000,000	$150,000,000	1.75x	63.4%	10.5%

6	One Wilshire	$80,000,000	$100,000,000	$180,000,000	2.93x	41.1%	14.5%

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(25)	Subordinate Companion Loan Summary

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Subordinate Loan Debt Cut-off Date Balance	Annual Interest Rate on Subordinate Loan	Subordinate Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

3	One & Only Palmilla	$90,000,000	7.1%	$40,000,000	11.5000%	1/6/2019	Yes	49.0%	1.65x	14.7%

(26)	Mezzanine Loan Summary(1)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
The foregoing table does not include the 380 Lafayette Street Loan, with respect to which the parent of borrower’s sole member obtained a  loan with a Cut-off Date principal balance of approximately $6.6 million (the “Subordinate Loan”), which is secured by the membership interests in the sole member of borrower. No payments are required under the  Subordinate Loan until the maturity date under the Subordinate Loan, which is September 30, 2028 (five years after the maturity date under the 380 Lafayette Street Loan).  In addition, the holder of the Subordinate Loan (the “Subordinate Lender”) entered into a Subordination and Standstill agreement which, among other things, prohibits the Subordinate Lender from exercising any rights or remedies while the 380 Lafayette Mortgage Loan is outstanding and a Security Agreement, which pledges as collateral for the 380 Lafayette Street Loan all of Subordinate Lender’s rights in and to the Subordinate Loan.  In the event the Subordinate Lender exercises any remedies in violation of the Subordination and Standstill agreement, the Security Agreement permits the holder of the 380 Lafayette Street Loan to cancel and terminate the Subordinate Loan. In addition, any action by the Subordinate Lender  that directly causes the mortgaged property or any direct or indirect interest in the mortgaged property or in the borrower to become subject to a bankruptcy or other insolvency proceeding (other than as a result of an action brought by the holder of the 380 Lafayette Street Loan) triggers recourse for the outstanding principal balance of the 380 Lafayette Street Loan under the nonrecourse carve-out guaranty provided in connection with the origination of the 380 Lafayette Street Loan.

A-1-16

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

Range of Cut-off Date Balances(1)(2)(3)

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$797,986 - $9,999,999	19	$119,500,695	9.4%	5.5013%	118	1.52	x	66.9%	55.3%
$10,000,000 - $24,999,999	12	$188,935,847	14.9%	5.4366%	119	1.46	x	69.1%	58.6%
$25,000,000 - $39,999,999	5	$153,059,331	12.1%	5.0743%	119	1.38	x	62.0%	55.2%
$40,000,000 - $54,999,999	2	$86,722,593	6.8%	5.3698%	119	1.46	x	55.5%	46.2%
$55,000,000 - $69,999,999	2	$115,600,000	9.1%	5.2223%	119	1.69	x	61.6%	57.7%
$70,000,000 - $145,000,000	6	$606,000,000	47.7%	5.0809%	110	1.91	x	56.3%	53.0%
Total/Weighted Average	46	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

Type of Mortgaged Properties(1)(2)(3)(5)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Pads, Rooms or NRA	Cut-off Date Balance per # of Units, Pads, Rooms or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(4)	Occupancy	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Retail	13	$370,187,428	29.2%	2,034,293	$657	4.9589%	119	96.3%	1.41	x	64.9%	57.7%
Anchored(6)	9	$353,720,146	27.9%	1,960,155	$677	4.9292%	119	96.4%	1.41	x	64.8%	57.8%
Unanchored	4	$16,467,282	1.3%	74,138	$231	5.5974%	119	95.5%	1.40	x	68.5%	57.4%
Office	8	$242,544,242	19.1%	1,870,957	$184	5.1008%	119	94.0%	1.97	x	61.3%	54.4%
CBD	3	$119,624,396	9.4%	990,165	$222	4.9487%	118	93.6%	2.40	x	51.7%	47.8%
Suburban	5	$122,919,846	9.7%	880,792	$148	5.2489%	119	94.4%	1.54	x	70.5%	60.9%
Industrial	5	$135,300,000	10.7%	4,925,575	$36	5.4135%	118	99.2%	1.34	x	67.2%	60.6%
Hospitality	7	$133,393,464	10.5%	673	$386,571	5.6818%	81	73.7%	2.65	x	43.5%	39.4%
Full Service	1	$90,000,000	7.1%	173	$520,231	5.7415%	63	73.2%	3.12	x	33.9%	33.9%
Limited Service	3	$28,971,912	2.3%	224	$137,435	5.7205%	119	78.8%	1.71	x	61.7%	50.3%
Extended Stay	3	$14,421,552	1.1%	276	$52,940	5.2319%	119	66.7%	1.61	x	66.6%	52.1%
Self Storage	31	$127,700,000	10.1%	2,088,395	$72	5.1665%	118	90.9%	1.81	x	59.6%	58.8%
Multifamily	11	$97,486,805	7.7%	1,405	$82,073	5.3901%	119	98.1%	1.41	x	73.2%	60.8%
Manufactured Housing Community	2	$65,400,000	5.2%	581	$183,895	5.3212%	119	97.8%	1.63	x	56.8%	55.6%
Mixed Use	3	$57,022,145	4.5%	144,945	$160,806	5.4624%	119	78.9%	1.65	x	49.3%	41.2%
Hospitality/Retail	1	$41,954,124	3.3%	192	$218,511	5.5110%	119	74.0%	1.68	x	41.8%	35.0%
Retail/Office	2	$15,068,022	1.2%	144,753	$138	5.3271%	118	92.4%	1.57	x	70.2%	58.5%
Other	2	$40,784,382	3.2%	119,817	$2,035	4.9458%	118	NAP	1.11	x	37.9%	35.8%
Total/Weighted Average	82	$1,269,818,466	100.0%			5.2052%	115	92.6%	1.69	x	60.3%	54.3%

A-2-1

Mortgaged Properties by State and/or Location(1)(2)(3)(5)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
California	6	$239,407,890	18.9%	5.1371%	119	2.01	x	50.9%	47.2%
Southern(7)	4	$190,768,470	15.0%	5.0542%	119	2.10	x	52.3%	49.6%
Northern(7)	2	$48,639,420	3.8%	5.4626%	119	1.67	x	45.3%	37.8%
Pennsylvania	4	$167,659,331	13.2%	5.3034%	119	1.46	x	69.9%	60.9%
Nevada	1	$145,000,000	11.4%	5.2500%	119	1.24	x	62.7%	58.0%
Georgia	11	$123,686,784	9.7%	4.2646%	117	1.75	x	63.2%	58.0%
Mexico	1	$90,000,000	7.1%	5.7415%	63	3.12	x	33.9%	33.9%
Florida	20	$83,476,604	6.6%	5.2105%	118	1.79	x	59.3%	57.0%
New York	7	$81,361,366	6.4%	5.1279%	119	1.22	x	52.3%	45.6%
Illinois	7	$65,075,000	5.1%	5.1474%	119	1.72	x	60.7%	57.7%
New Jersey	1	$36,600,000	2.9%	5.5215%	118	1.25	x	69.6%	62.3%
Michigan	1	$30,000,000	2.4%	5.0300%	119	1.46	x	74.6%	66.1%
South Carolina	2	$26,961,254	2.1%	5.4675%	119	1.60	x	70.6%	59.0%
Washington	1	$26,900,000	2.1%	5.3245%	120	1.34	x	73.7%	61.2%
Texas	2	$20,686,073	1.6%	5.3778%	119	1.51	x	72.8%	61.2%
Connecticut	3	$19,219,694	1.5%	5.8630%	119	1.29	x	74.8%	54.0%
Arkansas	1	$15,450,000	1.2%	5.4105%	119	1.37	x	75.0%	64.1%
Tennessee	2	$14,859,382	1.2%	5.6623%	119	1.51	x	71.4%	59.0%
Maryland	1	$11,300,000	0.9%	5.6260%	120	1.24	x	73.4%	61.5%
Ohio	1	$9,500,000	0.7%	5.5215%	118	1.25	x	69.6%	62.3%
Colorado	2	$9,337,176	0.7%	5.1880%	119	1.62	x	68.2%	54.2%
Mississippi	1	$8,581,603	0.7%	5.2795%	118	1.43	x	73.3%	61.0%
Indiana	1	$8,200,000	0.6%	5.5215%	118	1.25	x	69.6%	62.3%
North Carolina	1	$7,985,516	0.6%	6.0440%	118	1.26	x	73.3%	62.3%
Massachusetts	1	$6,713,198	0.5%	5.4385%	118	1.32	x	73.0%	63.8%
New Mexico	1	$6,486,419	0.5%	5.3900%	118	1.76	x	66.2%	55.2%
Hawaii	1	$5,500,000	0.4%	6.3510%	120	1.41	x	46.2%	36.2%
Virginia	1	$5,084,376	0.4%	5.3125%	118	1.58	x	63.6%	48.2%
Rhode Island	1	$4,786,802	0.4%	5.4385%	118	1.32	x	73.0%	63.8%
Total/Weighted Average	82	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

Range of U/W NCF DSCRs(1)(2)(3)

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.05x - 1.39x	16	$528,557,306	41.6%	5.3488%	119	1.25	x	66.4%	58.0%
1.40x - 1.44x	4	$36,475,052	2.9%	5.5787%	119	1.43	x	69.2%	57.4%
1.45x - 1.54x	6	$70,624,956	5.6%	5.3034%	119	1.49	x	73.2%	62.8%
1.55x - 1.64x	6	$81,950,710	6.5%	5.3031%	119	1.62	x	59.0%	54.9%
1.65x - 1.74x	3	$52,152,110	4.1%	5.4469%	119	1.69	x	45.2%	38.1%
1.75x - 1.84x	6	$203,858,331	16.1%	4.6165%	118	1.76	x	63.9%	57.0%
1.85x - 1.99x	3	$126,200,000	9.9%	5.1760%	118	1.87	x	57.6%	57.6%
2.00x - 3.12x	2	$170,000,000	13.4%	5.2443%	89	3.03	x	37.3%	37.3%
Total/Weighted Average	46	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

A-2-2

Range of Cut-off Date LTV Ratios(1)(2)(3)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
33.2% - 49.9%	7	$254,599,866	20.1%	5.2430%	99	2.49	x	37.7%	36.3%
50.0% - 54.9%	1	$10,000,000	0.8%	5.6000%	119	1.99	x	50.3%	50.3%
55.0% - 59.9%	6	$207,885,559	16.4%	5.2046%	118	1.77	x	57.4%	56.4%
60.0% - 64.9%	5	$264,484,376	20.8%	4.7866%	118	1.44	x	63.0%	57.2%
65.0% - 69.9%	9	$264,638,533	20.8%	5.3637%	119	1.44	x	68.4%	59.4%
70.0% - 75.0%	18	$268,210,133	21.1%	5.4116%	119	1.37	x	74.0%	62.0%
Total/Weighted Average	46	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

Range of LTV Ratios at Maturity or ARD(1)(2)(3)

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
20.7% - 49.9%	10	$271,069,801	21.3%	5.2686%	100	2.43	x	39.0%	36.9%
50.0% - 54.9%	7	$93,041,251	7.3%	5.3579%	119	1.57	x	63.0%	52.9%
55.0% - 59.9%	11	$545,716,975	43.0%	5.0051%	118	1.58	x	62.4%	57.7%
60.0% - 66.1%	18	$359,990,439	28.3%	5.4214%	119	1.34	x	72.6%	62.5%
Total/Weighted Average	46	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

Range of Mortgage Rates(1)(2)(3)

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
3.9000% - 3.9999%	1	$90,000,000	7.1%	3.9000%	117	1.75	x	63.4%	57.5%
4.0000% - 4.9999%	4	$140,097,986	11.0%	4.7446%	118	2.25	x	41.8%	41.1%
5.0000% - 5.2499%	12	$335,298,029	26.4%	5.1493%	119	1.62	x	65.3%	58.7%
5.2500% - 6.3510%	29	$704,422,451	55.5%	5.4902%	112	1.61	x	61.3%	54.4%
Total/Weighted Average	46	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

Range of Remaining Terms to Maturity or ARD in Months(1)(2)(3)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
63 - 63	1	$90,000,000	7.1%	5.7415%	63	3.12	x	33.9%	33.9%
117 - 120	45	$1,179,818,466	92.9%	5.1643%	119	1.58	x	62.4%	55.8%
Total/Weighted Average	46	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

A-2-3

Original Terms to Maturity or ARD in Months(1)(2)(3)

				Weighted Averages

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(4)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
64	1	$90,000,000	7.1%	5.7415%	63	3.12	x	33.9%	33.9%
120	45	$1,179,818,466	92.9%	5.1643%	119	1.58	x	62.4%	55.8%
Total/Weighted Average	46	$1,269,818,466	100.0%	5.2052%	115	1.69	x	60.3%	54.3%

A-2-4

FOOTNOTES TO ANNEX A-2

1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period.

2)
With respect to the Miracle Miles Shops Mortgage Loan, the Oglethorpe Mall Mortgage Loan and the One Wilshire Mortgage Loan, loan-to-value ratios, debt service coverage ratios and Cut-off Date Balance per number of Units, Pads, Rooms or NRA calculations include all related pari passu companion loans.  With respect to the One & Only Palmilla Mortgage Loan, loan-to-value ratios, debt service coverage ratios and Cut-off Date Balance per number of Rooms calculations do not include the related subordinate companion loan.

3)	With respect to the Parkview Tower Mortgage Loan, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have been calculated based on “As Stabilized” appraised value of $47.0 million.

4)	For the ARD Loan, the original term to maturity and remaining term to maturity are through the related Anticipated Repayment Date.

5)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

6)	Includes single tenant, super regional mall, shadow anchored and anchored properties.

7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-5

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ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)
Initial Balance	70,309,000.00	39	70,309,000.00	78	52,153,270.52
1	70,309,000.00	40	70,309,000.00	79	50,871,538.32
2	70,309,000.00	41	70,309,000.00	80	49,702,832.38
3	70,309,000.00	42	70,309,000.00	81	48,410,483.15
4	70,309,000.00	43	70,309,000.00	82	47,230,758.28
5	70,309,000.00	44	70,309,000.00	83	46,045,753.53
6	70,309,000.00	45	70,309,000.00	84	44,737,559.95
7	70,309,000.00	46	70,309,000.00	85	43,541,390.97
8	70,309,000.00	47	70,309,000.00	86	42,222,344.46
9	70,309,000.00	48	70,309,000.00	87	41,014,911.70
10	70,309,000.00	49	70,309,000.00	88	39,802,073.78
11	70,309,000.00	50	70,309,000.00	89	38,232,856.77
12	70,309,000.00	51	70,309,000.00	90	37,007,549.09
13	70,309,000.00	52	70,309,000.00	91	35,660,176.29
14	70,309,000.00	53	70,309,000.00	92	34,423,344.93
15	70,309,000.00	54	70,309,000.00	93	33,064,769.75
16	70,309,000.00	55	70,309,000.00	94	31,816,311.92
17	70,309,000.00	56	70,309,000.00	95	30,562,263.37
18	70,309,000.00	57	70,309,000.00	96	29,186,951.05
19	70,309,000.00	58	70,309,000.00	97	27,921,122.48
20	70,309,000.00	59	70,309,000.00	98	26,534,358.58
21	70,309,000.00	60	70,309,000.00	99	25,256,644.90
22	70,309,000.00	61	70,309,000.00	100	23,973,208.19
23	70,309,000.00	62	70,309,000.00	101	22,339,936.10
24	70,309,000.00	63	70,308,827.85	102	21,043,420.53
25	70,309,000.00	64	69,190,661.99	103	19,626,825.17
26	70,309,000.00	65	67,713,708.01	104	18,318,150.67
27	70,309,000.00	66	66,583,835.79	105	16,889,735.36
28	70,309,000.00	67	65,331,332.95	106	15,568,793.43
29	70,309,000.00	68	64,190,716.95	107	14,241,932.87
30	70,309,000.00	69	62,927,769.55	108	12,795,838.50
31	70,309,000.00	70	61,776,313.26	109	11,456,548.24
32	70,309,000.00	71	60,619,664.43	110	9,998,370.70
33	70,309,000.00	72	59,374,609.92	111	8,646,539.80
34	70,309,000.00	73	58,243,970.04	112	7,288,650.49
35	70,309,000.00	74	56,988,625.47	113	5,587,826.59
36	70,309,000.00	75	55,847,306.03	114	4,216,215.83
37	70,309,000.00	76	54,700,880.31	115	2,726,618.83
38	70,309,000.00	77	53,311,054.90	116	1,342,178.93
				117 and after	0.00

A-3-1

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ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Super Regional Mall
Sponsor(1):	Aby Rosen; Michael Fuchs; David Edelstein			Collateral:	Fee Simple
Borrower:	Boulevard Invest LLC			Location:	Las Vegas, NV
Original Balance(2):	$145,000,000			Year Built / Renovated:	2000 / 2007-2008
Cut-off Date Balance(2):	$145,000,000			Total Sq. Ft.(8):	448,835
% by Initial UPB:	11.4%			Property Management:	RFR Realty LLC; Tristar Management, LLC
Interest Rate:	5.2500%			Underwritten NOI:	$48,435,953
Payment Date:	6th of each month			Underwritten NCF:	$47,672,934
First Payment Date:	October 6, 2013			Appraised Value:	$925,000,000
Maturity Date:	September 6, 2023			Appraisal Date:	July 11, 2013
Amortization:	Interest only for first 60 months; 360
	months thereafter			Historical NOI(10)
Additional Debt(3):	$435,000,000 Pari Passu Debt; Future			Most Recent NOI:	$45,901,678 (T-12 June 30, 2013)
	Mezzanine Debt Permitted			2012 NOI:	$43,644,243 (December 31, 2012)
Call Protection(4):	L(25), D(91), O(4)			2011 NOI:	$41,869,045 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	$37,839,974 (December 31, 2010)
				2009 NOI:	$37,627,262 (December 31, 2009)
Reserves(5)				2008 NOI:	NAV
	Initial		Monthly
Taxes:	$508,750		$169,583	Historical Occupancy(11)
Insurance:	$0		Springing	Current Occupancy:	98.1% (July 3, 2013)
Replacement:	$0		$7,481	2012 Occupancy:	99.0% (December 31, 2012)
TI/LC(6):	$1,310,955		$56,104	2011 Occupancy:	99.3% (December 31, 2011)
Immediate Repairs:	$162,000		$0	2010 Occupancy:	98.9% (December 31, 2010)
				2009 Occupancy:	93.9% (December 31, 2009)
Financial Information(7)				2008 Occupancy:	NAV
Cut-off Date Balance / Sq. Ft.(8):		$1,292
(1)    Aby Rosen and Michael Fuchs are also the sponsor under the mortgage loan identified on Annex A-1 as 380 Lafayette Street, which has a Cut-off Date Balance of $15.0 million.
(2)   The Original Balance and Cut-off Date Balance of $145.0 million represent the non-controlling Note A-2 of a $580.0 million whole loan (the “Miracle Mile Shops Loan Combination”) evidenced by four pari passu notes, the other three of which are the controlling Note A-1, non-controlling Note A-3 and non-controlling Note A-4 pari passu companion loans, with original principal balances of $145.0 million, $145.0 million and $145.0 million, respectively, and are expected to be included in future securitizations.
(3)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(4)   The lockout period will be at least 25 payment dates beginning with and including the first payment date of October 6, 2013. Defeasance of the full $580.0 million Miracle Mile Shops Loan Combination is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2016.
(5)   See “Initial Reserves” and “Ongoing Reserves” herein.
(6)   The TI/LC reserve relates to outstanding tenant improvements, renovations, and leasing commissions for eight new/renewed tenants, including Shoe Palace. Shoe Palace, which is expected to open in 2014, represents $736,850 (56.2%) of the TI/LC reserve deposit.
(7)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Miracle Mile Shops Loan Combination.
(8)   Total Sq. Ft. of 448,835 excludes the Harmon Corridor First Release Parcel (52,926 sq. ft.). The Harmon Corridor First Release Parcel (as defined herein) is a freely releasable collateral parcel and has been excluded from the Appraised Value and Underwritten NCF.
(9)   Based on amortizing debt service payments.  Based on the current interest-only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.57x and 1.54x, respectively.
(10) Average effective annual base rent PSF was $68.47 in 2009, $68.89 in 2010, $76.98 in 2011, $81.14 in 2012 and $82.22 in T-12 6/30/2013 per historical operating statements and occupancy rates provided by the borrower.
(11) Current and Historical Occupancy based on Total Sq. Ft of 448,835 excluding the Harmon Corridor First Release Parcel (as defined herein).

Balloon Balance / Sq. Ft.(8):		$1,196
Cut-off Date LTV:		62.7%
Balloon LTV:		58.0%
Underwritten NOI DSCR(9):		1.26x
Underwritten NCF DSCR(9):		1.24x
Underwritten NOI Debt Yield:		8.4%
Underwritten NCF Debt Yield:		8.2%
Underwritten NOI Debt Yield at Balloon:		9.0%
Underwritten NCF Debt Yield at Balloon:		8.9%

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Tenant Summary(1)
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(2)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF(3)	Total Sales (000s)(4)	Sales PSF(4)	Occupancy Cost (% of Sales)(5)

General Retail (≥ 5,000 sq. ft.)
Gap/Gap Kids/Baby Gap	BBB-/Baa3/BBB-	20,872	4.7%	8/31/2015	$50.97	$6,262	$300	18.9%
Urban Outfitters	NR/NR/NR	12,500	2.8%	4/30/2018	$81.84	NAV	NAV	NAV
Shoe Palace	NR/NR/NR	5,000	1.1%	4/30/2024	$72.00	NAV	NAV	NAV
Victoria’s Secret	BB+/Ba2/BB+	7,772	1.7%	1/31/2021	$91.00	$12,396	$1,595	8.4%
Test America	NR/NR/NR	7,483	1.7%	12/31/2014	$43.95	NAV	NAV	NAV
H & M	NR/NR/NR	7,410	1.7%	1/31/2018	$60.00	$5,755	$777	9.3%
Abc Stores	NR/NR/NR	5,898	1.3%	8/31/2022	$95.62	$7,264	$1,232	12.4%
Sephora	NR/NR/NR	5,861	1.3%	8/31/2015	$105.00	$11,502	$1,963	7.8%
Guess	NR/NR/NR	5,755	1.3%	1/31/2022	$72.00	$4,230	$735	15.6%
Bebe	NR/NR/NR	5,715	1.3%	1/31/2021	$83.00	$2,888	$505	22.5%
Loft	NR/NR/NR	5,485	1.2%	1/31/2016	$55.00	$2,089	$381	24.0%
Foot Locker/House Of Hoops	NR/Ba3/BB+	5,400	1.2%	7/31/2021	$111.62	NAV	NAV	NAV
Subtotal		95,151	21.2%		$72.52	$52,386	$809	12.1%

Food & Beverage (≥ 5,000 sq. ft.)
Cheeseburger Las Vegas	NR/NR/NR	15,940	3.6%	10/31/2016	$59.52	$4,403	$276	25.7%
PBR Rock Bar	NR/NR/NR	13,694	3.1%	7/31/2020	$158.56	$14,866	$1,086	19.6%
Cabo Wabo	NR/NR/NR	11,457	2.6%	6/30/2024	$166.35	$14,201	$1,239	17.3%
Pampas Churrascaria(6)	NR/NR/NR	9,663	2.2%	3/31/2016	$60.00	$7,516	$778	9.8%
Ocean One Bar & Grille	NR/NR/NR	6,698	1.5%	9/30/2015	$62.71	$3,367	$503	15.6%
La Salsa Cantina	NR/NR/NR	5,902	1.3%	4/30/2017	$40.00	$3,812	$646	9.1%
Lombardi’s	NR/NR/NR	5,592	1.2%	8/31/2015	$80.00	$3,071	$549	17.8%
Blondies Sports Bar & Grill	NR/NR/NR	5,301	1.2%	5/31/2019	$70.00	$4,385	$827	10.6%
Subtotal		74,247	16.5%		$95.36	$55,621	$749	16.4%

Specialty Entertainment (≥ 5,000 sq. ft.)
V Theater	NR/NR/NR	30,883	6.9%	12/31/2018	$46.00	$12,836	$416	13.1%
Saxe Theater	NR/NR/NR	22,398	5.0%	6/30/2020	$48.00	$11,234	$502	13.6%
Playing Field Race & Sports Books	NR/NR/NR	19,647	4.4%	7/31/2025	$45.17	NAV	NAV	NAV
Subtotal		72,928	16.2%		$46.39	$24,070	$452	13.3%

In-line Tenants (< 5,000 and ≥ 1,000 sq. ft.)(7)		176,200	39.3%		$100.15	$105,167	$813	19.8%

In-line Tenants (<1,000 sq. ft.)(7)		21,807	4.9%		$206.77	$15,505	$1,373	17.0%

Total Occupied Collateral		440,333	98.1%		$89.75	$252,749	$759	16.7%

Vacant		8,502	1.9%
Total Collateral(8)		448,835	100.0%

(1)	Based on rent roll as of July 3, 2013.
(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(3)
Annual U/W Base Rent PSF includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average contractual rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800.00 PSF subject to an underwritten occupancy cost including rent increases capped at 20.0%.

(4)
Total Sales (000s) and Sales PSF were provided by the borrower as of June 30, 2013 and include all tenants which have been in occupancy and reported sales for a minimum of 12 months.  Tenants representing approximately 75.6% of total comparable occupied sq. ft. report sales.

(5)	Occupancy Cost (% of Sales) is based on Annual U/W Base Rent PSF, overage rent and underwritten expense recoveries.
(6)	Pampas Churrascaria comprises the entirety of the Harmon Corridor Second Release Parcel.
(7)	In-line tenants include Annual U/W Base Rent and Total Sales (000s) from restaurants and kiosks. Includes temporary tenants for Total Sq. Ft.
(8)	Total Collateral Sq. Ft. of 448,835 excludes the freely releasable Harmon Corridor First Release Parcel (52,926 sq. ft.).

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring(4)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(5)	% U/W Base Rent Rolling(5)	Cumulative % of U/W Base Rent(5)
Temp	12	22,596	5.0%	22,596	5.0%	$0.00	0.0%	0.0%
2013	4	5,586	1.2%	28,182	6.3%	$90.77	1.3%	1.3%
2014	3	10,124	2.3%	38,306	8.5%	$63.08	1.6%	2.9%
2015	12	51,884	11.6%	90,190	20.1%	$78.50	10.3%	13.2%
2016	17	55,314	12.3%	145,504	32.4%	$74.98	10.5%	23.7%
2017	14	26,567	5.9%	172,071	38.3%	$87.37	5.9%	29.6%
2018	10	67,800	15.1%	239,871	53.4%	$70.78	12.1%	41.7%
2019	12	26,757	6.0%	266,628	59.4%	$134.80	9.1%	50.8%
2020	10	49,809	11.1%	316,437	70.5%	$104.44	13.2%	64.0%
2021	22	48,480	10.8%	364,917	81.3%	$120.91	14.8%	78.8%
2022	11	25,685	5.7%	390,602	87.0%	$113.37	7.4%	86.2%
2023	8	9,465	2.1%	400,067	89.1%	$178.92	4.3%	90.5%
Thereafter	7	40,266	9.0%	440,333	98.1%	$93.32	9.5%	100.0%
Vacant	NAP	8,502	1.9%	448,835	100.0%	NAP	NAP
Total / Wtd. Avg.	142	448,835	100.0%			$89.75	100.0%
(1)	Based on rent roll as of July 3, 2013.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and are not considered in the lease rollover schedule.
(3)	Excludes tenants at Harmon Corridor First Release Parcel.
(4)	Excludes the expiration of signage, advertising, ATM, vending and other miscellaneous tenant leases without sq. ft.
(5)	Excludes expiring temporary tenant income. See “Cash Flow Analysis” herein.

The Loan.  The Miracle Mile Shops loan (the “Miracle Mile Shops Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 448,835 sq. ft. Class A, super regional mall and the Harmon Corridor First Release Parcel (defined below) located at 3663 Las Vegas Boulevard South in Las Vegas, Nevada (the “Miracle Mile Shops Property”) with an original balance of $145.0 million.  The Miracle Mile Shops Loan consists of the non-controlling Note A-2 of a $580.0 million whole loan that is evidenced by four pari passu notes (collectively, the “Miracle Mile Shops Loan Combination”).  The Miracle Mile Shops Loan Combination was originated by CCRE, Citigroup Global Markets Realty Corp. (“Citi”) and JPMorgan Chase Bank National Association (“JPMCB”).  Only the $145.0 million non-controlling Note A-2 will be included in the COMM 2013-CCRE11 commercial mortgage trust.  The controlling Note A-1 (currently held by CCRE), non-controlling Note A-3 (currently held by Citi) and non-controlling Note A-4 (currently held by JPMCB), with original principal balances of $145.0 million, $145.0 million and $145.0 million, respectively, are expected to be included in future securitizations. CCRE, Citi and JPMCB have reserved the right to further split their respective notes into multiple notes. Notwithstanding the foregoing, prior to the securitization of the controlling Note A-1 and subject to certain other conditions, the holder of such note may elect that the Miracle Mile Shops Loan be the controlling note for the Miracle Mile Shops Loan Combination.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The Miracle Mile Shops Loan Combination” in the prospectus supplement.

The Miracle Mile Shops Loan accrues interest at a fixed rate equal to 5.2500%. The Miracle Mile Shops Loan has a 10-year term and, after an initial 60 month interest only period, amortizes on a 30-year amortization schedule. The Miracle Mile Shops Loan Combination proceeds were used to retire existing debt of approximately $515.2 million, pay defeasance costs of approximately $36.2 million, fund reserves, pay closing costs, and return approximately $24.0 million of equity to the borrower. Based on the appraised value of $925.0 million as of July 11, 2013, the cut-off date LTV ratio is 62.7% with remaining implied equity of $345.0 million.  The most recent financing of the Miracle Mile Shops Property was included in the BACM 2006-1, COMM 2006-C7 and BACM 2006-2 transactions.

The relationship between the holders of Note A-1, Note A-2, Note A-3 and Note A-4 are governed by a co-lender agreement as described under “Description of the Mortgage Pool – Loan Combinations / Split Loan Structures – Miracle Mile Shops Loan Combination” in the accompanying prospectus supplement.

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$580,000,000	100.0%	Loan Payoff/Defeasance	$551,424,876	95.1%
			Reserves	$1,981,705	0.3%
			Closing Costs	$2,575,263	0.4%
			Return of Equity	$24,018,156	3.7%
Total Sources	$580,000,000	100.0%	Total Uses	$580,000,000	100.0%

The Borrower / Sponsor.  The borrower, Boulevard Invest LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carveout guarantors are Michael Fuchs and Aby Rosen, co-founders and principals of RFR Holding LLC, and David Edelstein, founder and principal of Tristar Capital, on a joint and several basis.  The sponsors have owned the Miracle Mile Shops Property since acquiring the asset in December 2003.

RFR Holding LLC (“RFR”) is a Manhattan based, privately controlled real estate investment, development and management company founded in 1991 by Aby Rosen and Michael Fuchs.  RFR owns a portfolio of commercial and residential real estate, including some of New York’s signature office towers, ultra-luxury condominiums, hotels and high-end retail developments such as 375 Park Avenue, 390 Park Avenue, 530 Park Avenue, and the W South Beach Hotels & Residences in Miami, Florida. In 2002, Mr. Rosen was honored by the Landmarks Conservancy with its Chairman’s Award and was recently appointed by the Governor of New York as the Chair of the New York State Council on the Arts.

Tristar Capital (“Tristar”) is a New York City based real estate firm founded by David Edelstein that both develops and invests in commercial and residential properties. Tristar has operated out of New York City for over 25 years and has expanded into additional markets such as South Florida and Las Vegas. Tristar’s most notable projects include the redevelopment of the Lincoln Road pedestrian mall in Miami Beach and, in conjunction with RFR, the W South Beach Hotel & Residences.

The Property.  The Miracle Mile Shops Property consists of a Class A, super regional mall containing 448,835 sq. ft. of total leasable area and an adjacent 11-story parking garage.  Additionally, the Miracle Mile Shops Property contains one freely releasable parcel totaling 52,926 sq. ft. that has been excluded from U/W Base Rent and the Appraised Value (the “Harmon Corridor First Release Parcel”) and an adjacent parcel containing 9,663 sq. ft. that may be released for a release price (the “Harmon Corridor Second Release Parcel”, and together with the Harmon Corridor First Release Parcel, the “Harmon Corridor”), as described below under “Partial Release”.  The Miracle Mile Shops Property has approximately 1,300 linear ft. of frontage along Las Vegas Boulevard at the base of the Planet Hollywood Resort & Casino (“Planet Hollywood”), the 36th largest hotel in the world.  The local area, commonly known as the central portion of the Las Vegas Strip Resort Corridor (the “Las Vegas Strip”), consists of well-established resort casino-hotels, business hotels, apartment complexes and commercial retail buildings.  The Miracle Mile Shops Property has nine public access points including three direct entrances from Planet Hollywood, three sidewalk accessible entrances, one valet parking entrance and two parking structure entrances.  The Miracle Mile Shops Property was originally constructed in 2000 and was repositioned and rebranded by the sponsor following an extensive $130.0 million, four year capital improvement program that began in 2003 and 2004.  The Miracle Mile Shops Property also includes three exterior, state-of-the-art LED video screens located on the north, northwest and southwest exteriors, which aid the overall marketing and visibility of the Miracle Mile Shops Property.  Two pedestrian bridges meet at the corner of Harmon Avenue and Las Vegas Boulevard adjacent to the Miracle Mile Shops Property, creating a consistent source of pedestrian foot traffic.  In addition, the sponsor recently built a double escalator leading from the pedestrian bridge to the southern entrance of the Miracle Mile Shops Property.

The Miracle Mile Shops Property caters to the middle-market customer demographic and is occupied by over 140 tenants, none of which accounts for more than 6.9% of the total collateral sq. ft. National tenants include American Apparel, Billabong, True Religion, Victoria’s Secret, and many first location Las Vegas tenants, including H&M, Lucky Brand Jeans, Steve Madden, Swarovski and Tommy Bahama.  The Miracle Mile Shops Property is among the top five most visited malls in the United States and benefits from an average of over 70,000 daily visitors.

As of July 3, 2013, the Miracle Mile Shops Property was 98.1% occupied based on total collateral sq. ft. In-line tenants less than 10,000 sq. ft. in occupancy that reported sales for a minimum of 12 months, reported annual sales of $868 PSF with an U/W occupancy cost of 16.5% as of June 30, 2013.  In-line tenant sales PSF at the Miracle Mile Shops Property have grown 6.6% from 2010 to the trailing twelve month period ending June 2013 as shown in the table below:

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Historical Sales(1)(2)
	2010	2011	2012	T-12 6/30/2013
In-line Tenants Sales PSF	$814	$884	$875	$868
(1)	Historical Sales are based on historical operating statements provided by the borrower and exclude the Harmon Corridor First Release Parcel.
(2)
In-line tenant sales include all tenants occupying less than 10,000 sq. ft., which have been in occupancy and reported sales for a minimum of 12 months.  Approximately 74.3% of total occupied in-line & temporary tenant sq. ft. have reported sales for at least 12 months.

As of June 30, 2013, 99 comparable tenants reported sales, approximately 92.9% of which reported sales greater than $400 PSF, 48.5% of which reported sales of greater than $800 PSF and 33.3% of which reported sales greater than or equal to $1,000 PSF.

Historical Sales(1)(2)(3)
	2010		2011		2012		T-12 6/30/2013
Sales Summary	# of Tenants	% of Reporting Tenants	# of Tenants	% of Reporting Tenants	# of Tenants	% of Reporting Tenants	# of Tenants	% of Reporting Tenants
$0 - $400 PSF	11	12.4%	8	8.1%	6	6.2%	7	7.1%
$401 - $600 PSF	22	24.7%	23	23.2%	22	22.7%	25	25.3%
$601 - $800 PSF	20	22.5%	19	19.2%	22	22.7%	19	19.2%
$801 - $1,000 PSF	6	6.7%	12	12.1%	12	12.4%	15	15.2%
≥ $1,000 PSF	30	33.7%	37	37.4%	35	36.1%	33	33.3%
(1)	Historical Sales are based on historical operating statements provided by the borrower and exclude the Harmon Corridor First Release Parcel.
(2)	Tenant sales include all tenants in occupancy that have reported sales for a minimum of 12 months.
(3)	Number of reporting tenants included 89 tenants in 2010, 99 tenants in 2011, 97 tenants in 2012 and 99 tenants in T-12 6/30/2013.

During the first five calendar years of the Miracle Mile Shops Loan term, 149,475 sq. ft. (33.3% of NRA) will expire with U/W Base Rents that are approximately 18.9% below the appraisers concluded market rents.

Market Rollover Schedule(1)(2)(3)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	Annual U/W Base Rent PSF(4)	% U/W Base Rent Rolling(4)	Cumulative % of U/W Base Rent(4)	Wtd. Avg. Market Rent PSF	% Below Market	Wtd. Avg. Sales PSF
2013	4	5,586	$90.77	1.3%	1.3%	$160.00	-43.3%	$742.44
2014	3	10,124	$63.08	1.6%	2.9%	$80.45	-21.6%	$486.36
2015	12	51,884	$78.50	10.3%	13.2%	$86.72	-9.5%	$660.33
2016	17	55,314	$74.98	10.5%	23.7%	$93.44	-19.8%	$635.51
2017	14	26,567	$87.37	5.9%	29.6%	$123.33	-29.2%	$807.27
Total / Wtd. Avg.	50	149,475	$78.19	29.6%		$98.03	-18.9%	$674.32
(1)	Based on rent roll as of July 3, 2013 and appraiser’s concluded current market rents with no future growth assumed in the table.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and are not considered in the lease rollover schedule.
(3)	Excludes the Harmon Corridor First Release Parcel and expiring temporary tenant income.
(4)
Annual U/W Base Rent PSF includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800.00 PSF subject to an underwritten occupancy cost including rent increases capped at 20.0%.

Environmental Matters.  The Phase I environmental report dated July 18, 2013 recommended no further action at the Miracle Mile Shops Property.

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Tenancy.  The Miracle Mile Shops Property is a 448,835 sq. ft. super regional mall that is 98.1% occupied by 141 tenants with gross comparable sales of approximately $252.7 million and an underwritten occupancy cost of 16.7%.  Below is a summary of the largest food and beverage and entertainment tenants at the Miracle Mile Shops Property.

V Theater (30,883 sq. ft., 6.9% of NRA, 3.6% of U/W Base Rent) V Theater is an entertainment and dining center operated by producer David Saxe that can accommodate customized events of various capacity, ranging from full concerts to small private banquets. The facility can accommodate groups of 2,000 people with up to 500 in theater-style seating for meetings, shows and speakers. The space is fully equipped with a stage, dramatic lighting and a concert-level sound system. In-house catering is available for all events.  The V Theater’s lease expires December 31, 2018 and had trailing-12 sales as of June 2013 of $416 PSF.

Saxe Theater (22,398 sq. ft., 5.0% of NRA, 2.7% of U/W Base Rent) The Saxe Theater, also operated by producer David Saxe, is one of the premier theatrical venues on the Las Vegas Strip.  Popular shows at the 410-seat theater include VEGAS! The Show (voted the Best Resident Show in Las Vegas in 2012), the BeatleShow! and Nathan Burton’s Comedy Magic.  The Saxe Theater’s lease expires June 30, 2020 and had trailing-12 sales as of June 2013 of $502 PSF.

Playing Field Race & Sports Book (19,647 sq. ft., 4.4% of NRA, 2.2% of U/W Base Rent) The Playing Field Race & Sports Book is the sports and race book area for the Planet Hollywood Casino which contains 33 plasma TVs showing sporting events and a VIP race area where races are displayed daily on two jumbo screens with sound directly from the track. The Playing Field Race & Sports Book has an extensive array of Las Vegas sports book wagering options.  Playing Field Race & Sports Book’s lease expires July 31, 2025.

Cheeseburger Las Vegas (15,940 sq. ft., 3.6% of NRA, 2.4% of U/W Base Rent) Cheeseburger Las Vegas is part of the larger Cheeseburger Restaurants chain which opened its first location in 1989 in Lahaina, Hawaii. Cheeseburger Restaurants employs over 500 staff in 23 locations.  In December 2012, the chain was sold to Luby’s, Inc. which also operates brands such as Fuddruckers, Luby’s Cafeteria and Koo Koo Roo.  Cheeseburger Las Vegas’ lease expires October 31, 2016 and had trailing-12 sales as of June 2013 of $276 PSF.

PBR Rock Bar (13,694 sq. ft, 3.1% of NRA, 5.5% of U/W Base Rent) PBR Rock Bar is a 13,694 sq. ft. themed restaurant and bar offering American cuisine centered around a mechanical bull with a 3,000 sq. ft. outdoor patio.  PBR Rock Bar also includes a private dining room, lounge, four bars and a stage for live entertainment.  PBR Rock Bar’s lease expires July 31, 2020 and had trailing-12 sales as of June 2013 of $1,086 PSF.

Cabo Wabo (11,457 sq. ft., 2.6% of NRA, 4.8% of U/W Base Rent) Cabo Wabo is an 11,457 sq. ft. Mexican-themed cantina providing live entertainment originally developed by Sammy Hagar in 1990 in Cabo San Lucas, Mexico.  Cabo Wabo at the Miracle Mile Shops Property is one of four locations including Cabo San Lucas, Mexico, Lake Tahoe, Nevada and Hollywood, California.  Cabo Wabo’s lease expires June 30, 2024 and had trailing-12 sales as of June 2013 of $1,239 PSF.

The Market.  The Miracle Mile Shops Property is strategically located along the central portion of the Las Vegas Strip within a highly trafficked and densely populated area.  The Miracle Mile Shops Property is immediately surrounded by over 19,000 hotel rooms and has a reported average traffic count of over 65,000 cars per day along the Las Vegas Strip.  The primary economic drivers in Las Vegas have long been tourism and gaming, which feed the service industries, especially retail and dining. Between 2002 and 2012, Las Vegas averaged 2.6% annual growth in its Gross Metro Product (“GMP”), higher than the average annual Gross Domestic Product (“GDP”) growth of 1.6% exhibited by the U.S. over the same time period.  Visitor volumes have surpassed the pre-recessionary high 2007 levels reaching 39.7 million visitors in 2012, which is equivalent to a 2.95% average annual growth rate since 1990, with visitor shopping also increasing to $149 per trip, the most reported since 2005.

The appraiser analyzed a set of five competitive retail properties along the Las Vegas Strip with occupancies ranging from 85.0% to 99.0% and an average occupancy of 93.0%.  The appraiser’s competitive set compared to the Miracle Mile Shops Property is detailed below:

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Competitive Set (1)
Name	Miracle Mile Shops Property	Crystals at CityCenter	Forum Shops at Caesars	Grand Canal Shoppes	The Shoppes at The Palazzo	Fashion Show Mall
Distance from Subject	NAP	Adjacent	0.6 miles	1.0 miles	1.0 miles	1.2 miles
Property Type	Super Regional Mall	Fashion/Specialty Center	Fashion/Specialty Center	Fashion/Specialty Center	Fashion/Specialty Center	Super Regional Center
Year Built / Renovated	2000/2007-08	2009 / NAV	1992/1997, 2004	1999	2007	1981/1993,2002-03
Total Occupancy	98.1%	85%	99%	97%	90%	92%
Rent (Sq. Ft.)	$80.00 - $100.00	$90.00 - $120.00	$100.00 - $125.00	$85.00 - $110.00	$80.00 - $100.00	$80.00 - $95.00
Total Size (Sq. Ft.)	448,835	360,000	650,000	500,000	315,000	1,890,000
Anchors / Major Tenants	V Theater, Saxe Theater, Gap, Urban Outfitters	Louis Vuitton, Gucci, Prada, Tiffany’s, Cartier	Apple, Victoria’s Secret, Cartier, Cheesecake Factory	Barneys, Madame Tussaud, Tao Night Club, Sephora	Burberry, Christian Louboutin, Jimmy Choo, Table 10, SushiSamba	Neiman Marcus, Dillard’s, Macy’s, Saks, Forever 21, Bloomingdales
(1)  Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis(1)
	2010	2011	2012	T-12 6/30/2013	U/W	U/W PSF
Base Rent(2)	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$39,519,312	$88.05
Value of Vacant Space	0	0	0	0	1,700,400	3.79
Gross Potential Rent	$30,920,107	$34,549,972	$36,419,540	$36,904,495	$41,219,712	$91.84
Total Recoveries	15,939,514	16,247,546	16,001,245	15,988,174	15,497,943	34.53
Total % Rents	1,532,728	1,633,459	1,077,265	812,225	673,495	1.50
Total Other Income(3)	9,876,117	10,678,733	10,632,485	12,045,944	12,159,551	27.09
Less: Vacancy & Credit Loss(4)	(413,783)	(85,144)	(322,623)	(91,556)	(2,374,935)	(5.29)
Effective Gross Income	$57,854,683	$63,024,566	$63,807,912	$65,659,282	$67,175,766	$149.67
Total Operating Expenses(5)	20,014,709	21,155,521	20,163,669	19,757,604	18,739,813	41.75
Net Operating Income	$37,839,974	$41,869,045	$43,644,243	$45,901,678	$48,435,953	$107.91
TI/LC	0	0	0	0	673,253	1.50
Capital Expenditures	0	0	0	0	89,767	0.20
Net Cash Flow	$37,839,974	$41,869,045	$43,644,243	$45,901,678	$47,672,934	$106.21
Average Annual Rent PSF(6)	$68.89	$76.98	$81.14	$82.22
(1)
Historical cash flows include income and expenses generated by the Harmon Corridor First Release Parcel.  The Harmon Corridor First Release Parcel is freely releasable and has been excluded from the appraised value and underwriting.

(2)
Annual U/W Base Rent PSF includes $1,198,780 of contractual rent steps through December 31, 2014 and $848,976 of average rent through the earlier of lease expiration or loan maturity for 21 tenants with TTM sales greater than or equal to $800.00 PSF subject to an underwritten occupancy cost including rent increases capped at 20.0%.  The increase in NOI from T-12 to U/W is primarily the result of contractual rent steps, average rent and recent leasing activity, including Shoe Palace, Meatball Spot, and Tervis, which combined account for approximately $620,480 of base rent.

(3)	Other Income includes temporary tenant income, parking, cart/kiosk income, storage rent, signage, vending and other miscellaneous income.
(4)
U/W based on a Vacancy & Credit Loss of 4.0% of gross revenue, in-line with the appraiser’s concluded vacancy and credit loss of 4.0%.  Historical Vacancy & Credit Loss represents bad debt.  The Miracle Mile Shops Property is currently 98.1% occupied.

(5)
Historical Total Operating Expenses exclude in-house leasing staff costs of $309,364 in 2010, $454,038 in 2011, $468,013 in 2012 and $461,094 in T-12 6/30/2013 paid in-lieu of third party leasing commissions.

(6)
Average effective annual base rent PSF was $68.89 in 2010, $76.98 in 2011, $81.14 in 2012 and $82.22 in T-12 6/30/2013 per historical operating statements and occupancy rates provided by the borrower. The current in-place average effective annual base rent PSF is $83.49, approximately 14.5% below the appraiser’s concluded weighted average market rent of $97.68.

Property Management.  The Miracle Mile Shops Property is managed by RFR Realty LLC and Tristar Management, LLC, affiliates of the sponsors.

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Lockbox / Cash Management.  The Miracle Mile Shops Loan is structured with a hard lockbox and in-place cash management.

All excess cash will be swept upon (i) an event of default beyond notice and cure or an event of default beyond notice and cure under any permitted mezzanine loan or if (ii) (x) during years one through five of the Miracle Mile Shops Loan term the Actual DSCR (as defined below) falls below 1.30x for the trailing twelve month period or (y) during years six through ten of the Miracle Mile Shops Loan term the Actual DSCR falls below 1.15x for the trailing twelve month period.

“Actual DSCR” shall mean the ratio of underwritable net cash flow to the aggregate amount of debt service due, including any outstanding mezzanine loan debt service, for the preceding twelve month period.

Initial Reserves.  At closing, the borrower deposited (i) $508,750 into a tax reserve account, (ii) $162,000 into a required repairs reserve for an upgrade of the fire/life safety system and (iii) $1,310,955 into a TI/LC reserve for outstanding tenant improvements, renovations and leasing commissions associated with recent leasing.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $169,583, into a monthly tax reserve account, (ii) $7,481 into a capital expenditure account and (iii) $56,104 into a TI/LC reserve account.

If the Miracle Mile Shops Property is no longer covered under a blanket insurance policy acceptable to the lender, the borrower will be required to deposit 1/12 of the estimated annual insurance premiums into a monthly insurance reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  Mezzanine debt is permitted in an amount not to exceed $100.0 million, provided, among other things, (i) the combined LTV ratio is less than or equal to 65.0%, (ii) the combined debt yield is greater than or equal to 7.925% and (iii) the combined DSCR is greater than or equal to 1.20x.

Partial Release.  The Miracle Mile Shops Loan permits, at any time, the borrower to obtain the release of the Harmon Corridor First Release Parcel, provided, among other things, the release is in compliance with the REMIC requirements.  In addition, the borrower may obtain the release, at any time, of the Harmon Corridor Second Release Parcel, provided, among other things, (i) the borrower pays lender a release price of $6.2 million together with any interest accrued and unpaid on such amount and the yield maintenance premium with respect to such release price and (ii) the release is in compliance with the REMIC requirements. Current tenants at the Harmon Corridor First Release Parcel are DB’s Pool & Pong Hall and Todai Sushi & Seafood Buffet, which have been excluded from the U/W net cash flow.  The current tenant at the Harmon Corridor Second Release Parcel is Pampas Churrascaria, which leases 9,663 sq. ft. or 2.2% of NRA.

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

NORTHWIND CENTRAL PLANT
11 FLOOR PARKING STRUCTURE
LAS VEGAS BOULEVARD
HARMON AVE
Hilton Grand Vacations
ELARA
PLANET HOLLYWOOD
RESORT & CASINO
THEATER FOR PERFORMING ARTS
SEPHORA
GAP
H&M
bebe
LOFT
ALDO
chico's
Lids
$0 - $399
$400 - $599
$600 - $799
$800 - $999
$1000 +
Sales NAV
First Release Parcel
Second Release Parcel
Non-Collateral
Vacant

Site plan based on information provided by the borrower.

3663 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Miracle Mile Shops	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$145,000,000 62.7% 1.24x 8.4%

Las Vegas
Miracle Mile Shops
3663 Las Vegas Boulevard South
Las Vegas, NV 89109
Planet Hollywood
Encore Las Vegas
Wynn Las Vegas
Wynn Esplanade
Wynn Las Vegas Golf Club
Las Vegas Plaza (future)
Fashion Show Mall
Treasure Island
Palazzo
Venetian
Sands Expo and Convention Center
Casino Royale
Mirage Hotel & Casino
Harrah's
Imperial Palace
Forum Shops at Caesars
Colosseum
Caesars Palace
Flamingo Hilton
Rio Suites
Westin
The Meridian
Via Bellagio
Bally's
Bellagio
Paris
Super 8
Atrium Suites
Vdara Hotel & Spa
Cosmopolitan
Crystals at City Center
Harmon Corner
Hard Rock Hotel & Casino
Aria Resort & Casino
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CARTIFACT

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of four properties
Loan Purpose:	Refinance		Property Type:	Industrial
Sponsor(1):	Equity Industrial Partners		Collateral(6):	Fee Simple
Borrower:	EIP York I LLC; EIP York II LLC; EIP		Location:	York, PA; Newark, NJ; Maple
	Doremus LLC; EIP Rockville LLC; EIP			Heights, OH; Indianapolis, IN
	Maple Heights LLC		Year Built / Renovated:	Various
Original Balance:	$111,000,000		Total Sq. Ft.(6):	4,595,575
Cut-off Date Balance:	$111,000,000		Property Management:	Equity Industrial Partners Corp.
% by Initial UPB:	8.7%		Underwritten NOI(7):	$10,312,200
Interest Rate:	5.5215%		Underwritten NCF(7):	$9,484,779
Payment Date:	6th of each month		Appraised Value:	$159,400,000
First Payment Date:	September 6, 2013		Appraisal Date:	June 2013
Maturity Date:	August 6, 2023
Amortization:	Interest only for first 36 months; 360		Historical NOI(7)
	months thereafter		Most Recent NOI:	$7,075,741 (T-12 May 31, 2013)
Additional Debt(2):	Future Mezzanine Debt Permitted		2012 NOI:	$6,958,958 (December 31, 2012)
Call Protection(3):	L(26), D(91), O(3)		2011 NOI:	$5,771,866 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	NAV

Reserves(4)			Historical Occupancy(7)
	Initial	Monthly	Current Occupancy:	98.3% (July 1, 2013)
Taxes:	$1,051,312	$165,812	2012 Occupancy:	88.1% (December 31, 2012)
Insurance:	$58,288	$19,429	2011 Occupancy:	79.9% (December 31, 2011)
Replacement:	$0	$23,776	2010 Occupancy:	NAV
TI/LC(5):	$5,582,794	$45,175
(1)   The non-recourse carveout guarantors of the Equity Industrial Partners Portfolio Loan are Lewis Heafitz, Neal S. Shalom and Donald A. Levine, directors and shareholders of Equity Industrial Partners.
(2)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)   Partial defeasance is not permitted. Partial release of a 1.27 acre (55,458 sq. ft.) portion of the Newark Property is permitted. See “Partial Release” herein.
(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   The Initial TI/LC deposit includes a $500,000 general rollover reserve as well as outstanding costs related to recent leasing, including $3.25 million associated with site improvements for the Newark Property expansion.
(6)   The EIP Portfolio Properties are comprised of 2,853,175 sq. ft. of industrial space and approximately 40.0 acres (1,742,400 sq. ft.) of land adjacent to Port Newark zoned for industrial use and primarily utilized for unimproved shipping container storage.  The Newark Property is 100.0% leased to two tenants and one licensee, the largest of which is Ironbound Intermodal.
(7)   The increase in NOI and Occupancy from 2011 to 2012 is primarily due to the  177,035 sq. ft. expansion of Fannie May at the Maple Heights Property.  The increase from T-12 NOI to Underwritten NOI and Underwritten NCF is primarily due to the rezoning and subsequent expansion of Ironbound Intermodal’s space at the Newark Property from 18.3 to 40.0 usable acres, the execution of the Solutions 2Go lease and the expansion of the Harley Davidson lease, resulting in a $3.2 million increase in NOI.

Required Repairs:	$617,500	NAP
Additional Rent:	$0	$125,000
Occupancy Reserve:	$0	Springing
Rent Concession Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(6):	$24
Balloon Balance / Sq. Ft.(6):	$22
Cut-off Date LTV:	69.6%
Balloon LTV:	62.3%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.25x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	10.4%
Underwritten NCF Debt Yield at Balloon:	9.5%

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

Property Summary
Location	Sq. Ft.	Year Built / Renovated	Appraised Value	Occupancy(1)
York, PA	1,523,941	1952 / 2003-2007	$75,400,000	100.0%
Newark, NJ	1,742,400(2)	1920 / 2013	$60,900,000	100.0%
Maple Heights, OH	708,599	1953-1967 / 1990, 1995	$12,400,000	92.4%
Indianapolis, IN	620,635	1966 / 2013	$10,700,000	96.4%
Total / Wtd. Avg.	4,595,575		$159,400,000	98.3%
(1)	Based on rent roll dated July 1, 2013.
(2)	The Newark Property is comprised of approximately 40.0 acres (1,742,400 sq. ft.) of land zoned for industrial use and primarily utilized for unimproved shipping container storage.

Tenant Summary
Tenant	Rating (Fitch/Moody’s/S&P)(1)	Location	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Ironbound Intermodal	NR/NR/NR	Newark, NJ	1,742,400(2)	37.9%	$1.75	25.5%	7/31/2033
RR Donnelley	NR/Ba3/BB	York, PA	686,000	14.9%	$3.49	20.0%	3/31/2018(3)
Harley Davidson	A-/NR/BBB+	York, PA	428,400	9.3%	$3.20	11.5%	2/28/2017(4)
Fannie May	NR/NR/NR	Maple Heights, OH	341,790	7.4%	$2.04	5.8%	1/31/2025(5)
Allen Distribution(6)	NR/NR/NR	York, PA	229,500	5.0%	$4.64	8.9%	MTM(6)
Solutions 2Go	NR/NR/NR	Indianapolis, IN	190,872	4.2%	$2.40	3.8%	9/30/2017(7)
Total Major Tenants			3,618,962	78.7%	$2.50	75.5%
Remaining Tenants			900,035	19.6%	$3.25	24.5%
Total Occupied Collateral			4,518,997	98.3%	$2.65	100.0%
Vacant			76,578	1.7%
Total			4,595,575	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
The borrowers have a fee simple interest in the Newark Property, which is comprised of approximately 40.0 acres (1,742,400 sq. ft.) of land adjacent to Port Newark. The land is zoned for industrial use and primarily utilized for unimproved shipping container storage.  The Newark Property is 100.0% leased to two tenants and one licensee, the largest of which is Ironbound Intermodal, which represents approximately 100.0% of the Newark Property’s U/W Base Rent PSF.  Sq. ft. shown above for Ironbound Intermodal represents the entire 40.0 acres (1,742,400 sq. ft.).

(3)	RR Donnelley has one five-year renewal option.
(4)	Harley Davidson has three three-year renewal options.
(5)	Fannie May has the right terminate its lease at any time with six months notice and payment of any remaining unamortized tenant improvements and leasing commissions.
(6)
Allen Distribution has been a tenant at the York Property since 2012 and is currently in occupancy on a month-to-month basis.  Advanced Warehouse has executed a 7-year lease for this space at $3.50 PSF NNN (approximately $4.88 PSF inclusive of expense recoveries, which is approximately in line with Allen Distribution’s U/W Base Rent PSF), effective upon Allen Distribution vacating the space.

(7)
Solutions 2Go has the right to terminate its lease at any time after July 1, 2016 with at least nine months prior notice and payment of three months of base rent and any remaining unamortized tenant improvements or leasing commissions.  Solutions 2Go has one two-year renewal option.

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	3	330,780(2)	7.2%	330,780	7.2%	$3.68	10.2%	10.2%
2013	0	0	0.0%	330,780	7.2%	$0.00	0.0%	10.2%
2014	4	177,572	3.9%	508,352	11.1%	$4.05	6.0%	16.2%
2015	3	227,043	4.9%	735,395	16.0%	$2.42	4.6%	20.8%
2016	3	156,937	3.4%	892,332	19.4%	$4.23	5.5%	26.3%
2017(3)	4	797,123	17.3%	1,689,455	36.8%	$3.18	21.2%	47.5%
2018(4)	3	745,352	16.2%	2,434,807	53.0%	$3.38	21.1%	68.6%
2019	0	0	0.0%	2,434,807	53.0%	$0.00	0.0%	68.6%
2020	0	0	0.0%	2,434,807	53.0%	$0.00	0.0%	68.6%
2021	0	0	0.0%	2,434,807	53.0%	$0.00	0.0%	68.6%
2022	0	0	0.0%	2,434,807	53.0%	$0.00	0.0%	68.6%
2023	1	0	0.0%	2,434,807	53.0%	$0.00	0.0%	68.6%
Thereafter	5	2,084,190	45.4%	4,518,997	98.3%	$1.80	31.4%	100.0%
Vacant	NAP	76,578	1.7%	4,595,575	100.0%	NAP	NAP
Total / Wtd. Avg.	26	4,595,575	100.0%			$2.65	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)
Allen Distribution has been a tenant at the York Property since 2012 and is currently in occupancy of 229,500 sq. ft. on a month-to-month basis.  Advanced Warehouse has executed a 7-year lease for this space at $3.50 PSF NNN (approximately $4.88 PSF inclusive of expense recoveries, which is approximately in line with Allen Distribution’s U/W Base Rent PSF), effective upon Allen Distribution vacating the space.

(3)
Leases expiring in 2017 include Harley Davidson, which accounts for 9.3% of the NRA and 11.5% of the U/W annual base rent, and Solutions 2Go, which accounts for 4.2% of NRA and 3.8% of U/W annual base rent.  Harley Davidson has three three-year renewals and Solutions 2Go has one two-year renewal.

(4)	Leases expiring in 2018 include RR Donnelley, which accounts for 14.9% of the NRA and 20.0% of U/W annual base rent. RR Donnelley has one five-year renewal option.

The Loan.    The Equity Industrial Partners Portfolio loan (the “EIP Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in three warehouse properties totaling 2,853,175 sq. ft. located in York, Pennsylvania, Maple Heights, Ohio and Indianapolis, Indiana and 40.0 acres (1,742,400 sq. ft.) of land in Newark, New Jersey, collectively totaling 4,595,575 sq. ft., (each, a “Property”, and collectively, the “EIP Portfolio Properties” or the “Portfolio”) with an original principal balance of $111.0 million. The EIP Portfolio Loan has a 10-year term and amortizes on a 30-year schedule after an initial three-year interest only period. The EIP Portfolio Loan accrues interest at a fixed rate equal to 5.5215% and has a cut-off date balance of $111.0 million.  Loan proceeds, along with approximately $1.4 million of equity from the sponsors, were used to refinance existing debt of approximately $102.8 million, fund upfront reserves and pay closing costs. Based on the appraised value of approximately $159.4 million as of June 2013, the cut-off date LTV ratio is 69.6% and the remaining implied equity is approximately $48.4 million. The most recent prior financing of the EIP Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$111,000,000	98.8%	Loan Payoff	$102,844,796	91.5%
Sponsor Equity	$1,370,195	1.2%	Reserves	$7,309,894	6.5%
			Closing Costs	$2,215,505	2.0%
Total Sources	$112,370,195	100.0%	Total Uses	$112,370,195	100.0%

The Borrower / Sponsor.    The borrowers, EIP York I LLC and EIP York II LLC, as tenants-in-common, EIP Doremus LLC, EIP Rockville LLC and EIP Maple Heights LLC are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carveout guarantors are Lewis Heafitz, Neal S. Shalom and Donald A. Levine, jointly and severally, who are directors and shareholders of Equity Industrial Partners Corp. (“EIP”).

EIP is a developer and operator of industrial real estate across the United States that manages in excess of 17.5 million sq. ft. of industrial properties.  Since its formation in 1994, EIP has acquired, developed and sold over 50.0 million sq. ft. of real estate.

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

The Properties.    The EIP Portfolio Properties consist of three industrial properties totaling 2,853,175 sq. ft. and 40.0 acres (1,742,400 sq. ft.) of fee-owned land totaling 4,595,575 sq. ft. located in York, Pennsylvania (the “York Property”), Newark, New Jersey (the “Newark Property”), Maple Heights, Ohio (“the Maple Heights Property”) and Indianapolis, Indiana (the “Indianapolis Property”).  The EIP Portfolio Properties are currently 98.3% leased to 26 tenants at an average rental rate of $2.65 PSF.  The EIP Portfolio Loan documents do not allow for the release of any of the individual EIP Portfolio Properties.

York (33.2% of Portfolio NRA, 49.6% of U/W Base Rent) The York Property is a 1,523,941 sq. ft. multi-tenant industrial warehouse property built in 1952 and renovated from 2003 to 2007 that is 100.0% leased to ten tenants and located on Route 30, adjacent to the Interstate 83 interchange in York, Pennsylvania.  Interstate 83 is a primary thoroughfare providing access to Harrisburg, Pennsylvania, which is located approximately 27.0 miles north. The York Property has clear heights ranging from 20’ to 32’, column spacing of 40’ by 60’ and 208 loading docks.

The largest tenant, RR Donnelley (Nasdaq: RRD) (Rated NR/Ba3/BB by Fitch/Moody’s/S&P), occupies 686,000 sq. ft. (45.0% of Property NRA) expiring in March of 2018.  RR Donnelley is a global provider of integrated communications to over 60,000 customers worldwide and employs a suite of internet based compatibilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients around the world.

Newark (37.9% of Portfolio NRA, 25.5% of U/W Base Rent) The Newark Property is comprised of approximately 40.0 acres of land zoned for industrial use and primarily utilized for shipping container storage.  The Newark Property was developed in 1920 and is located between Doremus Avenue and Newark Bay in Newark, New Jersey, adjacent to Newark Liberty International Airport and the Port Newark Container Terminal (“PNCT”), part of the larger Port Authority of New York & New Jersey network. The Port Authority of New York & New Jersey is one the top 25 ports in the world and one of the top three ports in the United States by volume.  PNCT encompasses approximately 259 acres along Newark Bay and handles over 600,000 containers annually.  As one of the largest infrastructure projects in New Jersey, PNCT is planning to invest $500 million to add 80 additional acres by 2030, which is expected to double the number of containers moving through the terminal.  The Port Authority of New York & New Jersey plans to invest an additional $150.0 million in the PNCT facility.

The Newark Property’s largest tenant, Ironbound Intermodal Industries, Inc. (“Ironbound Intermodal”), utilizes the land as a shipping container storage facility.  Ironbound Intermodal is a New Jersey based company that provides complete services to the steamship industry operating in the New York metropolitan area, including container shipping and repair.  Ironbound Intermodal was founded in 1995 and targets leasing companies and steamship lines that utilize the ports and rails of New York and New Jersey.  Ironbound Intermodal’s lease term expires July 31, 2033 and its contractual rent is currently 29.4% below the comparable set market rent.

Maple Heights (15.4% of Portfolio NRA, 10.4% of U/W Base Rent) The Maple Heights Property is a 708,599 sq. ft. multi-tenant industrial distribution center with a cold-storage component built in phases from 1953 to 1967 and renovated in 1990 and 1995 that is 92.4% leased to six tenants located in Maple Heights, Ohio.  The Maple Heights Property is located approximately nine miles southeast of Cleveland, Ohio on Rockside Road, which serves as a major arterial that traverses the Cleveland suburbs, providing access to Highway 271 to the east and Highway 480 to the north.  The cold storage component totals 155,705 sq. ft., or approximately 22.0% of the Maple Heights Property NRA, and is comprised of two subzero freezer spaces totaling 34,205 sq. ft. (one located in the Peck Foods space and one in the Fannie May space) as well as several warehouse spaces cooled by refrigerated sections in the Fannie May space totaling approximately 121,500 sq. ft.  The Maple Heights Property has clear heights ranging from 18’ to 27’ and 100 loading docks.

The Maple Heights Property’s largest tenant, Fannie May Confections Brands, Inc. (“Fannie May”), occupies 341,790 sq. ft. (48.2% of Property NRA).  Fannie May is comprised of company-owned and franchise retail stores, a wholesale division, a fundraising division and a business gift division.  Fannie May includes Fannie May Fine Chocolates, Harry London Chocolates and Fanny Farmer.  Fannie May has expanded its space within the Maple Heights Property twice in the past two years by a total of 177,035 sq. ft.

Indianapolis (13.5% of Portfolio NRA, 14.5% of U/W Base Rent) The Indianapolis Property is a 620,635 sq. ft. multi-tenant industrial warehouse/distribution center built in 1966 and renovated in 2013 that is 88.1% leased to four tenants and located adjacent to Highway 36 in Indianapolis, Indiana.  Highway 36 serves as the primary arterial route linking the central part of Hendricks County with the Indianapolis Central Business District (“CBD”), located approximately nine miles east of the Indianapolis Property. The Indianapolis Property has clear heights of 18.5’, columns spacing of 40’ by 40’ and 37 loading docks.

The Indianapolis Property’s largest tenant, Solutions 2Go recently executed an approximately four-year lease for 190,872 sq. ft. (30.8% of Property NRA) commencing in July 2013.  Solutions 2Go is a specialized distributor of video game products to retail and e-commerce companies.  Major suppliers include Sony PlayStation, Activision and Nintendo and major customers include Wal-Mart, Kmart, Costco and Target.  Specifically, Solutions 2Go is Wal-Mart.com’s premier fulfillment partner for all consumer favorite value software and bundle items.

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

Environmental Matters.   In addition to an environmental guaranty executed by each of the sponsors for all properties, the borrower purchased an environmental insurance policy covering environmental concerns recognized by the EIP Properties’ Phase I environmental reports dated July 2013 for the York, Newark and Indianapolis Properties.  The Phase I environmental report for the Maple Heights Property dated July 11, 2013 identified no environmental concerns and was therefore not included under the environmental insurance policy.

The Market.  The EIP Portfolio Properties are located in four cities within four different states.  The following chart compares market data to the EIP Portfolio Properties.

Market Comparison(1)
		Market		Occupancy		Rental Rate PSF
Property Name	Property Type		Submarket	Phys.	Market	U/W	Market
York	Warehouse / Distribution	Philadelphia	York County	100.0%	95.9%	$3.90	$3.71
Newark	Container Storage	Northern-Central New Jersey	East Newark	100.0%	100.0%(2)	$1.75	$2.48(2)
Maple Heights	Warehouse / Distribution	Maple Heights	Maple Heights	92.4%	87.0%	$1.90	$2.56
Indianapolis	Warehouse / Distribution	Indianapolis	West Rockville / County Club	96.4%	99.5%	$2.90	$4.43
Total / Wtd. Avg.				98.3%	95.2%	$2.65	$3.16
(1)	Source: Appraisals
(2)	The Newark Property Market Rental Rate PSF represents the appraisers concluded market rent and vacancy as determined using a set of comparable shipping container storage rental rates and occupancies.

York Property Industrial Market.  The York County industrial submarket contains an overall inventory of 23.4 million sq. ft. and is part of the greater 113 million sq. ft. Central Pennsylvania industrial market.  Approximately 1.9 million of the 2.8 million sq. ft. of net absorption in the greater Philadelphia regional industrial market occurred in the Central Pennsylvania sub market.  As of Q1 2013, the York County industrial submarket had an overall occupancy rate of 95.9% and a market rental rate of $3.71 PSF.

Newark Property Industrial Market.  The East Newark industrial submarket contains an overall inventory of 24.9 million sq. ft. with minimal new supply since early 2009.  Over the past 10 years, inventory has increased by only approximately 0.2% annually.  As of Q2 2013, the East Newark industrial submarket had an overall occupancy of 96.3%.  The container storage lease comparables examined by the appraiser exhibited a current market rental rate of $2.48 PSF.  The Newark Property U/W base rent of $1.75 PSF is approximately 29.4% below the market rent of $2.48 PSF.

Maple Heights Property Industrial Market.  The Maple Heights industrial submarket contains an overall inventory of approximately 3.65 million sq. ft. comprised primarily of warehouse distribution and light manufacturing facilities.  As of Q2 2013, the Maple Heights industrial submarket had an overall occupancy rate of approximately 87.0%, comprised of a larger building occupancy of approximately 67.0% and a cold storage building occupancy of 87.0%.  As of Q1 2013, the Maple Heights industrial submarket had an overall occupancy rate of 87.0% and a market rental rate of $2.56 PSF.  The Maple Heights Property U/W base rent of $1.90 PSF is approximately 25.7% below the market rent of $2.56 PSF.

Indianapolis Property Industrial Market. The West Rockville / County Club industrial submarket contains an overall inventory of 3.14 million sq. ft. within approximately 94 buildings.  Inventory has remained relatively stable to slightly declining over the previous four years due to obsolete buildings being razed in the submarket.  Approximately 92.0% of the total industrial space in the submarket is classified as warehouse space with the remaining balance classified as flex.  As of Q1 2013, the West Rockville / Country Club industrial submarket had an overall occupancy rate of approximately 99.5% and average asking rates of $4.43 PSF.  The Indianapolis Property U/W base rent of $2.90 PSF is approximately 34.6% below the market rent of $4.43 PSF.

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 5/31/2013	U/W	U/W PSF
Base Rent(1)	$7,937,211	$9,210,059	$9,223,174	$11,962,280	$2.60
Value of Vacant Space	0	0	0	164,462	0.04
Gross Potential Rent	$7,937,211	$9,210,059	$9,223,174	$12,126,742	$2.64
Total Recoveries	1,716,595	1,550,858	1,545,992	2,437,563	0.53
Total Other Income	0	50,056	109,027	436,516	0.09
Less: Vacancy(2)	0	0	0	(779,413)	(0.17)
Effective Gross Income	$9,653,806	$10,810,973	$10,878,193	$14,221,408	$3.09
Total Operating Expenses	3,881,940	3,852,015	3,802,452	3,909,208	0.85
Net Operating Income	$5,771,866	$6,958,958	$7,075,741	$10,312,200	$2.24
TI/LC	0	0	0	542,103	0.12
Capital Expenditures	0	0	0	285,318	0.06
Net Cash Flow	$5,771,866	$6,958,958	$7,075,741	$9,484,779	$2.06

(1)
The increase in Base Rent from 2011 to 2012 is primarily due to the 177,035 sq. ft. expansion of Fannie May at the Maple Heights Property.  The increase from T-12 5/31/2013 Base Rent to U/W Base Rent is primarily due to the rezoning and subsequent expansion of the Newark Property from 18.3 to 40.0 acres, the execution of the Solutions 2Go lease and the expansion of the Harley Davidson lease, resulting in a $3.5 million increase in base rent.

(2)	U/W Vacancy represents 5.4% of gross income. The EIP Industrial Portfolio is currently 98.3% physically occupied.

Property Management.    The EIP Portfolio Properties are managed by Equity Industrial Partners Corp., an affiliate of the sponsor.

Lockbox / Cash Management.    The EIP Portfolio Loan is structured with a hard lockbox and in place cash management.  A full excess cash sweep will commence upon (i) an event of default, (ii) any bankruptcy action of borrower, principal, guarantor or manager, (iii) a Lease Termination Trigger Event (as defined below), (iv) a Lease Renewal Trigger Event (as defined below) or (v) the failure by the borrowers to maintain a debt service coverage ratio for one calendar quarter of (a) 1.05x, inclusive of any mezzanine debt service, if the borrowers have obtained additional mezzanine financing or (b) 1.10x if the borrowers have not obtained additional mezzanine financing.

A “Lease Termination Trigger Event” will commence if Harley Davidson, RR Donnelley or Ironbound Intermodal (i) fails to continuously operate, (ii) becomes the subject of a bankruptcy action, (iii) gives notice of its intent to terminate its lease or allow its lease to expire without renewing or extending its term or (iv) terminates or otherwise surrenders its lease.  A Lease Termination Trigger Event will terminate upon a Lease Replacement Cure.  A “Lease Replacement Cure” will commence on the date (i) all applicable space has been re-leased pursuant to an acceptable replacement lease and (ii) either (a) all applicable acceptable replacement leasing costs have been paid in full or (b) an amount greater than or equal to 125% of all such approved leasing costs that remain unpaid are available in the rollover reserve account.

 A “Lease Renewal Trigger Event” will commence upon the earlier of (i) 12 months prior to the Harley Davidson, RR Donnelley or Ironbound Intermodal lease expiration dates or (ii) the renewal or termination notification date as set forth in the Harley Davidson, RR Donnelley or Ironbound Intermodal leases.  A Lease Renewal Trigger Event will terminate upon a Lease Replacement Cure (as defined above) or a Lease Extension Cure.  A “Lease Extension Cure” will commence if (i) an acceptable lease extension has been executed with respect to the tenant lease that triggered the Lease Renewal Trigger Event and (ii) either (a) all applicable space has been re-leased pursuant to an acceptable lease extension or (b) 125% of all such approved leasing expenses that remain unpaid  are available in the rollover reserve account.

Additionally, the borrowers will deposit an amount equal to all free rent, rent abatements and other credits associated with any replacement leases or lease extensions of the Harley Davidson, RR Donnelley or Ironbound Intermodal leases caused by a Lease Replacement Cure or Lease Extension Cure into a rent concessions reserve account.

Initial Reserves.    At closing, the borrowers deposited (i) $1,051,312 into a tax reserve account, (ii) $58,288 into an insurance reserve account, (iii) $500,000 into a rollover reserve account, (iv) $617,500 into a required repairs reserve and (v) $5,082,794 into an upfront TI/LC reserve account for outstanding costs related to recent leasing including $3.25 million associated with site improvements for the Newark Property.

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $165,812 into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $19,429 into an insurance reserve account, (iii) $23,776 into a replacement reserve account and (iv) $45,175 into a rollover reserve account.  Monthly rollover reserve deposits are capped at $4.5 million inclusive of the initial rollover reserve deposit of $500,000 provided (i) there is no event of default continuing and (ii) the borrower maintains a debt service coverage ratio of at least 1.15x. Additionally, the borrower is required to deposit $125,000 on a monthly basis into an additional collateral reserve from September 6, 2013 through and including August 6, 2015 (totaling approximately $3.0 million over the collection term) as additional collateral for the EIP Portfolio Loan.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The borrowers are permitted to obtain mezzanine debt from an approved mezzanine lender secured by a pledge in the equity interest in the borrower until August 1, 2015, provided that: (i) the maximum principal amount of the mezzanine debt does not exceed $5,000,000, (ii) the combined debt yield is at least (a) 8.0% if the mezzanine loan is originated on or before October 30, 2013 or (b) 8.25% if the mezzanine loan is originated after October 30, 2013, (iii) the combined LTV is less than or equal to 75.0% and (iv) the combined debt service coverage ratio is at least (a) 1.15x if the mezzanine loan is originated on or before October 30, 2013 or (b) 1.20x if the mezzanine loan is originated after October 30, 2013.

Partial Release.  The borrowers may obtain the release of a non-income producing parcel located at the Newark Property provided, among other things, (i) the individual LTV for the Newark Property, as determined using the allocated loan amounts, and aggregate portfolio LTV after such release is less than or equal to 85.0% and (ii) the individual debt service coverage ratio, as determined using the allocated loan amounts, and aggregate portfolio debt service coverage ratio after such release is greater than or equal to 1.05x.

York, PA Newark, NJ Maple Heights, OH Indianapolis, IN	Collateral Asset Summary – Loan No. 2 Equity Industrial Partners Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$111,000,000 69.6% 1.25x 9.3%

York
North York
West York
York Galleria Mall
York County Shopping Center
Village Green Shopping Center
Eastern Blvd Plaza
York Revolution
Penn State York
York College
WellSpan York Hospital
Heritage Hills Golf Resort
Springwood Golf Club
Country Club of York
Rocky Ridge County Park
83
30
74
1

East Newark
Harrison
Newark
Riverfront Stadium
Rutgers University
University of Medicine and Dentistry
Symphony Hall
Independence Park
Newark Liberty International Airport
Newark Bay
Jersey City
New Jersey City University
Bayonne
Bayonne H.S. Veterans Stadium
Elizabeth
Newark Bay Bridge
Pulaski Skwy
Wilson Ave
Doremus Ave
New Jersey Tpke
280
95
78
21
440
1
9
2

Lake Erie
Euclid
Wickliffe
East Cleveland
South Euclid
Mayfield Heights
Cleveland
Cleveland Heights
Lyndhurst
University Heights
Shaker Heights
Beachwood
Warrensville Heights
Chagrin Falls
Brooklyn
Garfield Heights
Maple Heights
Bedford
Bedford Heights
Parma Heights
Parma
Seven Hills
Solon
North Royalton
Broadview Heights
Brecksville
Twinsburg
90
71
77
271
480
80
2
6
3

Whitestown
Zionsville
Carmel
Fishers
Walden Trace
Westchester Estates
New Augusta
Augusta Green
Ravenswood
Castleton
Yorkshire
Broad Ripple Village
Eagles Watch
Brownsburg
Wynnedale
Brookhaven
Lawrence
Audubon Gardens
Eagledale
Clermont
Speedway
Fairfax
Westridge
Lakeside
Warren Park
Indianapolis
Huntwick
Cartersburg
Christian Park
Indianapolis International
Mars Hill
Harding
South Village
Beech Grove
Camby
Mooresville
Huron Lakes
Dakota Ridge
Southgate Farms
Hill Valley Estates
New Bethel
Flat Branch Estates
Southern Springs
465
65
74
70
69
52
421
31
36
40
334
4

Equity Industrial Partners Portfolio III

CARTIFACT.

1	York	601 Memory Lane	York, PA	17402
2	Newark	740-768 Doremus Avenue	Newark, NJ	07114
3	Maple Heights	17000 Rockside Road	Maple Heights, OH	44137
4	Indianapolis	7900 West Rockville Road	Indianapolis, IN	46214

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Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

Mortgage Loan Information				Property Information
Loan Seller(1):	CCRE/GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Full Service Hospitality
Sponsor:	Istithmar Building FZE (UAE); Kerzner			Collateral:	Fee Simple
	International Limited (Bahamas)			Location:	San José del Cabo, MX
Borrower(2):	Certain indirect subsidiaries of Palmilla			Year Built / Renovated:	1956 / 2004, 2008
	JV, LLC			Rooms:	173
Original Balance(3):	$90,000,000			Property Management(10):	Kerzner International
Cut-off Date Balance(3):	$90,000,000			Underwritten NOI:	$19,119,482
% by Initial UPB:	7.1%			Underwritten NCF:	$16,371,244
Interest Rate:	5.7415%			Appraised Value:	$265,300,000
Payment Date:	6th of each month			Appraisal Date:	June 24, 2013
First Payment Date:	October 6, 2013
Maturity Date:	January 6, 2019			Historical NOI(11)
Amortization:	Interest Only			Most Recent NOI:	$19,780,921 (T-12 August 31, 2013)
Additional Debt(4):	$40,000,000 Subordinate Secured			2012 NOI:	$16,128,902 (December 31, 2012)
Call Protection(5):	L(25), D(35), O(4)			2011 NOI:	$11,669,306 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place			2010 NOI:	$11,878,091 (December 31, 2010)

Reserves(6)				Historical Occupancy
	Initial		Monthly	Current Occupancy:	73.2% (T-12 August 31, 2013)
Taxes:	$183,751		$20,417	2012 Occupancy:	67.3% (December 31, 2012)
Insurance:	$445,726		$109,395	2011 Occupancy:	61.5% (December 31, 2011)
FF&E:	$0	4% of prior month’s gross		2010 Occupancy:	53.8% (December 31, 2010)
			income
(1)    The One & Only Palmilla Loan was co-originated by CCRE and GACC.
(2)    Palmilla JV, LLC is a joint venture of the sponsors that indirectly owns 100.0% of the following borrower entities: Kerzner Compañia de Servicios, S. de R.L. de C.V., Kerzner Servicios Hoteleros, S. de R.L. de C.V., Kerzner Palmilla Golf Partners, S. de R.L. de C.V. and Kerzner Palmilla Hotel Partners, S. de R.L. de C.V.
(3)   The Original Balance and Cut-off Date Balance of $90.0 million represent the senior portion of a $130,000,000 whole loan (the “One & Only Palmilla Loan Combination”) evidenced by the senior notes (included in the trust) and a subordinate note with an original and cut-off date balance of $40,000,000.
(4)   See “Current Mezzanine or Subordinate Indebtedness” herein.
(5)   Partial release is permitted. See “Partial Release” herein. (6) See “Initial Reserves” and “Ongoing Reserves” herein.
(7)    The One & Only Palmilla Property is subject to a condominium regime. The borrowers control 27.4% of the condominium units in the condominium structure and a vote of 75% of the units is required for major decisions. As such, the borrowers may block any vote on major decisions.
(8)    Total Debt refers to the One & Only Palmilla Loan Combination.
(9)    Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR for the One & Only Palmilla Loan are 3.04x and 2.60x, respectively.
(10)    The One & Only Palmilla Property is managed by Kerzner International Management Services, Inc. and Kerzner International Management Services Mexico, S. de R.L. de C.V., affiliates of the sponsor. Additionally, the spa is managed by ESPA International US Inc. and the golf course is managed by Troon Mexico, S. de R.L. de C.V.
(11)    Increase in NOI from 2010 to T-12 is primarily driven by occupancy increasing from 53.8% in 2010 to 73.2% in August 2013.

Required Repairs:	$83,031		NAP
Seasonality Reserve:	$2,500,000		Springing
Condo Charge Reserve(7):	$115,000		$57,500

Financial Information
	Senior Mortgage Loan		Total Debt(8)
Cut-off Date Balance / Room:		$520,231	$751,445
Balloon Balance / Room:		$520,231	$751,445
Cut-off Date LTV:		33.9%	49.0%
Balloon LTV:		33.9%	49.0%
Underwritten NOI DSCR(9):		3.65x	1.93x
Underwritten NCF DSCR(9):		3.12x	1.65x
Underwritten NOI Debt Yield:		21.2%	14.7%
Underwritten NCF Debt Yield:		18.2%	12.6%
Underwritten NOI Debt Yield at Balloon:		21.2%	14.7%
Underwritten NCF Debt Yield at Balloon:		18.2%	12.6%

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

The Loan.  The One & Only Palmilla loan (the “One & Only Palmilla Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 173-key, full service ultra-luxury resort located in San José del Cabo, Mexico (the “One & Only Palmilla Property”) with an original principal balance of $90.0 million. The One & Only Palmilla Loan has a 64-month term and interest only payments for the term of the loan. The One & Only Palmilla Loan accrues interest at a fixed rate equal to 5.7415% and has a cut-off date balance of $90.0 million. Loan proceeds, along with subordinate secured debt of $40.0 million and approximately $9.2 million of equity from the sponsor, were used to retire existing debt of approximately $131.3 million, fund reserves of approximately $3.3 million and pay closing costs. Based on the appraised value of $265.3 million as of June 24, 2013, the cut-off date LTV ratio is 33.9% with remaining implied equity of $135.3 million. The most recent prior financing of the One & Only Palmilla Property was not included in a securitization.

The One & Only Palmilla Loan Combination was co-originated by CCRE and GACC.  The subordinate note with an original and cut-off date balance of $40,000,000, is held by ColFin Cabo Palm Funding, LLC (the “One & Only Palmilla Subordinate Noteholder”).  The relationship between the holders of the One & Only Palmilla Loan and the One & Only Palmilla Subordinate Noteholder are governed by a co-lender agreement as described under “Description of the Mortgage Pool – Loan Combinations / Split Loan Structure – One & Only Palmilla Loan Combination” in the accompanying prospectus supplement. For information regarding the One & Only Palmilla Loan Combination underlying documents  and certain specific aspects of Mexican Law, see “Legal Aspects of Mortgage Loans in California, Pennsylvania, Nevada and Mexico” in the prospectus supplement.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	64.6%	Loan Payoff	$131,281,389	94.3%
Subordinate Secured	$40,000,000	28.7%	Reserves	$3,327,508	2.4%
Sponsor Equity	$9,212,953	6.6%	Closing Costs	$4,604,056	3.3%
Total Sources	$139,212,953	100.0%	Total Uses	$139,212,953	100.0%

The Borrower / Sponsor.    The borrowers, Kerzner Compañia de Servicios, S. de R.L. de C.V., Kerzner Servicios Hoteleros, S. de R.L. de C.V., Kerzner Palmilla Golf Partners, S. de R.L. de C.V. and Kerzner Palmilla Hotel Partners, S. de R.L. de C.V., on a joint and several basis are each single purpose Mexican limited liability companies (sociedad de responsabilidad limitada de capital variable) structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The borrowers are 100% indirectly owned by Palmilla JV, LLC, a joint venture between the borrowers. The sponsors of the borrowers and nonrecourse carve-out guarantors are Istithmar Building FZE (UAE) (“Istithmar”) and Kerzner International Limited (Bahamas) (“Kerzner International”), jointly and severally.

Istithmar is a subsidiary of Istithmar World, a premier Dubai-based investment company with a broad international portfolio across North America, Europe, the Middle East, Asia and Africa.  Istithmar World’s investments include consumer, industrial, financial services and real estate assets in the form of majority and minority stakes, joint ventures, listed equities and debt securities. Istithmar World’s real estate portfolio includes world-renowned resorts, such as the Mandarin Oriental NY and Atlantis The Palm, Dubai. Additionally, Istithmar World is a subsidiary of Dubai World, one of the largest global holding companies, with over 50,000 employees in more than 100 cities.

Kerzner International is one of the world’s leading international developers and operators of destination resorts, casinos and luxury hotels. As the owner of the “One & Only” brand, Kerzner’s resorts are well-recognized and well-positioned with locations in South Africa, Mauritius, the Bahamas, the Maldives and Dubai. Since 2003, the One & Only Palmilla Property has been managed by Kerzner International Management Services, Inc. and Kerzner International Management Services Mexico, S. de R.L. de C.V., each an affiliate of Kerzner International.

The Property.    The One & Only Palmilla Property is a 173-key full service luxury resort located in San José del Cabo, Mexico. Originally built in 1956 and most recently renovated in 2004 and 2008 for approximately $102.5 million and $25.6 million, respectively, the One & Only Palmilla Property is comprised of 18 buildings located along the Sea of Cortez, with access to one of only three swimmable beaches in the Los Cabos area.  The One & Only Palmilla Property offers a campus-style layout with guestrooms on the north and south sides of the resort and public areas interspersed throughout the grounds. The room mix consists of 12 different room types, all of which have a patio or balcony facing the ocean, located in single and three-story buildings, with 73 oceanfront studios ranging from 500-750 sq. ft., 79 beachfront studios ranging from 680-750 sq. ft., five oceanfront one-bedroom suites ranging from 1,100-1,200 sq. ft., 15 beachfront one-bedroom suites ranging from 1,300-1,780 sq. ft. and the Villa Cortez, a four-bedroom 10,500 sq. ft. ultra-luxury beachfront villa. From 2008-2011, the One & Only Palmilla Property underwent an extensive capital improvement plan totaling approximately $38.2 million, which included renovations of all guestrooms and the addition of the Villa Cortez. Amenities for the One & Only Palmilla Property include 24-hour butler service for all guestrooms, two infinity-edge pools, swimmable beach area, four restaurants including two fine-dining restaurants inspired by world-renowned, Michelin-starred French chef Jean-Georges

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

Vongerichten, a full service ESPA spa and fitness center, a 27-hole Jack Nicklaus designed golf course, a 3,500 sq. ft. conference and events facility with outdoor patio, tennis and basketball courts, an herb garden with outdoor private cooking and dining facilities, a traditional Mexican chapel, a 40-foot Azimut yacht available for guests’ use and a kids-only club.

The One & Only Palmilla Property has received numerous accolades, including “World’s Best Service June 2012 – Ranked #1 in Mexico Resorts” and “World’s Best Awards 2011 - #1 Resort in Mexico, #48 Best Resort in the World” by Travel + Leisure. Additionally, the Only & Only Palmilla Property has been honored at least seven times with the “Condé Nast Traveler’s Readers Choice Award for Best Resort in Mexico” and is a member of “Condé Nast Traveler’s 2013 Platinum Circle,” a prestigious title awarded to hotels, resorts and cruise lines that have made “Condé Nast Traveler’s Gold Circle” for the past five years.

Demand segmentation for the One & Only Palmilla Property is comprised of approximately 88.0% tourism and approximately 12.0% group business. Historically, group business has accounted for 20-25% of occupied hotel room nights at the One & Only Palmilla Property and has been a large contributor to golf, spa and F&B revenue. As of August 2013, the One & Only Palmilla Property had 6,584 room nights “on the books” and an additional 1,529 tentative room nights, resulting in total bookings of 8,113 room nights compared to 4,722 room nights in the prior year. As a result, the One & Only Palmilla Property’s current pace is approximately 71.8% ahead of the same period last year.

Group Bookings Analysis
	August 2012 (for 2013)	August 2013 (for 2014)	YoY Growth
Definitive Room Nights	3,287	6,584	100.3%
Tentative Room Nights	1,435	1,529	6.6%
Total	4,722	8,113	71.8%

Environmental Matters. The Phase I environmental report dated August 6, 2013 recommended the development and implementation of an asbestos operation and maintenance plan at the One & Only Palmilla Property, which is currently in place. The Phase I environmental report also identified a recognized environmental condition involving an existing dry cleaning machine and recommended best management practices. Additionally, the borrowers purchased a $2.0 million environmental insurance policy.

The Market. The One & Only Palmilla Property is located in San José del Cabo, Mexico within the Los Cabos municipality. Los Cabos encompasses 852,887 acres and is comprised of the towns of San José del Cabo, Cabo San Lucas and the Tourist Corridor, an 18.6-mile stretch between San José del Cabo and Cabo San Lucas. Primary access to the One & Only Palmilla Property is provided by the Transpeninsular Highway, which passes through Cabo San Lucas and provides access to cities such as La Paz and Loreto and Federal Highway 19. The Los Cabos International Airport is located 11 miles northwest of the One & Only Palmilla Property. In 2012, the airport served approximately 3.0 million passengers, an increase of 7.5% from 2011. As a result of increased demand, the Los Cabos International Airport is currently undergoing an $80.0 million renovation to accommodate larger aircraft and longer-range direct flights.

Los Cabos represents one of Mexico’s five integrally planned beach centers, a sector that is monitored and planned by FONATUR (the “National Trust Fund for Tourist Development”), a master plan focusing on the development of tourism infrastructure. Los Cabos offers an exclusive tourism market driven by world class destination hotels, sports fishing activities and some of Mexico’s most distinctive golf courses. The United States is the main geographical draw for Los Cabos, accounting for over 80.0% of the tourism market share. In addition to tourism, the Mexican government spent approximately $180.0 million in June 2012 for the development of a convention center and highway improvements along the Tourist Corridor as a result of the G-20 Summit, a leading international cooperation forum focusing on the most important international economic and financial issues. According to the appraiser, there is also increased interest in urban development in San José del Cabo due to an expanding population.

The Los Cabos hotel market contains approximately 9,000 hotel rooms. The ultra-luxury segment of the Los Cabos market represents a small percentage of the market with 397 rooms. As of July 2013, the One & Only Palmilla Property was reported as having the highest occupancy levels within its competitive set and the second-highest RevPAR and ADR. The One & Only Palmilla Property reported penetration rates of 128.6%, 124.9% and 160.7% for occupancy, ADR and RevPAR, respectively.

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

Historical Occupancy, ADR, RevPAR(1)
	The One & Only Palmilla Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 July 2013	70.6%	$880.17	$621.48	54.9%	$704.54	$386.73	128.6%	124.9%	160.7%
T-12 July 2012	65.8%	$797.94	$525.09	50.3%	$656.11	$330.24	130.7%	121.6%	159.0%
T-12 July 2011	59.5%	$810.33	$482.53	45.8%	$671.01	$307.50	129.9%	120.8%	156.9%
T-12 December 2010	53.8%	$868.75	$467.22	39.1%	$559.93	$218.72	137.7%	155.2%	213.6%
(1)	Source: Hospitality research report
(2)	The competitive set consists of resorts located in San José del Cabo, Punta Mita and Cabo San Lucas.

Competitive Set
Name	One & Only Palmilla	Rosewood Las Ventanas Al Paraiso Resort	Four Seasons Resort Punta Mita	Esperanza Resort	Capella Pedregal Resort Cabo San Lucas	St. Regis Punta Mita Resort
# of Rooms	173	71	173	57	96	120
Location	San José del Cabo	San José del Cabo	Punta Mita	Cabo San Lucas	Cabo San Lucas	Punta Mita
Occupancy(1)	70.6%	67.0%	42.0%	57.0%	58.0%	50.0%
ADR(1)	$880.17	$1,055	$650.00	$590.00	$670.00	$426.00
RevPAR(1)	$621.48	$706.85	$273.00	$336.30	$388.60	$213.00
Swimmable Beach	Yes	No	Yes	No	No	Yes
On-Site Golf-Course	Yes	No	Yes	No	No	Yes
Health Club	Yes	Yes	Yes	Yes	Yes	Yes
Spa	Yes	Yes	Yes	Yes	Yes	Yes
Business Center	Yes	Yes	Yes	Yes	Yes	Yes
Kids Club	Yes	Yes	Yes	No	No	Yes
Branded Chef	Yes	No	No	No	No	No
Wedding Chapel	Yes	No	No	No	No	No
(1)
Occupancy, ADR and RevPAR for the One & Only Palmilla Property are as of T-12 July 2013 from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are 2012 annual estimates provided by the appraiser.

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 8/31/2013	U/W(1)	U/W per Room
Occupancy	53.8%	61.5%	67.3%	73.2%	73.1%
ADR	$868.82	$790.45	$825.00	$855.71	$850.47
RevPAR	$467.26	$485.77	$555.63	$626.49	$621.48

Room Revenue	$29,505,179	$30,674,130	$35,181,294	$39,559,503	$39,270,321	$226,996
F&B Revenue	14,235,981	14,614,777	16,227,359	17,378,282	17,306,760	100,039
Other Revenue(2)	10,538,155	10,264,744	11,360,292	12,326,510	12,128,878	70,109
Total Revenue	$54,279,315	$55,553,650	$62,768,945	$69,264,295	$68,705,959	$397,144
Operating Expenses	23,902,249	25,426,360	27,097,826	28,890,214	28,687,173	165,822
Undistributed Expenses	16,979,252	17,035,314	18,158,763	19,411,418	19,341,556	111,801
Gross Operating Profit	$13,397,815	$13,091,977	$17,512,356	$20,962,663	$20,677,229	$119,522
Total Fixed Charges	1,519,724	1,422,671	1,383,454	1,181,742	1,557,747	9,004
Net Operating Income(3)	$11,878,091	$11,669,306	$16,128,902	$19,780,921	$19,119,482	$110,517
FF&E(4)	2,171,173	2,222,146	2,510,758	2,770,572	2,748,238	15,886
Net Cash Flow	$9,706,918	$9,447,160	$13,618,144	$17,010,349	$16,371,244	$94,631
(1)	U/W is based on T-12 7/31/2013 financials.
(2)	Other Revenue includes revenue from the golf resort, health club and retail spaces.
(3)
Underwritten NOI is approximately 20.7% below the historical peak NOI of approximately $24.1 million in 2007, which was achieved prior to the $25.6 million renovation in 2008 that included the addition of the Villa Cortez, renovations to all guestrooms, the addition of 16 plunge pools and the renovation of the Agua restaurant as well as the fine dining restaurant Market by Michelin-starred Chef Jean-Georges Vongerichten. Additionally, the One & Only Palmilla Property’s YTD August group booking pace (i.e. definitive room nights and tentative room nights “on the books”) for 2014 is approximately 71.8% ahead of the same period for the prior year.

(4)	An FF&E reserve of 4.0% of total revenue was applied to each of the historical cash flows and the U/W cash flow.

Property Management.    The One & Only Palmilla Property is managed by Kerzner International Management Services, Inc. and Kerzner International Management Services Mexico, S. de R.L. de C.V., affiliates of the sponsor. The spa is managed by ESPA International US Inc. and the golf resort is managed by Troon Mexico, S. de R.L. de C.V.

Lockbox / Cash Management.    The One & Only Palmilla Loan is structured with U.S. and Mexican hard lockboxes and U.S. based in place cash management from which funds are distributed in accordance with the cash management agreement. A full excess cash flow sweep will occur upon (i) an event of default, (ii) the failure by the borrowers after the end of any calendar quarter to maintain (a) a DSCR based on the One & Only Palmilla Loan Combination debt service of 1.10x until the DSCR is at least 1.20x for two consecutive calendar quarters, (b) a debt yield based on the One & Only Palmilla Loan Combination principal balances of at least 12.0% or (iii) at any time the accrual and deferral of interest on the subordinate note is outstanding. With regard to clause (a), the borrowers may post cash or a letter of credit (provided that, in the case of a letter of credit the aggregate amount does not exceed 10.0% of the One & Only Palmilla Loan Combination) in order to be subtracted from the combined outstanding principal balance of the One & Only Loan Combination on which the DSCR is calculated.

U.S.-originated sales settle in U.S. dollars, are deposited directly into the U.S. lockbox, and are swept on a daily basis into the U.S.-based cash management account.  Mexico-originated sales which settle in U.S. dollars are deposited directly into the Mexican lockbox and are swept twice per week into the U.S.-based cash management account.  Mexico-originated sales which settle in pesos are deposited directly into the Mexican lockbox and are used to service peso-denominated One & Only Palmilla Property expenses, unless required to cover shortfalls in the U.S.-based cash management account. As of year-end 2012, approximately 71.0% of the One & Only Palmilla Property’s revenues settled in U.S. dollars and approximately 45.0% of the One & Only Palmilla Property’s expenses are payable in U.S. dollars, resulting in a substantial surplus of U.S. dollars after paying U.S.-dollar denominated expenses to cover total debt service.

Initial Reserves.    At closing, the borrowers deposited (i) $183,751 into a tax reserve account, (ii) $445,726 into an insurance reserve account, (iii) $83,031 into a reserve for required repairs, (iv) $2,500,000 into a seasonality reserve account and (v) $115,000 into a reserve for condominium charges.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $20,417, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

currently equates to $109,395, into an insurance premium account (iii) 4.0% of the prior month’s gross revenues into a monthly FF&E reserve account and (iv) $57,500 into a reserve account for condominium charges. During December through May and July of each year (“High Season”), the borrowers will be required to deposit 1/5 of the Seasonality Amount for such High Season, plus any excess cash until the entire Seasonality Amount has been deposited. In August of each year, the borrowers will be required to deposit an amount to fund any remaining shortfalls in a seasonality reserve. In addition, any remaining excess cash, as determined by the cash management agreement, will be disbursed to the borrowers’ working capital account until the account equals $1.0 million.

The “Seasonality Amount” will be an amount equal to 115.0% of the aggregate amount of shortfalls during the applicable months following the High Season, including the month of June, as determined by the lender based on the shortfalls during the previous Low Season, less the amount remaining in the seasonality reserve at the beginning of such High Season.

“Low Season” means June, August, September, October and November of each calendar year.

Current Mezzanine or Subordinate Indebtedness.    The One & Only Palmilla Loan Combination includes a $40.0 million subordinate secured companion loan that is currently held by ColFin Cabo Palm Funding, LLC. The subordinate companion loan is coterminous with the One & Only Palmilla Loan and accrues interest at a rate of 11.5000% per annum. Until such time that the debt yield based on the outstanding principal balance of One & Only Palmilla Loan Combination principal balance exceeds 12.0% for two consecutive fiscal quarters (the “Debt Yield Requirement”), the borrowers have the right to defer payment of 3.0% of the monthly debt service associated with the subordinate companion loan.  Upon satisfying the Debt Yield Requirement (provided no other cash sweep trigger is then in effect), the borrowers may elect to make distributions from the excess cash reserve. However, in the event the borrowers make such distributions from the excess cash reserve, the borrowers will not have the right to defer payment of interest again for the remainder of the One & Only Palmilla Loan term.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. The borrowers may obtain the release of all or a portion of a predetermined area of the golf course (not to exceed up to nine holes on the 27-hole golf course) located at the One & Only Palmilla Property provided, among other things, (i) there is no event of default, (ii) the release parcel is not necessary for the operation or use of the One & Only Palmilla Property, (iii) the debt yield based on outstanding senior and subordinate principal balances is at least 11.5% immediately following the release and (iv) the LTV ratio based on the One & Only Palmilla Loan Combination outstanding principal balance is no greater than 55.0% based on an assumed minimum reduction of $14.4 million in value of the remaining property due to the release. Additionally, the release price will be determined as follows, (i) if the release is to an affiliate of the sponsor, the release price will be $14.4 million, (ii) if the release is to a third party, the release price will be subject to a cap of $14.4 million and a floor of $10.0 million and (iii) if the release is to an affiliate of the sponsor that contributes the release parcel to a joint venture with a third party, the borrower will be required to pay noteholders all amounts received by the borrower generated from the joint venture prior to the maturity date of the One & Only Palmilla Loan, subject to a cap of $14.4 million, as well as any unpaid portion of such cap on the maturity date, provided that in each case such prepayment will be accompanied by a yield maintenance premium.

Political Risk Insurance. The borrowers were required to purchase political risk insurance. Political risk insurance protects against deprivation of any collateral (real property or monies) caused by any governmental interference by the host country (Mexico).  Specifically, the policy indemnifies the One & Only Palmilla Loan Combination noteholders for losses caused principally and directly by expropriatory acts or conditions of currency inconvertibility or non-transfer which result in a missed scheduled payment of principal or interest due under the One & Only Palmilla Loan Combination or deprivation of fundamental creditor rights under the One & Only Palmilla Loan. The policy has a $130.0 million limit, an initial term that is co-terminus with the One & Only Palmilla Loan term, and following the maturity of the One & Only Palmilla Loan, two three-month extension options (whereby extensions follow a commercial default so as to extend the policy to cover deprivation of the One & Only Palmilla noteholders’ rights, if needed).

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

1 Entrance Gate
2 Porte Cochere
3 Reception/Lobby
4 Market & Suviche Restaurant & Lounge
5 Breeze Restaurant
6 Agua Restaurant & Bar
7 Vista Pool & Bar
8 Agua Pool
9 Children's Pool & Play Area
10 Swimmable Beach
11 Casa Arena
12 Casa Gardenia
14 Casa Encanto
15 Casa Tres Palmas
16 Casa Mañanitas
17 Casa Margaritas
21 Casa Angelica
22 Casa Sirena
23 Casa Playa
24 Casa Bougainvillea
25 Casa Colores
26 Casa Miramar
27 Villa Cortez
28 Spa
29 Fitness Centre
30 Conference Centre
31 Library
32 Chapel
33 Boutique & Sundry Shop
34 Guest Parking
Tricycles
N

Site plan based on information provided by the borrower.

Carretera Transpeninunsular Kilometro 7.5 Punta Palmilla 23400 San José del Cabo, MX 01 624 146 7	Collateral Asset Summary – Loan No. 3 One & Only Palmilla	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 33.9% 3.12x 21.2%

Las Vegas
Los Angeles
Phoenix
San Diego
Tijuana
Tucson
El Paso
Ensenada
Hermosillo
Chihuahua
MEXICO
PACIFIC
OCEAN
La Paz
Mazatlan
Cabo San Lucas
Puerto Vallarta
LOS CABOS
INTERNATIONAL
AIRPORT
LIBRAMIENTO AL AEROPUERTO
1
San Jose
Del Cabo
Club Campestre
San Jose del Cabo
One and Only Palmilla
Carretera Transpeninunsular Kilometro
7.5 Punta Palmilla 23400
San Jose Del Cabo, Mexico 01 624 146 7
Bahia San Jose
del Cabo
Palmilla
Golf Course
BAJA
CALIFORNIA
El Dorado
Golf Course
Cabo Real
Golf Course
Las Ventanas al Paraiso
SAN FELIPE
MOUNTAINS
GULF OF CALIFORNIA
(SEA OF CORTEZ)
Cabo Del Sol
Mountain Course (Future)
Cabo Del Sol
Desert Course
Esperanza Resort
Los Cabos
Country Club
Cabo
San Lucas
Bahia
San Lucas
El Arco
CARTIFACT.

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Self Storage
312-243-2222
Move in for $1

Metro Self Storage
METRO SELF STORAGE

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of 22 properties
Loan Purpose:	Refinance		Property Type:	Self Storage
Sponsor(1)(2):	Metro Storage		Collateral:	Fee Simple
Borrower(1):	Various		Location:	Florida, Georgia, Illinois
Original Balance:	$90,000,000		Year Built / Renovated:	1990-2005 / Various
Cut-off Date Balance:	$90,000,000		Total Sq. Ft.:	1,512,033
% by Initial UPB:	7.1%		Total Units(6):	13,986
Interest Rate:	5.1375%		Property Management:	Metro Storage LLC
Payment Date:	6th of each month		Underwritten NOI:	$8,947,325
First Payment Date:	September 6, 2013		Underwritten NCF:	$8,721,195
Maturity Date:	August 6, 2023		Appraised Value(4):	$153,900,000
Amortization:	Interest Only		Appraisal Date:	June 2013
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)		Historical NOI
Lockbox / Cash Management:	Springing Soft / Springing		Most Recent NOI:	$9,167,752 (T-12 April 30, 2013)
			2012 NOI:	$8,815,922 (December 31, 2012)
Reserves(3)			2011 NOI:	$8,355,792 (December 31, 2011)
	Initial	Monthly	2010 NOI:	$7,668,987 (December 31, 2010)
Taxes:	$827,333	$126,142
Insurance:	$115,657	$19,454	Historical Occupancy(7)
Replacement:	$0	$18,844	Current Occupancy:	89.2% (July 31, 2013)
			2012 Occupancy:	85.4% (December 31, 2012)
Financial Information			2011 Occupancy:	82.3% (December 31, 2011)
Cut-off Date Balance / Sq. Ft. (Unit):		$60 ($6,435)	2010 Occupancy:	78.6% (December 31, 2010)
Balloon Balance / Sq. Ft. (Unit):		$60 ($6,435)
(1)   The sponsor is also affiliated with the sponsor under the mortgage loan identified on Annex A-1 as Metro 7 Portfolio, which has a Cut-off Date Balance of $26.2 million.
(2)   See “The Borrower / Sponsor” herein for a description of the borrowers. The non-recourse carve-out guarantors are Mathew M. Nagel and K. Blair Nagel, jointly and severally.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   The appraised value is based on a portfolio valuation and incorporates a capitalization rate reduction of 0.60% applied by the appraiser to account for the portfolio nature of the collateral. The combined appraised value of all of the properties individually is $140.4 million which equates to a cut-off-date and balloon LTV ratio of 64.1%
(5)   Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment.  Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.52x and 1.48x, respectively.
(6)   Total Units include 13,509 storage units and 477 parking spaces.
(7)   Occupancy based on Total Sq. Ft.

Cut-off Date LTV(4):		58.5%
Balloon LTV(4):		58.5%
Underwritten NOI DSCR(5):		1.91x
Underwritten NCF DSCR(5):		1.86x
Underwritten NOI Debt Yield:		9.9%
Underwritten NCF Debt Yield:		9.7%
Underwritten NOI Debt Yield at Balloon:		9.9%
Underwritten NCF Debt Yield at Balloon:		9.7%

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Portfolio Summary
Property Name	Location	Total Units(1)	Total Sq. Ft.	Year Built	Allocated Loan Amount	Appraised Value(2)	Occupancy (SF / Unit)(3)
Chicago Grand	Cook, IL	1,138	99,160	2003	$14,400,000	$21,300,000	91% / 89%
Wesley Chapel	Pasco, FL	659	76,095	2000	$5,300,000	$8,040,000	89% / 91%
New Tampa/Bruce B Downs	Hillsborough, FL	443	56,295	2005	$4,700,000	$6,990,000	95% / 95%
Stockbridge	Henry, GA	865	105,485	1998	$4,700,000	$7,000,000	86% / 84%
Lithonia	DeKalb, GA	774	87,725	2001	$4,600,000	$7,500,000	83% / 80%
Batavia	Kane, IL	743	87,050	1988	$4,500,000	$8,100,000	93% / 91%
Sandy Springs	Fulton, GA	613	60,295	1998	$4,400,000	$6,200,000	93% / 94%
Belcher	Pinellas, FL	660	70,880	2001	$4,300,000	$6,600,000	89% / 86%
Seffner	Hillsborough, FL	529	59,235	2000	$4,300,000	$6,400,000	91% / 93%
Largo	Pinellas, FL	840	75,515	1990	$4,300,000	$6,300,000	86% / 81%
Fletcher	Hillsborough, FL	713	72,238	2001	$4,100,000	$6,330,000	95% / 95%
Tampa/W. Fletcher	Hillsborough County, FL	602	63,348	2003	$4,000,000	$5,700,000	93% / 94%
Carrollwood	Hillsborough, FL	696	71,800	2001	$3,500,000	$6,150,000	87% / 83%
Riverview	Hillsborough, FL	487	46,275	2002	$3,300,000	$5,300,000	94% / 92%
Lutz	Pasco, FL	612	59,350	2001	$3,200,000	$5,000,000	89% / 86%
Stone Mountain	DeKalb, GA	703	75,760	2001	$3,200,000	$5,200,000	93% / 92%
Spring Hill	Hernando, FL	454	54,400	2003	$2,900,000	$4,700,000	89% / 91%
Roswell	Fulton, GA	455	62,265	1998	$2,600,000	$4,000,000	92% / 93%
Decatur	DeKalb, GA	619	71,157	2000-2002	$2,400,000	$4,200,000	75% / 74%
Lakeland	Polk, FL	472	47,515	2005	$2,200,000	$3,800,000	95% / 93%
Norcross	Gwinnett, GA	410	49,495	1994	$1,800,000	$2,800,000	90% / 88%
Lithia Springs	Douglas, GA	499	60,695	1997	$1,300,000	$2,750,000	81% / 84%
Total / Wtd. Average:		13,986	1,512,033		$90,000,000	$140,360,000	89% / 88%
(1)	Total Units include 13,509 storage units and 477 parking spaces.
(2)
The appraised values are the individual values for each property. The appraiser applied a 0.60% capitalization rate reduction due to the portfolio component of the loan which increases the appraised value of the portfolio to $153.9 million.

(3)	Occupancy based on borrower provided summaries as of July 31, 2013.

The Loan. The Metro 22 Portfolio loan (the “Metro 22 Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in 22 self storage properties totaling 1,512,033 sq. ft. or 13,986 units located in Florida, Georgia and Illinois (the “Metro 22 Portfolio Properties”) with an original principal balance of $90.0 million.  The Metro 22 Portfolio Loan has a 10-year term and interest only payments for the term of the loan.  The Metro 22 Portfolio Loan accrues interest at a fixed rate equal to 5.1375% and has a cut-off date balance of $90.0 million.  Loan proceeds along with approximately $7.4 million of equity from the sponsor were used to retire existing debt of approximately $77.9 million, buy out a partner for approximately $17.1 million, fund upfront reserves and pay closing costs.  Based on the appraised value of $153.9 million, the cut-off date LTV ratio is 58.5% with remaining implied equity of approximately $56.5 million.  The most recent prior financing of certain Metro 22 Portfolio Properties were included in the BACM 2005-1, GSMS 2004-GG2, GECMC 2004-C1, GCCFC 2005-GG5 and GECMC 2006-C1 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	92.4%	Loan Payoff	$77,928,430	80.0%
Sponsor Equity	$7,425,749	7.6%	Partnership Buyout	$17,129,938	17.6%
			Reserves	$942,990	1.0%
			Closing Costs	$1,424,391	1.5%
Total Sources	$97,425,749	100.0%	Total Uses	$97,425,749	100.0%

The Borrower / Sponsor.    The borrowers, Nagel Holdings LLC, Chicago Grand Avenue LLC, Tampa Fletcher Storage LLC, Riverview Storage LLC, Spring Hill Storage LLC, 54/41 Storage LLC, Lakeland Storage LLC, New Tampa Storage LLC, Dunwoody Storage LLC and Roswell Storage LLC, are each a Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carveout guarantors are Matthew M. Nagel and K. Blair Nagel, jointly and severally.

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Matthew and Blair Nagel are the principals of Metro Storage, a national self storage company with over 100 facilities encompassing over 6.5 million sq. ft. and serving 75,000 customers annually in 12 states. Metro Storage was founded in 1973 by Matthew and Blair Nagel’s father, and is the fifth largest privately held self storage company in the United States. Matthew and Blair Nagel have both been at Metro Storage for over 25 years. The Metro 22 Portfolio Properties were purchased by the borrowers between 2000 and 2007 for an aggregate cost of $95.8 million.  The borrowers subsequently invested $14.4 million in capital expenditures to renovate the properties and improve performance, resulting in a total cost basis of $110.2 million.

The Property. The Metro 22 Portfolio Loan is secured by the fee interest in 22 self storage properties, together consisting of approximately 1,512,033 sq. ft. The Metro 22 Portfolio Properties are located across three states with 12 located in Florida, eight in Georgia and two in Illinois. The Metro 22 Portfolio Properties range from 46,275 sq. ft. to 105,485 sq. ft., or 410 units to 1,138 units. The unit mixes include interior and exterior storage units (53.9% climate controlled), as well as RV and boat parking units.  As of July 31, 2013, the Metro 22 Portfolio Properties were 88.2% leased based on total units and 89.2% based on total sq. ft. The Metro 22 Portfolio properties are located proximate to major highways and within the major MSAs of Tampa Bay, Atlanta and Chicago.

Unit Mix
Property Name	Total Sq. Ft.	Total Units	Climate Controlled Units	Non-Climate Controlled Units	Parking/ RV Units
Chicago Grand	99,160	1,138	1,133	0	5
Wesley Chapel	76,095	659	447	212	0
New Tampa/Bruce B Downs	56,295	443	403	20	20
Stockbridge	105,485	865	153	680	32
Lithonia	87,725	774	30	634	110
Batavia	87,050	743	474	269	0
Sandy Springs	60,295	613	613	0	0
Belcher	70,880	660	545	115	0
Seffner	59,235	529	311	198	20
Largo	75,515	840	336	459	45
Fletcher	72,238	713	436	233	44
Tampa/W. Fletcher	63,348	602	240	346	16
Carrollwood	71,800	696	404	292	0
Riverview	46,275	487	123	312	52
Lutz	59,350	612	269	333	10
Stone Mountain	75,760	703	289	400	14
Spring Hill	54,400	454	121	269	64
Roswell	62,265	455	253	195	7
Decatur	71,157	619	94	511	14
Lakeland	47,515	472	400	51	21
Norcross	49,495	410	80	327	3
Lithia Springs	60,695	499	22	477	0
Total / Wtd. Average:	1,512,033	13,986	7,176	6,333	477

Environmental Matters.  The Phase I environmental reports dated July 2013 recommended no further action, except with respect to the Largo, Decatur and Batavia properties, where the Phase I environmental reports recommended the development and implementation of an asbestos operation and maintenance plans, which are in-place for all.

The Market.  The US self storage market encompassed over 50,000 self storage facilities totaling approximately 3.0 billion sq. ft. in 2012 according to industry reports. The customer base for self storage is broken down into four categories: residential, commercial, student and military, of which residential represents approximately 69.0% of the unit mix. The below chart depicts market information compared to the Metro 22 Portfolio Properties.

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Market Comparison
				Market Comparables(1)
Property Name	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy(2)	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy
Chicago Grand	$152	$1.74	91%	$166	$1.90	86%
Wesley Chapel	$115	$1.00	89%	$127	$1.10	90%
New Tampa/Bruce B Downs	$151	$1.19	95%	$156	$1.17	88%
Stockbridge	$82	$0.67	86%	$95	$0.75	79%
Lithonia	$88	$0.78	83%	$116	$0.87	89%
Batavia	$105	$0.90	93%	$116	$0.99	81%
Sandy Springs	$101	$1.03	93%	$106	$1.08	80%
Belcher	$102	$0.95	89%	$114	$1.06	82%
Seffner	$118	$1.05	91%	$134	$1.15	90%
Largo	$82	$0.92	86%	$98	$1.03	80%
Fletcher	$103	$1.01	95%	$107	$0.99	87%
Tampa/W. Fletcher	$95	$0.90	93%	$98	$0.91	86%
Carrollwood	$86	$0.83	87%	$99	$0.96	84%
Riverview	$104	$1.10	94%	$122	$1.14	92%
Lutz	$87	$0.90	89%	$99	$1.00	82%
Stone Mountain	$87	$0.80	93%	$89	$0.81	81%
Spring Hill	$94	$0.79	89%	$111	$0.82	82%
Roswell	$102	$0.74	92%	$109	$0.78	83%
Decatur	$71	$0.61	75%	$94	$0.80	90%
Lakeland	$89	$0.88	95%	$97	$0.92	90%
Norcross	$81	$0.67	90%	$92	$0.76	81%
Lithia Springs	$63	$0.52	81%	$78	$0.64	82%
Wtd. Average:	$99	$0.92	89%	$110	$0.98	85%
(1)	Source: Appraisals
(2)	Based on the rent roll as of July 31, 2013, which is based on sq. ft.

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 4/30/2013	U/W	U/W PSF
Base Rent(1)	$13,835,137	$14,425,901	$15,191,309	$15,492,872	$15,745,578	$10.41
Value of Vacant Space	0	0	0	0	2,590,298	1.71
Gross Potential Rent	$13,835,137	$14,425,901	$15,191,309	$15,492,872	$18,335,876	12.13
Total Recoveries	0	0	0	0	0	0.00
Total Other Income(2)	1,354,230	1,460,852	1,613,692	1,667,871	1,667,871	1.10
Less: Vacancy(3)(4)	(1,232,156)	(1,333,556)	(1,476,817)	(1,463,982)	(4,491,820)	(2.97)
Effective Gross Income	$13,957,211	$14,553,197	$15,328,183	$15,696,761	$15,511,927	10.26
Total Operating Expenses	6,288,224	6,197,405	6,512,262	6,529,009	6,564,602	4.34
Net Operating Income	$7,668,987	$8,355,792	$8,815,922	$9,167,752	$8,947,325	5.92
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	226,130	0.15
Net Cash Flow	$7,668,987	$8,355,792	$8,815,922	$9,167,752	$8,721,195	5.77

(1)	U/W Base Rent based on in place rent roll as of May 19, 2013.
(2)	Total Other Income consists of delinquent fees and administrative fees.
(3)	U/W Vacancy based on in place vacancy as of May 19, 2013.
(4)	Vacancy includes rent loss and concessions.

Property Management. The Metro 22 Portfolio Properties are managed by Metro Storage LLC, an affiliate of the guarantors.

Lockbox / Cash Management. The Metro 22 Portfolio Loan is structured with a springing soft lockbox and springing cash management. The borrowers and property manager collect rents at the Metro 22 Portfolio Properties and upon a cash management trigger, the borrowers and property manager are required to deposit rents into the cash management account. In place cash management is triggered upon (i) the failure of the borrowers to maintain at the end of two consecutive calendar quarters a DSCR of 1.15x, (ii) an event of default or (iii) a bankruptcy action by any of the borrowers, the SPE component entities, the sponsor or the guarantors. An excess cash sweep is required upon (i) an event of default or (ii) a bankruptcy action by any of the borrowers, the SPE component entities, the sponsor or the guarantors.

Initial Reserves. At closing, the borrowers deposited (i) $827,333 into a tax reserve account and (ii) $115,657 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $126,142 into a tax reserve account, (ii) 1/12 of the estimated annual insurance premium, which currently equates to $19,454 into an insurance reserve account and (iii) $18,844 into a replacement reserve account, which is capped at $678,390.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    On any date after the lockout period ends, the borrowers may obtain the release of one or more Metro 22 Portfolio Properties in connection with a sale to a bona-fide third party purchaser, provided, among other things, (i) the borrowers partially defease the Metro 22 Portfolio Loan in an amount at least equal to the greater of (a) 100% of the net sale proceeds and (b) 125% of the allocated loan amount with respect to the Metro 22 Portfolio Property to be released, except with respect to a release of the New Tampa / Bruce B Downs property, the Chicago Grand property, or the Sandy Springs property, which each require defeasance of 150% of the related allocated loan amount, (ii) the DSCR on a 30-year amortizing equivalent is no less than the greater of (a) 95.0% of the DSCR immediately preceding the release and (b) 1.49x and (iii) the LTV ratio is no greater than the lesser of (a) 105.0% of the LTV ratio immediately preceding the sale and (b) 58.5% and (iv) no more than $25.0 million of the original outstanding principal balance of the Metro 22 Portfolio Loan may be defeased in connection with a partial release of collateral.

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Substitution.   The borrowers are permitted to release an individual Metro 22 Portfolio Property and substitute a new property as collateral for the Metro 22 Portfolio Loan provided that, among other things, (i) the substitute property appraised value is at least equal to 110% of the value of the released property (based on the value of the individual property at the closing of the loan or the date immediately preceding the substitution, whichever is greater), (ii) after substitution, the DSCR is at least equal to the greater of (a) 95% of the DSCR immediately prior to substitution and (b) the DSCR at closing, (iii) the NOI for the substitute property for the three years preceding the substitution is greater than the NOI of the released property for each of those three years and (iv) the pro forma NOI for all of the Metro 22 Portfolio Properties (including the substitute property and excluding the released property) is at least equal to the greater of (a) 95.0% of the pro forma NOI of all of the Metro 22 Portfolio Properties (including the released property and excluding the substitute property) immediately prior to substitution and (b) the NOI of all of the Metro 22 Portfolio Properties at closing.

Florida, Georgia, Illinois	Collateral Asset Summary – Loan No. 4 Metro 22 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 58.5% 1.86x 9.9%

Barrington Hills
Carpentersville
Palatine
Northbrook
Winnetka
East Dundee
Arlington Heights
Wilmette
Elgin
Hoffman Estates
Mount Prospect
Glenview
Evanston
Schaumburg
Elk Grove Village
Des Plaines
Niles
Skokie
Lake Michigan
South Elgin
Hanover Park
CHICAGO O'HARE INTERNATIONAL AIRPORT
Wayne
Itasca
Norridge
Bensenville
Elmwood Park
St. Charles
Carol Stream
Addison
Franklin Park
Lincolnpark
DUPAGE COUNTY AIRPORT
Geneva
Oak Park
Wheaton
Elmhurst
Maywood
Chicago
Batavia
Lombard
Berwyn
Cicero
Oak Brook
Warrenville
North Aurora
Downers Grove
CHICAGO MIDWAY INT'L AIRPORT
Aurora
Hodgkins
Naperville
Burr Ridge
Bridgeview
BOLINGBROOK'S CLOW INT'L AIRPORT
Oak Lawn
Evergreen Park
Chicago Ridge
Bolingbrook
Alsip
Blue Island
Calumet Park
Lemont
Orland Park
Riverdale
Plainfield
Oak Forest
South Holland
LEWIS UNIVERSITY AIRPORT
Orland Hills
Tinley Park
Joliet
Glenwood

Alpharetta
Suwanee
CROSS POINT
Kennesaw
Johns Creek
Roswell
COBB COUNTY AIRPORT MCCOLLUM FIELD
THE SUMMIT AT PIEDMONT
PEACHTREE CORNERS
Sandy Springs
Marietta
BRANDI COVE
Norcross
DOBBINS AIR RESERVE BASE
Powder Springs
Chamblee
Snellville
North Atlanta
Lithia Springs
Atlanta
Clarkston
Stone Mountain
ROCKBRIDGE
SCOTTDALE
MOUNTAIN COVE
Decatur
Lithonia
Gresham Park
ATLANTA INTERNATIONAL AIRPORT
Forest Park
Union City
Riverdale
Stockbridge

New Port Richey
Wesley Chapel
Zephyrhills
Land O' Lakes
Odessa
Holiday
Trinity
Lutz
Keystone
Tarpon Springs
Cheval
Saint Joseph Sound
GULF OF MEXICO
Gibsonia
Palm Harbor
Thonotosassa
Citrus Park
Temple Terrace
Dunedin
Oldsmar
Westchase
Lakeland
Town 'N' Country
TAMPA EXECUTIVE AIRPORT
Plant City
Safety Harbor
Dover
Clearwater
TAMPA INTERNATIONAL AIRPORT
LAKELAND LINDER REGIONAL AIRPORT
Seffner
Belleair
Old Tampa Bay
Belleair Beach
Brandon
Largo
ST. PETERSBURG INTERNATIONAL AIRPORT
Tampa
Mulberry
Indian Rocks Beach
Progress Village
Indian Shores
Seminole
Pinellas Park
MACDILL AFB
Hillsborough Bay
Riverview
Redington Beach
Kenneth City
St Petersburg
Tampa Bay
Treasure Island
Apollo Beach
Gulfport
Greater Sun City
Ruskin

Metro 22 Portfolio

CARTIFACT.

1	Chicago Grand	465 North Desplaines Street	Chicago, IL	60654
2	Wesley Chapel	28925 Wesley Chapel Boulevard	Wesley Chapel, FL	33543
3	New Tampa/Bruce B Downs	19390 Bruce B. Downs Boulevard	Tampa, FL	33647
4	Stockbridge	5334 North Henry Boulevard	Stockbridge, GA	30281
5	Lithonia	6231 Hillandale Drive	Lithonia, GA	30058
6	Batavia	500 North Kirk Road	Batavia, IL	60510
7	Sandy Springs	6711 Dunwoody Place	Sandy Springs, GA	30350
8	Belcher	10501 Belcher Road South	Largo, FL	33777
9	Seffner	311 West Martin Luther King Boulevard	Seffner, FL	33584
10	Largo	1675 Starkey Road	Largo, FL	33771
11	Fletcher	1821 East Fletcher Avenue	Tampa, FL	33612
12	Tampa/W. Fletcher	1210 West Fletcher Avenue	Tampa, FL	33612
13	Carrollwood	4216 Gunn Highway	Tampa, FL	33618
14	Riverview	10813 Boyette Road	Riverview, FL	33569
15	Lutz	21731 State Road 54	Lutz, FL	33549
16	Stone Mountain	1491 North Hairston Road	Stone Mountain, GA	30083
17	Spring Hill	3300 Barclay Avenue	Spring Hill, FL	34609
18	Roswell	105 Mansell Road	Roswell, GA	30076
19	Decatur	5951 Covington Highway	Decatur, GA	30035
20	Lakeland	624 Robin Road	Lakeland, FL	33803
21	Norcross	5094 Singleton Road	Norcross, GA	30093
22	Lithia Springs	3129 Veterans Memorial Highway	Lithia Springs, GA	30122

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

charming CHARLIE

belk

FOREVER 21
FRESH
COLOR
NOW

BARE ESCENTUALS

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Super Regional Mall
Sponsor:	GGPLP Real Estate, Inc.			Collateral:	Fee Simple
Borrower:	Oglethorpe Mall L.L.C.			Location:	Savannah, GA
Original Balance(1):	$90,000,000			Year Built / Renovated:	1969 / 2002
Cut-off Date Balance(1):	$90,000,000			Total Sq. Ft.:	942,726
% by Initial UPB:	7.1%			Total Collateral Sq. Ft.(7):	626,966
Interest Rate:	3.9000%			Property Management:	Self-managed
Payment Date:	1st of each month			Underwritten NOI:	$15,720,877
First Payment Date:	August 1, 2013			Underwritten NCF:	$14,876,736
Maturity Date:	July 1, 2023			Appraised Value:	$236,500,000
Amortization:	Interest only for first 60 months, 360			Appraisal Date:	June 9, 2013
	months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted			Historical NOI
Call Protection(3)(4):	L(27), D(89), O(4)			Most Recent NOI:	$14,840,310 (T-12 June 30, 2013)
Lockbox / Cash Management:	Hard / Springing			2012 NOI:	$14,469,634 (December 31, 2012)
				2011 NOI:	$13,821,058 (December 31, 2011)
Reserves(5)				2010 NOI:	$13,055,795 (December 31, 2010)
	Initial		Monthly
Taxes:	$0		Springing	Historical Occupancy(8)
Insurance:	$0		Springing	Current Occupancy:	95.2% (July 31, 2013)
Replacement:	$0		Springing	2012 Occupancy:	97.3% (December 31, 2012)
TI/LC:	$112,500		Springing	2011 Occupancy:	96.2% (December 31, 2011)
				2010 Occupancy:	95.4% (December 31, 2010)
Financial Information
(1)   The Original Balance and Cut-off Date Balance of $90.0 million represent the controlling Note A-1 of the $150.0 million Oglethorpe Mall Loan Combination evidenced by two pari passu notes. The pari passu companion loan is also comprised of the non-controlling Note A-2, with an original principal balance of $60.0 million, which is expected to be contributed to a future securitization.
(2)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)   The lockout period will be at least 27 payment dates beginning with and including the first payment date of August 1, 2013.  Defeasance of the full $150.0 million Oglethorpe Loan Combination is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 1, 2016.
(4)   See “Partial Release” herein.
(5)   See “Initial Reserves” and “Ongoing Reserves” herein.
(6)   Based on Total Collateral Sq. Ft. of 626,966 sq. ft.
(7)   Excludes Belk and Sears, which are not part of the collateral.
(8)   Current Occupancy and Historical Occupancy are based on Total Collateral Sq. Ft.

Cut-off Date Balance / Sq. Ft.(6):		$239
Balloon Balance / Sq. Ft.(6):		$217
Cut-off Date LTV:		63.4%
Balloon LTV:		57.5%
Underwritten NOI DSCR:		1.85x
Underwritten NCF DSCR:		1.75x
Underwritten NOI Debt Yield:		10.5%
Underwritten NCF Debt Yield:		9.9%
Underwritten NOI Debt Yield at Balloon:		11.6%
Underwritten NCF Debt Yield at Balloon:		10.9%

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)(3)	Sales PSF(2)(3)	Occupancy Cost (% of Sales)(2)

Non-Collateral Anchors
Belk	NR/NR/NR	159,892	NAP	NAP	NAP	$36,000	$225	NAP
Sears	CCC/B3/CCC+	155,868	NAP	NAP	NAP	$14,200	$91	NAP
Total		315,760				$50,200	$159

Collateral Anchors
Macy’s	BBB/Baa3/BBB	135,000	21.5%	2/2/2018(4)	$7.30	$19,571	$145	5.4%
JC Penney	B-/Caa1/CCC+	85,824	13.7%	7/31/2017(5)	$4.00	$17,600	$205	2.1%
Subtotal		220,824	35.2%			$37,171	$168	3.8%

Major Tenants
Stein Mart	NR/NR/NR	37,119	5.9%	11/30/2015	$6.55	$5,003	$135	5.4%
Barnes & Noble	NR/NR/NR	27,136	4.3%	1/31/2016	$17.50	$7,845	$289	6.1%
Old Navy	BBB-/Baa3/BBB-	15,656	2.5%	1/31/2015	$18.00	$6,843	$437	4.1%
		79,911	12.7%			$19,691	$246	5.2%

In-Line Tenants (<10,000) sq. ft.		261,539	41.7%		$35.90	$104,258	$419	12.7%

Specialty Leasing		15,594	2.5%		NAP	NAV	NAV	NAV
Outparcel		11,346	1.8%		$11.50	NAV	NAV	NAV
Food Court		7,842	1.3%		$127.07	$5,973	$928	17.2%
Total Occupied Collateral		597,056	95.2%

Vacant		29,910	4.8%
Total Collateral		626,966	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) are provided by the borrower and only include tenants reporting an entire 12 months of sales as of June 30, 2013, except for Belk, Sears, Macy’s and JC Penney, which are as of year-end 2012. Based on a percentage of collateral square feet, approximately 95.1% of in-line tenants and 93.1% of total tenants reported sales for the period.

(3)	Total Sales (000s) and Sales PSF figures for both Belk and Sears are estimates provided by the borrower.
(4)	Macy’s has three remaining five-year extension options at fixed rent of $7.30 PSF.
(5)	JC Penney has two remaining five-year extension options at fixed rent of $4.00 PSF.

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	2,097	0.3%	2,097	0.3%	$65.33	1.1%	1.1%
2013	8	11,402	1.8%	13,499	2.2%	$35.13	3.1%	4.2%
2014	15	41,100	6.6%	54,599	8.7%	$20.82	6.7%	10.8%
2015	19	101,263	16.2%	155,862	24.9%	$21.01	16.6%	27.4%
2016	13	56,188	9.0%	212,050	33.8%	$25.18	11.0%	38.4%
2017	13	126,145	20.1%	338,195	53.9%	$13.27	13.0%	51.5%
2018	7	170,126	27.1%	508,321	81.1%	$11.17	14.8%	66.2%
2019	4	11,127	1.8%	519,448	82.9%	$42.83	3.7%	70.0%
2020	6	9,042	1.4%	528,490	84.3%	$57.19	4.0%	74.0%
2021	9	31,719	5.1%	560,209	89.4%	$33.48	8.3%	82.2%
2022	9	20,091	3.2%	580,300	92.6%	$64.31	10.1%	92.3%
2023	6	15,756	2.5%	596,056	95.1%	$55.79	6.8%	99.1%
Thereafter	1	1,000	0.2%	597,056	95.2%	$110.00	0.9%	100.0%
Vacant	NAP	29,910	4.8%	626,966	100.0%	NAP	NAP
Total / Wtd. Avg.	112	626,966	100.0%			$21.52	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The Loan.    The Oglethorpe Mall loan (the “Oglethorpe Mall Loan”) consists of the controlling Note A-1 with an original principal amount of $90.0 million of a fixed rate loan secured by the borrower’s fee simple interest in a 626,966 sq. ft. portion of a super regional mall located at 7804 Abercorn Street in Savannah, Georgia (the “Oglethorpe Mall Property”) with an original principal balance of $150.0 million (the “Oglethorpe Mall Loan Combination”). The $150.0 million Oglethorpe Mall Loan Combination is evidenced by two pari passu notes. Only the Note A-1, with an original balance of $90.0 million is included in the COMM 2013-CCRE11 trust. The non-controlling Note A-2, with an original principal balance of $60.0 million, is expected to be contributed to a future securitization.

The Oglethorpe Mall Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The Oglethorpe Mall Loan accrues interest at a fixed rate equal to 3.9000% per annum and has a cut-off date balance of $150.0 million. Loan proceeds were used to retire existing debt of approximately $129.8 million and fund reserves and closing costs of approximately $0.5 million, giving the sponsor a return of equity of approximately $19.7 million. Based on the appraised value of $236.5 million as of June 9, 2013, the cut-off date LTV ratio is 63.4% and the remaining implied equity is $86.5 million. The most recent prior financing of the Oglethorpe Mall Property was included in the GECMC 2005-C3 and GECMC 2005-C4 transactions.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$150,000,000	100.0%	Loan Payoff	$129,795,148	86.5%
			Reserves	$112,500	0.1%
			Closing Costs	$436,810	0.3%
			Return of Equity	$19,655,542	13.1%
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

The Borrower / Sponsor.    The borrower, Oglethorpe Mall L.L.C., is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carveout guarantor is GGPLP Real Estate, Inc. (the “Guarantor”), a subsidiary of General Growth Properties, Inc.

General Growth Properties, Inc. (“GGP”) is one of the largest real estate investment trusts in the United States and owns, manages and develops regional malls throughout the United States and Brazil. As of June 30, 2013, GGP owned or had an interest in 123 regional shopping malls in the United States and 18 malls in Brazil, comprising approximately 134 million sq. ft. of leasable space.

GGP filed for Chapter 11 bankruptcy protection in April 2009 as a result of disruption in the CMBS markets leading to its inability to refinance its maturing CMBS debt. Oglethorpe Mall was part of the Chapter 11 filing. Per the Plan of Reorganization, GGP split into two publicly traded companies (New GGP and Howard Hughes Corporation), representing a separation of stable, income-producing malls

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

from master-planned communities and real estate development opportunities. GGP received a $6.8 billion equity investment that was used to repay all creditors. In November 2010, GGP raised equity and was able to exit bankruptcy.

The Property.    The Oglethorpe Mall Property consists of 626,966 collateral sq. ft. of a 942,726 sq. ft., single-level, enclosed super regional mall located in Savannah, Georgia. The Oglethorpe Mall Property collateral excludes 315,760 sq. ft. of anchor space owned by Belk and Sears and is 95.2% occupied as of July 31, 2013. The Oglethorpe Mall Property was constructed in 1969 and renovated in 2002 for approximately $12.0 million (approximately $19 per collateral sq. ft.), which included a common area refresh as well as renovations to the food court. In addition, there are 4,655 parking spaces for a parking ratio of 4.94 spaces per 1,000 sq. ft., based on total sq. ft.

The subsequent chart represents historical sales PSF at Oglethorpe Mall Property. Since 2009, in-line tenant sales have averaged $424 PSF. Major tenant sales have increased 4.7% from $235 PSF to $246 PSF over the same time period. As of year-end 2012, Belk had estimated sales of $225 PSF, in excess of the national average of $136 PSF. During the same period, JC Penney also reported sales of $205 PSF, above the national average of $128 PSF.

Historical Sales PSF(1)
	2009	2010	2011(2)	2012(2)	T-12 6/30/2013	2012 National Average	T-12 6/30/2013 Occupancy Cost(3)
Belk	NAV	NAV	$213	$225	NAV	$136	NAP
Sears(4)	NAV	NAV	$96	$91	NAV	$154	NAP
Macy’s	$180	$153	$151	$145	NAV	$162	5.4%
JC Penney	$200	$198	$206	$205	NAV	$128	2.1%

Major Tenants (>10,000 Sq. Ft.)	$235	$248	$240	$243	$246	NAP	5.2%

In-Line Tenants(5)	$417	$428	$437	$419	$419	NAP	12.7%
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	2011-2012 Sales PSF figures for Belk and Sears are based upon borrower estimates of sales.
(3)	Represents occupancy cost as of year-end 2012 for Macy’s and JC Penney.
(4)	Sears estimated gross sales for 2012 were $14.2 million versus the 2012 national average of $8.74 million in gross sales per store.
(5)	Approximately 95.1% of in-line tenants by collateral sq. ft. report sales as of the trailing 12 months ended June 2013.

Environmental Matters.    The Phase I environmental report dated June 21, 2013 recommended no action at the Oglethorpe Mall Property.

The Market.    The Oglethorpe Mall Property is located in the Savannah metropolitan statistical area in southeast Georgia. The Oglethorpe Mall Property is located in an established commercial area along the southeastern side of Abercorn Street between White Bluff Road and Mall Boulevard, approximately seven miles southwest of downtown Savannah. Abercorn Street is the primary commercial thoroughfare in Savannah and links the neighborhood with Interstate 95 to the west and with the Savannah CBD to the north. Between 2000 and 2013, the population within Savannah increased at an annual rate of 1.7% to its current level of 364,950. Over the next five years, the population is expected to continue to grow at a rate of approximately 1.4% per year. Average household income in the primary trade area in 2013 was $60,528, up 15.7% from $52,327 in 2000 and is expected to grow to $61,808 by 2018.

The Oglethorpe Mall Property is located within the Greater Savannah submarket of the Savannah metropolitan statistical area. The Greater Savannah submarket is the largest in the MSA and as of the first quarter 2013 consists of approximately 12.6 million sq. ft. with average vacancy of 5.4% and asking rents of $13.30 PSF, slightly below the market vacancy of 6.2% and market asking rents of $14.22 PSF. The Oglethorpe Mall Property’s primary competitive set includes two other shopping centers and its secondary competition includes two outlet centers within 25 miles of the property, totaling approximately 1.6 million sq. ft. with a weighted average vacancy of 6.4%. The Oglethorpe Mall Property has anchor exclusivity among its competitive set for all four of its anchor tenants and the only other department store in the Oglethorpe Mall Property’s competitive set is the Dillard’s located at Savannah Mall.

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

The primary competition for the Oglethorpe Mall Property includes Savannah Mall, which is the only other enclosed mall in the Savannah market, located approximately 3.5 miles from the property. Savannah Mall’s major tenants include Dillard’s, Target, Bass Pro Shops, Burlington Coat Factory and Virginia College. Per the appraisal, Savannah Mall’s most recent comparable in-line sales PSF were $250, which is lower than the Oglethorpe Mall Property’s reported in-line sales of $419 PSF as of June 30, 2013. Abercorn Common, the Oglethorpe Mall Property’s other primary competitor, is an anchored retail power center with tenants including Ashley Furniture, Home Goods, Michaels and Office Depot. Secondary competition for the Oglethorpe Mall Property includes Savannah Festival Outlet Center and a Tanger Outlet Center. After Savannah Mall, the nearest enclosed mall to the Oglethorpe Mall Property in its competitive set is Statesboro Mall in Statesboro, Georgia, approximately 48 miles away.

Competitive Set(1)
Name	Oglethorpe Mall	Abercorn Common	Savannah Mall	Savannah Festival Outlet Center	Tanger Outlet Center
Distance from Subject	NAP	0.4 miles	3.5 miles	9.8 miles	23.5 miles
Property Type	Super Regional Mall	Power Center	Super Regional Mall	Outlet Center	Outlet Center
Year Built / Renovated	1969 / 2002	2005 / NAP	1990 / NAP	1988 / NAP	1988 / 2000
Total Occupancy(2)	96.8%	98.0%	92.0%	83.0%	100.0%
Size (Sq. Ft.)(2)	942,726	185,244	962,529	130,600	328,508
Anchors / Major Tenants	Belk, Sears, Macy’s, JC Penney	Ashley Furniture, Home Goods, Michaels, Office Depot	Dillard’s, Target, Bass Pro Shops, Burlington Coat Factory, Virginia College	Beall’s Outlet	Nike
(1)	Source: Appraisal
(2)	Total Occupancy and Size (Sq. Ft.) for the Oglethorpe Mall include Belk (159,892 sq. ft.) and Sears (155,868 sq. ft.), which are not part of the collateral.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 6/30/2013	U/W	U/W PSF
Base Rent(1)	$10,349,100	$10,966,467	$11,914,371	$12,240,424	$13,098,263	$20.89
Value of Vacant Space	0	0	0	0	1,176,034	1.88
Gross Potential Rent	$10,349,100	$10,966,467	$11,914,371	$12,240,424	$14,274,297	$22.77
Total Recoveries	4,850,029	4,837,996	4,719,913	4,830,029	4,942,169	7.88
Total Other Income	3,224,113	3,257,338	3,228,007	2,925,577	2,838,169	4.53
Less: Bad Debt	(121,297)	4,532	(165,201)	(108,684)	0	0.00
Less: Vacancy(2)	0	0	0	0	(1,176,034)	(1.88)
Effective Gross Income	$18,301,944	$19,066,332	$19,697,090	$19,887,345	$20,878,601	$33.30
Total Operating Expenses	5,246,149	5,245,274	5,227,456	5,047,035	5,157,725	8.23
Net Operating Income	$13,055,795	$13,821,058	$14,469,634	$14,840,310	$15,720,877	$25.07
TI/LC	0	0	0	0	643,512	1.03
Capital Expenditures	0	0	0	0	200,629	0.32
Net Cash Flow	$13,055,795	$13,821,058	$14,469,634	$14,840,310	$14,876,736	$23.73

(1)	U/W Base Rent includes $252,137 in contractual step rent through July 2014.
(2)	U/W Vacancy represents 5.3% of gross income.

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

Property Management.    The Oglethorpe Mall Property is self-managed by the borrower.

Lockbox / Cash Management.    The Oglethorpe Mall Loan is structured with a hard lockbox and springing cash management. All rents and other payments will be deposited directly into a clearing account controlled by lender, and are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period, as defined below. Additionally, all excess cash will be swept into a lender-controlled account during a Cash Sweep Event Period, as defined below.

A “Trigger Period” will begin upon the first to occur of (i) a Cash Sweep Event Period, (ii) the DSCR falls below 1.25x or (iii) an event of default under the mezzanine loan documents and such Trigger Period will end (a) with respect to a Trigger Period continuing pursuant to clause (i), upon the end of the Cash Sweep Event Period, (b) with respect to a Trigger Period continuing due to clause (ii), the DSCR is greater than 1.25x for two consecutive quarters and (c) with respect to a Trigger Period continuing due to clause (iii), receipt of a notice from the mezzanine lender in question to the effect that the applicable default has been cured or waived.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default under the loan documents or (ii) a bankruptcy action of the borrower, guarantor or property manager (if one is appointed) and such Cash Sweep Event Period will end upon (a) with respect to a Cash Sweep Event Period continuing pursuant to clause (i), the date the event of default has been cured and such cure has been accepted by lender or (b) with respect to a Cash Sweep Event Period continuing pursuant to clause (ii), (x) the date that the bankruptcy action has been discharged, stayed or dismissed or (y) with respect to guarantor or property manager (if one is appointed), upon the replacement of such guarantor or property manager (if one is appointed) in accordance with the loan documents.

Initial Reserves.    At closing, the borrower deposited $112,500 into a reserve account for unfunded TI/LC obligations associated with the Zumiez tenant.

Ongoing Reserves.    During a Trigger Period (as defined above), the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) $16,719 into a capital expenditure account, subject to a cap of $200,628 and (iii) $33,845 into a TI/LC reserve account, subject to a cap of $406,140. In addition, during a Trigger Period, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The borrower is permitted to obtain future mezzanine debt secured by its direct or indirect ownership interests in the borrower from and after February 1, 2014, subject to the satisfaction of certain conditions and requirements, including, among other things, (i) a combined LTV ratio equal to or less than 60.25% and (ii) a combined DSCR equal to or greater than 1.90x.

Partial Release.  Upon 30 days prior notice, the borrower may obtain the release of any vacant, non-income producing, unimproved parcel provided, among other conditions, (i) there is no event of default, (ii) the release property is not necessary for the remaining property to comply with zoning or legal requirements, (iii) the release does not affect any rating agency downgrade and (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines.

Substitution of Collateral.  Upon 30 days prior notice, the borrower may substitute other parcels in place of one or more of the parcels currently securing the loan if the borrower satisfies certain conditions and requirements, including, among other conditions, (i) there is no event of default, (ii) the exchanged parcel is vacant, non-income producing and unimproved and (iii) the substitute parcel complies with all REMIC, tax and zoning laws and the borrower delivers all required documentation per the loan documents.

Acquired Expansion Parcels.  The borrower has the right, at its own expense, to acquire one or more parcels to become additional collateral for the loan whereupon, after amending the mortgage, such parcel will constitute a portion of the Oglethorpe Mall Property. Such expansion is permitted if, among other requirements and conditions, such expansion does not adversely affect the DSCR with respect to the loan (except in a de minimis manner, as determined by lender).

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

7804 Abercorn Street Savannah, GA 31406	Collateral Asset Summary – Loan No. 5 Oglethorpe Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 63.4% 1.75x 10.5%

SAVANNAH/HILTON HEAD INT'L AIRPORT
SOUTH CAROLINA
Garden City
Savannah
GEORGIA
Thunderbolt
Vernonburg
HISTORIC DISTRICT
EASTSIDE
MIDTOWN
SCAD Museum of Art
City Market
Savannah History Museum
Memorial University Medical Center
Candler Hospital
Savannah State University
Bacon Park Shopping Center
Georgia Regional Hospital at Savannah
Montgomery Crossroads Shopping Center
Memorial Stadium
St Joseph's Hospital
Picadilly Square Shopping Center
Savannah Mall
Armstrong Atlantic State University
McAlpin Square
Victory Square
Oglethorpe Mall
7804 Abercorn Street
Savannah, GA 31406
E VICTORY DR
E 52ND ST
COLUMBUS DR
E DERENNE AVE
EISENHOWER DR
E MONTGOMERY CROSS RD
ABERCORN ST
TRUMAN PKWY
VETERANS PKWY
ISLANDS EXPY
W BAY ST
Charlotte
Atlanta
Columbia
Augusta
Charleston
Macon
Savannah
Atlantic Ocean
CARTIFACT

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624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	CBD Office / Telecom / Collocation
Sponsor(1):	GI Partners; CalPERS		Collateral:	Fee Simple
Borrower:	GI TC One Wilshire, LLC		Location:	Los Angeles, CA
Original Balance(2):	$80,000,000		Year Built / Renovated:	1967 / 1992
Cut-off Date Balance(2):	$80,000,000		Total Sq. Ft.:	663,035
% by Initial UPB:	6.3%		Property Management:	Hines Interests Limited Partnership
Interest Rate:	4.6850%		Underwritten NOI:	$26,045,542
Payment Date:	6th of each month		Underwritten NCF:	$25,050,989
First Payment Date:	September 6, 2013		Appraised Value:	$437,500,000
Maturity Date:	August 6, 2023		Appraisal Date:	May 22, 2013
Amortization:	Interest Only
Additional Debt(2):	$100,000,000 Pari Passu Debt		Historical NOI
Call Protection:	L(26), D(90), O(4)		2012 NOI:	$25,350,120 (December 31, 2012)
Lockbox / Cash Management:	Soft Springing Hard / Springing		2011 NOI:	$23,783,025 (December 31, 2011)
			2010 NOI:	$22,776,882 (December 31, 2010)
Reserves(3)			2009 NOI:	$21,901,570 (December 31, 2009)
	Initial	Monthly
Taxes:	$0	Springing	Historical Occupancy
Insurance:	$0	Springing	Current Occupancy:	91.7% (June 30, 2013)
Replacement:	$0	Springing	2012 Occupancy:	94.3% (December 31, 2012)
TI/LC:	$0	Springing	2011 Occupancy:	93.0% (December 31, 2011)
Required Repairs:	$938,464	NAP	2010 Occupancy:	95.2% (December 31, 2010)
			2009 Occupancy:	96.5% (December 31, 2009)
Financial Information(4)
(1)  The sponsor and recourse carveout guarantor of the One Wilshire Loan is TechCore, LLC, a joint venture between CalPERS and GI Partners.
(2)  The Original Balance and Cut-off Date Balance of $80.0 million represent the non-controlling Note A-2 of a $180.0 million whole loan (the “One Wilshire Loan Combination”) evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 with an original principal amount of $100.0 million, which was included in the COMM 2013-CCRE10 securitization.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate One Wilshire Loan Combination.
(5)   Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.33x and 2.24x, respectively.

Cut-off Date Balance / Sq. Ft.:	$271
Balloon Balance / Sq. Ft.:	$271
Cut-off Date LTV:	41.1%
Balloon LTV:	41.1%
Underwritten NOI DSCR(5):	3.05x
Underwritten NCF DSCR(5):	2.93x
Underwritten NOI Debt Yield:	14.5%
Underwritten NCF Debt Yield:	13.9%
Underwritten NOI Debt Yield at Balloon:	14.5%
Underwritten NCF Debt Yield at Balloon:	13.9%

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Telecom Tenants(2)
CoreSite(3)(4)	NR/NR/NR	159,848	24.1%	$77.90	37.9%	2017/2022
Verizon(5)	A/A3/A-	67,703	10.2%	$58.31	12.0%	2013/2015-2018
Qwest Communications Corp.(6)	BB+/Ba1/NR	30,070	4.5%	$68.60	6.3%	2018/2020
IX2 Wilshire, LLC	NR/NR/NR	12,739	1.9%	$47.88	1.9%	12/31/2013
Global Crossing Bandwidth, Inc.(7)	NR/NR/NR	11,676	1.8%	$65.71	2.3%	2014/2023
Total Major Telecom Tenants		282,036	42.5%	$70.35	60.4%
Remaining Telecom Tenants		158,799	24.0%	55.74	27.0%
Total Tenants		440,835	66.5%	$65.09	87.4%
Vacant Telecom		54,297	8.2%
Total Telecom		495,132	74.7%

Office Tenants
Musick, Peeler & Garrett LLP	NR/NR/NR	106,475	16.1%	$23.60	7.7%	10/31/2023
Crowell, Weedon & Company(8)	NR/NR/NR	44,899	6.8%	$29.10	4.0%	12/31/2024
Total Office Tenants		151,374	22.8%	$25.23	11.6%
Total Retail Tenants		10,209	1.5%	$32.02	1.0%
Total Commercial Tenants		656,715	99.0%	$54.50	100.0%
Storage		6,320	1.0%
Total		663,035	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
CoreSite’s lease is structured as a gross lease plus electricity.  All other telecom tenant leases are structured as modified gross leases plus electricity along with additional infrastructure usage charges (approximately $15.44 PSF).

(3)	CoreSite has 42,913 sq. ft. of telecom space expiring in 2017 and 116,935 sq. ft. expiring in 2022.
(4)	CoreSite has three consecutive 5-year extension options.
(5)	Verizon has 3,608 sq. ft. of telecom space expiring in 2013, 2,253 sq. ft. expiring in 2015, 18,835 sq. ft. expiring in 2016, 24,283 sq. ft. expiring in 2017 and 18,724 sq. ft. expiring in 2018.
(6)	Qwest Communications Corp. has 22,277 sq. ft. expiring in 2018 and 7,793 sq. ft. expiring in 2020.
(7)	Global Crossing Bandwidth, Inc. has 2,756 sq. ft. expiring in 2014 and 8,920 sq. ft. expiring in 2023.
(8)
Crowell, Weedon & Company has a one-time option to terminate up to 19,419 sq. ft. (43.3% of Crowell, Weedon & Company’s total sq. ft.) located on either or both of the 25th and 29th floors effective December 31, 2020 with no less than 180 days notice and payment of two months of base rent for the terminated space and any remaining unamortized tenant improvements and leasing commissions.

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

Lease Rollover Schedule(1)
Year	# of Suites Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	15	33,931	5.1%	33,931	5.1%	$36.86	3.8%	3.8%
2014	8	30,282	4.6%	64,213	9.7%	$40.01	3.7%	7.5%
2015	9	27,800	4.2%	92,013	13.9%	$58.45	4.9%	12.4%
2016	9	40,870	6.2%	132,883	20.0%	$54.41	6.8%	19.2%
2017(2)	24	94,781	14.3%	227,664	34.3%	$61.69	17.8%	37.0%
2018	9	52,813	8.0%	280,477	42.3%	$66.61	10.7%	47.7%
2019	6	13,663	2.1%	294,140	44.4%	$71.14	3.0%	50.7%
2020	2	11,700	1.8%	305,840	46.1%	$71.24	2.5%	53.2%
2021	3	8,210	1.2%	314,050	47.4%	$63.29	1.6%	54.8%
2022(2)	26	129,963	19.6%	444,013	67.0%	$79.56	31.5%	86.3%
2023	7	116,793	17.6%	560,806	84.6%	$27.32	9.7%	96.0%
Thereafter	5	47,298	7.1%	608,104	91.7%	$27.62	4.0%	100.0%
Vacant	NAP	54,931	8.3%	663,035	100.0%	NAP	NAP
Total / Wtd. Avg.	123	663,035	100.0%			$54.00	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)	CoreSite has 42,913 sq. ft. of telecom space expiring in 2017 and 116,935 sq. ft. expiring in 2022 with three consecutive options to extend its lease term for a period of five years each.

The Loan.    The One Wilshire loan (the “One Wilshire Loan”) is a fixed rate loan secured by the fee simple interest in a 663,035 sq. ft., telecom/collocation and office building with a subterranean parking garage located at 624 South Grand Avenue in downtown Los Angeles, California between 6th and 7th Streets (the “One Wilshire Property”) with an original principal balance of $80.0 million.  The One Wilshire Loan is comprised of the non-controlling Note A-2 of a $180.0 million whole loan that is evidenced by two pari passu notes (collectively, the “One Wilshire Loan Combination”).  Only the $80.0 million non-controlling Note A-2 will be included in the COMM 2013-CCRE11 commercial mortgage trust.  The controlling Note A-1, with an original principal balance of $100.0 million, was securitized in the COMM 2013-CCRE10 trust.  The One Wilshire Loan has a 10-year term and interest only payments for the term of the loan.  The One Wilshire Loan accrues interest at a fixed rate equal to 4.6850% and has a cut-off date balance of $80.0 million.  Loan proceeds along with approximately $260.0 million of equity from the sponsor were used to acquire the One Wilshire Property for an allocated purchase price of $437.5 million as part of a portfolio acquisition, fund reserves and pay closing costs.  Based on the appraised value of $437.5 million as of May 22, 2013, the cut-off date LTV ratio is 41.1%.  The most recent prior financing of the One Wilshire Property was not included in a securitization.

The relationship between the holders of Note A-1 and Note A-2 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – Loan Combinations / Split Loan Structures – The One Wilshire Loan Combination” in the accompanying prospectus supplement.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$180,000,000	40.9%	Purchase Price(1)	$437,500,000	99.4%
Sponsor Equity	$260,041,844	59.1%	Reserves	$938,464	0.2%
			Closing Costs	$1,603,380	0.4%
Total Sources	$440,041,844	100.0%	Total Uses	$440,041,844	100.0%
(1)
The sponsor purchased the One Wilshire Property from an affiliate of Hines Interests Limited Partnership, the property manager, as part of a two property portfolio acquisition. The allocated purchase price for the One Wilshire Property is $437.5 million.

The Borrower / Sponsor.    The borrower, GI TC One Wilshire, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carveout guarantor is TechCore, LLC.
TechCore, LLC is a $500 million core real estate fund capitalized by California Public Employees’ Retirement System (“CalPERS”) and GI Partners that invests in data centers, internet gateways, corporate campuses for technology tenants and life science properties located in core metropolitan cities throughout the United States.

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

CalPERS is the largest public pension fund in the United States with approximately $260 billion in assets.  The retirement system administers retirement benefits for more than 1.6 million current and retired California state, public school and local public agency employees and their families on behalf of more than 3,000 public employers in the state and health benefits for 1.3 million enrollees.

GI Partners is a multi-strategy private equity investment manager established in 2001 with 46 investment professionals.  Since inception, the firm has managed assets valued at more than $8.5 billion through three discretionary private equity funds and five separate real estate accounts for recognized institutional investors including the largest state and sovereign pension funds in North America, Europe and the Middle East.

The Property.    The One Wilshire Property is a 91.7% occupied 30-story office building and mission critical collocation center built in 1967 and renovated in 1992 that offers equipment space and bandwidth for rental.  Collocation centers provide tenants and customers with a central hub offering power, bandwidth and cooling that allows for efficient interconnectivity. The One Wilshire Property totals 663,035 sq. ft. and is comprised of 495,132 sq. ft. of telecom space, 151,374 sq. ft. of office space, 10,209 sq. ft. of retail space, 6,320 sq. ft. of storage space and a five-level subterranean parking garage.  As of June 30, 2013, the telecom space was approximately 89.0% occupied (87.4% of U/W Base Rent), the office space was 100.0% occupied (11.6% of U/W Base Rent) and the retail space was 100.0% occupied (1.0% of U/W Base Rent).

The One Wilshire Property operated as a traditional office building until 1992 when it was converted to a telecom building through the installation of infrastructure necessary to attract telecom companies.  Since 2001, prior owners and current tenants have invested over $50.0 million into the One Wilshire Property’s power, cooling and communications infrastructure.  The One Wilshire Property is recognized as the primary communications hub connecting North America and Asia, the most significant point of interconnection in the Western United States and one of the top three network interconnection points in the world.

The One Wilshire Property’s largest tenant, CoreSite, operates the One Wilshire Property’s main interconnection point, or “Meet-Me-Room”, located on the 4th floor, a central hub that connects more major internet service providers than any other property in the United States and provides six times the amount of connectivity of any other data center in Los Angeles.  While most typical collocation centers are served by 20 to 100 telecom service providers, the One Wilshire Property has retained nearly 100.0% of its approximately 300 telecom service providers since 2007 that either occupy space as outright tenants or via collocation.  In addition, the two largest office tenants, Musick, Peeler & Garrett LLP and Crowell, Weedon & Company, have occupied space at the One Wilshire Property since it opened in 1967.

Environmental Matters.    The Phase I environmental report dated June 6, 2013 recommended the development and implementation of an asbestos operation and maintenance plan at the One Wilshire Property, which is currently in place.

Major Tenants.

CoreSite One Wilshire, LLC (159,848 sq. ft., 24.1% of NRA, 37.9% of U/W Base Rent) CoreSite Realty Corporation (NYSE: COR) (“CoreSite”), the parent of the tenant, is an owner, developer and operator of 14 data centers comprising 2.0 million sq. ft. across the United States that offer private data center space and full service collocation to over 750 customers including enterprises, communication service providers, media and content companies, governmental agencies and educational institutions. Since 2001, CoreSite has invested over $34.0 million into the One Wilshire Property’s power, cooling and communications infrastructure. The One Wilshire Property generates more revenue than any other asset in CoreSite’s portfolio, with $24.4 million in revenue as of 4Q 2012, representing approximately 20.3% of CoreSite’s total rental revenues.  CoreSite has been a tenant at the One Wilshire Property since 2001 with leases expiring in 2017 and 2022 and three consecutive options to extend its lease term for a period of five years each.

Musick, Peeler & Garrett LLP (106,475 sq. ft., 16.1% of NRA, 7.7% of U/W Base Rent) Musick, Peeler & Garrett LLP is a California law firm founded in Los Angeles with over 100 attorneys practicing in six offices throughout the state.  Musick, Peeler & Garrett LLP occupies all of floors 20 through 23 and part of the 24th floor at the One Wilshire Property.  Musick, Peeler & Garrett LLP has maintained its headquarters at the One Wilshire Property since 1967 with its lease expiring in 2023.

Verizon (67,703 sq. ft., 10.2% of NRA, 12.0% of U/W Base Rent) MCI, Inc. (d/b/a Verizon Business; rated A/A3/A- by Fitch/Moody’s/S&P) is an American telecom subsidiary of Verizon Communications (NASDAQ: VZ) headquartered in Ashburn, Virginia that provides enterprise communications, managed network and IT services to businesses and federal government clients primarily within the United States.  Verizon specializes in voice and data communications, network operations management, network security management, wholesale network access and teleconferencing serving customers in 140 countries through 300 offices in 75 countries.  Verizon has been a tenant at the One Wilshire Property since 2007 with leases expiring in 2013, 2015, 2016, 2017 and 2018.

Crowell, Weedon & Company (44,899 sq. ft., 6.8% of NRA, 4.0% of U/W Base Rent) Crowell, Weedon & Company (“Crowell”) is a full service stock brokerage and money management firm founded in 1932.  Crowell is based in Los Angeles with 340 employees in 14

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

offices throughout southern California.  Crowell has approximately $9 billion of assets under management and has maintained its headquarters at the One Wilshire Property since 1967 with its lease expiring in 2024.

Qwest Communications Corp. (30,070 sq. ft., 4.5% of NRA, 6.3% of U/W Base Rent) Qwest Communications Corp. (rated BB+/Ba1/NR by Fitch/Moody’s/S&P) is a subsidiary of CenturyLink, Inc. (“CenturyLink”).  CenturyLink is the third largest telecom company in the United States and is recognized as a global leader in cloud infrastructure and hosted IT solutions for enterprise customers.  CenturyLink provides data, voice and managed services in local, national and select international markets through its advanced fiber optic network and multiple data centers for businesses and consumers.  CenturyLink also offers advanced entertainment services under the CenturyLink Prism and DirecTV brands.  CenturyLink’s leases expire in 2018 and 2020.

The Market.

Global internet protocol traffic is projected to grow at an annual compound growth rate of 29.0% from 2011 to 2016, fueled by increased broadband penetration, wireless smart phones, on-demand video, social networking, streaming video, mobile broadband and cloud computing.  Internet infrastructure properties are currently experiencing pronounced supply shortages with global demand for data space outpacing overall supply, resulting in an expected current global utilization rate of approximately 90.0% by 2014.  The One Wilshire Property serves as the primary terminus for major fiber routes between Asia and North America, two of the fastest growing markets for internet data consumption, with five-year compound annual growth rates of approximately 24.0% and 33.0%, respectively.

Los Angeles Data Center Submarket
The One Wilshire Property is located in Southern California within the Los Angeles data center submarket.  Los Angeles is one of the largest data center markets in the United States and home to the most extensive telecom infrastructure in the western United States.  As of 4Q 2012, Los Angeles contained 58 active data centers and telecom buildings comprising 1.8 million sq. ft. with an expected pipeline of 53,000 additional sq. ft. in 2013.  Approximately 87.0% of the Los Angeles data center submarket was utilized in 2012 and approximately 90.0% of the Los Angeles data center submarket is expected to be utilized in 2013.  Nearly every major data center in Los Angeles uses the One Wilshire Property as its primary fiber optic terminal and interconnection point, resulting in a clustering of existing space and demand for future space proximate to the One Wilshire Property.  Consistent with the rents at the One Wilshire Property, the appraiser concluded an annual gross rent of $67.00 PSF plus electricity for telecom space and an annual modified gross rent of $80.00 PSF plus electricity for CoreSite’s space.

CBD / Financial District Office Submarket
The One Wilshire Property is located in the CBD / Financial District office submarket of Los Angeles.  The CBD / Financial District submarket is bound by Interstate 110 to the west, 9th Street to the south, 2nd Street to the north and Hill Street to the east.  As of Q1 2013, the CBD / Financial District office submarket was comprised of approximately 27.4 million sq. ft. with a vacancy rate of 20.8% and an average rental rate of $35.13 PSF.    Consistent with the rents at the One Wilshire Property, the appraiser concluded a full service gross annual rent of $30.00 PSF for the One Wilshire Property office space.

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	U/W	U/W PSF
Base Rent(1)	$28,086,554	$28,862,805	$30,627,347	$32,837,921	$49.53
Value of Vacant Space	0	0	0	2,950,893	4.45
Gross Potential Rent	$28,086,554	$28,862,805	$30,627,347	$35,788,814	$53.98
Total Recoveries	1,028,455	1,023,037	1,069,351	1,288,945	1.94
Total % Rents	0	0	0	0	0.00
Total Other Income(2)	4,987,872	4,996,230	4,970,969	4,970,969	7.50
Less: Vacancy(3)	0	0	0	(3,053,433)	(4.61)
Effective Gross Income	$34,102,881	$34,882,072	$36,667,667	$38,995,295	$58.81
Total Operating Expenses(4)	11,325,999	11,099,047	11,317,547	12,949,754	19.53
Net Operating Income	$22,776,882	$23,783,025	$25,350,120	$26,045,542	$39.28
TI/LC	0	0	0	795,642	1.20
Capital Expenditures	0	0	0	198,911	0.30
Net Cash Flow	$22,776,882	$23,783,025	$25,350,120	$25,050,989	$37.78
(1)	U/W Base Rent includes $813,153 of contractual rent increases through June 2014 and $750,329 of average rent for CoreSite through lease expiration.
(2)	Other income includes conduit income, parking income, service charge revenue, roof and antenna income, administration income, generator income, miscellaneous income and storage rent.
(3)	U/W Vacancy is based on a vacancy adjustment of 8.2% of base rent and recoveries. The One Wilshire Property is 91.7% physically occupied as of June 30, 2013.
(4)	The increase in expenses from 2012 to U/W is primarily due to the anticipated real estate tax increase resulting from the sale of the One Wilshire Property pursuant to California’s Proposition 13.

Property Management.    The One Wilshire Property is managed by Hines Interests Limited Partnership (“Hines”), an affiliate of the previous One Wilshire Property ownership.  Hines is a privately owned international real estate investment, development and management firm active in 18 countries.  Hines employs approximately 3,300 people with controlled assets valued at approximately $24.3 billion and 148.5 million sq. ft. under management.

Lockbox / Cash Management.    The One Wilshire Loan is structured with a soft, springing hard lockbox and springing cash management.  A hard lockbox is required upon an event of default.  In place cash management (“Cash Management Period”) is required upon (i) the commencement of a Cash Trap Period, (ii) the failure by the borrower at the end of any calendar quarter to maintain a debt yield of at least 7.5% (a NCF debt service coverage ratio of 1.58x) or (iii) the commencement of a Lease Sweep Period.  In addition, a full excess cash sweep will commence upon the commencement of a Cash Trap Period.

A “Cash Trap Period” will commence (i) upon the occurrence of any event of default, (ii) if the borrower has not provided to lender an estoppel certifying all owed future Musick, Peeler & Garrett LLP tenant improvement payments have been made by July 31, 2020 or (iii) if the borrower has not provided to lender an estoppel certifying all owed future Crowell, Weedon & Company tenant improvement payments have been made by June 30, 2014.

A “Lease Sweep Period” will commence (i) if a Lease Sweep Event Tenant surrenders, cancels or terminates its lease prior to its then current expiration date (provided if such event is with respect to CoreSite and, after giving effect to such event, CoreSite continues to operate at least 90,000 sq. ft. of space at the One Wilshire Property, such event will not be deemed a Lease Sweep Event), (ii) upon a material deterioration in the credit of a Lease Sweep Event Tenant, (iii) upon the occurrence of Lease Sweep Event Tenant insolvency proceeding or (iv) if a Lease Sweep Event Tenant gives notice of its intent to terminate its lease or the notice period for any Lease Sweep Event Tenant to renew its lease has elapsed without renewal (provided if such event is with respect to CoreSite and, after giving effect to such event, CoreSite continues to operate at least 90,000 sq. ft. of space at the One Wilshire Property, such event will not be deemed a Lease Sweep Event).  A Lease Sweep Period will terminate if, among other things, the borrower achieves a debt yield of at least 8.5% for two consecutive quarters. Deposits from the Lease Sweep Period will be capped at $40.00 PSF of space leased to the applicable Lease Sweep Event Tenant.

A “Lease Sweep Event Tenant” is (a) any tenant at the One Wilshire Property (i) whose premises account for 25% or more of the NRA at the One Wilshire Property  or (ii) whose gross rent accounts for 25% or more of all gross rents at the One Wilshire Property and (b) CoreSite.

Initial Reserves.    At closing, the borrower deposited $938,464 into a required repairs reserve account for miscellaneous repairs with no individual item exceeding $400,000.

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

Ongoing Reserves.    Upon the occurrence of a Cash Management Period, the borrower will be required to make monthly deposits of (i) 1/12 of the required annual taxes and insurance premiums into a tax and insurance escrow account, (ii) $16,576 into a replacement reserve account and (iii) $69,066 into a rollover reserve account. The borrower will not be required to deposit 1/12 of annual insurance premiums during a Cash Management Period if (i) no event of default exists, (ii) the One Wilshire Property is insured under a blanket policy acceptable to lender, (iii) insurance premiums are paid annually in advance and (iv) the borrower provides lender with evidence of renewal policies two days prior to the expiration date of such policy. Additionally, during a Lease Sweep Period, all excess cash flow will be swept into a rollover reserve account, subject to a cap of $40.00 PSF of space leased to the applicable Lease Sweep Event Tenant.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

624 South Grand Avenue Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 One Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 41.1% 2.93x 14.5%

CARTIFACT.
One Wilshire
624 South Grand Avenue
Los Angeles, CA 90017
Los Angeles City Hall
Music Center
California Plaza
Wells Fargo Center
Staples Center
Convention Center
LA Live
CROWN HILL
TOY DISTRICT
TOKYO
HARBOR FWY
110
1ST ST
2ND ST
3RD ST
4TH ST
5TH ST
6TH ST
WILSHIRE BLVD
7TH ST
8TH ST
9TH ST
OLYMPIC BLVD
11TH ST
12TH ST
PICO BLVD
HOPE PL
FIGUEROA ST
FLOWER ST
HOPE ST
GRAND AVE
OLIVE ST
HILL ST
BROADWAY
SPRING ST
MAIN ST
LOS ANGELES ST
CHICK HEARN COURT
7TH ST / METRO CENTER
Los Angeles
Long Beach
Anaheim
PACIFIC OCEAN

100-300 Stevens Drive Tinicum Township, PA 19113	Collateral Asset Summary – Loan No. 7 Airport Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 66.9% 1.76x 12.3%

100-300 Stevens Drive Tinicum Township, PA 19113	Collateral Asset Summary – Loan No. 7 Airport Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 66.9% 1.76x 12.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Suburban Office
Sponsor(1):	Keystone Property Group		Collateral:	Fee Simple
Borrower:	100 Airport KPG III, LLC; 200 Airport		Location:	Tinicum Township, PA
	KPG III, LLC; 300 Airport KPG III, LLC;		Year Built / Renovated:	1986, 1987, 1992 / NAP
	Airport Land KPG III, LLC		Total Sq. Ft.:	371,160
Original Balance:	$59,600,000		Property Management:	Keystone Property Group, L.P.
Cut-off Date Balance:	$59,600,000		Underwritten NOI(7):	$7,304,990
% by Initial UPB:	4.7%		Underwritten NCF(7):	$6,860,066
Interest Rate:	5.1140%		Appraised Value(8):	$89,120,000
Payment Date:	6th of each month		Appraisal Date:	June 13, 2013
First Payment Date:	October 6, 2013
Maturity Date:	September 6, 2023		Historical NOI
Amortization:	Interest only for first 36 months; 360		Most Recent NOI:	$8,499,211 (T-12 May 31, 2013)
	months thereafter		2012 NOI:	$8,323,666 (December 31, 2012)
Additional Debt:	None		2011 NOI:	$8,011,043 (December 31, 2011)
Call Protection(2):	L(25), D(90), O(5)		2010 NOI:	$7,921,651 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing
			Historical Occupancy
Reserves(3)			Current Occupancy:	97.6% (August 31, 2013)
	Initial	Monthly	2012 Occupancy:	100.0% (December 31, 2012)
Taxes:	$308,333	$141,667	2011 Occupancy:	97.9% (December 31, 2011)
Insurance:	$42,253	$7,042	2010 Occupancy:	98.2% (December 31, 2010)
Replacement(4):	$2,051,000	$6,186
(1)   The non-recourse carveout guarantors are Keystone Property Fund III A, L.P. and Keystone Fund III, L.P.
(2)   See “Partial Release” herein.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   Consists of a replacement reserve at closing for immediate repairs and elective capital improvements.
(5)   Consists of $2.1 million for outstanding TI/LC associated with Keystone First, the Airport Business Center Property’s largest tenant which renewed in 2012 and $1.2 million for future rollover.
(6)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.36x and 2.22x, respectively.
(7)   The Airport Business Center Property is 97.6% physically occupied.  Underwritten NOI and Underwritten NCF assume a 10.0% underwritten economic vacancy, which is consistent with the competitive set vacancy.
(8)   The Appraised Value excludes 556,566 sq. ft. of excess land that is part of the collateral.  See “Partial Release” herein.

TI/LC(5):	$3,290,518	$23,198
Rent Concession Reserve:	$0	Springing
Rollover Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$161
Balloon Balance / Sq. Ft.:		$142
Cut-off Date LTV:		66.9%
Balloon LTV:		59.3%
Underwritten NOI DSCR(6):		1.88x
Underwritten NCF DSCR(6):		1.76x
Underwritten NOI Debt Yield:		12.3%
Underwritten NCF Debt Yield:		11.5%
Underwritten NOI Debt Yield at Balloon:		13.8%
Underwritten NCF Debt Yield at Balloon:		13.0%

100-300 Stevens Drive Tinicum Township, PA 19113	Collateral Asset Summary – Loan No. 7 Airport Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 66.9% 1.76x 12.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Keystone First	NR/NR/NR	329,009	88.6%	$29.99	92.3%	4/30/2020(1)
Sanovia Corporation	NR/NR/NR	5,799	1.6%	$27.50	1.5%	6/30/2014
Air Wisconsin Airlines Corp	NR/NR/NR	5,613	1.5%	$23.75	1.2%	6/30/2018
Dole Fresh Fruit Co.	NR/NR/NR	4,926	1.3%	$23.50	1.1%	12/31/2014
Ergon Asphalt & Emulsions Inc.	NR/NR/NR	3,537	1.0%	$25.50	0.8%	9/30/2015
Total Major Tenants		348,884	94.0%	$29.71	96.9%
Remaining Tenants		13,322	3.6%	$24.60	3.1%
Total Occupied Collateral		362,206	97.6%	$29.52	100.0%
Vacant		8,954	2.4%
Total		371,160	100.0%

(1)
Keystone First has 329,009 sq. ft. expiring during the term, of which 318,959 is expiring in 2020 and 10,050 is month-to-month.  Keystone First has two, five-year extension options and has been a tenant at the Airport Business Center Property since 1999.  An excess cash flow sweep will commence 18 months prior to the 2020 expiration date of the Keystone First lease totaling approximately $4.5 million.  The borrowers are also required to deposit monthly TI/LC reserves which are expected to accumulate $2.3 million prior to Keystone First’s lease expiration, equating to $6.98 PSF on the Keystone First space.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	10,050	2.7%	10,050	2.7%	$20.00	1.9%	1.9%
2013	0	0	0.0%	10,050	2.7%	$0.00	0.0%	1.9%
2014	4	12,870	3.5%	22,920	6.2%	$24.72	3.0%	4.9%
2015	2	6,567	1.8%	29,487	7.9%	$24.42	1.5%	6.4%
2016	0	0	0.0%	29,487	7.9%	$0.00	0.0%	6.4%
2017	1	3,218	0.9%	32,705	8.8%	$23.00	0.7%	7.0%
2018	4	10,542	2.8%	43,247	11.7%	$25.99	2.6%	9.6%
2019	0	0	0.0%	43,247	11.7%	$0.00	0.0%	9.6%
2020(2)	6	318,959	85.9%	362,206	97.6%	$30.30	90.4%	100.0%
2021	0	0	0.0%	362,206	97.6%	$0.00	0.0%	100.0%
2022	0	0	0.0%	362,206	97.6%	$0.00	0.0%	100.0%
2023	0	0	0.0%	362,206	97.6%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	362,206	97.6%	$0.00	0.0%	100.0%
Vacant	NAP	8,954	2.4%	371,160	100.0%	NAP	NAP
Total / Wtd. Avg.	18	371,160	100.0%			$29.52	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)
Keystone First leases 329,009 sq. ft., of which 318,959 sq. ft. is expiring in 2020 and 10,050 is month-to-month.  Keystone First has two, five-year renewals.  An excess cash flow sweep will commence 18 months prior to the 2020 expiration date of the Keystone First lease totaling approximately $4.5 million.  The borrowers are also required to deposit monthly TI/LC reserves which are expected to accumulate $2.3 million prior to Keystone First’s lease expiration, equating to $6.98 PSF on the Keystone First space.

100-300 Stevens Drive Tinicum Township, PA 19113	Collateral Asset Summary – Loan No. 7 Airport Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 66.9% 1.76x 12.3%

The Loan.  The Airport Business Center loan (the “Airport Business Center Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a three-building office park totaling 371,160 sq. ft. located outside Philadelphia in Tinicum Township, Pennsylvania (the “Airport Business Center Property”) with an original principal balance of $59.6 million.  The Airport Business Center Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest only period. The Airport Business Center Loan accrues interest at a fixed rate equal to 5.1140% and has a cut-off date balance of $59.6 million. Loan proceeds, along with approximately $13.7 million of equity from the sponsors were used to acquire the Airport Business Center Property as part of a larger portfolio acquisition in an off-market transaction from Mack-Cali Property Group.  Based on the appraised value of approximately $89.1 million as of June 13, 2013, the cut-off date LTV ratio is 66.9%.  The most recent prior financing of the Airport Business Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$59,600,000	81.3%	Purchase Price(1)	$66,500,000	90.7%
Sponsor Equity	$13,690,186	18.7%	Reserves	$5,692,104	7.8%
			Closing Costs	$1,098,082	1.5%
Total Sources	$73,290,186	100.0%	Total Uses	$73,290,186	100.0%
(1)	The sponsor purchased the property as part of a larger portfolio acquisition in an off-market transaction. The allocated purchase price for the Airport Business Center Property is $66.5 million.

The Borrower / Sponsor.    The borrowers, 100 Airport KPG III, LLC, 200 Airport KPG III, LLC, 300 Airport KPG III, LLC and Airport Land KPG III, LLC, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote, with two independent directors in their organizational structures.  The sponsors of the borrowers and non-recourse carveout guarantors are Keystone Property Fund III A, L.P. and Keystone Property Fund III, L.P.

Founded in 1991 by William H. Glazer, Keystone Property Group is a leading real estate investment and development company that also sponsors and manages a series of opportunistic real estate investment funds.  Current holdings include 18 properties in the Pennsylvania/New Jersey area totaling 3.3 million sq. ft., four office properties in Illinois totaling 950,000 sq. ft. and three office properties in Florida totaling approximately 530,000 sq. ft. for a total of 4.8 million sq. ft.

The Property. The Airport Business Center Property is located in Tinicum Township, Pennsylvania adjacent to Highway 291, Philadelphia International Airport and 8.5 miles southeast of the Philadelphia CBD.  Constructed in 1986, 1987 and 1992, the Airport Business Center Property consists of three adjacent low-rise office buildings totaling 371,160 sq. ft. leased to 11 tenants.  The buildings are situated in a suburban office park that is bisected by Stevens Road and each is accessed through multiple drives.  The Airport Business Center Property buildings are L-shaped in design, each with a single main entrance leading to a centralized atrium lobby.  Parking is provided on-grade in lots at various locations surrounding the Airport Business Center Property buildings.  The largest tenant, Keystone Mercy Health Plan (“Keystone First”), occupies 100 Stevens Drive, 200 Stevens Drive and 25,860 sq. ft. in 300 Stevens Drive or approximately 88.6% of the Airport Business Center Property’s total net rentable area.  The ten remaining tenants occupy a total of 33,197 sq. ft. with none comprising more than 1.6% of net rentable area or 1.5% of U/W base rent.

Environmental Matters. The Phase I environmental report dated July 23, 2013 recommended the development and implementation of an asbestos operation and maintenance plan at the Airport Business Center Property, which is currently in place, and a limited Phase II environmental site assessment of an underground storage tank.  The Phase II environmental report dated August 22, 2013 concluded no further action.

Major Tenant.

Keystone First (329,009 sq. ft., 88.6% of NRA, 92.3% of U/W Base Rent) Keystone Mercy Health Plan, now known as Keystone First, is Pennsylvania’s largest Medical Assistance (Medicaid) managed care health plan servicing more than 300,000 Medicaid recipients in Southeastern Pennsylvania. Founded by the Sisters of Mercy approximately 30 years ago, Keystone First is a member of AmeriHealth Caritas, a joint venture between Independence Blue Cross and Blue Cross Blue Shield of Michigan, and is headquartered at the Airport Business Center Property.  AmeriHealth Caritas is the nation’s leader in healthcare solutions for the underserved and chronically ill, serving nearly five million individuals nationwide with revenues of approximately $4.5 billion.

Keystone First originally took occupancy at 100 and 200 Stevens Drive in 1999 occupying a total of 303,149 sq. ft. expiring in 2015 and has expanded its space four times to a total of 329,009 sq. ft.  In 2012, Keystone First early extended its lease term through 2020.  Keystone First is not affiliated with the Keystone Property Group.

The Market. The Airport Business Center Property is located in the Delaware County submarket of Philadelphia, Pennsylvania within Tinicum Township.  Tinicum Township is located near the southeastern portion of Philadelphia, proximate to the Philadelphia

100-300 Stevens Drive Tinicum Township, PA 19113	Collateral Asset Summary – Loan No. 7 Airport Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 66.9% 1.76x 12.3%

International Airport, which covers nearly the entire eastern half of the township.  In 2012, the population within a five-mile radius of the Airport Business Center Property was 267,618 with an average household income of $61,293. Over the past ten years, the Delaware County office submarket displayed stable market dynamics, including 4.7% positive absorption, a decrease in vacancy of 1.2% and an increase in average asking rent of 3.0%.  As of Q2 2013, the Delaware County office submarket contained approximately 17.4 million sq. ft. with a vacancy rate of 12.1% and average asking rents of $21.61 PSF.  The below chart is a summary of the comparable set as determined by the appraiser.

Competitive Set(1)
Property Name	City, State	Miles	Year Built / Renovated	Stories	Total NRA (Sq. Ft.)	% Total Vacant	Asking Rent Range	Lease Type
Airport Business Center	Tinicum Township, PA	NAP	1986, 1987, 1992	3 / 4	371,160	2.4%	$29.48	Modified Gross
3805 West Chester Pike	Newtown Square, PA	10.0	1980 / 2006	2	240,000	11.0%	$11.50 to $25.50	Modified Gross
3809 West Chester Pike	Newtown Square, PA	10.0	1980 / 2012	2	68,000	12.0%	$24.50 to $24.50	Modified Gross
One Belmont Avenue	Bala Cynwyd, PA	10.0	1960 / 2004	12	241,741	13.0%	$22.50 to $28.50	Modified Gross
Radnor Court	Radnor, PA	12.3	1985 / NAP	3	120,935	5.0%	$31.50 to $33.00	Modified Gross
Radnor Corporate Center	Radnor, PA	13.1	1985 / NAP	5	164,677	5.0%	$34.00 to $34.00	Modified Gross
Total / Wtd. Avg.(2)					835,353	9.6%	$11.50 to $34.00
(1)	Source: Appraisal
(2)	Total / Wtd. Avg. does not include the Airport Business Center Property.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 5/31/2013	U/W	U/W PSF
Base Rent(1)	$10,410,329	$10,687,969	$10,846,527	$10,691,887	$28.81
Value of Vacant Space	48,961	35,851	6,712	250,712	0.68
Gross Potential Rent	$10,459,290	$10,723,820	$10,853,239	$10,942,599	$29.48
Total Recoveries	1,777,070	1,615,586	1,573,290	1,720,327	4.64
Total Other Income	5,545	3,102	3,526	3,526	0.01
Less: Vacancy(2)	(48,961)	(35,851)	(6,712)	(1,266,293)	(3.41)
Effective Gross Income	$12,192,944	$12,306,657	$12,423,343	$11,400,159	$30.71
Total Operating Expenses	4,181,901	3,982,991	3,924,132	4,095,169	11.03
Net Operating Income	$8,011,043	$8,323,666	$8,499,211	$7,304,990	$19.68
TI/LC	0	0	0	370,692	1.00
Capital Expenditures	0	0	0	74,232	0.20
Net Cash Flow	$8,011,043	$8,323,666	$8,499,211	$6,860,066	$18.48

(1)	U/W Base Rent per August 2013 rent roll.
(2)	U/W Vacancy is based on 10.0% vacancy, which is in line with the competitive set average. The Airport Business Center Property is currently 97.6% physically occupied.

Property Management.    The Airport Business Center Property is managed by Keystone Property Group, L.P., an affiliate of the sponsors.

Lockbox / Cash Management.    The Airport Business Center Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) failure by the borrower to maintain a debt service coverage ratio of greater than or equal to 1.20x for two consecutive calendar quarters or (iii) a Keystone First Lease Sweep Period (as defined below).  In addition, an excess cash flow sweep will be triggered upon (i) an event of default or (ii) failure by the borrower to maintain a debt service coverage ratio of greater than or equal to 1.20x for two consecutive calendar quarters.

All excess cash will be swept into a rollover reserve fund upon a Keystone First Lease Sweep Period.  A “Keystone First Lease Sweep Period” will commence (i) 18 months prior to the earliest stated expiration of any Keystone First Lease if Keystone First has not given notice of its intent to exercise its renewal option, (ii) on the date Keystone First (a) delivers notice indicating its intention to surrender, cancel, terminate or not renew its lease, (b) surrenders, cancels or terminates its lease prior to its then current expiration date or (c) goes dark or gives notice of its intent to go dark with respect to at least 15.0% of the Keystone First space, (iii) upon an event of default under the Keystone First lease or (iv) upon the occurrence of a Keystone First insolvency proceeding.

100-300 Stevens Drive Tinicum Township, PA 19113	Collateral Asset Summary – Loan No. 7 Airport Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 66.9% 1.76x 12.3%

Initial Reserves.    At closing, the borrowers deposited (i) $308,333 into a tax reserve account, (ii) $42,253 into an insurance reserve account, (iii) $2,051,000 into a replacement reserve account for immediate repairs and elective capital improvements and (iv) $3,290,518 into a TI/LC reserve account, approximately $2.1 million of which is earmarked for outstanding TI/LCs associated with Keystone First’s 2020 lease expiration, with the remaining $1.2 million for future rollover.

Ongoing Reserves.   On a monthly basis, the borrowers are required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $141,667, into a tax reserve account, (ii) 1/12 of estimated annual insurance premiums, which currently equates to $7,042, into an insurance reserve account and (iii) $6,186 into a replacement reserve account.  The borrowers are required to deposit monthly TI/LC reserves of (a) $23,198 from October 6, 2013 through September 6, 2016, (b) $34,023 from October 6, 2016 through September 6, 2020 and (c) $37,116 from October 6, 2020 through September 6, 2023, totaling $3.8 million ($10.25 PSF) over the term of the Airport Business Center Loan. No ongoing TI/LC reserves will be disbursed until such time as Keystone First has exercised its extension option under each lease. In addition, the borrowers are required to deposit the equivalent of any future rent abatements in connection with new leasing into a Rent Concession Reserve.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release.  On any date after the lockout period ends, the borrower may obtain the release of any of the three Airport Business Center Property building parcels, provided, among other things, (i) the borrower partially defeases the loan in the amount that is equal to 120% of the allocated loan amount for such building, (ii) the resulting DSCR is no less than 1.85x and (iii) the resulting LTV ratio is no greater than 70.0%. The allocated loan amounts are as follows: 100 Stevens Drive - $15,750,000; 200 Stevens Drive - $35,700,000; 300 Stevens Drive - $8,150,000. On any date after September 6, 2014, the borrower may obtain the release of a 556,566 sq. ft. unimproved non-income producing parcel, provided, among other things, the release of the unimproved property does not adversely affect the operation of the remaining properties.

100-300 Stevens Drive Tinicum Township, PA 19113	Collateral Asset Summary – Loan No. 7 Airport Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 66.9% 1.76x 12.3%

CARTIFACT
Airport Business Center
100-300 Stevens Drive
Lester, PA 19113
Philadelphia
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
INTERNATIONAL
AIRPORT
Tinicum
Township
Delaware River
National
Park
Paulsboro
Woodbury
Kirkbride
Center
The Gallery at
Market East
Thomas
Jefferson
University
University of
Pennsylvania
Pennsylvania
Hospital
Woodlands
Cemetery
Fernwood
Cemetery
Mount Moriah
Cemetery
Holy Cross
Cemetery
Eden Memorial
Cemetery
Mount Lawn
Cemetery
Penrose Plaza
Shopping Center
Macdade
Mall
Delcroft
Shopping Center
St Agnes
Medical
Center
South
Philadelphia
Plaza
Columbus
Crossing
Snyder
Plaza
Whitman
Plaza
Citizens
Bank Park
Wells
Fargo
Center
Lincoln
Financial
Field
Philadelphia
Naval Complex
Roosevelt
Park
Red Bank
Battlefield Park
BALTIMORE AVE
BALTIMORE PIKE
GARRETT RD
STATE RD
E SPRINGFIELD BLVD
MACDADE BLVD
W OAK LN
CHESTER PIKE
LINCOLN AVE
HOOK RD
ISLAND AVE
WOODLAND AVE
LINDBERGH BLVD
PASSYUNK AVE
INDUSTRIAL HWY
DELAWARE EXPY
W OREGON AVE
MARKET ST
CHESTNUT ST
WALNUT ST
SOUTH ST
FEDERAL ST
HESSIAN AVE
GROVE AVE
RED BANK AVE
DELAWARE ST
CROWN POINT RD
BILLINGSPORT RD
MANTUA GROVE RD
BERKLEY RD
W BROAD ST
HARMONY RD
DEMOCRAT RD
NJ TURNPIKE
3
76
676
95
611
130
295
45
PENNSYLVANIA
NEW JERSEY
DELAWARE
Philadelphia
Wilmington

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300 East Coast Highway Newport Beach, CA 92660	Collateral Asset Summary – Loan No. 8 Bayside Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 56.0% 1.62x 8.8%

300 East Coast Highway Newport Beach, CA 92660	Collateral Asset Summary – Loan No. 8 Bayside Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 56.0% 1.62x 8.8%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Manufactured Housing Community
Sponsor:	Herbert M. Gelfand			Collateral(3):	Fee Simple
Borrower:	Bayside MHP LLC			Location:	Newport Beach, CA
Original Balance:	$56,000,000			Year Built / Renovated:	1960 / 2012
Cut-off Date Balance:	$56,000,000			Total Pads(4):	267
% by Initial UPB:	4.4%			Property Management:	Terra Vista Management, Inc.
Interest Rate:	5.3375%			Underwritten NOI(5):	$4,931,500
Payment Date:	6th of each month			Underwritten NCF:	$4,911,475
First Payment Date:	October 6, 2013			Appraised Value(6):	$100,000,000
Maturity Date:	September 6, 2023			Appraisal Date:	July 22, 2013
Amortization:	Interest Only
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(91), O(4)			TTM NOI:	$4,389,995 (T-12 May 30, 2013)
Lockbox / Cash Management:	Springing Soft / Springing			2012 NOI:	$4,293,973 (December 31, 2012)
				2011 NOI:	$4,094,702 (December 31, 2011)
Reserves(1)				2010 NOI:	$3,879,370 (December 31, 2010)
	Initial		Monthly
Taxes:	$183,467		$22,933	Historical Occupancy(7)
Insurance:	$15,600		$7,800	Current Occupancy:	98.5% (August 1, 2013)
Replacement:	$0		$1,669	2012 Occupancy:	98.1% (September 30, 2012)
Required Repairs:	$102,938		NAP	2011 Occupancy:	98.1% (September 30, 2011)
				2010 Occupancy:	98.5% (September 30, 2010)
Financial Information
(1)   See “Initial Reserves” herein and “Ongoing Reserves” herein.
(2)   Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.32x and 1.31x, respectively.
(3)   The collateral also includes the borrower’s interest in a space lease on a garage storage facility.
(4)   Total Pads include 259 double wide pads, seven triple wide pads and one single wide pad. Total Pads excludes three pads (the “Free Release Parcel”).
(5)   224 of the pads are subject to long term leases with annual contractual rent steps and below market rents. As such, the U/W NOI includes the effect of the average of these leases through the earlier of lease expiration or loan maturity.
(6)   Appraised Value excludes the Free Release Parcel.
(7)   Since 2002, occupancy at the Bayside Village Property has ranged from 96.7% to 100.0%, with an average occupancy of 98.6%.

Cut-off Date Balance / Pad:		$209,738
Balloon Balance / Pad:		$209,738
Cut-off Date LTV:		56.0%
Balloon LTV:		56.0%
Underwritten NOI DSCR(2):		1.63x
Underwritten NCF DSCR(2):		1.62x
Underwritten NOI Debt Yield:		8.8%
Underwritten NCF Debt Yield:		8.8%
Underwritten NOI Debt Yield at Balloon:		8.8%
Underwritten NCF Debt Yield at Balloon:		8.8%

300 East Coast Highway Newport Beach, CA 92660	Collateral Asset Summary – Loan No. 8 Bayside Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 56.0% 1.62x 8.8%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Monthly Rental Rate	Average U/W Monthly Rental Rate	Average Market Rental Rate
South Side All Streets	126	47.4%	124	98.4%	$1,688	$1,762	$1,750
North Side Interior	65	24.4%	65	100.0%	$1,781	$1,887	$2,051
North Side Waterfront	30	11.3%	29	96.7%	$2,504	$2,609	$3,590
North Side Saratoga South	29	10.9%	29	100.0%	$1,716	$1,799	$2,100
North Side Water View	16	6.0%	15	93.8%	$1,875	$2,006	$2,820
Total / Wtd. Avg.(2)	266	100.0%	262	98.5%	$1,817	$1,907	$2,133
(1)	Based on rent roll dated August 1, 2013.
(2)	The Total # of Units excludes one management unit and the Free Release Parcel.

The Loan. The Bayside Village loan (the “Bayside Village Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 267-pad, manufactured housing community located in Newport Beach, California and the borrower’s interest in a space lease on a garage storage facility (the “Bayside Village Property”) with an original principal balance of $56.0 million. The Bayside Village Loan has a 10-year term and interest only payments for the term of the loan. The Bayside Village Loan accrues interest at a fixed rate equal to 5.3375% and has a cut-off date balance of $56.0 million. Loan proceeds were used to retire existing debt of approximately $31.5 million, fund reserves, pay closing costs and return approximately $23.5 million of equity to the borrower. Based on the appraised value of $100.0 million as of July 22, 2013, the cut-off date LTV ratio is 56.0% with remaining implied equity of $44.0 million. The most recent prior financing of the Bayside Village Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,000,000	100.0%	Loan Payoff	$31,453,781	56.2%
			Reserves	$302,005	0.5%
			Closing Costs	$699,370	1.2%
			Return of Equity	$23,544,844	42.0%
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%

The Borrower / Sponsor. The borrower, Bayside MHP LLC, is a single purpose California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carveout guarantor is Herbert M. Gelfand.

Herbert M. Gelfand has owned and operated manufactured housing communities for nearly 45 years. Throughout his career, Mr. Gelfand owned portions of at least 39 manufactured housing communities including the Bayside Village Property, which he acquired in 1996. Mr. Gelfand also owns the adjacent Newport Dunes, a marina, RV Park and activity center.

The Property.  The Bayside Village Property is a manufactured housing community located on 25 acres of contiguous waterfront land in Newport Beach, California containing 267 pads including 259 double wide pads, seven triple wide pads and one single wide pad with premium amenities. Developed in 1960, the Bayside Village Property features two clubhouses, two pools, two hot tubs, a fenced dog park, onsite laundry facilities and beach access.  Some homes at the Bayside Village Property have custom improvements such as additional living rooms, second stories, roof decks, fenced patios and fireplaces. In addition, property management oversees the physical condition and improvements made to all homes to ensure high quality standards. The appraiser concluded a land value for the Bayside Village Property of approximately $56.7 million, resulting in a loan-to-land-value of 98.7%.

The Bayside Village Property is located between the East Coast Highway and Newport Bay in Newport Beach, California, just north of Balboa Island. The Bayside Village Property is in close proximity to the Fashion Island Mall which is anchored by Neiman Marcus, Nordstrom, Bloomingdale’s and Macy’s. The Bayside Village Property is located approximately five miles from John Wayne Airport and approximately 40 miles from Los Angeles International Airport.

The sponsor originally owned the leasehold interest in the asset with the land owned by a third party group. The sponsor acquired the land in 1996 and as a condition of the acquisition, the sponsor was required to provide many tenants with 30 year leases and eight lifetime leases. All tenants at the Bayside Village Property that are subject to lease terms longer than one year have annual contractual rent escalations ranging from CPI plus 2.0% to CPI plus 5.0%. As of August 1, 2013, 85.6% of leases have remaining terms greater than 10 years with only 13.0% having remaining lease terms of one year or less.

300 East Coast Highway Newport Beach, CA 92660	Collateral Asset Summary – Loan No. 8 Bayside Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 56.0% 1.62x 8.8%

Environmental Matters. The Phase I environmental report dated August 2, 2013 recommended no further action at the Bayside Village Property.

The Market. The Bayside Village Property is located in the Orange County Metropolitan Statistical area, which is part of the greater Los Angeles-Long Beach-Santa Ana Metropolitan Statistical Area, the second largest metropolitan area in the United States, with a population of approximately 13.3 million. Orange County has a current population of approximately 3.1 million, with a median household income of $71,193, which is 44.4% greater than the national average.  Major employers include Fortune 500 companies including Broadcom, Spectrum Group International, Allergan, Ingram Micro, and Pacific Life, as well as nationally recognized companies such as Western Digital, Quicksilver Software and In-N-Out Burger.  Additionally, Orange County includes major tourist destinations such as Disneyland and Knotts Berry Farms. The unemployment rate in Orange County as of November 2012 was 0.4% below the national average and 2.6% below the California average.

The Bayside Village Property is located in the Newport Beach submarket. As of 2012, the area within a five-mile radius of the Bayside Village Property contained almost 235,000 residents and over 92,000 households with an average income of approximately $114,000. The appraiser analyzed a set of five competitive properties with occupancies ranging from 82% to 100% and an average occupancy of 98.6%. The appraiser’s concluded occupancy for The Bayside Village Property was 98.0%, in-line with its current occupancy of 98.5% and the competitive set average.

Competitive Set(1)
Name	Bayside Village	Lido Peninsula Resorts	Huntington by the Sea	Cabrillo Mobile Park	Fountain Valley Estates	Laguna Terrace MHP
Distance from Subject	NAP	1.5 miles	5.1 miles	5.2 miles	6.9 miles	10.7 miles
Year Developed	1960	1950s	1963	1960s	1966	1950s
Occupancy	98.5%	100%	99%	95%	100%	82%
No. of Units	267	214	306	45	192	157
Average Rent/Unit(2)	$1,907	$2,500	$1,400	$2,168	$1,600	$2,700
(1)	Source: Appraisal
(2)	The average rent for the Bayside Village Property is the Average U/W Monthly Rental Rate.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 5/30/2013	U/W(1)	U/W per Pad
Gross Potential Rent(1)	$5,558,408	$5,729,327	$5,801,887	$6,128,288	$22,952
Reimbursements(2)	232,315	227,048	238,449	456,107	1,708
Total Other Income	134,492	145,584	154,294	154,294	578
Less: Vacancy & Credit Loss(3)	(113,871)	(185,007)	(144,757)	(183,849)	(689)
Effective Gross Income	$5,811,344	$5,916,952	$6,049,873	$6,554,841	$24,550
Total Operating Expenses(4)	1,716,642	1,622,979	1,659,878	1,623,340	6,080
Net Operating Income	$4,094,702	$4,293,973	$4,389,995	$4,931,500	$18,470
Capital Expenditures	0	0	0	20,025	75
Net Cash Flow	$4,094,702	$4,293,973	$4,389,995	$4,911,475	$18,395

(1)
224 of the pads are subject to long term leases with annual contractual rent steps and below market rents. As such, the U/W Gross Potential Rent includes $283,111 of average rent for these leases through the earlier of lease expiration or loan maturity, subject to a cap at the appraiser’s concluded market rent.

(2)	The increase in U/W Reimbursements is due to an U/W real estate tax adjustment based on California’s Proposition 13. Tenants on long term leases are required to reimburse real estate tax expenses.
(3)	U/W Vacancy represents 3.0% of gross income, which is higher than the in-place vacancy of 1.5%.
(4)	The decrease in Total Operating Expenses from T-12 to U/W is a result of the exclusion of non recurring capital expenditures and payments to borrower affiliates.

Property Management. The Bayside Village Property is managed by Terra Vista Management, Inc.

Lockbox / Cash Management. The Bayside Village Loan is structured with a springing soft lockbox and springing cash management. A soft lockbox and cash management will be required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the sponsor, or the property manager, or (iii) the failure by the borrower after the end of two consecutive calendar quarters to maintain a DSCR of 1.15x. In addition, a full excess cash sweep will commence upon clauses (i) or (ii) above, or the failure by the borrower after the end of two consecutive calendar quarters to maintain a DSCR of 1.10x.

300 East Coast Highway Newport Beach, CA 92660	Collateral Asset Summary – Loan No. 8 Bayside Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 56.0% 1.62x 8.8%

Initial Reserves.  At closing, the borrower deposited (i) $183,467 into a tax reserve account, (ii) $15,600 into an insurance reserve account and (iii) $102,938 into a required repair reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the required annual taxes, which currently equates to $22,933, (ii) 1/12 of the required insurance premiums, which currently equates to $7,800 and (iii) $1,669 into a replacement reserve.

Partial Release. The borrower may obtain the release of (i) the Free Release Parcel provided, among other things, consent has been obtained from the declarant under certain land use restrictions applicable to the Bayside Village Property that the transfer does not trigger an additional purchase price or the payment of any other amount pursuant to the land use restrictions and (ii) the borrower’s interest in a space lease on a garage storage facility provided, among other things (a) the release does not occur until at least August 29, 2016, (b) the lender has received $318,150 (the prepayment amount together with a prepayment premium) and (c) the debt yield after the release is greater than or equal to 8.25%.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

300 East Coast Highway Newport Beach, CA 92660	Collateral Asset Summary – Loan No. 8 Bayside Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 56.0% 1.62x 8.8%

300 East Coast Highway Newport Beach, CA 92660	Collateral Asset Summary – Loan No. 8 Bayside Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,000,000 56.0% 1.62x 8.8%

CARTIFACT
Fountain Valley
Santa Ana
Irvine
Costa Mesa
Huntington Beach
Newport Beach
Newport Coast
Coastline College
Coastal Communities Hospital
South Coast Plaza
Harbor Lawn-Mt Olive Cemetery
Tustin Marine Corps Air Station
The District at Tustin Legacy
John Wayne Airport Orange County
Webster University Irvine
Orange Coast College
Orange County Fairgrounds
Vanguard University
Fairview Developmental Center
Concordia University
University of California Irvine
Fashion Island
San Joaquin Hills Corridor
Pacific Coast Hwy
Bayside Village MHC
300 East Coast Highway
Newport Beach, CA 92660
Pacific Ocean
Los Angeles
Long Beach
Anaheim

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1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Columbus Pacific Properties		Collateral:	Fee Simple
Borrower:	CPP Orangefair Marketplace LLC		Location:	Fullerton, CA
Original Balance:	$44,820,000		Year Built / Renovated:	1958 / 2001
Cut-off Date Balance:	$44,768,470		Total Sq. Ft.(3):	324,806
% by Initial UPB:	3.5%		Property Management:	Columbus Pacific Properties, Inc.
Interest Rate:	5.2375%		Underwritten NOI(3):	$3,900,917
Payment Date:	6th of each month		Underwritten NCF:	$3,708,488
First Payment Date:	October 6, 2013		Appraised Value(3):	$65,500,000
Maturity Date:	September 6, 2023		Appraisal Date:	May 15, 2013
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$3,834,526 (T-12 July 31, 2013)
Lockbox / Cash Management:	Soft Springing Hard / Springing		2012 NOI:	$3,964,000 (December 31, 2012)
			2011 NOI:	$3,824,387 (December 31, 2011)
Reserves(1)			2010 NOI:	$3,836,593 (December 31, 2010)
	Initial	Monthly
Taxes:	$374,133	$46,767	Historical Occupancy(3)(4)
Insurance:	$48,565	$4,857	Current Occupancy:	97.8% (August 31, 2013)
Replacement:	$77,953	$4,060	2012 Occupancy:	95.6% (December 31, 2012)
TI/LC:	$550,000	$20,300	2011 Occupancy:	93.5% (December 31, 2011)
Century Health Spa Reserve:	$240,000	NAP	2010 Occupancy:	95.3% (December 31, 2010)
Environmental Reserve(2):	$37,500	NAP
 (1)  See “Initial Reserves” and “Ongoing Reserves” herein.
 (2)  The environmental reserve represents 125.0% of the estimated cost indicated in the Phase I environmental report. See “Environmental Matters” herein.
 (3)  Excludes one vacant unit, totaling 8,000 sq. ft., which is expected to be demolished.
 (4)  The Orangefair Marketplace Property has averaged 94.0% occupancy since 2004.

Dollar Tree Reserve:	$10,031	NAP
Occupancy Reserve:	$0	Springing
Burlington Percentage Rent Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$138
Balloon Balance / Sq. Ft.:	$114
Cut-off Date LTV:	68.3%
Balloon LTV:	56.7%
Underwritten NOI DSCR:	1.32x
Underwritten NCF DSCR:	1.25x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	10.0%

1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

Tenant Summary(1)
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(2)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual U/W Base Rent PSF	Total Sales (000s)(3)	Sales PSF(3)	Occupancy Cost (% of Sales)(3)
Anchor Tenants
Burlington Coat Factory	NR/NR/NR	75,000	23.1%	9/30/2015(4)	$6.20	$8,001	$107	8.8%
Best Buy	BB-/Baa2/BB	38,100	11.7%	1/31/2021	$9.00	NAV	NAV	NAV
Marshall’s	NR/A3/A	31,444	9.7%	1/31/2019	$15.00	$9,751	$310	5.5%
Total Anchor Tenants		144,544	44.5%		$8.85	$17,752	$167

Major Tenants (≥ 10,000 sq. ft.)
Century Health Spa, Inc.(5)	NR/NR/NR	22,500	6.9%	7/31/2018	$5.33	NAV	NAV	NAV
Michaels	NR/B3/B	20,821	6.4%	2/29/2016	$14.80	$3,492	$168	10.6%
Factory 2-U	NR/NR/NR	16,167	5.0%	4/6/2016	$10.50	$2,565	$159	8.6%
Sketchers U.S.A., Inc.	NR/NR/NR	14,016	4.3%	8/31/2016	$16.50	$1,861	$133	15.7%
Dollar Tree Stores	NR/NR/NR	13,020	4.0%	1/31/2019	$10.50	NAV	NAV	NAV
DaVita Inc	NR/B2/BB-	10,000	3.1%	4/30/2017	$17.50	NAV	NAV	NAV
In Cahoots	NR/NR/NR	10,000	3.1%	3/31/2019	$18.00	$1,744	$174	12.6%
Total Major Tenants		106,524	32.8%		$12.40	$9,661	$158

In-line Tenants (<10,000 sq. ft.)		66,738	20.5%		$24.19	$16,000	$393	7.5%

Total Occupied Collateral		317,806	97.8%

Vacant		7,000	2.2%
Total		324,806	100.0%

(1)	Based on rent roll as of August 31, 2013.
(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(3)
Total Sales (000s) and Sales PSF were provided by the borrower as of December 31, 2012 and only include tenants that reported sales for a minimum of 12 months (60.9% of occupied in-line space). Occupancy Cost (% of Sales) is based on Annual U/W Base Rent PSF and U/W expense recoveries.

(4)	Burlington Coat Factory has three, 5-year extension options with 6-months notice.
(5)
The Century Health Spa, Inc. is currently dark and is included in current calculations of occupancy, NOI and underwritten base rent. Century Health Spa, Inc. is on a ground lease and owns its improvements. Annual U/W Base Rent PSF of $5.33 is approximately 64.5% below the appraiser’s concluded market rent for the space of $15.00 PSF.  The tenant has historically subleased the space and is currently marketing the space for rent. Additionally, $240,000, which is two years of base rent, was reserved at closing.

1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	2,100	0.6%	2,100	0.6%	$44.18	2.2%	2.2%
2013	0	0	0.0%	2,100	0.6%	$0.00	0.0%	2.2%
2014	1	1,800	0.6%	3,900	1.2%	$34.68	1.5%	3.7%
2015(2)	10	101,640	31.3%	105,540	32.5%	$11.48	27.7%	31.4%
2016	3	51,004	15.7%	156,544	48.2%	$13.90	16.8%	48.2%
2017	4	22,168	6.8%	178,712	55.0%	$17.53	9.2%	57.4%
2018	3	36,390	11.2%	215,102	66.2%	$12.23	10.6%	68.0%
2019	3	54,464	16.8%	269,566	83.0%	$14.48	18.7%	86.7%
2020	0	0	0.0%	269,566	83.0%	$0.00	0.0%	86.7%
2021	2	40,340	12.4%	309,906	95.4%	$10.68	10.2%	96.9%
2022	0	0	0.0%	309,906	95.4%	$0.00	0.0%	96.9%
2023	1	7,900	2.4%	317,806	97.8%	$16.50	3.1%	100.0%
Thereafter	0	0	0.0%	317,806	97.8%	$0.00	0.0%	100.0%
Vacant	NAP	7,000	2.2%	324,806	100.0%	NAP	NAP
Total / Wtd. Avg.	29	324,806	100.0%			$13.26	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)
Leases expiring in 2015 include Burlington Coat Factory, which accounts for 23.1% of the NRA and 10.6% of annual U/W base rent. Burlington Coat Factory has three, 5-year extension options with 6-months notice. A full excess cash flow sweep will occur upon a Burlington Cash Trap Period. See “Ongoing Reserves” herein.

The Loan.  The Orangefair Marketplace loan (the “Orangefair Marketplace Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 324,806 sq. ft., ten-building retail power center located in Fullerton, California (the “Orangefair Marketplace Property”) with an original principal balance of $44.82 million.  The Orangefair Marketplace Property is anchored by Burlington Coat Factory, Best Buy and Marshall’s.  The Orangefair Marketplace Loan accrues interest at a fixed rate equal to 5.2375% and has a cut-off date balance of approximately $44.8 million. The Orangefair Marketplace Loan has a 10-year term and amortizes on a 30-year amortization schedule.  Loan proceeds were used to retire existing debt of approximately $32.6 million, fund reserves, pay closing costs, and return approximately $10.0 million of equity to the borrower. Based on the appraised value of $65.5 million as of May 15, 2013, the cut-off date LTV ratio is 68.3% with remaining implied equity of approximately $20.7 million. The most recent prior financing of the Orangefair Marketplace was included in the CSFB 2004-C5 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$44,820,000	100.0%	Loan Payoff	$32,640,518	72.8%
			Reserves	$1,338,183	3.0%
			Closing Costs	$838,890	1.9%
			Return of Equity	$10,002,410	22.3%
Total Sources	$44,820,000	100.0%	Total Uses	$44,820,000	100.0%

The Borrower / Sponsor.  The borrower, CPP Orangefair Marketplace LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower is Columbus Pacific Properties, which is jointly controlled by the non-recourse carveout guarantors, Brian Shirken and Richard Margolis. The sponsor acquired the Orangefair Marketplace Property in March 2002. Columbus Pacific Properties has purchased and redeveloped over 5.0 million sq. ft. of retail properties, 3,100 multifamily units, and has provided over $200.0 million in mezzanine financing and equity capital. Currently, Columbus Pacific Properties owns 13 retail properties and six multifamily/student housing properties.

The Property.  The Orangefair Marketplace Property consists of a ten building retail power center containing 324,806 sq. ft. of total leasable area and 1,933 parking spaces. The Orangefair Marketplace Property is located on the corner of South Harbor Boulevard and East Orangethorpe Avenue, both of which are main traffic arterials within the trade area. According to the appraiser, East Orangethorpe Avenue and South Harbor Boulevard reported average daily traffic counts of 30,524 and 46,405, respectively in 2011. The immediate

1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

area around the Orangefair Marketplace Property is influenced by the concentration of several shopping centers, including national retailers such as Target, Costco, Wal-Mart Supercenter, Lowe’s, La Curacao, Toys “R” Us, Office Depot and Sprouts.

The Orangefair Marketplace Property contains three anchors, including Burlington Coat Factory, Best Buy and Marshall’s. The Orangefair Marketplace Property is occupied by 26 additional major and in-line tenants, none of which occupies more than 6.4% of the NRA. Additionally, tenants accounting for over 70.0% of the NRA have been in occupancy for at least 11 years. Historical sales are shown in the table below:

Historical Sales PSF(1)
	2010	2011	2012
Burlington Coat Factory	$124	$110	$107
Marshall’s	$271	$290	$310

Major Tenants (≥10,000 sq. ft.)	$154	$160	$158
In-line Tenants (<10,000 sq. ft.)	$382	$377	$393
(1)	Historical Sales PSF are based on historical operating statements provided by the borrower.

Environmental Matters.  The Phase I environmental report dated May 22, 2013 recommended the development and implementation of an asbestos operation and maintenance plan at the Orangefair Marketplace Property, which is currently in place. The Phase I report also recommended the installation of a sub-slab depressurization system in order to mitigate potential vapor intrusion. At closing, the borrower deposited 125.0% of the estimated cost of the sub-slab depressurization system into an environmental reserve.

The Market.  The Orangefair Marketplace Property is located in Fullerton, California within Orange County. The property is situated on the corner of South Harbor Boulevard and East Orangethorpe Avenue along the Riverside Freeway approximately four miles from Interstate 5. Major employers in Orange County include Fortune 500 companies Broadcom, Spectrum Group International, Allergan, Ingram Micro, and Pacific Life, as well as nationally recognized companies Western Digital, Quicksilver Software and In-N-Out Burger.  Additionally, major tourist destinations Disneyland and Knotts Berry Farms are located in Orange County.

The city of Fullerton is located approximately 30.0 miles southeast of downtown Los Angeles and 12.0 miles northwest of Santa Ana. The current population in a five-mile radius from the Orangefair Marketplace Property is 611,072, with an average household income of $74,594. The city of Fullerton has experienced an increase in retail sales over the last ten years of approximately 22.8%. Out of 58 counties in California, a 2013 California retail survey ranked Orange County as the second highest in terms of retail sales and ranked Fullerton as 68th out of 472 California cities included in the survey.

The appraiser analyzed a set of five comparable retail centers within the region of the Orangefair Marketplace Property. The comparables have occupancies ranging from 92.0% to 100.0% with a weighted average occupancy of approximately 96.0%. The appraiser concluded that the Orangefair Marketplace Property’s U/W base rent of $12.98 PSF is approximately 18.6% below the market rent of $15.95 PSF.

Comparable Set(1)
Name	Orangefair Marketplace	Fullerton MetroCenter	Fullerton Town Center	Fullerton Marketplace	Harbor Town Square	444 Harbor Retail Center
Distance from Subject	NAP	< 1 mile	< 1 mile	< 1 mile	< 1 mile	5 miles
Year Built / Renovated	1958 / 2001	1965 / NAP	1985 / NAP	1996 / NAP	1982 / NAP	2000 / NAP
Total Occupancy	97.8%	97.0%	94.0%	100.0%	92.0%	100.0%
Size (Sq. Ft.)	324,806	457,664	411,527	90,981	27,902	20,000
Anchors	Burlington Coat Factory, Best Buy, Marshall’s	Target, PetSmart	Costco, Offce Depot, Toys “R” Us, AMC Theaters	Food 4 Less	NAV	NAV
(1)	Source: Appraisal

1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 7/31/2013	U/W	U/W PSF
Base Rent(1)	$4,065,030	$4,136,921	$4,143,080	$4,072,372	$4,214,579	$12.98
Value of Vacant Space	0	0	0	0	168,000	0.52
Gross Potential Rent	$4,065,030	$4,136,921	$4,143,080	$4,072,372	$4,382,579	$13.49
Total Recoveries	946,713	977,843	1,095,064	1,031,532	1,097,200	3.38
Total Other Income	54,086	47,109	42,000	49,223	0	0.00
Less: Vacancy & Credit Loss(2)	0	0	0	0	(273,989)	(0.84)
Effective Gross Income	$5,065,829	$5,161,874	$5,280,145	$5,153,127	$5,205,789	$16.03
Total Operating Expenses	1,229,237	1,337,487	1,316,145	1,318,601	1,304,873	4.02
Net Operating Income	$3,836,593	$3,824,387	$3,964,000	$3,834,526	$3,900,917	$12.01
TI/LC	0	0	0	0	143,708	0.44
Capital Expenditures	0	0	0	0	48,721	0.15
Net Cash Flow	$3,836,593	$3,824,387	$3,964,000	$3,834,526	$3,708,488	$11.42

(1)
U/W Base Rent includes $40,626 of contractual rent increases through November 2014, and $26,000 in downward mark to market adjustments. Based on the appraiser’s concluded market rent of $15.95 PSF, U/W Base Rent is approximately 18.6% below market.

(2)	U/W Vacancy & Credit Loss of 5.0% of gross revenue is greater than the appraiser’s concluded vacancy of 4.0% and the in-place vacancy of 2.2%.

Property Management.  The Orangefair Marketplace Property is managed by Columbus Pacific Properties, Inc., an affiliate of the sponsor.

Lockbox / Cash Management.  The Orangefair Marketplace Loan is structured with a soft springing hard lockbox and springing cash management.  A hard lockbox and in place cash management are required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantors, or the property manager, (iii) the commencement of a Best Buy Cash Trap Period, (iv) the commencement of a Burlington Cash Trap Period, (v) the commencement of a Burlington Percentage Rent Trigger Period or (vi) the failure by the borrower after the end of two consecutive calendar quarters to maintain a DSCR of 1.20x until the DSCR is at least equal to 1.25x for two consecutive calendar quarters. Additionally, a full excess cash sweep will occur upon the commencement of clauses (i) through (v) or the failure by the borrower after the end of two consecutive calendar quarters to maintain a DSCR of 1.10x until the DSCR is at least equal to 1.15x for two consecutive calendar quarters.

A “Best Buy Cash Trap Period”  occurs upon the earlier of (i) three months prior to the expiration date of the Best Buy lease, unless an acceptable lease extension has been entered into prior to such date, (ii) the date required under the Best Buy lease to notify the landlord of its intent to either renew or terminate its lease, unless an acceptable lease extension or acceptable replacement lease has been entered into prior to such date,  (iii) the date Best Buy “goes dark”, (iv) the date Best Buy or its guarantor is the subject of a bankruptcy action, (v) the date Best Buy gives notice of its intent to terminate its lease or (vi) the date the Best Buy lease terminates or expires.

A “Burlington Cash Trap Period” occurs upon the earlier of (i) six months prior to the expiration date of the Burlington Coat Factory lease, unless an acceptable lease extension has been entered into prior to such date, (ii) the date required under the Burlington Coat Factory lease to notify the borrower of its intent to either renew or terminate its lease, unless an acceptable lease extension or acceptable replacement lease has been entered into prior to such date,  (iii) the date Burlington Coat Factory “goes dark”, (iv) the date Burlington Coat Factory subleases its space, (v) the date Burlington Coat Factory or its guarantor is the subject of a bankruptcy action, (vi) the date Burlington Coat Factory gives notice of its intent to terminate its lease or (vii) the date the Burlington Coat Factory lease terminates or expires.

A “Burlington Percentage Rent Trigger Period” will commence upon the date that is three months after the date that the borrower is required to either send written notice of the commencement of construction on the adjacent non-collateral development project or such construction commences, if Burlington Coat Factory is still paying percentage rent pursuant to its lease on such date, as specified in the Burlington Coat Factory lease.

Initial Reserves.  At closing the borrower deposited (i) $374,133 into a tax reserve account, (ii) $48,565 into an insurance reserve account, (iii) $77,953 into a replacement reserve, (iv) $550,000 into a TI/LC reserve, (v) $240,000 into a Century Health Spa reserve equal to two years of base rent, (vi) $37,500 into an environmental reserve, for a permanent sub-slab depressurization system and (vii) $10,031 into a Dollar Tree reserve for CAM reimbursements that are owed to the tenant.

1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

Ongoing Reserves.  On a monthly basis, the borrower will be required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $46,767, (ii) 1/12 of the required insurance premiums, which currently equates to $4,857, (iii) $4,060 into a replacement reserve and (iv) $20,300 into a TI/LC reserve, subject to a cap of $550,000 so long as, among other things, (a) the DSCR is at least 1.25x and (b) occupancy is at least 85.0%. A full excess cash flow sweep into an occupancy reserve will occur upon a Best Buy Cash Trap Period or a Burlington Cash Trap Period. Additionally, a full excess cash flow sweep into a Burlington Coat Factory  percentage rent reserve will occur upon a Burlington Percentage Rent Trigger Period.

Prior to the written notice of or commencement of construction on the adjacent non-collateral development project, the borrower will be required to make deposits of (i) $1.875 million into a Burlington Coat Factory TI reserve, which represents the borrower’s tenant improvement obligation to Burlington Coat Factory resulting from the intended relocation of employee parking due to the development project, (ii) $125,000 into a Burlington Coat Factory signage reserve, which is 125.0% of the anticipated cost of the borrower’s obligation to build signage for Burlington Coat Factory in the multifamily development and (iii) $76,254 into a Burlington Coat Factory percentage rent reserve.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

1302 South Harbor Boulevard Fullerton, CA 92832	Collateral Asset Summary – Loan No. 9 Orangefair Marketplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,768,470 68.3% 1.25x 8.7%

Orangefair Marketplace
1302 South Harbor Boulevard
Fullerton, CA 92832
La Habra
Brea
Fullerton
Placentia
Anaheim
Buena Park
Stanton
Orange
Garden Grove
Westminster
Santa Ana
Los Angeles
Long Beach
Pasadena
Ontario
Santa Ana
PACIFIC OCEAN
Gateway Shopping Center
Brea Mall
Brea Union Plaza
Imperial East Shopping Center
St Jude Medical Center
Placentia Town Center
Cal State University Fullerton
Crossroads Shopping Center
Placentia-Linda Hospital
Fullerton College
Village Center at Rose
FULLERTON MUNICIPAL AIRPORT
FULLERTON STATION
Fullerton Metro Center
RIVERSIDE FWY
La Palma Park and Stadium
Knott's Berry Farm
Buena Park Mall
Brookhurst Community Park
ORANGE FWY
SANTA ANA FWY
The Mall of Orange
Disneyland
Anaheim Convention Center
Honda Center
ANAHEIM STATION
Angel Stadium of Anaheim
Chapman University
ORANGE STATION
UC Irvine Hospital
Outlets at Orange
Children's Hospital of OC
St Joseph Hospital
Main Place Mall
GARDEN GROVE FWY
Santa Ana College
IMPERIAL HWY
E BIRCH ST
E BASTANCHURY RD
E CHAPMAN AVE
E COMMONWEALTH AVE
E ORANGETHORPE AVE
E LINCOLN AVE
LINCOLN AVE
BALL RD
E BALL RD
KATELLA AVE
CHAPMAN AVE
GARDEN GROVE BLVD
WESTMINSTER BLVD
HARBOR BLVD
BEACH BLVD
MAGNOLIA ST
BROOKHURST ST
EUCLID ST
E STATE COLLEGE BLVD
KRAEMER BLVD
57
91
5
22
90
CARTIFACT

6525, 6541 and 6581 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 10 The Vintage Estate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,954,124 41.8% 1.68x 13.9%

6525, 6541 and 6581 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 10 The Vintage Estate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,954,124 41.8% 1.68x 13.9%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Hospitality / Retail
Sponsor:	Michael P. Egan			Collateral:	Fee Simple
Borrower:	The Vintage Inn LLC; Vintage 1870			Location:	Yountville, CA
	Associates LLC			Year Built / Renovated:	1870, 1985, 1998 / 2001, 2008, 2013
Original Balance:	$42,000,000			Rooms(3):	192
Cut-off Date Balance:	$41,954,124			Property Management:	Self-managed
% by Initial UPB:	3.3%			Underwritten NOI(5):	$5,837,045
Interest Rate:	5.5110%			Underwritten NCF:	$4,824,420
Payment Date:	6th of each month			“As-Is” Appraised Value:	$100,300,000
First Payment Date:	October 6, 2013			“As-Is” Appraisal Date:	July 1, 2013
Maturity Date:	September 6, 2023			“As-Stabilized” Appraisal Value(6):	$114,900,000
Amortization:	360 months			“As-Stabilized” Appraisal Date(6):	July 1, 2015
Additional Debt(1):	None
Call Protection:	L(25), D(88), O(7)			Historical NOI(5)
Lockbox / Cash Management:	Springing Hard / Springing			Most Recent NOI:	$6,770,126 (T-12 May 31, 2013)
				2012 NOI:	$6,474,523 (December 31, 2012)
Reserves(2)				2011 NOI:	$5,918,041 (December 31, 2011)
	Initial		Monthly	2010 NOI:	$4,591,344 (December 31, 2010)
Taxes:	$0		Springing
Insurance:	$0		Springing	Historical Occupancy
FF&E:	$0		Springing	Current Occupancy:	74.0% (T-12 May 31, 2013)
				2012 Occupancy:	70.9% (December 31, 2012)
Financial Information				2011 Occupancy:	68.8% (December 31, 2011)
Cut-off Date Balance / Room(3):		$218,511		2010 Occupancy:	63.7% (December 31, 2010)
Balloon Balance / Room(3):		$182,765
(1)   See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   The Vintage Estate Property also includes 41,549 sq. ft. of retail and office space. Cut-off Date Balance / Room and Balloon Balance / Room exclude the retail and office sq. ft.
(4)   Based on the “As-Is” Appraised Value.
(5)   The decrease from T-12 to Underwritten NOI is primarily the result of underwritten management and franchise fees of approximately $1.1 million.
(6)   The “As-Stabilized” Appraised Value assumes, among other things, the completion of an ongoing $4.4 million renovation of the Vintage Inn, including new roofs, a full FF&E package, upgrades to the public space and improvements to the landscaping. The Cut-off Date LTV and Balloon LTV based on the “As-Stabilized” Appraised Value are 36.5% and 30.5%, respectively.

Cut-off Date LTV(4):		41.8%
Balloon LTV(4):		35.0%
Underwritten NOI DSCR:		2.04x
Underwritten NCF DSCR:		1.68x
Underwritten NOI Debt Yield:		13.9%
Underwritten NCF Debt Yield:		11.5%
Underwritten NOI Debt Yield at Balloon:		16.6%
Underwritten NCF Debt Yield at Balloon:		13.7%

6525, 6541 and 6581 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 10 The Vintage Estate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,954,124 41.8% 1.68x 13.9%

The Loan.  The Vintage Estate loan (“The Vintage Estate Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a mixed-use development consisting of two full service hotels offering 192 rooms and 41,549 sq. ft. of retail and office space located in Yountville, CA with an original principal balance of $42.0 million (“The Vintage Estate Property”). The Vintage Estate Loan has a 10-year term and amortizes on a 30-year schedule. The Vintage Estate Loan accrues interest at a fixed rate equal to 5.5110% and has a cut-off date balance of approximately $42.0 million. The Vintage Estate Loan proceeds were used to retire existing debt of approximately $39.1 million, fund closing costs and return approximately $2.6 million of equity to the borrower. Based on the “As-Is” Appraised Value of $100.3 million as of July 1, 2013, the Cut-off Date LTV ratio is 41.8% with remaining implied equity of $58.3 million. The most recent prior financing of The Vintage Estate Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$42,000,000	100.0%	Loan Payoff	$39,054,382	93.0%
			Closing Costs	$364,531	0.9%
			Return of Equity	$2,581,087	6.1%
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%

The Borrower / Sponsor.    The borrowers, The Vintage Inn LLC and Vintage 1870 Associates LLC, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carveout guarantor is Michael P. Egan.

Michael P. Egan is a real estate developer, investor and property manager who has been active in the Napa, Sonoma and Marin areas of northern California for over 35 years. In 1977, Mr. Egan acquired the Groezinger winery and developed it into the V-Marketplace, which is the retail and office component of The Vintage Estate Property. In 1985, Mr. Egan developed the Vintage Inn, followed by the Villagio Inn and Spa in 1998. Mr. Egan has been actively involved in the management of both hotels since their inception. In addition to the Vintage Estate Property, Mr. Egan owns five other commercial properties, including two office buildings, a self-storage facility, a multifamily property and a vineyard.

The Property.    The Vintage Estate Property is a mixed-use hospitality/retail development located in Yountville, California. Located on 23 acres of contiguous land, The Vintage Estate Property is composed of two luxury, full-service hotels, the Vintage Inn and the Villagio Inn and Spa, as well as the V-Marketplace. Built in 1985 and located on the south end of the Vintage Estate Property, the Vintage Inn is an 80-room hotel styled after a French countryside estate. The Vintage Inn is currently undergoing approximately $4.4 million in renovations (approximately $55,000 per room) including new roofs, a full FF&E package, upgrades to the public space and improvements to the landscaping. Built in 1998 and located on the north end of the Vintage Estate Property, the Villagio Inn and Spa is a 112-room Mediterranean themed hotel and spa styled after a countryside village in Tuscany. In 2008, the Villagio Inn and Spa received FF&E upgrades totaling approximately $23,000 per room along with the construction of the spa. The spa includes sixteen state-of-the-art treatment rooms and five private spa suites that include indoor and outdoor fireplaces. Both hotels have similar layouts with rooms in detached town-house style buildings that offer private patios or porches, flat-screen televisions with premium channels, oversized sunken bathtubs, fireplaces and complimentary bottles of wine. Amenities include a complimentary champagne breakfast buffet, 13,000 sq. ft. spa, three swimming pools, tennis courts and approximately 29,000 sq. ft. of meeting and event space. The meeting space includes a historic barrel room, a 2,700 sq. ft. ballroom-style space with 36-foot high beam and rafter ceilings, as well as a pavilion area of 16,000 sq. ft. of terraced gardens. Both the Vintage Inn and Villagio Inn and Spa have four diamond ratings from AAA and were recognized in Conde Nast Traveler Magazine’s Annual Gold list of 510 of the “World’s Best Places to Stay” in January 2013.

The V-Marketplace features 36,234 sq. ft. of retail space situated in and around the historic, 143 year-old Groezinger Winery building. The V-Marketplace offers upscale specialty shops, art galleries, restaurants, a wine tasting cellar and Napa Valley’s original hot air balloon company. Initially built in 1870 as one of the first wineries in Yountville, the V-Marketplace is listed on the National Registry of Historic Places. As of July 16, 2013, the V-Marketplace was 97.8% occupied, and has been at least 90.0% occupied for the last 20 years. Tenants include two wine tasting galleries, three restaurants and numerous retail shops, including a hair salon, a chocolatier, art galleries and gift stores. In particular, the V-Marketplace offers Chef Michael Chiarello’s award winning Bottega Restaurant and NapaStyle retail concept. As of year-end 2012, tenants at the V-Marketplace reported sales of $833 PSF.

Environmental Matters. The Phase I environmental report dated July 3, 2013 recommended the development and implementation of an asbestos operation and maintenance plan at the Vintage Estate Property, which is already in place.

The Market.    The Vintage Estate Property is located on Washington Street in downtown Yountville, California at the northern end of the wine-growing region of the Napa Valley. The Vintage Estate Property is directly visible from California State Route 29, the primary road through the world-renowned Napa Valley region, and benefits from signage along the route. Napa Valley is a highly desirable,

6525, 6541 and 6581 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 10 The Vintage Estate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,954,124 41.8% 1.68x 13.9%

international tourist destination, offering attractions ranging from golf to viticulture and cultural festivities, such as the Napa Valley Jazz Getaway and Festivale de Sole. The Napa Valley is less than 60.0 miles from San Francisco, Oakland and Sacramento. According to the Napa Valley Conference and Visitors Bureau, approximately 5.0 million tourists visit the region annually with approximately 2.0 million visitors spending three nights on average.

Yountville is renowned for its world-class restaurants and award winning chefs, and has earned the unofficial title of “Culinary Capital of the Napa Valley” as a result of being home to The French Laundry, a three Michelin star restaurant, as well as three additional restaurants with one Michelin star each. The retail outlets, restaurants, and world-famous wineries along Washington Street provide additional amenities for guests and generate a significant amount of foot traffic.

The Vintage Estate Property offers the most meeting space of any hotel in Yountville. As a result, approximately 34.0% of the demand segmentation for The Vintage Estate Property is meeting and group focused, while the remaining 66.0% is transient. The competitive set includes two hotels located in Yountville as well as five additional hotels located in the Napa Valley region.  As of May 2013, the Villagio Inn & Spa reported occupancy, ADR and RevPAR penetration rates of 120.9%, 111.2% and 134.5%, respectively. For the same time period, the Vintage Inn reported occupancy, ADR and RevPAR penetration rates of 108.2%, 107.2% and 115.9%, respectively.

Villagio Inn and Spa Historical Occupancy, ADR, RevPAR(1)
	Villagio Inn and Spa			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 May 2013	77.1%	$340.89	$262.75	63.7%	$306.47	$195.33	120.9%	111.2%	134.5%
T-12 May 2012	73.9%	$330.97	$244.74	62.9%	$296.28	$186.36	117.6%	111.7%	131.3%
T-12 May 2011	70.3%	$313.51	$220.45	59.6%	$283.95	$169.32	117.9%	110.4%	130.2%
T-12 December 2010	69.6%	$302.96	$210.76	59.8%	$274.19	$164.04	116.3%	110.5%	128.5%
(1)	Source: Hospitality research report
(2)	Includes The Vintage Inn.

Vintage Inn Historical Occupancy, ADR, RevPAR(1)
	Vintage Inn			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 May 2013	69.0%	$328.41	$226.47	63.7%	$306.47	$195.33	108.2%	107.2%	115.9%
T-12 May 2012	66.4%	$315.70	$209.66	62.9%	$296.28	$186.36	105.6%	106.6%	112.5%
T-12 May 2011	56.2%	$309.39	$173.90	59.6%	$283.95	$169.32	94.3%	109.0%	102.7%
T-12 December 2010	55.2%	$301.02	$166.21	59.8%	$274.19	$164.04	92.3%	109.8%	101.3%
(1)	Source: Hospitality research report
(2)	Includes the Villagio Inn and Spa.

6525, 6541 and 6581 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 10 The Vintage Estate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,954,124 41.8% 1.68x 13.9%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 5/31/2013	U/W	U/W per Room
Occupancy	63.7%	68.8%	70.9%	74.0%	74.0%
ADR	$300.23	$324.65	$335.95	$336.11	$336.52
RevPAR	$191.10	$223.46	$238.12	$248.79	$249.09

Room Revenue	$13,392,238	$15,659,951	$16,687,580	$17,162,795	$17,456,476	$90,919
F&B Revenue	4,306,024	4,661,377	4,660,419	5,042,363	5,128,645	26,712
Other Revenue(1)	3,984,871	4,077,525	4,157,905	4,254,433	4,327,232	22,538
Total Revenue	$21,683,133	$24,398,853	$25,505,904	$26,459,591	$26,912,354	$140,169
Operating Expenses	10,787,493	11,639,217	12,145,652	12,597,041	12,812,595	66,732
Undistributed Expenses(2)	5,668,567	6,263,583	6,308,538	6,509,803	7,680,093	40,000
Gross Operating Profit	$5,227,074	$6,496,054	$7,051,715	$7,352,747	$6,419,666	$33,436
Total Fixed Charges	635,730	578,013	577,192	582,621	582,621	3,034
Net Operating Income(2)	$4,591,344	$5,918,041	$6,474,523	$6,770,126	$5,837,045	$30,401
FF&E	0	0	0	0	1,012,625	5,274
Net Cash Flow	$4,591,344	$5,918,041	$6,474,523	$6,770,126	$4,824,420	$25,127
(1)	Other Revenue includes revenue from the health club, hotel services and retail rents from V-Marketplace.
(2)
The decrease from T-12 to Underwritten NOI is primarily the result of underwritten management and franchise fees of approximately $1.1 million to achieve an aggregate marketing, management and franchise fee of 10.0% of Total Revenue.

Property Management.  The Vintage Estate Property is self-managed by the sponsor.

Lockbox / Cash Management.    The Vintage Estate Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox, in place cash management and an excess cash flow sweep are required upon (i) an event of default, (ii) the failure by the borrowers at the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.05x or (iii) bankruptcy of the property manager, guarantor or borrowers.

Initial Reserves. None

Ongoing Reserves. Upon an event of default or if the debt yield falls below 10.0%, the borrowers will be required to make monthly deposits of (i) 1/12 of the required annual real estate taxes and insurance premiums into a tax and insurance escrow account and (ii) 1/12 of 4.0% of the prior year’s gross income into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The borrower is permitted to obtain from the non-SPE equity owners (including the non-recourse guarantor) an amount, not to exceed $2.0 million, to be used for property-related expenses, provided that such unsecured subordinate debt must be payable solely from excess cash received by the borrower before any distribution is made to any beneficial owners of the borrower.

6525, 6541 and 6581 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 10 The Vintage Estate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,954,124 41.8% 1.68x 13.9%

HIGHWAY 29
Napa Valley Wine Trail
HIGHWAY 29
Walking Trail
Guest Parking
Tennis Court
Walking Trail
Guest Parking
WEBBER AVENUE
Villagio Bocce Court
Walking Trail
VILLAGIO
NAPASTYLE
BOTTEGA
Parking
Non-Collateral
Tennis Court
Spa Villagio
Parking
Parking
WASHINGTON STREET
WASHINGTON STREET
OAK CIRCLE
MULBERRY STREET
FINNELL ROAD
YOUNT STREET
HUMBOLT STREET
JEFFERSON STREET
N

Site plan based on information provided by the borrower.

6525, 6541 and 6581 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 10 The Vintage Estate	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,954,124 41.8% 1.68x 13.9%

Calistoga
St Helena
Rutherford
Oakville
Yountville
Napa
Sonoma
NAPA VALLEY
SONOMA VALLEY
Hood Mountain Regional Park
Sugarloaf Ridge State Park
The Vintage Estate
6525, 6541 and 6581 Washington Street
Yountville, CA 94599
Napa Valley College
NAPA COUNTY AIRPORT
128
121
29
12
116
Sacramento
San Francisco
Oakland
CARTIFACT

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200-206 East 87th Street New York, NY 10128	Collateral Asset Summary – Loan No. 11 200-206 East 87th Street Leased Fee	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.3% 1.05x 5.0%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Leased Fee
Sponsor:	Laurie Kefalidis		Collateral:	Fee Simple
Borrower:	3rd and 87th, L.P.		Location:	New York, NY
Original Balance:	$35,000,000		Year Built / Renovated(4):	NAP
Cut-off Date Balance:	$35,000,000		Total Sq. Ft.(5):	14,817
% by Initial UPB:	2.8%		Property Management:	Self-managed
Interest Rate(1):	4.7600%		Underwritten NOI:	$1,750,000
Payment Date:	6th of each month		Underwritten NCF:	$1,750,000
First Payment Date:	September 6, 2013		Appraised Value:	$105,000,000
Anticipated Repayment Date(1):	August 6, 2023		Appraisal Date:	June 21, 2013
Maturity Date:	August 6, 2048
Amortization:	Interest Only		Historical NOI(6)
Additional Debt:	None		Most Recent NOI:	$1,750,000 (T-12 June 30, 2013)
Call Protection:	L(26), D(90), O(4)		2012 NOI:	$1,750,000 (December 31, 2012)
Lockbox / Cash Management(2):	Hard / Springing		2011 NOI:	$1,750,000 (December 31, 2011)
			2010 NOI:	$1,750,000 (December 31, 2010)
Reserves(3)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Current Occupancy:	NAP
Insurance:	$0	Springing	2012 Occupancy:	NAP
			2011 Occupancy:	NAP
Financial Information			2010 Occupancy:	NAP
Cut-off Date Balance / Sq. Ft.:	$2,362
(1)   If the loan is not repaid in full by the anticipated repayment date, the interest rate will increase to the sum of 4.0000% plus the greater of (i) 4.7600% or (ii) the aggregate sum of the then current “on the run” 10-year US Treasury Note yield to maturity, the then current 10-year swap spread and 2.0300%. On or after the anticipated repayment date, any interest not paid on a monthly basis shall accrue.
(2)   Cash management will be triggered upon the occurrence of (i) the anticipated repayment date, (ii) the continuance of an event of default or (iii) the DSCR falls below 1.05x until such time that the DSCR is at least 1.05x for two consecutive calendar quarters.
(3)   The borrower will be required to make monthly deposits of 1/12 of the annual real estate taxes and insurance premiums due if (i) the ground lease is no longer in full force and effect, (ii) the ground tenant fails to pay all real estate taxes or insurance premiums pursuant to the ground lease, (iii) the ground tenant is no longer escrowing such monthly deposits for real estate taxes or insurance premiums with a leasehold mortgagee, or (iv) the borrower fails to furnish evidence of satisfactory payment of all real estate taxes or insurance premiums.
(4)   The improvements on the land were originally constructed in 1920 and 1991.
(5)   Total Sq. Ft. represents the land area gross square feet. The improvements consist of 150 rentable apartment units and 64,218 sq. ft. of commercial space.
(6)   Historical NOI represents the contractual ground rent payments under the ground lease.

Balloon Balance / Sq. Ft.:	$2,362
Cut-off Date LTV:	33.3%
Balloon LTV:	33.3%
Underwritten NOI DSCR:	1.05x
Underwritten NCF DSCR:	1.05x
Underwritten NOI Debt Yield:	5.0%
Underwritten NCF Debt Yield:	5.0%
Underwritten NOI Debt Yield at Balloon:		5.0%
Underwritten NCF Debt Yield at Balloon:		5.0%

TRANSACTION HIGHLIGHTS
■
Improvements.  The improvements constructed on the subject property, which are owned by the ground tenant and are not collateral for the loan, consist of a 23-story mixed-use multifamily and retail building located at 200 East 87th Street, constructed in 1991, which contains 130 rentable residential units and 64,218 sq. ft. of commercial space and a five-story multifamily building located at 206 East 87th Street, constructed in 1920, which contains 20 rent stabilized residential units. The 23-story mixed-use building’s amenities include a full-time doorman, laundry facility, recreational area and fitness center.

■
Sub-Tenancy.   The rental income from the sub-tenants is not due to the borrower. The multifamily component of the improvements was 96.0% occupied as of April 1, 2013 at an average rent per month of $3,299 for the market rent units and $986 per month for the rent stabilized units. The commercial space was 87.0% occupied as of April 1, 2013 by two tenants, The Dalton School, which occupies 32,000 sq. ft. (49.8% of NRA) through January 2019, and Modell’s Sporting Goods, which occupies 23,850 sq. ft. (37.1% of NRA) through March 2033.

■
Ground Lease.   The property is subject to a long term ground lease that had an initial maturity of June 30, 2019, which was extended by the ground lessee to June 30, 2039, with fixed annual payments of $1,750,000 payable monthly through June 30, 2019. The ground lease has seven, 20-year extension options remaining, each of which is subject to a two-year notice period and ground rent reset. The ground rent will reset on July 1, 2019 to the greater of (i) the current ground rent and (ii) 7% of the appraised value of the unencumbered land as of the date six months prior to the end of the previous renewal term.

1150 First Avenue King of Prussia, PA 19406	Collateral Asset Summary – Loan No. 12 Parkview Tower	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,959,331 74.4% 1.32x 9.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor(1):	Ira M. Lubert; Kenneth K. Kochenour;		Collateral:	Fee Simple
	Marc Rash; William Glazer		Location:	King of Prussia, PA
Borrower:	Parkview Tower Associates, L.P.		Year Built / Renovated:	1974 / 1998
Original Balance:	$35,000,000		Total Sq. Ft.:	220,910
Cut-off Date Balance:	$34,959,331		Property Management:	Keystone Property Group, L.P.
% by Initial UPB:	2.8%		Underwritten NOI:	$3,254,778
Interest Rate:	5.1805%		Underwritten NCF:	$3,035,644
Payment Date:	6th of each month		“As-is” Appraised Value:	$45,000,000
First Payment Date:	October 6, 2013		“As-is” Appraisal Date:	June 17, 2013
Maturity Date:	September 6, 2023		“As-Stabilized” Appraised Value(5):	$47,000,000
Amortization:	360 months		“As-Stabilized” Appraisal Date(5):	June 17, 2014
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)		Historical NOI(6)
Lockbox / Cash Management(2):	Springing Hard / Springing		Most Recent NOI:	$2,500,853 (T-12 May 31, 2013)
			2012 NOI:	$2,532,513 (December 31, 2012)
Reserves			2011 NOI:	$2,186,272 (December 31, 2011)
	Initial	Monthly	2010 NOI:	$2,437,238 (December 31, 2010)
Taxes:	$47,771	$20,833
Insurance:	$22,543	$3,757	Historical Occupancy
Replacement:	$0	$3,693	Current Occupancy(7):	93.2% (September 3, 2013)
TI/LC(3):	$1,172,137	$15,510	2012 Occupancy:	88.2% (December 31, 2012)
Immediate Repairs:	$33,750	NAP	2011 Occupancy:	84.7% (December 31, 2011)
Rent Concessions Reserve(3):	$336,655	$0	2010 Occupancy:	79.9% (December 31, 2010)
Lease Sweep Reserve(4):	$0	Springing
(1)   The Parkview Tower loan sponsors, each a non-recourse carveout guarantor, has a cap based on its liability equal to its pro rata share of ownership in the general partner of the borrower.
(2)   Hard lockbox and cash management will be triggered upon (i) any event of default, (ii) any bankruptcy action or insolvency of borrower, guarantor or affiliated manager, (iii) failure by the borrower to maintain a DSCR of at least 1.20x for two consecutive quarters or (iv) the occurrence of a Lease Sweep Period (as defined below).
(3)   Initial reserves include reserves for outstanding tenant improvements, leasing costs, soft costs and free rent associated with newly executed leases and existing tenant relocations.
(4)   Excess cash flow will be swept into this reserve upon the first payment date following, with respect to any Qualtek USA, LLC Lease, (i) nine months prior to its earliest lease expiration date, (ii) notice of (a) its intent to exercise a termination right or (b) its intent to vacate its space, (iii) notice of its intent to terminate prior to the then current expiration date, (iv) notice of its intent to or goes dark in 75.0% or more of its space, (v) a default under the lease or (vi) an insolvency proceeding. “Qualtek USA, LLC Lease” means the Qualtek USA, LLC lease or any replacement tenant.
(5)   Cut-off Date LTV and Balloon LTV are based on the “As-Stabilized” Appraised Value of $47,000,000. The “As-Stabilized” Appraised Value is based on Qualtek USA, LLC taking occupancy of its entire space and paying full unabated rent. Based on the “As-Is” Appraised Value, the Cut-off Date LTV and Balloon LTV are 77.7% and 64.3%, respectively. Free rent and outstanding leasing costs related to Qualtek USA, LLC have been reserved for.
(6)   The increase in Most Recent NOI to Underwritten NOI and Underwritten NCF is the result of four newly executed leases, including Qualtek USA, LLC (21,127 sq. ft.).
(7)   The Qualtek USA, LLC space is being delivered to the tenant in two phases. Qualtek USA, LLC took occupancy of the first phase (13,291 sq. ft.) on June 1, 2013 and intends to take occupancy of the second phase (7,836 sq. ft.) on or about January 1, 2014. Current Occupancy assumes Qualtek USA, LLC has taken possession of the entirety of its space.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$158
Balloon Balance / Sq. Ft.:		$131
Cut-off Date LTV(5):		74.4%
Balloon LTV(5):		61.6%
Underwritten NOI DSCR:		1.41x
Underwritten NCF DSCR:		1.32x
Underwritten NOI Debt Yield:		9.3%
Underwritten NCF Debt Yield:		8.7%
Underwritten NOI Debt Yield at Balloon:		11.2%
Underwritten NCF Debt Yield at Balloon:		10.5%

TRANSACTION HIGHLIGHTS
■
Sponsorship.  Ira M. Lubert is the chairman and co-founder of Lubert-Adler Partners, a real estate investment company founded in 1997 that has invested $6.5 billion of equity in over $16 billion of real estate assets since inception.  William Glazer and Marc Rash, co-founded the Keystone Property Group, a real estate investment, development and fund management company headquartered in Philadelphia, Pennsylvania.

■
Credit Rated Tenancy.  The property is 93.2% leased, with approximately 12.8% of NRA leased to investment grade rated tenants, including GSA (6.1% of NRA and rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P), Bankers Life & Casualty Co. (3.7%; NR/NR/BBB), Huntington Bank  (2.2%; BBB+/A3/BBB+) and Hitachi Data Systems (0.8%; NR/NR/A-).

■	Renovation. Since 1998, the property has undergone approximately $27.6 million of renovations and tenant improvements, including lobby, façade and HVAC improvements.

1431 Washington Boulevard Detroit, MI 48226	Collateral Asset Summary – Loan No. 13 Detroit City Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 74.6% 1.46x 9.7%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	High-Rise Multifamily
Sponsor:	James P. Avgeris; J.C.A. Gift Trust			Collateral(3):	Leasehold
Borrower:	Detroit City Apartments LLC			Location:	Detroit, MI
Original Balance:	$30,000,000			Year Built / Renovated:	1981 / 2008-2011
Cut-off Date Balance:	$30,000,000			Total Units:	351
% by Initial UPB:	2.4%			Property Management:	Village Green Management Company
Interest Rate:	5.0300%				LLC
Payment Date:	6th of each month			Underwritten NOI:	$2,919,633
First Payment Date:	October 6, 2013			Underwritten NCF:	$2,826,492
Maturity Date:	September 6, 2023			Appraised Value:	$40,200,000
Amortization:	Interest only for first 36 months; 360			Appraisal Date:	July 2, 2013
	months thereafter
Additional Debt:	None			Historical NOI(4)
Call Protection:	L(25), D(92), O(3)			Most Recent NOI:	$2,989,958 (T-12 August 31, 2013)
Lockbox / Cash Management(1):	Soft / Springing			2012 NOI:	$2,608,922 (December 31, 2012)
				2011 NOI:	$1,897,137 (December 31, 2011)
Reserves				2010 NOI:	$1,703,356 (December 31, 2010)
	Initial		Monthly
Taxes:	$40,334		$15,500	Historical Occupancy(4)
Insurance:	$91,849		$8,350	Current Occupancy:	98.3% (August 1, 2013)
Replacement:	$0		$7,762	2012 Occupancy:	96.9% (December 31, 2012)
Required Repairs:	$25,000		NAP	2011 Occupancy:	95.0% (December 31, 2011)
				2010 Occupancy:	94.9% (December 31, 2010)
Financial Information
(1)   Cash management will be triggered upon (i) any event of default, (ii) any bankruptcy actions of borrower, principal, guarantor or manager or (iii) failure by the borrower to maintain a DSCR of at least 1.25x for two consecutive calendar quarters.
(2)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.91x and 1.85x respectively
(3)   The borrower has a leasehold interest in the multifamily portion of a high-rise building. The lease expires June 30, 2079 with an annual rent payment of $1.00 per annum. As part of the leasehold interest, the property has access to 247 parking spaces in the adjacent parking garage.
(4)   NOI has increased from 2010 through T-12 August 31, 2013 primarily due to rents increasing from $0.87 PSF per month in 2010 to $1.16 PSF per month as a result of the $5.1 million renovation at the property.

Cut-off Date Balance / Unit:		$85,470
Balloon Balance / Unit:		$75,698
Cut-off Date LTV:		74.6%
Balloon LTV:		66.1%
Underwritten NOI DSCR(2):		1.51x
Underwritten NCF DSCR(2):		1.46x
Underwritten NOI Debt Yield:		9.7%
Underwritten NCF Debt Yield:		9.4%
Underwritten NOI Debt Yield at Balloon:		11.0%
Underwritten NCF Debt Yield at Balloon:		10.6%

TRANSACTION HIGHLIGHTS
■
Local Property Management. The property is currently 98.3% occupied and has maintained an average occupancy of 94.3% since 2009, when Village Green Management Company LLC took over operations at the property.  Village Green Management Company LLC, headquartered outside of Detroit, is a privately held multi-family housing company that owns and/or manages more than 130 properties in 13 states.

■	Capital Expenditures. The property was built in 1981 and renovated from 2008-2011 for a cost of approximately $5.1 million ($14,530/unit).
■
Amenities. Amenities include 24/7/365 valet and doorman service, indoor garage parking, a penthouse level with an outdoor terrace, kitchen and bar, as well as a lounge area with flat screen TVs, a fireplace and a billiards table. The property also features a roof deck with swimming pool, tennis court, and running track.

■
Sponsorship.  The sponsor is James P. Avgeris, the founder of Avgeris and Associates, Inc., a real estate firm specializing in the acquisition, development, leasing and management of over 20 million sq. ft. of commercial space.

■
Location.  The property is located on Washington Boulevard in Downtown Detroit, proximate to three of Detroit’s major sports venues, Comerica Park, Ford Field and Joe Louis Arena, as well as many major companies and organizations including General Motors, Quicken, Henry Ford Health System, DTE Energy, Comerica, HP Enterprise Services and Blue Cross and Blue Shield of Michigan.

■	Market. The Class A multifamily market in the Detroit MSA and downtown Detroit are 96.4% and 95.5% occupied, respectively, with average rent growth over the past year at 5.7% for downtown Detroit.

1110-1370 Galaxy Drive Northeast Lacey, WA 98516	Collateral Asset Summary – Loan No. 14 The Landing at Hawks Prairie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,900,000 73.7% 1.34x 9.4%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Shadow Anchored Retail
Sponsor:	Ralph J. Cimmarusti; Lawrence P.			Collateral:	Fee Simple
	Cimmarusti			Location:	Lacey, WA
Borrower:	The Landing at Hawks Prairie, LLC			Year Built / Renovated:	2008, 2013 / NAP
Original Balance:	$26,900,000			Total Sq. Ft.:	116,149
Cut-off Date Balance:	$26,900,000			Property Management:	Cimmarusti Holdings, LLC
% by Initial UPB:	2.1%			Underwritten NOI:	$2,521,242
Interest Rate:	5.3245%			Underwritten NCF:	$2,416,708
Payment Date:	6th of each month			Appraised Value:	$36,500,000
First Payment Date:	November 6, 2013			Appraisal Date:	June 6, 2013
Maturity Date:	October 6, 2023
Amortization:	360 months			Historical NOI
Additional Debt:	None			2012 NOI:	$1,687,047 (December 31, 2012)
Call Protection:	L(24), D(92), O(4)			2011 NOI:	$1,685,994 (December 31, 2011)
Lockbox / Cash Management(1):	Springing Hard / Springing			2010 NOI:	$1,781,670 (December 31, 2010)

Reserves				Historical Occupancy(6)
	Initial		Monthly	Current Occupancy:	90.9% (September 1, 2013)
Taxes:	$16,200		$16,200	2012 Occupancy:	NAV
Insurance:	$16,119		$2,686	2011 Occupancy:	NAV
Replacement:	$0		$1,452	2010 Occupancy:	NAV
TI/LC(2):	$0		$7,261
(1)   A hard lockbox and in place cash management will be triggered upon (i) any event of default, (ii) any bankruptcy action of borrower, principal, guarantor or manager, (iii) failure by the borrower to maintain a DSCR of at least 1.20x, (iv) commencement of a (a) LA Fitness Event (as defined below) or (b) Government Tenant Event (as defined below).
(2)   Monthly TI/LC reserves are subject to a cap of $450,000 so long as (i) the DSCR is at least 1.35x, (ii) occupancy is at least 85.0% and (iii) the debt yield is at least 8.75%.
(3)   Reserve includes $512,000 for outstanding tenant improvements and leasing commissions owed to tenants as part of the recent completion of the phase II construction and $70,429 for free rent periods associated with recent leasing as a result of the phase II completion.
(4)   Excess cash will be deposited into the LA Fitness Reserve upon an “LA Fitness Event,” which shall commence upon the occurrence from time to time of any of the following: (i) the earlier to occur of (a) 12 months prior to each expiration date of the LA Fitness Lease, or (b) the date upon which LA Fitness is required to notify its landlord of its intent to renew or terminate its lease, and/or (ii) the date upon which (a) LA Fitness “goes dark”, (b) LA Fitness subleases without consent, (c) LA Fitness or any guarantor is the subject of a bankruptcy action, or (d) LA Fitness gives notice to terminate its lease or terminates or otherwise surrenders its lease.
(5)   Excess cash (up to $106,360) or an initial deposit of $106,360 will be deposited into the Government Tenant Reserve upon a “Government Tenant Event,” which means the earliest date that a government tenant (i) fails to continuously operate, (ii) provides written notice of its intent to terminate its lease or (iii) terminates its lease.
(6)   Historical Occupancy is unavailable as a result of the ongoing construction and stabilization of The Landing at Hawks Prairie property.

Recent Leasing Reserve(3):	$582,429		$0
LA Fitness Reserve(4):	$0		Springing
Government Tenant Reserve(5):	$0		Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:		$232
Balloon Balance / Sq. Ft.:		$192
Cut-off Date LTV:		73.7%
Balloon LTV:		61.2%
Underwritten NOI DSCR:		1.40x
Underwritten NCF DSCR:		1.34x
Underwritten NOI Debt Yield:		9.4%
Underwritten NCF Debt Yield:		9.0%
Underwritten NOI Debt Yield at Balloon:		11.3%
Underwritten NCF Debt Yield at Balloon:		10.8%

TRANSACTION HIGHLIGHTS
■
Property. The property is a 116,149 sq. ft, Class-A shadow anchored retail center. Developed by the sponsor in two phases, the phase I portion, accounting for 79,980 sq. ft., was completed in 2008 and the phase II portion, accounting for 36,169 sq. ft., was completed in June 2013.

■
Tenancy. The property is currently 90.9% leased by 18 tenants, with LA Fitness as the largest tenant, and is shadow anchored by Safeway. As of September 2013, the phase I component is 100.0% occupied and the phase II component is 70.6% leased. Excluding LA Fitness, no tenant occupies more than 8.6% of the NRA and no more than 19.8% of the NRA expires in any year during the term of the loan.

■
Market.  The property is located in the Hawks Prairie neighborhood, a dense retail area that includes major national retailers such as Wal-Mart Supercenter, Safeway, Costco, Home Depot and Walgreens. Olympia, the state capital, is less than 7.0 miles from the property. Additionally, the property is adjacent to Interstate 5, which has an average daily traffic count of 100,000 vehicles. As of 1Q 2013, the Lacey shopping center submarket reported a vacancy rate of 6.4%.

Illinois, Florida	Collateral Asset Summary – Loan No. 15 Metro 7 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,200,000 57.5% 1.87x 10.0%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Portfolio of seven properties
Loan Purpose:	Acquisition			Property Type:	Self Storage
Sponsor(1):	Metro Storage HHF Venture LLC			Collateral:	Fee Simple
Borrower:	Northlake Storage LLC; Palatine			Location:	Illinois / Florida
	Storage LLC; West Chicago Storage			Year Built / Renovated:	Various / NAV
	LLC; Summerlin Storage L.P.; Port			Total Sq. Ft.:	468,622
	Charlotte Storage L.P.; Lehigh Acres			Property Management:	Metro Storage LLC
	Storage L.P.; Pinellas Park Storage			Underwritten NOI:	$2,629,538
	L.P.			Underwritten NCF:	$2,559,245
Original Balance:	$26,200,000			Appraised Value:	$45,560,000
Cut-off Date Balance:	$26,200,000			Appraisal Date:	June 2013
% by Initial UPB:	2.1%
Interest Rate:	5.1465%			Historical NOI
Payment Date:	6th of each month			Most Recent NOI:	$2,706,091 (T-12 March 1, 2013)
First Payment Date:	September 6, 2013			2012 NOI:	$2,653,239 (December 31, 2012)
Maturity Date:	August 6, 2023			2011 NOI:	$2,484,160 (December 31, 2011)
Amortization:	Interest Only			2010 NOI:	$2,373,343 (December 31, 2010)
Additional Debt:	None
Call Protection(2)(3):	L(26), D(89), O(5)			Historical Occupancy
Lockbox / Cash Management(4):	Springing Soft / Springing			Current Occupancy:	91.1% (July 31, 2013)
				2012 Occupancy:	87.6% (December 31, 2012)
Reserves				2011 Occupancy:	83.1% (December 31, 2011)
	Initial		Monthly	2010 Occupancy:	79.1% (December 31, 2010)
Taxes:	$207,575		$53,633
(1)   The sponsor is also affiliated with the sponsor under the mortgage loan identified on Annex A-1 as Metro 22 Portfolio, which has a Cut-off Date Balance of $90.0 million.
(2)   On any date after the lockout period ends, the borrower may obtain the release of one or more Metro 7 Portfolio properties in connection with a sale to a bona-fide third party purchaser, provided, among other things, (i) the borrower partially defeases the Metro 7 Portfolio loan in an amount at least equal to the greater of (a) 100% of the net sale proceeds and (b) 125% of the allocated loan amount with respect to the Metro 7 Portfolio property to be released, (ii) the DSCR on a 30-year amortizing equivalent is no less than the greater of (a) 95.0% of the DSCR immediately preceding the release and (b) 1.52x and (iii) the LTV ratio is no greater than the lesser of (a) 105.0% of the LTV ratio immediately preceding the sale and (b) 52.9%.
(3)   The borrowers are permitted to release an individual Metro 7 Portfolio Property and substitute a new property as collateral for the Metro 7 Portfolio Loan provided that, among other things, (i) the substitute property appraisal value is at least equal to 110% of the value of the released property (based on the value of the individual property at the closing of the loan or the date immediately preceding the substitution, whichever is greater), (ii) after substitution, the DSCR is at least equal to the greater of (a) 95% of the DSCR immediately prior to substitution and (b) the DSCR at closing, (iii) the NOI for the substitute property for the three years preceding the substitution is greater than the NOI of the released property for each of those three years and (iv) the pro forma NOI for all of the Metro 7 Portfolio Properties (including the substitute property and excluding the released property) is at least equal to the greater of (a) 95.0% of the pro forma NOI of all of the Metro 7 Portfolio Properties (including the released property and excluding the substitute property) immediately prior to substitution and (b) the NOI of all of the Metro 7 Portfolio Properties at closing.
(4)   Cash management will be triggered upon (i) any event of default, (ii) any bankruptcy action of borrower, SPE component entity or guarantor, or (iii) failure by the borrower to maintain a DSCR of at least 1.15x for two consecutive quarters.
(5)   Borrower will be required to deposit monthly insurance reserves if an acceptable blanket policy is no longer in place.
(6)   Monthly replacement reserve deposits will be capped at $210,879.
(7)   Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.53x and 1.49x, respectively.

Insurance(5):	$0		Springing
Replacement(6):	$0		$5,858

Financial Information
Cut-off Date Balance / Sq. Ft.:		$56
Balloon Balance / Sq. Ft.:		$56
Cut-off Date LTV:		57.5%
Balloon LTV:		57.5%
Underwritten NOI DSCR(7):		1.92x
Underwritten NCF DSCR(7):		1.87x
Underwritten NOI Debt Yield:		10.0%
Underwritten NCF Debt Yield:		9.8%
Underwritten NOI Debt Yield at Balloon:		10.0%
Underwritten NCF Debt Yield at Balloon:		9.8%

TRANSACTION HIGHLIGHTS
■
Sponsorship. The sponsor is a joint venture between affiliates of Heitman America Real Estate Trust (“HART”) and affiliates of Metro Self Storage.  HART is a global real estate management firm with $27.1 billion in assets under management.  Metro Self Storage is a privately owned, fully integrated real estate operating company specializing in the development, acquisition and management of self-storage facilities nationwide with over 100 facilities in 13 states.

■	Cash Equity. The sponsor contributed $22.8 million of new cash equity to the acquisition of the Metro 7 Portfolio.
■	Multi-Property Portfolio. The loan is secured by seven cross-collateralized and cross-defaulted properties built between 1996 and 2006 located in Florida and Illinois.
■	Performance. Since 2010, the portfolio occupancy has increased from 79.1% to 91.1%.

1109 East Lake Street Streamwood, IL 60107	Collateral Asset Summary – Loan No. 16 Fresh Express Food Processing Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,300,000 56.5% 1.75x 12.1%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Industrial Warehouse / Distribution
Sponsor(1):	Angelo, Gordon & Co.			Collateral:	Fee Simple
Borrower:	AGNL Lettuce, L.L.C.			Location:	Streamwood, IL
Original Balance:	$24,300,000			Year Built / Renovated:	1998 / 2012
Cut-off Date Balance:	$24,300,000			Total Sq. Ft.:	330,000
% by Initial UPB:	1.9%			Property Management:	Self-managed
Interest Rate:	4.9200%			Underwritten NOI:	$2,932,511
Payment Date:	6th of each month			Underwritten NCF:	$2,714,711
First Payment Date:	October 6, 2013			Appraised Value:	$43,000,000
Maturity Date:	September 6, 2023			Appraisal Date:	May 10, 2013
Amortization:	Interest only for first 72 months; 360
	months thereafter			Historical NOI(5)
Additional Debt:	None			Most Recent NOI:	NAP
Call Protection:	L(25), D(92), O(3)			2012 NOI:	NAP
Lockbox / Cash Management(2):	Hard / Springing			2011 NOI:	NAP
				2010 NOI:	NAP
Reserves(3)
	Initial		Monthly	Historical Occupancy(5)
Taxes:	$0		Springing	Current Occupancy:	100.0% (September 6, 2013)
Insurance:	$0		Springing	2012 Occupancy:	NAP
Replacement:	$0		Springing	2011 Occupancy:	NAP
TI/LC:	$0		Springing	2010 Occupancy:	NAP
Advance Monthly Payment:	$0		Springing
(1)   The carve-out guarantor of the loan is AG Net Lease II Corp., a subsidiary of Angelo, Gordon & Co.
(2)   Cash management will be triggered upon (i) any event of default, (ii) any bankruptcy actions of borrower, principal, guarantor or property manager, (iii) any bankruptcy  action with respect to Fresh Express, (iv) Fresh Express “going dark” after August 31, 2020, or (v) failure by the borrower to maintain a DSCR of at least 1.15x for two consecutive calendar quarters.
(3)   During a cash management period, the borrower will be required to make monthly deposits of (i) 1/12 of annual real estate taxes and insurance premiums, (ii) a replacement reserve payment of $4,400, (iii) a rollover reserve payment of $13,750 and (iv) an advance monthly payment consisting of two months worth of the current debt service payment and the required reserve payments.
(4)   Based on amortizing debt service payments.  Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.42x and 2.24x, respectively.
(5)   The sponsor purchased the property in June of 2012 for approximately $12.5 million and subsequently engaged in a build-to-suit renovation for the current tenant, Fresh Express, which executed a 20-year lease in February 2013. As such, Historical NOI and Historical Occupancy are not applicable.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$74
Balloon Balance / Sq. Ft.:		$69
Cut-off Date LTV:		56.5%
Balloon LTV:		53.0%
Underwritten NOI DSCR(4):		1.89x
Underwritten NCF DSCR(4):		1.75x
Underwritten NOI Debt Yield:		12.1%
Underwritten NCF Debt Yield:		11.2%
Underwritten NOI Debt Yield at Balloon:		12.9%
Underwritten NCF Debt Yield at Balloon:		11.9%

TRANSACTION HIGHLIGHTS
■
Tenancy. The property is 100.0% occupied by Fresh Express, Inc. (“Fresh Express”), a wholly owned subsidiary of Chiquita Brands International, Inc., on a 20-year NNN lease with four 5-year renewal options.  The lease is guaranteed by Chiquita Brands International Inc. (NYSE: CQB), a leading international marketer and distributor of food products that employs more than 20,000 people in nearly 70 countries worldwide.

■
Sponsorship.  The guarantor of the loan is AG Net Lease II Corp., a subsidiary of Angelo, Gordon & Co.  Angelo, Gordon & Co. is a privately held registered investment advisor dedicated to alternative investing founded in 1988 that currently manages assets of approximately $24 billion.

■
Cash Equity.  The sponsor purchased the property in June of 2012 for a cost of $12.5 million and subsequently engaged in a $27.1 million build-to-suit renovation for the Fresh Express tenant.  The sponsor has approximately $15.3 million of cash equity remaining in the property.

■
Location. The property will consolidate three existing facilities into one centrally located hub within the Chicago MSA, providing a strategic location for national distribution with immediate access to all forms of major transportation. Major highways include the Elgin – O’Hare Expressway, I-290 and I-355, which provide access to Chicago and the surrounding suburbs.  In 2012, the population within a five-mile radius of the property was 248,181 with an average household income of $89,319.

■
Market.  The property is located in the Northwest Cook industrial submarket of Chicago, Illinois, which has a market vacancy of 9.8% and average asking rents of $4.83 PSF as of 1Q 2013.  Food processing plants within the Chicago, Illinois industrial market exhibited asking rents of $9.61 PSF as of 2012.

29 Wells Avenue Yonkers, NY 10701	Collateral Asset Summary – Loan No. 17 iPark Hudson Buildings 4 & 5	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,224,396 73.7% 1.28x 9.1%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	CBD Office
Sponsor:	Joseph Cotter			Collateral:	Fee Simple
Borrower:	Hudson View Building #4 LLC			Location:	Yonkers, NY
Original Balance:	$23,250,000			Year Built / Renovated:	1970 / 2013
Cut-off Date Balance:	$23,224,396			Total Sq. Ft.:	178,150
% by Initial UPB:	1.8%			Property Management:	Pembroke Management, Inc.
Interest Rate:	5.4675%			Underwritten NOI(3):	$2,122,923
Payment Date:	6th of each month			Underwritten NCF(3):	$2,013,888
First Payment Date:	October 6, 2013			Appraised Value:	$31,500,000
Maturity Date:	September 6, 2023			Appraisal Date:	September 13, 2013
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(25), D(92), O(3)			2012 NOI:	$1,396,688 (December 31, 2012)
Lockbox / Cash Management(1):	Hard / Springing			2011 NOI:	$1,410,125 (December 31, 2011)
				2010 NOI:	$1,406,620 (December 31, 2010)
Reserves
	Initial		Monthly	Historical Occupancy
Taxes:	$31,500		$19,000	Current Occupancy(4):	95.8% (May 13, 2013)
Insurance:	$41,315		$5,164	2012 Occupancy:	95.4% (December 31, 2012)
Replacement:	$0		$2,227	2011 Occupancy:	95.4% (December 31, 2011)
TI/LC:	$0		$6,859	2010 Occupancy:	95.4% (December 31, 2010)
Immediate Repairs:	$354,061		NAP
(1)   Cash management will be triggered upon (i) failure by the borrower to maintain a DSCR of at least 1.20x for one calendar quarter or (ii) a cash trap period. Cash trap period will be triggered upon (i) any event of default, (ii) failure by the borrower to maintain a DSCR of at least 1.15x for one calendar quarter, or (iii) the earliest to occur of (A) the date Kawasaki Rail Car, Mindspark or Skill Care Corp goes dark, delivers written notice or indicates its intention (a) not to renew its lease or (b) to vacate its space, or (B) the date 12 months prior to the then current expiration of the Kawasaki Rail Car, Mindspark or Skill Care Corp lease.
(2)   The borrower deposited $785,500 for outstanding free rent and tenant improvements related to the Mindspark lease which took effect September 1, 2013.
(3)   The increase from Historical NOI to Underwritten NOI and Underwritten NCF is primarily a result of the newly executed Mindspark lease and the rent averaging of  Kawasaki Rail Car’s rent throughout the loan term.
(4)   Current Occupancy for the iPark Hudson Buildings 4 & 5 property includes Mindspark (36,750 sq. ft.), whose contractual rent obligations took effect on September 1, 2013, and are expected to take physical occupancy on completion of certain tenant improvement work.

Mindspark Reserves(2):	$785,500		$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$130
Balloon Balance / Sq. Ft.:		$109
Cut-off Date LTV:		73.7%
Balloon LTV:		61.6%
Underwritten NOI DSCR:		1.34x
Underwritten NCF DSCR:		1.28x
Underwritten NOI Debt Yield:		9.1%
Underwritten NCF Debt Yield:		8.7%
Underwritten NOI Debt Yield at Balloon:		10.9%
Underwritten NCF Debt Yield at Balloon:		10.4%

TRANSACTION HIGHLIGHTS
■
Location. The property is located within downtown Yonkers, New York, which has received approximately $128.0 million for redevelopment of the surrounding business park by the City of Yonkers as well as private funds.

■
Local Experience.  The property is located within the iPark Hudson Business Park, which consists of eight newly renovated buildings, and is 95.8% leased. All eight buildings are owned by affiliates of the sponsor, Joseph Cotter, who manages over 2.0 million of sq. ft. of commercial space and 1,000 residential units in the New York City metro-area.

■	Historical Occupancy. The property has maintained an average occupancy of 95.4% since 2008.
■
Strong Tenancy. As of May 13, 2013 the property is 95.8% occupied by four tenants. The largest tenant, Kawasaki Rail Car, a subsidiary of Kawasaki Heavy Industries, Ltd. (KHI), which is credit rated “A” by the Japan Credit Rating Agency, recently signed a new lease to expand at the property.  Kawasaki Rail Car designs and manufactures passenger rail cars for the mass transportation market in the U.S. including the PATH Trains and subway cars for the New York City Metro Area.

Hartford, CT 06105	Collateral Asset Summary – Loan No. 18 Hartford Gardens Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,219,694 74.8% 1.29x 12.3%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of three properties
Loan Purpose:	Refinance		Property Type:	Mid-Rise Multifamily
Sponsor:	Ronald L. Caplan		Collateral:	Fee Simple
Borrower:	206-210 Farmington Avenue Project		Location:	Hartford, CT
	Owner LLC; Farmington Imlay Project		Year Built / Renovated:	1880-1928, 1946 / 2007-2008, 2011
	Owner LLC		Total Units:	204
Original Balance:	$19,275,000		Property Management:	PMC Property Group, Inc.
Cut-off Date Balance:	$19,219,694		Underwritten NOI:	$2,372,724
% by Initial UPB:	1.5%		Underwritten NCF:	$2,314,844
Interest Rate:	5.8630%		Appraised Value:	$25,700,000
Payment Date:	6th of each month		Appraisal Date:	April 18, 2013
First Payment Date:	October 6, 2013
Maturity Date:	September 6, 2023		Historical NOI(6)
Amortization(1):	204 months for 72 months; 360		2012 NOI:	$2,184,861 (December 31, 2012)
	months thereafter		2011 NOI:	$1,681,831 (December 31, 2011)
Additional Debt:	None		2010 NOI:	$838,481 (December 31, 2010)
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(2):	Soft / Springing		Historical Occupancy
			Current Occupancy:	98.5% (July 5, 2013)
Reserves			2012 Occupancy:	95.6% (December 31, 2012)
	Initial	Monthly	2011 Occupancy:	91.3% (December 31, 2011)
Taxes:	$56,000	$28,000	2010 Occupancy:	NAV
Insurance:	$51,306	$4,276
 (1)  The loan is structured with monthly payments of $149,480.53 for the first 72 months and $86,369.16 from the 73rd until the maturity date. The monthly payment of $86,369.16 is based on a 360 month amortization schedule and the amortized balance as of the 72nd month.
 (2)  Cash management will be triggered upon (i) any event of default, (ii) failure by the borrower to maintain a DSCR of at least 1.20x for two consecutive quarters or (iii) the expiration of the Lincoln Culinary Institute lease.
 (3)  The Farmington Imlay property, representing 28.9% of the Hartford Gardens Portfolio property, is 94.9% leased to the adjacent Lincoln Culinary Institute. As of December 31, 2012, Lincoln Educational Services Corporation, the lease guarantor, reported a net worth of $198.5 million. The 206-210 Farmington Avenue property representing 48.5% of the Hartford Gardens Portfolio property, is 100% leased under a master lease to a tenant that is owned 99.99% by Chevron USA, Inc., and 0.01% by an entity affiliated with the borrower. The lease was entered into in connection with Chevron’s investment in the Historic Tax Credits that were available to the project and are passed through to the master tenant. The Master Tenant leases the individual apartments to multifamily tenants. At closing the borrower deposited $670,000 into a Chevron Reserve associated with future tax credit payments.
 (4)  The borrower will deposit monthly $7,200 into a Downtime Reserve to be released should Lincoln Culinary Institute not renew its lease. The Downtime Reserve is subject to a cap of $540,000.
 (5)  Based on the 204 month amortization schedule.
 (6)  The increase in Historical NOI from 2010 is primarily due to the contractual rent increases of the Lincoln Culinary Institute lease as well as a decrease in operating expenses due to the renovation at the Niles and Farmington Imlay properties.

Replacement:	$0	$4,823
Required Repairs:	$121,750	NAP
Chevron Reserve(3):	$670,000	$0
Downtime Reserve(4):	$0	$7,200

Financial Information
Cut-off Date Balance / Unit:	$94,214
Balloon Balance / Unit:	$67,983
Cut-off Date LTV:	74.8%
Balloon LTV:	40.7%
Underwritten NOI DSCR(5):	1.32x
Underwritten NCF DSCR(5):	1.29x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	12.0%
Underwritten NOI Debt Yield at Balloon:	17.1%
Underwritten NCF Debt Yield at Balloon:	16.7%

TRANSACTION HIGHLIGHTS
■          Capital Expenditures. The Hartford Gardens Portfolio properties consist of three mid-rise multifamily complexes, totaling 204 units. The sponsors acquired the properties between 2007 and 2009 for a total cost of approximately $12.5 million ($61,472 per unit) and have invested an additional $22.2 million ($108,824 per unit) on gut renovations. With a total cost basis of approximately $34.7 million ($170,296 per unit), the sponsors have approximately $15.4 million in equity.
■          Market. Located in the Asylum Hill neighborhood, the Hartford Gardens Portfolio is approximately one mile west of the central business district of Hartford. Since 2009, the vacancy rate of the Hartford, Connecticut submarket has steadily decreased, achieving a reported average occupancy of 97.1% as of 4Q 2012. Hartford is the historic international center of the insurance industry, and the Aetna corporate headquarters campus is located proximate to the Hartford Gardens Portfolio properties.
■         Corporate Lease. The Farmington Imlay property, representing 28.9% of the Hartford Gardens Portfolio property, is 94.9% leased the Lincoln Culinary Institute, whose 367,000 sq. ft. facility is adjacent to the property. As of December 31, 2012, Lincoln Educational Services Corporation, the lease guarantor, reported a net worth of $198.5 million.
■         Sponsorship. Ronald L. Caplan has over 30 years of real estate development experience as the president of PMC Property Group. PMC Property Group is a full service real estate group that specializes in the acquisition, design, construction, finance and management of commercial properties. Additionally, Lubert-Adler, which maintains a 60.0% equity stake in the transaction, has invested over $6.5 billion of equity in real estate transactions.

822 Gervais Street Columbia, SC 29201	Collateral Asset Summary – Loan No. 19 Hampton Inn Columbia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,480,684 68.6% 1.76x 13.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Limited Service Hospitality
Sponsor:	Paul C. Aughtry, III		Collateral:	Fee Simple
Borrower:	Capital City Hotels, LLC		Location:	Columbia, SC
Original Balance:	$17,500,000		Year Built / Renovated:	2001 / 2012
Cut-off Date Balance:	$17,480,684		Total Rooms:	122
% by Initial UPB:	1.4%		Property Management:	Hospitality America, Inc.
Interest Rate:	5.4555%		Underwritten NOI:	$2,299,792
Payment Date:	6th of each month		Underwritten NCF:	$2,093,665
First Payment Date:	October 6, 2013		Appraised Value:	$25,500,000
Maturity Date:	September 6, 2023		Appraisal Date:	July 14, 2013
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$2,236,032 (T-12 May 31, 2013)
Lockbox / Cash Management(1):	Hard / Springing		2012 NOI:	$1,991,425 (December 31, 2012)
			2011 NOI:	$1,794,297 (December 31, 2011)
Reserves			2010 NOI:	$1,566,887 (December 31, 2010)
	Initial	Monthly
Taxes:	$153,750	$17,083	Historical Occupancy
Insurance:	$10,667	$2,667	Current Occupancy:	76.7% (May 31, 2013)
Replacement:	$0	1/12 of 4.0% of prior year’s	2012 Occupancy:	74.9% (December 31, 2012)
		gross income	2011 Occupancy:	72.3% (December 31, 2011)
PIP Reserve(2):	$1,300,000	$0	2010 Occupancy:	69.1% (December 31, 2010)

 (1)  Cash management will be triggered upon (i) any event of default, (ii) any bankruptcy action of borrower, principal, guarantor or manager or (iii) failure by the borrower to maintain a DSCR of at least 1.35x for one quarter.
 (2)  The borrower deposited an initial property improvement plan (“PIP”) reserve related to work required by the franchisor of the Hampton Inn Columbia property. If the franchisor requires the borrower to implement any additional property improvements, borrower is required to deposit 125.0% of the estimated costs.

Financial Information
Cut-off Date Balance / Room:		$143,284
Balloon Balance / Room:		$119,640
Cut-off Date LTV:		68.6%
Balloon LTV:		57.2%
Underwritten NOI DSCR:		1.94x
Underwritten NCF DSCR:		1.76x
Underwritten NOI Debt Yield:		13.2%
Underwritten NCF Debt Yield:		12.0%
Underwritten NOI Debt Yield at Balloon:		15.8%
Underwritten NCF Debt Yield at Balloon:		14.3%

TRANSACTION HIGHLIGHTS
■          Performance. In May 2013, the property achieved occupancy, ADR and RevPAR penetration rates of 101.2%, 131.7% and 133.3%, respectively. The Hampton Inn Columbia property has achieved trailing 12 month RevPAR penetration rates in 2011, 2012 and 2013 of 137.5%, 138.5% and 133.3%, respectively.
■          Capital Expenditures. From 2008 to 2012, the sponsor spent approximately $1.3 million on renovations, including guest bathrooms, new mattresses and fitness equipment. The borrower deposited $1.3 million for an upcoming property improvement plan, which is expected to include new flooring, front desk and parking lot upgrades as well as new exterior brick.
■          Location. The property is located proximate to the University of South Carolina (31,288 students), the Columbia Metropolitan Convention Center, Colonial Life Arena and the Congaree Vista District.
■          Local Sponsorship. The sponsor of the property is Paul C. Aughtry, III, president of the Windsor Aughtry Company based in Greenville, South Carolina. Over the past 20 years the Windsor Aughtry Company has sold over 2,500 multifamily units and sold, developed, leased and/or managed over 1.0 million sq. ft. of commercial shopping centers and office parks. The Windsor Aughtry Company currently operates six hotels with an additional two hotels under development.

111 South 15th Street Philadelphia, PA 19102	Collateral Asset Summary – Loan No. 20 Packard Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,400,000 72.6% 1.43x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	David Grasso		Collateral:	Fee Simple
Borrower:	Chest-Pac Associates, L.P.		Location:	Philadelphia, PA
Original Balance:	$16,400,000		Year Built / Renovated:	1924 / 2003
Cut-off Date Balance:	$16,400,000		Total Sq. Ft.:	148,980
% by Initial UPB:	1.3%		Property Management:	GH Property Management, LLC
Interest Rate:	5.5000%		Underwritten NOI:	$1,774,892
Payment Date:	6th of each month		Underwritten NCF:	$1,596,116
First Payment Date:	November 6, 2013		Appraised Value:	$22,600,000
Maturity Date:	October 6, 2023		Appraisal Date:	April 29, 2013
Amortization:	360 months
Additional Debt(1):	None		Historical NOI(6)
Call Protection(2):	L(24), D(93), O(3)		Most Recent NOI:	$1,861,015 (T-12 March 31, 2013)
Lockbox / Cash Management:	Hard / In Place		2012 NOI:	$2,084,704 (December 31, 2012)
			2011 NOI:	$2,401,607 (December 31, 2011)
Reserves			2010 NOI:	$2,377,607 (December 31, 2010)
	Initial	Monthly
Taxes:	$240,673	$30,084	Historical Occupancy(7)
Insurance(3):	$0	Springing	Current Occupancy:	100.0% (September 3, 2013)
Replacement:	$0	$2,483	2012 Occupancy:	100.0% (December 31, 2012)
TI/LC(4):	$0	$12,415	2011 Occupancy:	100.0% (December 31, 2011)
Common Charges Account:	$17,074	$0	2010 Occupancy:	100.0% (December 31, 2010)
Lease Sweep Reserve(5):	$0	Springing
(1)   An entity controlled by ARC Property Trust, Inc. invested $2.0 million in preferred equity in the borrower in conjunction with the refinance. The preferred equity is entitled to receive a 12% preferred return, payable and compounded monthly, which accretes if not paid currently. In addition, starting with the 60th month, the preferred equity is entitled to receive amortization payments, provided that such amortization payments are payable solely from excess cash flow. If the preferred return shall not be paid beyond certain grace periods, the preferred equity holder has the right to take over control of the borrower.
(2)   On any date after the lockout period ends, the borrower may obtain the release of the Del Frisco’s Double Eagle Steakhouse portion of the collateral in connection with a sale to a bona-fide third party purchaser, provided, among other things, (i) the borrower partially defeases the Packard Building loan in an amount at least equal to the greater of (a) 100% of the net sale proceeds of such sale and (b) 125% of the allocated loan amount with respect to the collateral to be release, equal to $9.125 million, (ii) the DSCR for the remaining property shall be no less than the greater of the DSCR preceding such sale and 1.36x and (iii) the LTV shall be no greater than the lesser of the LTV preceding such sale and 72.6%.
(3)   Borrower will be required to deposit 1/12 of the estimated annual insurance premiums if an acceptable blanket insurance policy is no longer in place.
(4)   Subject to a cap of $744,900.
(5)   All available cash after the interest only portion of the preferred equity return will be deposited into a lease sweep reserve following the occurrence of (i) the date twelve months prior to the current stated expiration or modified expiration of the Lease Sweep Lease, unless such expiration date is two years beyond the maturity of the loan, (ii) the earlier to occur of (a) the date that a Lease Sweep Lease is surrendered, cancelled or terminated or (b) the receipt by borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such lease, (iii) the date that a tenant under a Lease Sweep Lease goes dark or (iv) an event of default under a Lease Sweep Lease. “Lease Sweep Lease” refers to the Del Frisco’s Double Eagle Steakhouse lease or an acceptable replacement tenant under the loan documents.
(6)   Historical NOI includes income from the 2nd and 3rd floors of the building, which are being carved out into a separate condominium unit in conjunction with the refinance and do not serve as collateral for the loan.
(7)   Historical Occupancy excludes the 2nd and 3rd floors of the building.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$110
Balloon Balance / Sq. Ft.:	$92
Cut-off Date LTV:	72.6%
Balloon LTV:	60.6%
Underwritten NOI DSCR:	1.59x
Underwritten NCF DSCR:	1.43x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	9.7%
Underwritten NOI Debt Yield at Balloon:	13.0%
Underwritten NCF Debt Yield at Balloon:	11.7%

TRANSACTION HIGHLIGHTS
■
Long-term Tenancy.  The property has been 100.0% occupied since 2010 by three tenants, including the Defender Association of Philadelphia, which occupies 121,666 sq. ft. (81.7% of NRA) through December 2027 and Del Frisco’s Double Eagle Steakhouse, which occupies 23,614 sq. ft. (15.9% of NRA) through December 2018.

■
Location.  The property is located at the southeast corner of 15th and Chestnut Streets in the Center City market of downtown Philadelphia, Pennsylvania, approximately one block from Philadelphia City Hall and courthouse, and benefits from excellent access to public transportation including the SEPTA Broad Street Line, located one block east from the subject building, and the PATCO Locust Street station.

■
Below Market Rents.  The appraiser determined market rents for the office space occupied by the Defender Association of Philadelphia of $20.00 PSF, which is higher than the tenant’s current rent of $19.45 PSF. For the restaurant space occupied by Del Frisco’s Double Eagle Steakhouse, the appraiser concluded rents of $33.00 PSF, which is higher than the current rent of $25.83 PSF.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2013-CCRE11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M and Class B Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)           from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(b)           from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(c)           from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(d)           from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)      if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

  (A)      stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

   (B)      certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)      certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)      providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)     if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1)      stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2)      certifying that the nonqualified intermediary is not acting for its own account,

(3)      certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4)      providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(e)            from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2014	88%	88%	88%	88%	88%
October 2015	73%	73%	73%	73%	73%
October 2016	57%	57%	57%	57%	57%
October 2017	34%	34%	34%	34%	34%
October 2018	8%	3%	0%	0%	0%
October 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	3.13	3.12	3.11	3.11	3.11

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	98%	93%	4%
October 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.26	5.25	5.23	5.21	5.01

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	84%	84%	84%	84%	84%
October 2020	64%	64%	64%	64%	64%
October 2021	42%	42%	42%	42%	42%
October 2022	18%	18%	18%	18%	18%
October 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.62	7.62	7.62	7.62	7.62

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.81	9.78	9.73	9.67	9.51

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.87	9.86	9.84	9.64

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
October 2014	100%	100%	100%	100%	100%
October 2015	100%	100%	100%	100%	100%
October 2016	100%	100%	100%	100%	100%
October 2017	100%	100%	100%	100%	100%
October 2018	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.5000%	1.6264%	1.6269%	1.6270%	1.6270%	1.6270%
99.7500%	1.5432%	1.5435%	1.5435%	1.5435%	1.5435%
100.0000%	1.4604%	1.4603%	1.4603%	1.4603%	1.4603%
100.2500%	1.3778%	1.3774%	1.3774%	1.3774%	1.3774%
100.5000%	1.2955%	1.2949%	1.2947%	1.2947%	1.2947%
Weighted Average Life (years)	3.13	3.12	3.11	3.11	3.11

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	2.5364%	2.5358%	2.5345%	2.5322%	2.5126%
102.7500%	2.4858%	2.4851%	2.4837%	2.4812%	2.4598%
103.0000%	2.4353%	2.4346%	2.4330%	2.4303%	2.4070%
103.2500%	2.3850%	2.3842%	2.3825%	2.3796%	2.3544%
103.5000%	2.3348%	2.3339%	2.3321%	2.3290%	2.3020%
Weighted Average Life (years)	5.26	5.25	5.23	5.21	5.01

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.2966%	3.2966%	3.2966%	3.2966%	3.2966%
102.7500%	3.2595%	3.2595%	3.2595%	3.2595%	3.2594%
103.0000%	3.2225%	3.2225%	3.2225%	3.2225%	3.2224%
103.2500%	3.1856%	3.1856%	3.1856%	3.1856%	3.1855%
103.5000%	3.1488%	3.1488%	3.1488%	3.1488%	3.1487%
Weighted Average Life (years)	7.62	7.62	7.62	7.62	7.62

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.5000%	3.9413%	3.9411%	3.9408%	3.9404%	3.9393%
100.7500%	3.9103%	3.9099%	3.9095%	3.9090%	3.9075%
101.0000%	3.8793%	3.8789%	3.8783%	3.8776%	3.8757%
101.2500%	3.8484%	3.8479%	3.8473%	3.8464%	3.8440%
101.5000%	3.8176%	3.8170%	3.8162%	3.8152%	3.8124%
Weighted Average Life (years)	9.81	9.78	9.73	9.67	9.51

E-1

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	3.9716%	3.9714%	3.9711%	3.9705%	3.9649%
102.7500%	3.9410%	3.9408%	3.9405%	3.9398%	3.9337%
103.0000%	3.9105%	3.9102%	3.9099%	3.9092%	3.9026%
103.2500%	3.8801%	3.8798%	3.8795%	3.8787%	3.8715%
103.5000%	3.8498%	3.8495%	3.8491%	3.8483%	3.8406%
Weighted Average Life (years)	9.88	9.87	9.86	9.84	9.64

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
8.2250%	4.9148%	4.8772%	4.8296%	4.7586%	4.3489%
8.2375%	4.8769%	4.8393%	4.7916%	4.7206%	4.3105%
8.2500%	4.8391%	4.8014%	4.7537%	4.6826%	4.2722%
8.2625%	4.8014%	4.7637%	4.7159%	4.6448%	4.2341%
8.2750%	4.7638%	4.7260%	4.6782%	4.6070%	4.1960%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	4.4294%	4.4294%	4.4294%	4.4294%	4.4227%
102.7500%	4.3982%	4.3982%	4.3982%	4.3982%	4.3908%
103.0000%	4.3671%	4.3671%	4.3671%	4.3671%	4.3591%
103.2500%	4.3361%	4.3361%	4.3361%	4.3361%	4.3275%
103.5000%	4.3052%	4.3052%	4.3052%	4.3052%	4.2960%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.5000%	4.9306%	4.9306%	4.9307%	4.9308%	4.9227%
102.7500%	4.8986%	4.8987%	4.8987%	4.8988%	4.8901%
103.0000%	4.8668%	4.8668%	4.8668%	4.8670%	4.8576%
103.2500%	4.8350%	4.8350%	4.8351%	4.8352%	4.8252%
103.5000%	4.8033%	4.8033%	4.8034%	4.8035%	4.7929%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

E-2

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after September 23, 2013.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Annex G  (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related

Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage

Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex G; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex G, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt in each case as set forth on Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Annex G or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Annex G.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

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ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception

3	One & Only Palmilla	Various
The Palmilla Loan Combination is evidenced by three notes:  (i) Promissory Note A-1, the Mortgage Loan that is being transferred to the depositor by Seller in the original principal amount of $45,000,000 (“Note A-1”), (ii) Promissory Note A-2, a pari passu companion loan in the original principal amount of $45,000,000 which is being transferred to the depositor by GACC (“Note A-2”) and (iii)  Promissory Note B, a subordinate companion loan in the original principal amount of $40,000,000 which will not be a trust asset and is currently held by ColFin Cabo Palm Funding, LLC (“Note B”, and together with Note A-1 and Note A-2, the “Palmilla Notes”). The holders of the Palmilla Notes are referred to herein as the “Palmilla Noteholders”.

The Palmilla Notes were issued pursuant to a note indenture (the “Indenture”) dated as of the Mortgage Loan closing date, between the Issuers and U.S. Bank National Association, as Notes Trustee (the “Notes Trustee”). The lien on the Mortgaged Property is evidenced by a security trust agreement (the “Security Trust Agreement”) and two pledges without transmission of possession (the “Pledges,” and together with the Security Trust Agreement, the “Security Instrument”).

Under the Security Trust Agreement, The Bank of New York Mellon, S.A., Institución de Banca Múltiple (the “Security Trust Trustee”) is the  owner of the fee interest in the Mortgaged Property and specified personal property of the Issuers and the Issuers are the beneficial owners of such property.  Original loan documents, other than Note A-1 and Note A-2, will not be transferred to the securitization trustee, but will be held by the Notes Trustee, for the benefit of the Palmilla Noteholders.

The Notes Trustee, for the benefit of the Palmilla Noteholders is the first beneficiary of the security trust created pursuant to the Security Trust Agreement and, as such, will

G-1-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception

receive proceeds of foreclosure (pursuant to a credit bid, if no third party purchases the foreclosed collateral) up to the full amount of the unpaid debt under the Indenture and other financing documents.

The right to receive rents and related rights are covered under the Security Instrument.  In the event of an event of default under the Indenture or the other financing documents, the Security Trust Trustee will function as a receiver or otherwise have the right to collect the rents or have the rents paid directly to it.

Any declaration of events of default and acceleration of indebtedness under the financing documents are made by the Notes Trustee, acting at the direction of the Palmilla Noteholders in accordance with the terms and provisions of co-lender agreements (a) by and among the Palmilla Noteholders, and (b) by and between the  holder of Note A-1 and the holder of Note A-2.

A transfer of any Palmilla Note requires notice from lender to the Notes Trustee.  Notice of the transfer of Note A-1 will be provided by the Seller to the Notes Trustee on or before the Securitization Closing Date.

References to “Mortgage” or “Assignment of Leases and Rents” will be deemed to mean Security Instrument.

References to “borrower” or “mortgagor” will be deemed to mean the Issuer (as defined in the Indenture).

References to “loan documents” will be deemed to mean the Indenture, Security Instrument and any other documents evidencing the obligations of the Issuers to the Palmilla Noteholders.

References to “lien of the Mortgage” and similar references will be deemed to refer collectively to the ownership of the fee interest in the Mortgaged Property and such personal property by the Security Trust Trustee for the benefit of the Notes Trustee and the security interest in personal property created by the Pledges.

1	Miracle Mile Shops	(1) Whole Loan	The Mortgage also secures a pari passu companion loan in the original principal amount of $145,000,000, a pari passu

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
companion loan in the original principal amount of $145,000,000, and a pari passu companion loan in the original principal amount of $145,000,000.

3	One & Only Palmilla	(1) Whole Loan
The Security Instrument also secures a pari passu companion loan in the original principal amount of $45,000,000 (which is being transferred to the depositor by GACC) and a subordinate companion loan in the original principal amount of $40,000,000 (which will not be a trust asset).

6	One Wilshire	(1) Whole Loan	The Mortgage also secures a pari passu companion loan in the original principal amount of $100,000,000.

3	One & Only Palmilla	(11) Taxes and Assessments
Affiliates of the borrower, which operate the spa at the Mortgaged Property (the “Spa Entities”), are contesting certain back taxes relating to the spa being claimed by the government of Mexico.  The Spa Entities guaranteed payment of the notes evidencing the Mortgage Loan and pledged their assets to secure the guaranty. The government placed liens on the spa equipment as security for the contested taxes.  Prior to the closing of the Mortgage Loan, the Spa Entities posted a letter of credit with the applicable governmental authorities in connection with such contest.  Mexican counsel advises that, in accordance with applicable law, the posting of such letter of credit will result in the release of liens placed by such governmental authority against the spa equipment.  Such release may not formally be registered by the Cut-of Date.

Various	Various	(16) Insurance
Certain of the Mortgage Loan Documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $250,000 (or in some cases, a smaller amount) and the cost to restore is also less than $250,000 (or such smaller amount as specified in the related Mortgage Loan Documents).

Various	Various	(16) Insurance
For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
ability rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

4	Metro 22 Portfolio	(16) Insurance
One of the Borrower’s insurance carriers, which was assigned by the National Flood Insurance Program (the “NFIP”), is unrated by both S&P and AM Best.  The NFIP is backed by the federal government and as such the carrier’s rating is irrelevant to the quality and stability of the coverage.

16	Fresh Express Food Processing Center	(16) Insurance	The Mortgage Loan Documents do not require the borrower or tenant to carry business interruption insurance so long as the tenant’s lease does not allow for the abatement of rent.

29	Palm Garden MHC	(16) Insurance
The Mortgage Loan Documents permit a rating of “BBB” by S&P for admitted companies.

The Mortgage Loan Documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $500,000.

42	Staybridge Suites Newport News/Yorktown	(16) Insurance	The Mortgage Loan Documents permit a rating of “BBB” by S&P for admitted companies.

45	105 Lefferts Place	(24) Local Law Compliance
The zoning report shows the Mortgaged Property as legal conforming for residential with a maximum density of 35 apartment units.  The Mortgaged Property has 33 residential apartments plus three small commercial units in the basement.

6	One Wilshire	(26) Recourse Obligations
The guarantor has no recourse liability for (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards or (iii)  intentional material physical waste of the Mortgaged Property.

3	One & Only Palmilla	(27) Mortgage	The Mortgage Loan Documents permit the borrowers to obtain the release of all or a

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
		Releases	portion of a predetermined area of the golf course (not to exceed nine holes on the 27-hole course) located at the Mortgaged Property for an amount not less than $10,000,000 and not more than $14,400,000, together with yield maintenance, provided the LTV ratio based on the remaining Mortgaged Property is not more than 55% and the debt yield after the release is at least 11.5%.

Various	Various	(28) Financial Reporting and Rent Rolls	Hospitality properties generally do not require delivery of rent rolls.

1	Miracle Mile Shops	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt, provided, among other things, (i) the outstanding amount of the mezzanine loan does not exceed $100,000,000, (ii) based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan, (a) the LTV ratio does not exceed 65%, (b) the Debt Yield is not less than 7.925% and (c) the DSCR is not less than 1.20x and (iii) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender.

2	Equity Industrial Partners Portfolio	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt until August 1, 2015, provided, among other things, (i) the outstanding amount of the mezzanine loan does not exceed $5,000,000, (ii) based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan, (a) the LTV ratio does not exceed 75%, (b) the Debt Yield is not less than (x) 8.0% if the closing of the mezzanine loan occurs on or prior to October 30, 2013 or (y) 8.25% if the closing of the mezzanine loan occurs after October 30, 2013 and (c) the DSCR is not less than (x) 1.15x if the closing of the mezzanine loan occurs on or prior to October 30, 2013 or (y) 1.20x if the closing of the mezzanine loan occurs after October 30, 2013, and (iii) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender.

30	Marriott TownePlace Suites Colorado Portfolio	(30) Due on Sale or Encumbrance	The direct or indirect partners or members or non-member managers of the borrower may pledge up to 100% of their direct or indirect interests, as applicable, in the borrower as

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
collateral for a mezzanine loan, provided that, among other things, based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan, (i) the LTV ratio does not exceed 69%, (ii) the DSCR is not less than 1.70x and (iii) the mezzanine lender enters into an intercreditor agreement acceptable to the lender.

3	One & Only Palmilla	(31) Single-Purpose Entity	In connection with the issuance of the Palmilla Notes, the borrowers indemnified the Notes Trustee under the Indenture.

28	Columbiana on Park	(31) Single-Purpose Entity
Prior to the date of origination of the Mortgage Loan, the borrower owned real property other than the Mortgaged Property, which other real property was transferred prior to origination of the Mortgage Loan.

1 22	Miracle Mile Shops 380 Lafayette Street	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.

3	One & Only Palmilla	(39) Organization of Borrower	The Issuers are organized under the laws of the United Mexican States.

4 15	Metro 22 Portfolio Metro 7 Portfolio	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.

37 43	Shoppes at Augusta Acworth and Tuskawilla Shops	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.

45 46	105 Lefferts Place Marion & Jefferson	(39) Organization of Borrower	The borrowers under these Mortgage Loans are affiliated. The Mortgaged Loans are not cross-collateralized or cross-defaulted.

1	Miracle Mile Shops	(43) Cross-Collateralization
The Mortgage also secures a pari passu companion loan in the original principal amount of $145,000,000, a pari passu companion loan in the original principal amount of $145,000,000, and a pari passu companion loan in the original principal amount of $145,000,000, none of which are trust assets.

3	One & Only Palmilla	(43) Cross-Collateralization	The Security Instrument also secures a pari passu companion loan in the original principal amount of $45,000,000 (which is being

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
transferred to the depositor by GACC) and a subordinate companion loan in the original principal amount of $40,000,000 (which will not be a trust asset).

6	One Wilshire	(43) Cross-Collateralization	The Mortgage also secures a pari passu companion loan in the original principal amount of $100,000,000 that is not a trust asset.

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ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception

3	One & Only Palmilla	Various
The Palmilla Loan Combination is evidenced by three notes: (i) Promissory Note A-2, the Mortgage Loan that is being transferred to the depositor by Seller in the original principal amount of $45,000,000 (“Note A-2”), (ii) Promissory Note A-1, a pari passu companion loan in the original principal amount of $45,000,000 which is being transferred to the depositor by CCRE Lending (“Note A-1”) and (iii) Promissory Note B, a subordinate companion loan in the original principal amount of $40,000,000 which will not be a trust asset and is currently held by ColFin Cabo Palm Funding, LLC (“Note B”, and together with Note A-1 and Note A-2, the “Palmilla Notes”).  The holders of the Palmilla Notes are referred to herein as the “Palmilla Noteholders”.

The Palmilla Notes were issued pursuant to a note indenture (the “Indenture”) dated as of the Mortgage Loan closing date, between the Issuers and U.S. Bank National Association, as Notes Trustee (the “Notes Trustee”).  The lien on the Mortgaged Property is evidenced by a security trust agreement (the “Security Trust Agreement”) and two pledges without transmission of possession (the “Pledges,” and together with the Security Trust Agreement, the “Security Instrument”).

Under the Security Trust Agreement, The Bank of New York Mellon, S.A., Institución de Banca Múltiple (the “Security Trust Trustee”) is the owner of the fee interest in the Mortgaged Property and specified personal property of the Issuers and the Issuers are the beneficial owners of such property.  Original loan documents, other than Note A-1 and Note A-2, will not be transferred to the securitization trustee, but will be held by the Notes Trustee, for the benefit of the Palmilla Noteholders.

The Notes Trustee, for the benefit of the Palmilla Noteholders is the first beneficiary of the security trust created pursuant to the Security Trust Agreement and, as such, will receive proceeds of foreclosure (pursuant to a credit bid, if no third party purchases the foreclosed collateral) up to

G-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
the full amount of the unpaid debt under the Indenture and other financing documents.

The right to receive rents and regulated rights are covered under the Security Instrument.  In the event of an event of default under the Indenture or the other financing documents, the Security Trust Trustee will function as a received or otherwise have the right to collect the rents or have the rents paid directly to it.

Any declaration of events of default and acceleration of indebtedness under the financing documents are made by the Notes Trustee, acting at the direction of the Palmilla Noteholders in accordance with the terms and provisions of co-lender agreements (a) by and among the Palmilla Noteholders, and (b) by and between the holder of Note A-1 and the holder of Note A-2.

A transfer of any Palmilla Note requires notice from lender to the Notes Trustee.  Notice of the transfer of Note A-1 will be provided by the Seller to the Notes Trustee on or before the Securitization Closing Date.

References to “Mortgage” or “Assignment of Leases and Rents” will be deemed to mean Security Instrument.

References to “borrower” or “mortgagor” will be deemed to mean the Issuer (as defined in the Indenture).

References to “loan documents” will be deemed to mean the Indenture, Security Instrument and any other documents evidencing the obligations of the Issuers to the Palmilla Noteholders.

References to “lien of the Mortgage” and similar references will be deemed to refer collectively to the ownership of the fee interest in the Mortgaged Property and such personal property by the Security Trust Trustee for the benefit of the Notes Trustee and the security interest in personal property created by the Pledges.

3	One & Only Palmilla	1 (Whole Loan; Ownership of Mortgage Loans)
The Mortgage also secures a pari passu companion loan in the original principal amount of $45,000,000 (which is being transferred to the depositor by CCRE) and a subordinate companion loan in the original principal amount of $40,000,000 (which will not be a trust asset).

5	Oglethorpe Mall	1 (Whole Loan; Ownership of Mortgage Loans)	The Mortgage Loan also secures one pari passu companion loan, in the original principal amounts of $60,000,000.

G-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception

20	Packard Building	6 (Permitted Liens; Title Insurance)
If Borrower fails to pay its common charges or assessments, then the Condominium Board can accelerate one year’s worth of charges.  Pursuant to applicable law, an amount of up to 6 months of such charges can be a lien prior to the lien of the mortgage.  Pursuant to the Condominium Declaration, all charges other than those which are prior to a mortgage are subordinate to a mortgage.  Lender has reserved 2 months’ worth of such charges in a static reserve.   Borrower and Guarantor have loss recourse liability for any charges or assessments that can create a lien on the Property which, pursuant to applicable law, could have, or are deemed to have, priority over the Lien of the Mortgage, unless Borrower shall have deposited such sums with the Lender.

5	Oglethorpe Mall	7 (Junior Liens)
Future subordinate mezzanine debt is permitted, provided, among other things (i) the combined LTV shall not be above 60.25%, (ii) the combined DSCR shall be equal to or greater than 1.90x, (iii) the future intercreditor agreement shall be satisfactory to the lender in its reasonable discretion and (iv) if such future mezzanine loan is subject to a floating interest rate, the related mezzanine borrower shall maintain an interest rate cap agreement from a counterparty acceptable to the lender with a notional amount that is not less than the outstanding principal balance of such mezzanine loan.

3	One & Only Palmilla	11 (Taxes and Assessments)
Affiliates of the Borrowers, which operate the spa at the Mortgaged Property (the “Spa Entities”), are contesting certain back taxes relating to the spa being claimed by the government of Mexico.  The Spa Entities guaranteed payment of the notes evidencing the Mortgage Loan and pledged their assets to secure the guaranty The government placed liens on the spa equipment as security for the contested taxes.  Prior to the closing of the Mortgage Loan, the Spa Entities posted a letter of credit with the applicable governmental authorities in connection with such contest.  Mexican counsel advises that, in accordance with applicable law, the posting of such letter of credit will result in the release of liens placed by such governmental authority against the spa equipment.  Such release may not formally be registered by the Cut-off Date.

5	Oglethorpe Mall	16 (Insurance)	The loan documents required adequate windstorm coverage.

G-2-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception

20	Packard Building	16 (Insurance)
The Lender approved the condominium insurance policy in effect as of the closing date with respect to the Common Elements (as defined in the Condominium Declaration).  In the event that the current coverage is not maintained, Borrower shall obtain the necessary insurance on a primary basis.

The Lender also approved the Borrower’s blanket insurance policy.

So long as the Condominium Declaration is in effect, (1) Lender agrees to make available and/or apply any Net Proceeds to Restoration in accordance with the terms of the Condominium Declaration provided that (a) the Condominium Declaration or the Executive Board requires that (i) such proceeds be held in an entity whose long term unsecured debt obligations are rated at least “A2” by Moody’s, (ii) such proceeds be disbursed in a commercially reasonable manner and (iii) such proceeds be made available for Restoration and (b) Lender has received evidence that Borrower and/or the Board has commenced the Restoration of the Property in accordance with the Condominium Declaration and Borrower and/or the Board continues to diligently prosecute such Restoration.

11	200-206 East 87th Street Leased Fee	16 (Insurance)
If any portion of the improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance is required in an amount equal to the lesser of (1) the outstanding principal balance of the Mortgage Loan or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as lender shall require.

The disbursement of insurance proceeds is subject to the applicable terms of that certain Lease made as of November 1, 1988 between 3rd and 87th, L.P. as successor-in-interest to Ardmore Management Co., Inc., as landlord (“Landlord”) and 200 East 87th Street Associates, as successor-in-interest to Zemnor 87th Corp (“Tenant”), as amended (the “Lease”).  Under the Lease if the loss is less than $500,000 the proceeds shall be paid to the Tenant, and if the loss exceeds $500,000 the loss shall be paid to a trustee.  The trustee may be,  in the following order of priority: (a) an Institutional Leasehold Mortgagee; (b) an Institutional Fee Mortgagee; and (c) if there is no

G-2-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Institutional Fee Mortgagee or Institutional Leasehold Mortgage, or if all the same choose note to act as trustee, the trustee shall be a bank or trust company designated by Tenant, subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. The trustee shall apply the amount to the payment of restoration and shall make disbursements thereof to Tenant from time to time as such restoration progresses. “Institutional” is defined as an entity which is an Institution and “Institution” is defined as a savings bank, savings and loan association, commercial bank, national bank or trust company, insurance company organized and existing under the laws of the United States or any State thereof or under the laws of Canada. “Institution” also includes any real estate or other investment trust, religious, educational or charitable institution, labor union, federal, state, municipal or other employees’ welfare, benefit, pension or retirement fund, provided that each such entity shall (a) be subject, or submit itself, to the jurisdiction of the courts of the State of New York in any actions arising out of the Lease and shall be subject to the supervision of the Comptroller of the Currency of the United States or the insurance department or the banking department or the Comptroller of the State of New York or the Board of Regents of the-University of the State of New York, or the Comptroller of New York City, and also any federal, state or municipal agency or public benefit corporation or public authority advancing or assuring mortgage loans or making payments which, in any manner, assist in the financing, development, operation and maintenance of the Improvements, and (b) be qualified to do business in the State of New York, and (c) have net assets of not less than $500,000,000. Note that in the loan agreement and in the ground lease estoppel certificate, both the Landlord and the Tenant, respectively, agreed that a securitization trust (and a servicer on its behalf) would qualify as an Institutional Fee Mortgagee.

The related Mortgage Loan permits the Tenant to maintain all such insurance policies but the related Borrower is required to maintain such insurance policies if Tenant’s insurance no longer complies with the requirements of the related Loan Documents.  Regardless of who maintains such insurance policies, the lender is authorized to maintain the same at the Borrower’s expense if such policies are not maintained.

G-2-5

Annex A-1 ID#	Mortgage Loan	Representation	Exception

23	Falls of Point West	16 (Insurance)
Wind storm insurance carried by the Borrower under the related mortgage loan has a 10% deductible; pursuant to the loan documents for the related Mortgage Loan the Borrower and the guarantor under the related Mortgage Loan are personally liable for any deductible under the wind storm insurance in excess of 5%.

20	Packard Building	26 (Recourse Obligations)	Misapplication is not set forth in the loan documents, only misappropriation

3	One & Only Palmilla	27 (Mortgage Releases)
The Loan Documents permit the Borrowers to obtain the release of all or a portion of a predetermined area of the golf course (not to exceed nine holes on the 27-hole course) located at the Mortgaged Property for an amount not less than $10,000,000 and not more than $14,400,000, together with yield maintenance, provided the LTV ratio based on the remaining Mortgaged Property is not more than 55% and the debt yield after the release is at least 11.5%.

5	Oglethorpe Mall	27 (Mortgage Releases)
The Borrower may obtain, subject to conditions in the Loan Documents, the release of vacant, non-income producing parcels that are currently part of the Mortgaged Property in substitution for newly acquired parcels provided, among other things, such substitution parcels are reasonably equivalent in use, value and condition to the parcel or parcels to be released.

5	Oglethorpe Mall	29 (Acts of Terrorism Exclusion)	If TRIA is no longer in effect, Borrower shall only be required to obtain such insurance to the extent obtainable for an annual premium not to exceed $92,000.

20	Packard Building	29 (Acts of Terrorism Exclusion)
The Lender approved the condominium insurance policy in effect as of the closing date with respect to the Common Elements (as defined in the Condominium Declaration).  In the event that the current coverage is not maintained, Borrower shall obtain the necessary insurance on a primary basis.

The Lender also approved the Borrower’s blanket insurance policy.

5	Oglethorpe Mall	30 (Due on Sale or Encumbrance)
Future subordinate mezzanine debt is permitted, provided, among other things (i) the combined LTV shall not be above 60.25%, (ii) the combined DSCR shall be equal to or greater than 1.90x, (iii) the future intercreditor agreement shall be satisfactory to the lender in its reasonable

G-2-6

Annex A-1 ID#	Mortgage Loan	Representation	Exception
discretion and (iv) if such future mezzanine loan is subject to a floating interest rate, the related mezzanine borrower shall maintain an interest rate cap agreement from a counterparty acceptable to the lender with a notional amount that is not less than the outstanding principal balance of such mezzanine loan.

3	One & Only Palmilla	31 (Single-Purpose Entity)	In connection with the issuance of the Notes, the Borrowers indemnified the Notes Trustee under the Indenture.

20	Packard Building	31 (Single-Purpose Entity)
Borrower owned floors 2 and 3 (the “Excluded Property”) prior to the closing date, but delivered a recycled entity certificate and made representations in the Loan Agreement that it had no existing or potential obligations with respect to those floors other than relating to (x) an environmental indemnity given by Borrower in connection with a previous mortgage financing on the Property and the Excluded Property (which has been fully and indefeasibly paid off and satisfied as of the date hereof) and (y) standard and customary indemnities provided by Borrower, as seller, to the buyer of the Excluded Property and the title company insuring such buyer’s interest therein, provided, however, Borrower further represented and warranted that no contingent liability under clauses (x) or (y) has or is reasonably likely to have a material adverse effect on the Borrower’s separateness or on Borrower’s performance under the Loan Documents.

3	One & Only Palmilla	39 (Organization of Borrower)	The borrowers are organized under the laws of Mexico.

3	One & Only Palmilla	43 (Cross-Collateralization)
The Mortgage also secures a pari passu companion loan in the original principal amount of $45,000,000 (which is being transferred to the depositor by CCRE Lending) and a subordinate companion loan in the original principal amount of $40,000,000 (which will not be a trust asset).

5	Oglethorpe Mall	43 (Cross-Collateralization)	The Mortgage Loan also secures one pari passu companion loan, in the original principal amounts of $60,000,000.

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Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certiﬁcates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certiﬁcates in separate series. We will offer the certiﬁcates through this prospectus and a separate prospectus supplement for each series. Each series of certiﬁcates will represent in the aggregate the entire beneﬁcial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certiﬁcates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so speciﬁed in the related prospectus supplement, the offered certiﬁcates or the assets of the related trust fund may be insured or guaranteed by an entity speciﬁed therein. Otherwise, neither the offered certiﬁcates nor the assets of the related trust fund will be guaranteed or insured by us or any of our afﬁliates or by any governmental agency of instrumentality, or any other person.

If speciﬁed in the related prospectus supplement, the trust fund for a series of certiﬁcates may include credit support effected through subordination of one or more classes of certiﬁcates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certiﬁcate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certiﬁcates of a series will evidence beneﬁcial ownership interests in the trust fund. We may divide the certiﬁcates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certiﬁcates through the subordination of more junior classes of offered and/or non-offered certiﬁcates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certiﬁcates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certiﬁcate.

We may offer the offered certiﬁcates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certiﬁcates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certiﬁcates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any securities exchange.

The date of this prospectus is September 23, 2013

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certiﬁcates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certiﬁcates offered to you; and (b) the accompanying prospectus supplement, which describes the speciﬁc terms of the series of certiﬁcates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the speciﬁc terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certiﬁcates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) ﬁled by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate speciﬁcally to such series of certiﬁcates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneﬁcial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certiﬁcates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certiﬁcates, other than the exhibits to such documents (unless such exhibits are speciﬁcally incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has ﬁled with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certiﬁcates. This prospectus and the prospectus supplement relating to each series of offered certiﬁcates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will ﬁle or cause to be ﬁled with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document ﬁled by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	10
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	11
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certiﬁcate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certiﬁcates	47
Distributions of Principal of the Certiﬁcates	49

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certiﬁcateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Deﬁnitive Certiﬁcates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certiﬁcate Account	62
Modiﬁcations, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certiﬁcateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certiﬁcates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certiﬁcate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

iv

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certiﬁcates	92
Qualiﬁcation as a REMIC	92
Taxation of Regular Certiﬁcates	94
Taxation of Residual Certiﬁcates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certiﬁcates	113
Stripped Certiﬁcates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	128
RATING	129
INDEX OF DEFINED TERMS	130

v

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certiﬁcates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certiﬁcates, issuable in series. Each series of certiﬁcates will represent beneﬁcial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal ofﬁces are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and speciﬁed in the related prospectus supplement.

Trustee	The trustee for each series of certiﬁcates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certiﬁcates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certiﬁcates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certiﬁcates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certiﬁcates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certiﬁcates and will sell mortgage loans to the depositor. If speciﬁed in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an afﬁliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an afﬁliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certiﬁcates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certiﬁcates will, in general, consist:

	●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

	●	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will not be guaranteed or insured by us or any of our afﬁliates or, unless the related prospectus supplement speciﬁes otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is ﬁxed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate, or from a ﬁxed to an adjustable rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reAect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is speciﬁed in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so speciﬁes, the mortgage assets with respect to a series of certiﬁcates may also include, or consist of, mortgage participations, mortgage pass-through certiﬁcates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certiﬁcates

The Certiﬁcates
Each series of certiﬁcates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement and will represent in the aggregate the entire beneﬁcial ownership interest in the related trust fund.

The certiﬁcates of each series may consist of one or more classes of certiﬁcates that, among other things:

	●	are senior or subordinate to one or more other classes of certiﬁcates in entitlement to certain distributions on the certiﬁcates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a speciﬁed principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates.”

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certiﬁcates will not be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement speciﬁes otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the
Certiﬁcates
Each class of certiﬁcates, other than certain classes of principal-only certiﬁcates and certain classes of residual certiﬁcates, will accrue interest on its certiﬁcate balance or, in the case of certain classes of interest-only certiﬁcates, on a notional amount, based on a ﬁxed, floating, variable or adjustable interest rate. Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certiﬁcate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certiﬁcates.

Distributions of interest with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of such certiﬁcates prior to the occurrence of such an event will either be added to the certiﬁcate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certiﬁcates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certiﬁcates—Distributions of Interest on the Certiﬁcates.”

Distributions of Principal of the
Certiﬁcates
Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of residual certiﬁcates) will have a certiﬁcate balance. The certiﬁcate balance of a class of certiﬁcates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash ﬂow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series until the certiﬁcate balances of such certiﬁcates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certiﬁcates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certiﬁcates of the same series; or

	●	may be made, subject to certain limitations, based on a speciﬁed principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class. See

“Description of the Certiﬁcates—Distributions of Principal of the Certiﬁcates.”

Credit Support and Cash Flow
Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of the related series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certiﬁcate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a speciﬁed rate; or

●
interest rate exchange agreements, interest rate cap or ﬂoor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash ﬂows from a trust fund.

The related prospectus supplement for a series of offered certiﬁcates will provide certain relevant information regarding any applicable credit support or cash ﬂow agreement. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other speciﬁed person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certiﬁcates—Advances.”

If a trust fund includes mortgage participations, pass-through certiﬁcates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party speciﬁed in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.” See “Description of the Certiﬁcates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another speciﬁed person or entity may make or assign to or for the beneﬁt of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria speciﬁed in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and

“—Representations and Warranties—Repurchases” herein.

In addition, if so speciﬁed in the related prospectus supplement, if a mortgage loan backing a series of certiﬁcates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period. No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering. No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets. See “Description of the Trust Funds—General” herein.

Registration of Book-Entry
Certiﬁcates
If the related prospectus supplement so provides, one or more classes of the offered certiﬁcates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certiﬁcates will be initially represented by one or more global certiﬁcates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certiﬁcates will be entitled to receive deﬁnitive certiﬁcates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Certain Federal Income Tax
Consequences	The Certiﬁcates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the speciﬁc tax consequences to you of the purchase, ownership and disposition of the offered certiﬁcates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a ﬁduciary of any employee beneﬁt plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certiﬁcates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certiﬁcates. You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certiﬁcates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certiﬁcates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certiﬁcates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates

Your offered certiﬁcates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certiﬁcates for an indeﬁnite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certiﬁcates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certiﬁcates are subject to early retirement only under certain speciﬁed circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certiﬁcates—Termination.”

The Lack of a Secondary Market May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. We cannot assure you that a secondary market for your offered certiﬁcates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certiﬁcates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certiﬁcates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certiﬁcates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates. The primary source of ongoing information regarding your offered certiﬁcates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certiﬁcates—Reports to Certiﬁcateholders.” We cannot assure you that any additional ongoing information regarding your offered certiﬁcates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certiﬁcates.

The Market Value of Your Offered Certiﬁcates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certiﬁcates, the market value of your certiﬁcates will be affected by several factors, including:

●
the perceived liquidity of your offered certiﬁcates, anticipated cash ﬂow of your offered certiﬁcates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certiﬁcates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certiﬁcates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certiﬁcates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates

Unless the related prospectus supplement speciﬁes otherwise, neither your offered certiﬁcates nor the mortgage assets will be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certiﬁcate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufﬁcient assets to make payments on your offered certiﬁcates, no other assets will be available for payment of the deﬁciency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certiﬁcate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certiﬁcates. If the related series of certiﬁcates includes one or more classes of subordinate certiﬁcates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne ﬁrst by one or more classes of the subordinate certiﬁcates, and, thereafter, by the remaining classes of certiﬁcates in the priority and manner and subject to the limitations speciﬁed in such prospectus supplement.

Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certiﬁcates.

Disproportionate Beneﬁts May Be Given to Certain Classes and Series. A series of certiﬁcates may include one or more classes of senior and subordinate certiﬁcates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certiﬁcates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certiﬁcates of a series are made in a speciﬁed order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certiﬁcates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certiﬁcates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certiﬁcates, including the subordination of one or more other classes of certiﬁcates, will be determined on the basis of criteria established by each rating agency rating such classes of certiﬁcates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certiﬁcates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certiﬁcates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certiﬁcates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certiﬁcates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall signiﬁcantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise signiﬁcantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certiﬁcates could occur signiﬁcantly earlier or later, and the average life thereof could be signiﬁcantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certiﬁcates will depend on the terms and provisions of your offered certiﬁcates. Your offered certiﬁcates may provide that your offered certiﬁcates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certiﬁcates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certiﬁcates will be retired at an earlier date. If your certiﬁcates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certiﬁcates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certiﬁcates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certiﬁcates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certiﬁcates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the speciﬁc principal payment schedule for such certiﬁcates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certiﬁcates. In general, and as more speciﬁcally described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certiﬁcates. Your offered certiﬁcates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certiﬁcates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certiﬁcate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certiﬁcates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certiﬁcates will be determined on the basis of criteria established by each rating agency rating your certiﬁcates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certiﬁcates may be insufﬁcient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary signiﬁcantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certiﬁcates independently from the performance of mortgage loans underlying any other series of offered certiﬁcates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or ofﬁce buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected signiﬁcantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modiﬁcations to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of signiﬁcant tenants. Accordingly, a decline in the ﬁnancial condition of the borrower or a signiﬁcant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or speciﬁc industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and ﬁscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to signiﬁcant governmental regulation of the ownership, operation, maintenance and ﬁnancing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufﬁcient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail signiﬁcant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require signiﬁcant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the speciﬁc real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufﬁcient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deﬁciency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufﬁcient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal beneﬁt of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to reﬁnance the loan or sell the mortgaged property. The ability of the borrower to reﬁnance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s ﬁnancial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and ﬁscal policy;

●	prevailing general and regional economic conditions;

●	the state of the ﬁxed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our afﬁliates or any other seller or its affiliates will be obligated to reﬁnance any mortgage loan underlying your offered certiﬁcates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modiﬁcation is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certiﬁcates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of a property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	ﬂoods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudﬂows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents speciﬁcally require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certiﬁcates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certiﬁcates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certiﬁcates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee beneﬁt plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certiﬁcates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certiﬁcates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates.” Accordingly, under certain circumstances, if you hold residual certiﬁcates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certiﬁcates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certiﬁcates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certiﬁcates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certiﬁcates, the taxable income arising in a given year on a class of residual certiﬁcates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certiﬁcates may be signiﬁcantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certiﬁcates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certiﬁcates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the ﬁling of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the ﬁling of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to ﬁnancing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may signiﬁcantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certiﬁcates will be issued as book-entry certiﬁcates. Each class of book-entry certiﬁcates will be initially represented by one or more certiﬁcates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certiﬁcates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certiﬁcates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certiﬁcates for which they cannot obtain physical certiﬁcates.

●
Your ability to pledge certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certiﬁcates, may be limited due to lack of a physical security representing the certiﬁcates.

●
Your access to information regarding the certiﬁcates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certiﬁcates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certiﬁcates—Book-Entry Registration and Deﬁnitive Certiﬁcates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certiﬁcates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certiﬁcates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates

The related prospectus supplement may provide that, upon the reduction of the certiﬁcate balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a speciﬁed percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certiﬁcate balance of, and accrued unpaid interest on, your offered certiﬁcates. See “Description of the Certiﬁcates—Termination” in this prospectus. See “Description of the Certiﬁcates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certiﬁcates evidencing interest in such trusts and selling or otherwise distributing such certiﬁcates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certiﬁcates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so speciﬁed in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity speciﬁed therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its afﬁliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certiﬁcates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period speciﬁed in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufﬁcient to make up the entire shortfall within that speciﬁed period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certiﬁcates, as described in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certiﬁcates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create ﬁrst or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of ﬁve or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of ofﬁce buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a ﬁrst priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so speciﬁes, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be speciﬁed in the related prospectus supplement. The mortgaged properties will be located in any one of the ﬁfty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so speciﬁed in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an afﬁliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied ﬁrst to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisﬁed in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufﬁcient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufﬁcient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufﬁcient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certiﬁcates of the related series) bear

●	the risk of delay in distributions while a deﬁciency judgment against the borrower is obtained, and

●
the risk of loss if the deﬁciency judgment is not obtained and satisﬁed. Moreover, deﬁciency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so speciﬁed in the related prospectus supplement, the mortgage assets for a particular series of certiﬁcates may include mortgage loans that are delinquent as of the date such certiﬁcates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise deﬁned in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise deﬁned in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufﬁcient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, ofﬁce buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the ﬁnancial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and ﬁscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise deﬁned in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method speciﬁed in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certiﬁcates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to ﬁnd truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide signiﬁcantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufﬁcient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is ﬁxed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate or from a ﬁxed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or proﬁts realized from the operation or disposition of such mortgaged property or the beneﬁt, if any, resulting from the reﬁnancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a speciﬁed margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be speciﬁed in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certiﬁcates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities or

●
certiﬁcates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics speciﬁed in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisﬁed with respect to the MBS: (1) neither the issuer of the MBS nor any of its afﬁliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its afﬁliates is an afﬁliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certiﬁcates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates speciﬁed in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person speciﬁed in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances speciﬁed in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certiﬁcates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certiﬁcates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to ﬁle reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash ﬂow agreements that relate to the MBS.

If speciﬁed in the prospectus supplement for a series of certiﬁcates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports ﬁled under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certiﬁcate Accounts

Each trust fund will include one or more accounts (collectively, the “Certiﬁcate Account”) established and maintained on behalf of the certiﬁcateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certiﬁcate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certiﬁcates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certiﬁcates of such series in the form of subordination of one or more other classes of certiﬁcates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certiﬁcates. See “Risk Factors—Any Credit Support For Your Offered Certiﬁcates May Be Insufﬁcient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certiﬁcates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate,

●	interest rate exchange agreements, or

●	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certiﬁcates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certiﬁcate will depend on the price paid by the certiﬁcateholder, the pass-through rate of the certiﬁcate and the amount and timing of distributions on the certiﬁcate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certiﬁcates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certiﬁcates of the related series.

Pass-Through Rate

The certiﬁcates of any class within a series may have a ﬁxed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certiﬁcates will specify

●
the pass-through rate for each class of offered certiﬁcates of such series or, in the case of a class of offered certiﬁcates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certiﬁcates,

●	and whether the distributions of interest on the offered certiﬁcates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certiﬁcates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certiﬁcateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certiﬁcateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certiﬁcates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a speciﬁed time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a speciﬁed date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other speciﬁed person, be distributed to the holders of the certiﬁcates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certiﬁcateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certiﬁcates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certiﬁcates, the yield thereon will be adversely affected. The prospectus supplement for each series of certiﬁcates will describe the manner in which any such shortfalls will be allocated among the classes of such certiﬁcates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certiﬁcate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certiﬁcate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certiﬁcates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certiﬁcates (or, in the case of a class of interest-only certiﬁcates, result in the reduction of the Notional Amount thereof). If you purchase any offered certiﬁcates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certiﬁcates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certiﬁcate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certiﬁcates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certiﬁcates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certiﬁcate Balances of one or more of the other classes of certiﬁcates of the same series. Accordingly, the yield on such interest-only certiﬁcates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certiﬁcate Balances of such classes of certiﬁcates, as the case may be.

Consistent with the foregoing, if a class of certiﬁcates of any series consists of interest-only certiﬁcates or principal-only certiﬁcates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certiﬁcates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certiﬁcates. If the offered certiﬁcates of a series include any such certiﬁcates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certiﬁcates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or reﬁnancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to reﬁnance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to reﬁnance for purposes of either

●	converting to a ﬁxed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation beneﬁts. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certiﬁcates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certiﬁcates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the ﬁrst month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certiﬁcates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certiﬁcates of such series with a Certiﬁcate Balance, and the percentage of the initial Certiﬁcate Balance of each such class that would be outstanding on speciﬁed Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates speciﬁed in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certiﬁcates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certiﬁcates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to reﬁnance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modiﬁcation that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certiﬁcates and thereby extend the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certiﬁcates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certiﬁcates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certiﬁcates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certiﬁcates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certiﬁcate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certiﬁcates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certiﬁcates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certiﬁcates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certiﬁcate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certiﬁcate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certiﬁcate (or, in the case of a interest-only certiﬁcate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certiﬁcates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certiﬁcates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certiﬁcates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certiﬁcates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates.

The yield to maturity on a class of subordinate certiﬁcates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certiﬁcate Amortization. One or more classes of certiﬁcates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certiﬁcates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise deﬁned in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certiﬁcates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certiﬁcates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certiﬁcates out of the sources described in the preceding paragraph would shorten the weighted average life of such certiﬁcates and, if such certiﬁcates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certiﬁcates out of such sources is likely to have any material effect on the rate at which such certiﬁcates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certiﬁcates will represent the entire beneﬁcial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certiﬁcates may have a Certiﬁcate Balance on which it accrues interest at a ﬁxed, ﬂoating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certiﬁcates may also have certain characteristics attributable to interest-only certiﬁcates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different ﬁxed, ﬂoating, variable or adjustable rate. In addition, a class of certiﬁcates may accrue interest on one portion of its Certiﬁcate Balance at one ﬁxed, ﬂoating, variable or adjustable rate and on another portion of its Certiﬁcate Balance at a different ﬁxed, ﬂoating, variable or adjustable rate.

Each class of offered certiﬁcates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certiﬁcates or Residual Certiﬁcates, notional amounts or percentage interests, speciﬁed in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certiﬁcates may be issued in fully registered, deﬁnitive form (such Certiﬁcates, “Deﬁnitive Certiﬁcates”) or may be offered in book-entry format (such Certiﬁcates, “Book-Entry Certiﬁcates”) through the facilities of DTC. The offered certiﬁcates of each series (if issued as Deﬁnitive Certiﬁcates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location speciﬁed in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certiﬁcates will be transferred on the book-entry records of DTC and its participating organizations. If so speciﬁed in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certiﬁcates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certiﬁcates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certiﬁcates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more speciﬁcally described in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, distributions for one or more classes of certiﬁcates may be based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions on the certiﬁcates of each series (other than the ﬁnal distribution in retirement of any such certiﬁcate) will be made to the persons in whose names such certiﬁcates are registered (which in the case of a series of Book-Entry Certiﬁcates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be speciﬁed in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) speciﬁed in the related prospectus supplement. All distributions with respect to each class of certiﬁcates on each distribution date will be allocated pro rata among the outstanding certiﬁcates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be speciﬁed in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certiﬁcateholder at a bank or other entity having appropriate facilities therefor, if such certiﬁcateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date speciﬁed in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certiﬁcateholder holds certiﬁcates in the requisite amount or denomination speciﬁed therein), or by check mailed to the address of such certiﬁcateholder as it appears on the Certiﬁcate Register; provided, however, that the ﬁnal distribution in retirement of any class of certiﬁcates (whether Deﬁnitive Certiﬁcates or Book-Entry Certiﬁcates) will be made only upon presentation and surrender of such certiﬁcates at the location speciﬁed in the notice to Certiﬁcateholders of such ﬁnal distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certiﬁcate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certiﬁcate by the initial Certiﬁcate Balance or Notional Amount of such class.

Distributions of Interest on the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of principal-only certiﬁcates and certain classes of Residual Certiﬁcates that have no pass-through rate) may have a different pass-through rate, which in each case may be ﬁxed, ﬂoating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a ﬂoating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certiﬁcates. Such interest rates may include, without limitation, a rate based on a speciﬁed portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certiﬁcates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so speciﬁed in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certiﬁcates that accrues interest on a different basis than the underlying assets; for example, one or more classes of ﬂoating rate certiﬁcates may be issued from a trust fund that contains ﬁxed rate assets, or one or more classes of ﬁxed rate certiﬁcates may be issued from a trust fund that contains ﬂoating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certiﬁcates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certiﬁcates (collectively, “Accrual Certiﬁcates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of Accrual Certiﬁcates prior to the occurrence of such an event will either be added to the Certiﬁcate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certiﬁcates (other than a class of Accrual Certiﬁcates, and other than any class of principal-only certiﬁcates or Residual Certiﬁcates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certiﬁcate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certiﬁcates, the amount of Accrued Certiﬁcate Interest otherwise distributable on such class will be added to the Certiﬁcate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certiﬁcates (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates), the “Accrued Certiﬁcate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a speciﬁed period (generally the most recently ended calendar month) on the outstanding Certiﬁcate Balance of such class of certiﬁcates immediately prior to such distribution date.

The Accrued Certiﬁcate Interest for each distribution date on a class of interest-only certiﬁcates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certiﬁcate Balances (or one or more portions thereof) of one or more other classes of certiﬁcates of the same series. Reference to a Notional Amount with respect to a class of interest-only certiﬁcates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) one or more classes of the certiﬁcates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certiﬁcates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certiﬁcates of that series will be speciﬁed in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certiﬁcate Interest that is otherwise distributable on (or, in the case of Accrual Certiﬁcates, that may otherwise be added to the Certiﬁcate Balance of) a class of offered certiﬁcates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so speciﬁed in the related prospectus supplement, any reduction in the amount of Accrued Certiﬁcate Interest otherwise distributable on a class of certiﬁcates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certiﬁcate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certiﬁcates

Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of Residual Certiﬁcates) will have an initial stated principal amount (a “Certiﬁcate Balance”), which, at any time, will equal the then maximum amount that the holders of certiﬁcates of such class will be entitled to receive as principal out of the future cash ﬂow on the mortgage assets and other assets included in the related trust fund. The outstanding Certiﬁcate Balance of a class of certiﬁcates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certiﬁcate Balance of a class of certiﬁcates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certiﬁcates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certiﬁcate Interest in respect thereof (reduced as described above). The initial aggregate Certiﬁcate Balance of all classes of a series of certiﬁcates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a speciﬁed date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certiﬁcate Balance of each class of a series of certiﬁcates will be speciﬁed in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series entitled thereto until the Certiﬁcate Balances of such certiﬁcates have been reduced to zero. Distributions of principal with respect to one or more classes of certiﬁcates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certiﬁcates may be made solely or primarily from distributions of principal on speciﬁed mortgage assets or a speciﬁed group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certiﬁcates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a speciﬁed principal payment schedule. Distributions of principal with respect to one or more other classes of certiﬁcates (each such class, a “Companion Class”) may be contingent on the speciﬁed principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class, or in such other distribution priority as may be speciﬁed in the related prospectus supplement.

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certiﬁcates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its afﬁliates or by any other speciﬁed person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certiﬁcates of the related series in the priority and manner, and subject to the limitations, speciﬁed in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certiﬁcate Balances of one or more such classes of certiﬁcates and/or

●	establishing a priority of payments among such classes of certiﬁcates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other speciﬁed person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certiﬁcate Account that are not part of the Available Distribution Amount for the related series of certiﬁcates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so speciﬁed in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items speciﬁed in the related prospectus supplement.

Advances are intended to maintain a regular ﬂow of scheduled interest and principal payments to holders of the class or classes of certiﬁcates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a speciﬁc entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other speciﬁc sources as may be identiﬁed in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certiﬁcates, if so identiﬁed, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certiﬁcates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another speciﬁcally identiﬁed source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certiﬁcate Account prior to any distributions being made to the related series of certiﬁcateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certiﬁcate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certiﬁcate Account on or prior to any future distribution date to the extent that funds in such Certiﬁcate Account on such distribution date are less than payments required to be made to the related series of certiﬁcateholders on such date. If so speciﬁed in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a speciﬁed period during which such advances are outstanding at the rate speciﬁed in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certiﬁcateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certiﬁcates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certiﬁcateholders

On each distribution date, together with the distribution to the holders of each class of the offered certiﬁcates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)              the amount of such distribution to holders of such class of offered certiﬁcates that was applied to reduce the Certiﬁcate Balance thereof;

(ii)             the amount of such distribution to holders of such class of offered certiﬁcates that was applied to pay Accrued Certiﬁcate Interest;

(iii)            the amount, if any, of such distribution to holders of such class of offered certiﬁcates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)            the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certiﬁcates are entitled;

(v)             if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)            if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)           information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)          if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)            if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)              the Certiﬁcate Balance or Notional Amount, as the case may be, of such class of certiﬁcates at the close of business on such distribution date, separately identifying any reduction in such Certiﬁcate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certiﬁcate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certiﬁcate Balance of a class of Accrual Certiﬁcates, if any, in the event that Accrued Certiﬁcate Interest has been added to such balance;

(xi)              if such class of offered certiﬁcates has a ﬂoating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)            the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)           if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)           the amount of Credit Support being afforded by any classes of subordinate certiﬁcates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per speciﬁed denomination of the relevant class of offered certiﬁcates or as a percentage. The prospectus supplement for each series of certiﬁcates may describe additional information to be included in reports to the holders of the offered certiﬁcates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certiﬁcates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certiﬁcate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certiﬁcateholder. Such obligation will be deemed to have been satisﬁed to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Deﬁnitive Certiﬁcates” below.

If the trust fund for a series of certiﬁcates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-speciﬁc information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certiﬁcates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certiﬁcates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certiﬁcateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise speciﬁed in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of speciﬁed amounts of certiﬁcates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certiﬁcates will terminate following

●	the ﬁnal payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certiﬁcateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certiﬁcateholder of the related series, and the ﬁnal distribution will be made only upon presentation and surrender of the certiﬁcates of such series at the location to be speciﬁed in the notice of termination.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties speciﬁed therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certiﬁcates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certiﬁcate Balance of a speciﬁed class or classes of certiﬁcates by a speciﬁed percentage or amount or upon a speciﬁed date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufﬁcient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certiﬁcateholders of one or more classes of certiﬁcates may receive an amount less than the Certiﬁcate Balance of, and accrued unpaid interest on, their certiﬁcates.

If any class of certiﬁcates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certiﬁcates will include the word “callable.”

Book-Entry Registration and Deﬁnitive Certiﬁcates

If so provided in the prospectus supplement for a series of certiﬁcates, one or more classes of the offered certiﬁcates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certiﬁcates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certiﬁcates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on ﬁle with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certiﬁcates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage ﬁrm, bank, thrift institution or other ﬁnancial intermediary (each, a “Financial Intermediary”) that maintains the beneﬁcial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certiﬁcates will be recorded on the records of DTC (or of a participating ﬁrm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneﬁcial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneﬁcial owner must rely on the foregoing procedures to evidence its beneﬁcial ownership of such certiﬁcates. The beneﬁcial ownership interest of the owner of a Book-Entry Certiﬁcate (a “Certiﬁcate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certiﬁcate Owners; DTC’s records reﬂect only the identity of the DTC Participants to whose accounts such certiﬁcates are credited, which may or may not be the Certiﬁcate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certiﬁcates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certiﬁcate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certiﬁcate Owners may receive payments after the related Distribution Date.

The only “certiﬁcateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certiﬁcates will be the nominee of DTC (or another depository speciﬁed in the related prospectus supplement), and the Certiﬁcate Owners will not be recognized as certiﬁcateholders under the Pooling Agreement. Certiﬁcate Owners will be permitted to exercise the rights of certiﬁcateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certiﬁcateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certiﬁcates are credited. DTC may take conﬂicting actions with respect to the Book-Entry Certiﬁcates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certiﬁcates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certiﬁcate Owners, the ability of a Certiﬁcate Owner to pledge its interest in Book-Entry Certiﬁcates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certiﬁcates, may be limited due to the lack of a physical certiﬁcate evidencing such interest.

Generally, Certiﬁcates initially issued in book-entry form will be issued as Deﬁnitive Certiﬁcates to Certiﬁcate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certiﬁcates and the depositor is unable to locate a qualiﬁed successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certiﬁcates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Deﬁnitive Certiﬁcates. Upon surrender by DTC of the certiﬁcate or certiﬁcates representing a class of Book-Entry Certiﬁcates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certiﬁcate Owners identiﬁed in such instructions the Deﬁnitive Certiﬁcates to which they are entitled, and thereafter the holders of such Deﬁnitive Certiﬁcates will be recognized as “Certiﬁcateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certiﬁcates of each series will be issued pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certiﬁcates of a series are issued will be identiﬁed in the related prospectus supplement. If so speciﬁed in the related prospectus supplement, the mortgage asset seller or an afﬁliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so speciﬁed in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any afﬁliate thereof may own certiﬁcates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certiﬁcates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been ﬁled as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certiﬁcates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certiﬁcates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certiﬁcates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualiﬁed in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certiﬁcates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certiﬁcates without charge upon written request of a holder of a certiﬁcate of such series addressed to it at its principal executive ofﬁces speciﬁed herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certiﬁcates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certiﬁcates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identiﬁed in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording ofﬁce),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording ofﬁce), and,

●	if applicable, any riders or modiﬁcations to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording ofﬁce, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording ofﬁce. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise speciﬁed in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording ofﬁce, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certiﬁcates will be required to review the mortgage loan documents delivered to it within a speciﬁed period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the beneﬁt of the certiﬁcateholders of such series. Unless otherwise speciﬁed in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certiﬁcateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a speciﬁed number of days after receipt of such notice, then, except as otherwise speciﬁed below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be speciﬁed in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certiﬁcates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy to holders of the certiﬁcates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certiﬁcates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an afﬁliate of the mortgage asset seller, the depositor or an afﬁliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identiﬁed in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certiﬁcateholders of the related series. If such Warranting Party cannot cure such breach within a speciﬁed period following the date on which it was notiﬁed of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certiﬁcates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a speciﬁed period after initial issuance of such series of certiﬁcates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy speciﬁed in the related prospectus supplement. This repurchase or substitution obligation or other speciﬁed remedy will constitute the sole remedy available to holders of the certiﬁcates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certiﬁcates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certiﬁcates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be speciﬁed in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the beneﬁt of the related certiﬁcateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be speciﬁed in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so speciﬁed in the related prospectus supplement such right may be given to another party, including a class of certiﬁcateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modiﬁcations; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a speciﬁed number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a speciﬁed number of days; and

●	REO Properties.

If so speciﬁed in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so speciﬁed, performing property inspections and evaluating ﬁnancial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so speciﬁed, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certiﬁcateholders with respect to such mortgage loan. Generally the master servicer will be responsible for ﬁling and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufﬁcient to service the mortgage debt, or may reﬂect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without signiﬁcant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A signiﬁcant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certiﬁcateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor ﬁles a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon speciﬁed termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufﬁcient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certiﬁcate Account” and “—Servicing Compensation and Payment of Expenses.”

Certiﬁcate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certiﬁcate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certiﬁcates of the related series. A Certiﬁcate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certiﬁcates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertiﬁcated certiﬁcates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certiﬁcate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party speciﬁed in the prospectus supplement for the related trust. A Certiﬁcate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an afﬁliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certiﬁcate Account may contain funds relating to more than one series of mortgage pass-through certiﬁcates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certiﬁcate Account (or such sub-account thereof or other account as may be speciﬁed in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)         all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)         all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)         all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)         any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certiﬁcates;

(5)         any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)         any amounts paid under any Cash Flow Agreement;

(7)         all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other speciﬁed person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certiﬁcates—Termination; Retirement of Certiﬁcates”;

(8)         to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another speciﬁed person, any payments on account of modiﬁcation or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)         all payments required to be deposited in the Certiﬁcate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)       any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the beneﬁt of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certiﬁcate Account; and

(11)       any other amounts received on or in respect of the mortgage loans required to be deposited in the Certiﬁcate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certiﬁcate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)         to make distributions to the certiﬁcateholders on each distribution date;

(2)         to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)         to reimburse the master servicer, the special servicer or any other speciﬁed person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certiﬁcates of the related series;

(4)         if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other speciﬁed person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)         to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)         to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)         if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)         if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)         to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certiﬁcate Account as additional compensation;

(10)       to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other speciﬁed person;

(11)       if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)       to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the beneﬁt of certiﬁcateholders;

(13)       to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)       to clear and terminate the Certiﬁcate Account upon the termination of the trust fund.

Modiﬁcations, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modiﬁcation, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is speciﬁed in the prospectus supplement, the special servicer also may agree to any other modiﬁcation, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modiﬁcation, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modiﬁcation, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the beneﬁt of the related series of certiﬁcateholders, or any other speciﬁed person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)            such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)           the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be speciﬁed in the related prospectus supplement), any mortgage loan as to which a speciﬁed number of scheduled payments are delinquent or the balloon payment is delinquent, or if so speciﬁed in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so speciﬁed in the related prospectus supplement, a special servicer or other speciﬁed party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certiﬁcate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so speciﬁed in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certiﬁcate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certiﬁcateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certiﬁcates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufﬁcient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certiﬁcateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent speciﬁed in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certiﬁcate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certiﬁcate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of ﬁre and extended coverage policy covers physical damage to or destruction of the improvements of the property by ﬁre, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions speciﬁed in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, ﬂoods and other water-related causes, earth movement (including earthquakes, landslides and mudﬂows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage speciﬁcally requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a speciﬁed percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this speciﬁed percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the speciﬁed percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certiﬁcates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certiﬁcates will come from the periodic payment to it of a speciﬁed portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certiﬁcates may consist of any or all of the following components:

●
a speciﬁed portion of the interest payments on each mortgage loan serviced by it, or if so speciﬁed in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional speciﬁed portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any speciﬁed limitations, a ﬁxed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a speciﬁed portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modiﬁcation fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certiﬁcate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certiﬁcateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate speciﬁed therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date speciﬁed in the applicable pooling and servicing agreement, an officer’s certiﬁcate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulﬁlled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulﬁll any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identiﬁed by the party; and

●
a statement that a registered public accounting ﬁrm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting ﬁrm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written conﬁrmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certiﬁcates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conﬂict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a ﬁdelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certiﬁcateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemniﬁcation by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certiﬁcates.

However, such indemniﬁcation will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certiﬁcateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certiﬁcateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certiﬁcate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certiﬁcateholders of such series, or to remit to the trustee for distribution to such certiﬁcateholders, any amount required to be so distributed or remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for ﬁve days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certiﬁcateholders entitled to not less than 25% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be speciﬁed in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so speciﬁes, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certiﬁcateholders of the related series entitled to not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be speciﬁed in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage ﬁles and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certiﬁcateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certiﬁcates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certiﬁcates covered by such Pooling Agreement, unless such certiﬁcateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certiﬁcates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certiﬁcate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certiﬁcateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certiﬁcates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualiﬁcation of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualiﬁcation or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certiﬁcates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certiﬁcates, provided that the depositor has determined that the then-current ratings of the classes of the certiﬁcates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certiﬁcates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certiﬁcates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certiﬁcateholder,

●	to amend speciﬁed provisions that are not material to holders of any class of certiﬁcates offered hereunder,

●	for such other purposes as may be speciﬁed in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certiﬁcates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage speciﬁed in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certiﬁcates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certiﬁcate of any class without the consent of the holder of such certiﬁcate or

●
reduce the aforesaid percentage of certiﬁcates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certiﬁcates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having ﬁrst received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other speciﬁed person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certiﬁcateholders

Unless otherwise speciﬁed in the related prospectus supplement, upon written request of three or more certiﬁcateholders of record made for purposes of communicating with other holders of certiﬁcates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other speciﬁed person will afford such certiﬁcateholders access during normal business hours to the most recent list of certiﬁcateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certiﬁcateholders’ request, then such person, if not the registrar for such series of certiﬁcates, will be required to request from such registrar a current list and to afford such requesting certiﬁcateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its afﬁliates and with any master servicer, special servicer or REMIC administrator and its afﬁliates.

Duties of the Trustee

The trustee for each series of certiﬁcates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certiﬁcates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certiﬁcates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certiﬁcates will be required to perform only those duties speciﬁcally required under the related Pooling Agreement. However, upon receipt of any of the various certiﬁcates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other speciﬁed person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certiﬁcates will be entitled to indemniﬁcation, from amounts held in the Certiﬁcate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemniﬁcation will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certiﬁcates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certiﬁcates of the applicable series evidencing not less than 51% (or such other percentage speciﬁed in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certiﬁcates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certiﬁcates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certiﬁcate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certiﬁcate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certiﬁcateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certiﬁcateholders will bear their allocable share of deﬁciencies.

If Credit Support is provided with respect to one or more classes of certiﬁcates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certiﬁcates

If so speciﬁed in the related prospectus supplement, one or more classes of certiﬁcates of a series may be subordinate certiﬁcates. To the extent speciﬁed in the related prospectus supplement, the rights of the holders of subordinate certiﬁcates to receive distributions from the Certiﬁcate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certiﬁcates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certiﬁcates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certiﬁcates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certiﬁcates evidencing interests in one group of mortgage assets prior to distributions on subordinate certiﬁcates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other ﬁnancial institution speciﬁed in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate ﬁxed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage speciﬁed in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certiﬁcate balance of one or more classes of certiﬁcates. If so speciﬁed in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certiﬁcates will expire at the earlier of the date speciﬁed in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certiﬁcates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certiﬁcate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certiﬁcates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner speciﬁed in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certiﬁcates, deﬁciencies in amounts otherwise payable on such certiﬁcates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts speciﬁed in such prospectus supplement. If so speciﬁed in the related prospectus supplement, the reserve fund for a series may also be funded over time by a speciﬁed amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent speciﬁed in the related prospectus supplement if so speciﬁed in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent speciﬁed in the related prospectus supplement.

If so speciﬁed in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certiﬁcates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a speciﬁed rate. If so speciﬁed in the prospectus supplement for a series of certiﬁcates, the related trust fund may include interest rate exchange agreements or interest rate cap or ﬂoor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certiﬁcates to ﬂuctuations in interest rates and to situations where interest rates become higher or lower than speciﬁed thresholds, and may also be used to alter the payment characteristics of the cash ﬂows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a ﬂoating rate interest payment obligation, to the extent that the rate payable at any time exceeds a speciﬁed cap. Generally, an interest rate ﬂoor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a ﬂoating rate interest payment obligation are payable at a rate which is less than a speciﬁed ﬂoor. The speciﬁc provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reﬂect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualiﬁed in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a signiﬁcant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording ofﬁce. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneﬁciary (the lender) for whose beneﬁt the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the beneﬁt of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneﬁciary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must ﬁle ﬁnancing statements in order to perfect its security interest in the room revenues and must ﬁle continuation statements, generally every ﬁve years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC ﬁlings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest therein, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC ﬁlings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deﬁciency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose signiﬁcant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certiﬁcateholders.

To reduce the likelihood of such a loss, except to the extent otherwise speciﬁed in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certiﬁcates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect signiﬁcant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certiﬁcates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certiﬁcates, and would not be covered by advances or any form of Credit Support provided in connection with such certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certiﬁcates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS“) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reﬂects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certiﬁcates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a ﬁxed retained yield with respect to the mortgage loans underlying a series of certiﬁcates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certiﬁcateholder” in this discussion generally mean the beneﬁcial owner of a certiﬁcate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certiﬁcates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certiﬁcates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certiﬁcates” and will consist of one or more classes of “Regular Certiﬁcates” and one class of “Residual Certiﬁcates” in the case of each REMIC Pool. Qualiﬁcation as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certiﬁcates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the ﬁrm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certiﬁcates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certiﬁcates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certiﬁcates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so speciﬁed in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certiﬁcates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other Classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certiﬁcate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

●	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)         the present value of any consideration given to the transferee to acquire the interest;

(ii)        the present value of the expected future distributions on the interest; and

(iii)       the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)         the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii)        the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)       the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualiﬁed liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certiﬁcates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that were entered into on or before July 1, 2014 are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on  “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “Status of REMIC Certiﬁcates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,“ as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard  Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

●
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

●
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

●	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped

Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate).  If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences.  Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.”  In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code.  In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond.  If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of an ERISA Plan or a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the ERISA Plan or Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when an ERISA Plan or a Tax Favored Plan acquires an equity interest in an entity, the ERISA Plan’s or Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., ERISA Plans and Tax Favored Plans and entities which are deemed to hold plan assets by virtue of an ERISA Plan’s or a Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2007-5 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (collectively, the “Exemption Rating Agencies”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

●
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

●	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisﬁed:

●	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “certiﬁcate” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		excess servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agencies	124
Act	86
ADA	89	F
affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
due-on-sale	80, 88	Nonrecoverable Advance	50

E		O

EC Trust	120	OID Regulations	94
electing large partnership	105, 106

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certificateholder	113
Percentage Interest	47	Standard Certificates	113
Permitted Investments	62	Stripped Certificateholder	118
Plan Asset Regulations	122	Stripped Certificates	113, 114
Plan Assets	122	Stripped Certificates	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certificateholder	94
Regular Certificates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certificates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certificateholders	101	W

S		Warranting Party	59

SEC	53

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

This CD-ROM relates to the prospectus supplement in regard to the COMM 2013-CCRE11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates.  This CD-ROM should be reviewed only in conjunction with the entire prospectus supplement.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the prospectus supplement.  Any information contained in this CD-ROM will be more fully described elsewhere in the prospectus supplement.  The information in this CD ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

“COMM 2013-CCRE11 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*           Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

$1,079,345,000 (Approximate)

Deutsche Bank Securities

Cantor Fitzgerald & Co.

CastleOak Securities, L.P.

RBS

Guggenheim Securities

COMM 2013-CCRE11 Mortgage
Trust

Commercial Mortgage
Pass-Through Certificates

PROSPECTUS SUPPLEMENT

October 2, 2013

EXECUTIVE SUMMARY	xiii
SUMMARY	S-1
RISK FACTORS	S-41
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	S-119
THE DEPOSITOR	S-134
THE ISSUING ENTITY	S-134
THE SERVICERS	S-136
THE TRUSTEE	S-142
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN	S-145
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT	S-147
THE OPERATING ADVISOR	S-148
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-149
DESCRIPTION OF THE MORTGAGE POOL	S-150
DESCRIPTION OF THE OFFERED CERTIFICATES	S-195
YIELD AND MATURITY CONSIDERATIONS	S-226
THE POOLING AND SERVICING AGREEMENT	S-232
USE OF PROCEEDS	S-300
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-300
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-303
ERISA CONSIDERATIONS	S-303
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)	S-305
LEGAL INVESTMENT	S-307
LEGAL MATTERS	S-307
RATINGS	S-307
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA, PENNSYLVANIA, NEVADA AND MEXICO	S-309
INDEX OF DEFINED TERMS	S-315

ANNEX A-1	–	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1-1
ANNEX A-2	–	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	–	CLASS A-SB PLANNED PRINCIPAL BALANCE	A-3-1
ANNEX B	–	DESCRIPTION OF THE TOP 20 MORTGAGE LOANS	B-1
ANNEX C	–	GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	C-1
ANNEX D	–	DECREMENT TABLES	D-1
ANNEX E	–	PRICE/YIELD TABLES	E-1
ANNEX F	–	MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES	F-1
ANNEX G	–	EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES	G-1

Prospectus

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
YIELD AND MATURITY CONSIDERATIONS	40
DESCRIPTION OF THE CERTIFICATES	46
DESCRIPTION OF THE POOLING AGREEMENTS	57
DESCRIPTION OF CREDIT SUPPORT	74
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	128
LEGAL MATTERS	128
FINANCIAL INFORMATION	128
RATING	129
INDEX OF DEFINED TERMS	130

Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.